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As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dollar Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	6099 (Primary Standard Industrial Classification Code Number)	13-2997911 (I.R.S. Employer Identification Number)

For information regarding additional registrants, see Schedule A hereto.

1436 Lancaster Avenue Berwyn, Pennsylvania 19312-1288 Phone: (610) 296-3400 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Offices)

Donald F. Gayhardt
President and Chief Financial Officer
Dollar Financial Group, Inc.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312-1288
Phone: (610) 296-3400
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent
For Service)

Copies to:
Anthony T. Iler, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067 (310) 277-1010

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)

9.75% Senior Notes due 2011	$220,000,000	100%	$220,000,000	$17,798

Guarantees of 9.75% Senior Notes due 2011	$220,000,000	*	*	$0(2)

(1)
The amount of the registration fee paid herewith was calculated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended.

(2)
All of the domestic subsidiaries of Dollar Financial Group, Inc. and DFG Holdings, Inc., its parent company, guarantee the payment of the 9.75% Senior Notes due 2011. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no filing fee is required.

*
Not applicable.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

TABLE OF GUARANTORS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
DFG Holdings, Inc.	Delaware	23-2636866
Any Kind Check Cashing Centers, Inc.	Arizona	86-0557168
Cash Unlimited of Arizona, Inc.	Arizona	86-0816943
Check Mart of Louisiana, Inc.	Louisiana	71-1315737
Check Mart of New Mexico, Inc.	New Mexico	85-0335449
Check Mart of Pennsylvania, Inc.	Pennsylvania	23-2834068
Check Mart of Texas, Inc.	Texas	74-2771841
Check Mart of Wisconsin, Inc.	Wisconsin	23-2815607
DFG International, Inc.	Delaware	23-2915167
DFG World, Inc.	Delaware	23-2991593
Dollar Financial Insurance Corp.	Pennsylvania	23-2817578
Financial Exchange Company of Ohio, Inc.	Ohio	13-2974774
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	13-2965414
Financial Exchange Company of Pittsburgh, Inc.	Delaware	23-2608595
Financial Exchange Company of Virginia, Inc.	Delaware	23-2669975
Loan Mart of Oklahoma, Inc.	Oklahoma	74-2940854
Monetary Management Corporation of Pennsylvania	Delaware	23-2709366
Monetary Management of California, Inc.	Delaware	33-0207279
Monetary Management of Maryland, Inc.	Maryland	52-1958876
Monetary Management of New York, Inc.	New York	13-3377328
Money Mart Express, Inc.	Utah	91-2019287
Moneymart, Inc.	Delaware	86-0596496
Pacific Ring Enterprises, Inc.	California	95-3779658
QTV Holdings, Inc.	Pennsylvania	23-2717097

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                        , 2003

PROSPECTUS

Dollar Financial Group, Inc.

OFFER TO EXCHANGE
$220,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
9.75% SENIOR NOTES DUE 2011
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
FOR ANY AND ALL OUTSTANDING 9.75% SENIOR NOTES DUE 2011
ISSUED BY DOLLAR FINANCIAL GROUP, INC.

        This exchange offer expires at 5:00 p.m., New York City time, on [            ], 2004, unless extended.

        Dollar Financial Group, Inc. hereby offers to exchange up to $220,000,000 aggregate principal amount of its 9.75% senior notes due 2011, which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which this prospectus is part, for a like principal amount of its 9.75% senior notes due 2011 outstanding on the date hereof upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. The terms of the new notes are identical in all material respects to those of the old notes, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the old notes. The new notes will be issued pursuant to, and entitled to the benefits of, the indenture, dated as of November 13, 2003, among Dollar Financial Group, Inc., its parent company, DFG Holdings, Inc., and its existing and future domestic subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. Dollar Financial Group, Inc. will not receive any proceeds from the exchange offer. The exchange will not be a taxable event for U.S. federal income tax purposes. The new notes will not be listed on any national securities exchange or the Nasdaq Stock Market.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should carefully consider the risk factors beginning on page 13 of this prospectus before deciding whether or not to participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Notice to New Hampshire Residents

        Neither the fact that a registration statement or an application for a license has been filed under chapter 421-b of the New Hampshire Uniform Securities Act with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph. The date of this prospectus is [                        ], 2004

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with the document. Information incorporated by reference is available from us without charge. You may obtain information incorporated by reference by writing or telephoning us at the following address and phone number:

  Dollar Financial Group, Inc.
  1436 Lancaster Avenue
  Berwyn, Pennsylvania 19312-1288
  Phone: (610) 296-3400

        To obtain timely delivery, you must request this information no later than five business days before the date you must make your investment decision. Therefore, you must request this information no later than [                        ], 2004.

i

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "intend," "estimate," "potential," "continue" and similar expressions, as they relate to us, are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus.

        Our forward-looking statements speak only as of the date made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 (File No. 333- [                        ]) with respect to the securities we are offering. This prospectus, which forms a part of this registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those contracts or documents. The registration statement, including its exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

        We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The indenture governing the notes will provide that, regardless of whether we are at any time required to file reports with the SEC, we will file with the SEC and furnish to the holders of the notes all such reports and other information as would be required to be filed with the SEC if we were subject to the reporting requirements of the Exchange Act. In addition, we will furnish to the holders of the notes and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  Dollar Financial Group, Inc.
  1436 Lancaster Avenue
  Berwyn, Pennsylvania 19312-1288
  Phone: (610) 296-3400

ii

PROSPECTUS SUMMARY

        The following summary should be read together with, and is qualified in its entirety by, the more detailed information and financial statements and related notes included elsewhere in this prospectus. Unless the context indicates otherwise, references in this prospectus to "we," "our," "ours," or "us" are to Dollar Financial Group, Inc., a New York corporation, and its subsidiaries. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus, including the "Risk Factors" section and the documents we have referred you to, before deciding to tender your notes in the exchange offer. All references to our fiscal year reflect the twelve month period ended June 30 of that year. All references to numerical data are as of September 30, 2003, unless the context indicates otherwise.

About Dollar Financial Group, Inc.

        We are a leading international financial services company serving under-banked consumers. Our customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from us rather than from banks and other financial institutions. To serve this market, we have a network of 1,080 stores, including 625 company-operated stores, in 17 states, the District of Columbia, Canada and the United Kingdom. Our store network represents the second-largest network of its kind in the United States and the largest network of its kind in each of Canada and the United Kingdom. We provide a diverse range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, money orders and money transfers. For fiscal 2003, we generated revenues of $219.4 million and net income of $2.1 million. Additionally, for the fiscal quarter ended September 30, 2003, we generated revenues of $57.0 million and net income of $1.1 million.

        Our customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to our convenient neighborhood locations, extended operating hours and high-quality customer service. Our products and services, principally our check cashing and short-term consumer loan program, provide immediate access to cash for living expenses or other needs. We principally cash payroll checks, although our stores also cash government benefit, personal and income tax refund checks. During fiscal 2003, we cashed 8.6 million checks with a total face amount of $3.1 billion and an average face amount of $355 per check. In addition, acting both as a servicer and as a direct lender, we originated 2.8 million short-term loans with a total face amount of $798.0 million, an average principal amount of $282 and a weighted average term of approximately 15 days. We also provide our customers with high-value ancillary services, including Western Union money order and money transfer products, electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services.

        We believe the industry in which we participate is sizable, highly fragmented and growing. Industry growth has been fueled by several demographic and socioeconomic trends, including an overall increase in the population and an increase in service sector workers as a percentage of the total workforce. At the same time, closings of many less profitable or lower-traffic bank branches have resulted in fewer convenient alternatives for many consumers. These trends have combined to increase demand for the basic financial services we provide. Our business model and strategic objectives are designed to capitalize on this demand by providing our customer base with a wide range of value-added financial services.

        With our network of 1,080 stores, we have reached a size that enables us to benefit from economies of scale and to enter favorable relationships with our key suppliers and strategic partners like Western Union. During fiscal 2003, we took actions to reduce costs and make our operations more efficient, including centralizing and consolidating store support functions for our North American operations. We believe these consolidation efforts and the efficiencies associated with our size will enable us to continue to support the expansion of our store network, support the development and introduction of new products and manage our compliance efforts, particularly those related to our consumer lending activities.

Competitive Strengths

        We believe that the following competitive strengths position us well for continued growth:

        Leading Position in Core Markets.    We have a leading position in core markets, operating 320 stores in the United States, 183 stores in Canada and 122 stores in the United Kingdom as of September 30, 2003. We have 110 franchised locations in Canada and 345 franchised locations in the United Kingdom. Highlights of our competitive position in these core markets include the following:

  •
  Our domestic network is focused in rapidly growing markets in the western United States, where we believe we have held leading market positions for over 10 years.

  •
  We believe that we are the industry leader in Canada, and that we hold a dominant market share with a store in almost every city with a population of over 50,000. Based on a public opinion study of three major metropolitan markets in English-speaking Canada, we have achieved brand awareness of 85%.

  •
  We operate the largest check cashing network in the United Kingdom, comprising nearly 25% of the market measured by number of stores, although we believe that we account for 40% of all check cashing transactions performed at check cashing stores.

        High-quality Customer Service.    We adhere to a strict set of market survey and location guidelines when selecting store sites in order to ensure that our stores are placed in desirable locations near our customers. We believe that our customers appreciate this convenience, as well as the flexible and extended operating hours that we typically offer, which are often more compatible with our customers' work schedules. We provide our customers with a clean, attractive and secure environment in which to transact their business. We believe that our friendly and courteous customer service at both the store level and through our centralized support centers is a competitive advantage.

        Diversified Product and Geographic Mix.    Our stores offer a wide range of consumer financial products and services to meet the demands of their respective locales, including check cashing, short-term consumer loans, money orders and money transfers. We also provide high-value ancillary products and services, including electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services. For fiscal 2003, the revenue contribution by our check cashing operations was 49.4%, our consumer lending operations was 37.2% and our other financial services was 13.4%. In addition to our product diversification, our business is diversified geographically. For fiscal 2003, our U.S. operations generated 50.4% of our total revenue, our Canadian operations generated 30.5% of our total revenue and our U.K. operations generated 19.1% of our total revenue. Our product and geographic mix provides a diverse stream of revenue.

        Diversification and Management of Credit Risk.    Our revenue is generated through a high volume of small dollar financial transactions, and therefore our exposure to loss from a single customer transaction is minimal. In addition, we actively manage our customer risk profile and collection efforts in order to maximize our consumer lending and check cashing revenues while maintaining losses within a targeted range. We have instituted control mechanisms that have been effective in managing risk. As a result, we believe that we are unlikely to sustain a material credit loss from a single transaction or series of transactions. We have experienced relatively low net write-offs as a percentage of the face amount of checks cashed. For fiscal 2003, in our check cashing business, net write-offs as a percentage of face amount of checks cashed were 0.2%. For the same period, with respect to loans funded directly by us, net write-offs as a percentage of originations were 2.3%.

        Management Expertise.    We have a highly experienced and motivated management team at both the corporate and operational levels. Our senior management team has extensive experience in the financial services industry. Our Chairman and Chief Executive Officer, Jeffrey Weiss, and our President and Chief Financial Officer, Donald Gayhardt, have been with us since 1990 and have demonstrated, through their operational leadership and strategic vision, the ability to grow the business, achieving a revenue compound annual growth rate of 24.4% from 1990 through fiscal 2003. In addition to their expertise, the management team is highly motivated to ensure continued business success, as they collectively own approximately 19.2% of our parent company's fully diluted common stock.

Business Strategy

        Our business strategy is designed to capitalize on our competitive strengths and enhance our leading market positions. Key elements of our strategy include:

        Introducing Related Products and Services.    We offer our customers multiple financial products and services. We believe that our check cashing and consumer lending customers enjoy the convenience of other high-value products and services offered by us. These products and services enable our customers to manage their personal finances more effectively. For example, in fiscal 2003, we introduced reloadable debit cards and customer loyalty programs in many of our stores. We also offered new tax-based products to our Canadian customers, providing qualified individuals with cash advances against anticipated tax refunds. We intend to continue to innovate and develop new products and services for our customers.

        Growing Through Disciplined Network Expansion.    We intend to continue to grow our network through the addition of new stores and franchisees, while adhering to a disciplined selection process. In order to optimize our expansion, we carefully assess potential markets by analyzing demographic, competitive and regulatory factors, site selection and availability and growth potential. We seek to add locations that offer check cashing, consumer lending or a combination of both. In addition, we will continue to grow our direct-to-consumer lending services that enable us to access a broader customer base without the capital expense of adding company stores.

        Maintaining our Customer-driven Retail Philosophy.    We strive to maintain our customer-service-oriented approach and meet the basic financial service needs of our working, lower- and middle-income customers. We believe our approach differentiates us from many of our competitors and is a key tenet of our employee training programs. We offer extended operating hours in clean, attractive and secure store locations to enhance appeal and stimulate store traffic. In certain markets, we operate stores that are open 24 hours a day. To ensure customer satisfaction, we periodically send anonymous market researchers posing as shoppers to our U.S. stores to measure customer service performance. We plan to continue to develop ways to improve our performance, including through incentive programs to reward employees for exceptional customer service.

        Enhancing Network and Store-level Profitability.    With our network of 1,080 stores, we are well positioned to capitalize on economies of scale. Our centralized core support functions, including collections, call center, field operations and service, loan processing and tax filing, enable us to generate efficiencies by improving collections and purchasing power with our vendors. Our proprietary systems are used to improve our customer relations and loan servicing activities, as well as to provide a highly efficient means to manage our compliance efforts. We plan to continue to take advantage of these efficiencies to enhance network and store-level profitability.

Use of Proceeds

        In connection with the sale of the notes, we entered into an exchange and registration rights agreement with the initial purchasers of those notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. This exchange offer is intended to satisfy our obligations under that agreement. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We will not receive any proceeds from the exchange offer. You will receive, in exchange for the old notes tendered by you and accepted by us in the exchange offer, the same principal amount of new notes. The old notes surrendered in exchange for the new notes will be retired and will not result in any increase in our outstanding debt. Any surrendered but unaccepted notes will be returned to you and will remain outstanding.

Recent Events—The Refinancing

        On November 13, 2003, we issued $220.0 million principal amount of 9.75% senior notes due 2011. Simultaneously with the closing of the offering of the notes, we entered into a $55.0 million replacement credit facility and our parent company exchanged its 13.0% senior discount notes due 2006 for replacement senior and senior subordinated notes due 2012. We used the proceeds from the offering of the notes to redeem all of our outstanding senior notes and all of our outstanding senior subordinated notes, to refinance our prior credit facility, to distribute a portion of the proceeds to our parent company to redeem an equal amount of its senior discount notes and to pay fees and expenses with respect to these transactions and our parent company's note exchange. We will take a charge during the fiscal quarter ending December 31, 2003 equal to the unamortized balance of debt issuance costs.

The Exchange Offer

        The following summary contains basic information about the exchange offer and the new notes. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections of this prospectus entitled "The Exchange Offer" and "Description of the Notes."

Exchange Offer	We are offering to exchange new notes for the old notes issued on November 13, 2003 for aggregate net proceeds of approximately $213.4 million, after giving effect to underwriting discounts and commissions of approximately $6.6 million. The old notes may only be exchanged in multiples of $1,000 principal amount. To be exchanged, an old note must be properly tendered and accepted.
Resales Without Further Registration
We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;
•
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer; and
• you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each of the participating broker-dealers that receives new notes for its own account in exchange for original notes that were acquired by such broker or dealer as a result of market-making or other activities must acknowledge that it will deliver a prospectus in connection with the resale of the new notes.
Expiration Date	5:00 p.m., New York City time, on [ ], 2004 unless we extend the exchange offer.
Exchange and Registration Rights
You have the right to exchange the old notes that you hold for new notes with substantially identical terms. This exchange offer is intended to satisfy these rights. Once the exchange offer is complete, you will no longer be entitled to any exchange or, except in limited circumstances, registration rights with respect to your old notes, and the new notes will not provide for liquidated damages.
Accrued Interest on the New Notes and Original Notes
The new notes will bear interest from November 13, 2003 (or the date interest will be most recently paid on the old notes). Holders of old notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such old notes accrued to the date of issuance of the new notes.

Conditions to the Exchange Offer	The exchange offer is conditioned upon certain customary conditions which we may waive and upon compliance with securities laws.
Procedures for Tendering Original Notes	Each holder of old notes wishing to accept the exchange offer must:
• complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or
• arrange for The Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer.
You must mail or otherwise deliver this documentation together with the old notes to the exchange agent.
Special Procedures for Beneficial Holders
If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Guaranteed Delivery Procedures	You must comply with the applicable procedures for tendering if you wish to tender your old notes and:
• time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer;
• you cannot complete the procedure for book-entry transfer on time; or
• your old notes are not immediately available.
Withdrawal Rights	You may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.
Failure to Exchange Will Affect You Adversely
If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have further exchange or registration rights and your old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the old notes will be adversely affected.

Certain United States Federal Income Tax Considerations	The exchange of old notes for new notes pursuant to the exchange offer will not result in a taxable event. Accordingly:
• no gain or loss will be realized by a U.S. holder upon receipt of a new note;
• a holder's holding period for new notes will include the holding period for old notes; and
• the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged at the time of such exchange.
See "Certain Tax Considerations."
Accounting Treatment
The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the new notes will be amortized over the term of the notes. See "The Exchange Offer—Accounting Treatment."
Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."

The New Notes

Issuer	Dollar Financial Group, Inc.
Notes Offered
$220.0 million in aggregate principal amount of 9.75% senior notes due 2011. The new notes have terms substantially identical to those of our currently outstanding $220.0 million principal amount of 9.75% senior notes due 2011 that were issued on November 13, 2003.
Maturity Date	November 15, 2011.
Interest Payments	Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning May 15, 2004.
Form and Terms	The form and terms of the new notes will be the same as the form and terms of the old notes except that:
• the new notes will bear a different CUSIP number from the old notes;
• the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new notes, and the new notes will not provide for liquidated damages.

The new notes will evidence the same debt as the old notes. They will be entitled to the benefits of the indenture governing the old notes and will be treated under the indenture as a single class with the old notes.
Optional Redemption
The new notes will be redeemable at our option, in whole or in part, at any time on or after November 15, 2007 at the redemption prices described under "Description of the Notes—Optional Redemption," plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

In addition, prior to November 15, 2006, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of certain equity issuances at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.
Change of Control
Upon a Change of Control, as defined under "Description of the Notes—Certain Definitions," holders of the new notes may require us to purchase all or part of their notes at a purchase price equal to 101% of the aggregate principal amount of the new notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."
Guarantees
Subject to the subordination provisions set forth in the intercreditor agreement described in this prospectus, the new notes will be fully and unconditionally guaranteed on a joint and several basis by our parent company, DFG Holdings, Inc., and our existing and future domestic subsidiaries. See "Description of the Notes—Guarantees" and "—Intercreditor Agreement."
Collateral
Guarantees of the new notes by guarantors directly owning, now or in the future, capital stock of foreign subsidiaries will be secured by second priority liens on 65% of the capital stock of such foreign subsidiaries. In the event we directly own a foreign subsidiary in the future, the new notes will be secured by a second priority lien on 65% of the capital stock of any such foreign subsidiary. The lenders under our replacement credit facility have the benefit of first priority liens on such collateral. See "Description of the Notes—Security" and "—Intercreditor Agreement."
Ranking	The new notes will be our senior debt obligations and:
• will rank equally with all of our existing and future unsubordinated indebtedness; and
• will rank senior to all of our existing and future subordinated indebtedness.

The new notes will be effectively subordinated to any existing and future liabilities, including liabilities under the replacement credit facility, that are secured by assets of ours to the extent of the value of the assets securing such liabilities.

In addition, our foreign subsidiaries have not guaranteed and will not guarantee our obligations under the notes. Therefore, the new notes will be effectively subordinated to the existing and future liabilities of our foreign subsidiaries, including trade creditors, secured creditors and other creditors holding debt and guarantees issued by such foreign subsidiaries, as well as claims of preferred and minority stockholders (if any) of such foreign subsidiaries.
The guarantees of the new notes:
	•	will be subject to the subordination provisions set forth in the intercreditor agreement described in "Description of the Notes—Intercreditor Agreement;"
	•	will rank equally with all of our guarantors' existing and future unsubordinated indebtedness; and
	•	will rank senior to all of our guarantors' existing and future subordinated indebtedness.

The guarantees will be effectively subordinated to any existing and future liabilities of our domestic subsidiaries, including liabilities under the replacement credit facility, that are either secured by a lien on the collateral that is senior or prior to the second priority liens securing the guarantees or secured by assets that are not part of the collateral to the extent of the value of the assets securing such liabilities.
As of September 30, 2003, after giving effect to the refinancing:
•
we (excluding our subsidiaries) would have had approximately $220.0 million of senior indebtedness outstanding, including $220.0 million of indebtedness represented by the old notes and no indebtedness outstanding under the replacement credit facility;
•
our parent company guarantor would have had approximately $96.9 million of indebtedness outstanding ranking equally to its guarantee of the notes, excluding its guarantees of obligations under the replacement credit facility and the notes;
	•	our subsidiary guarantors would have had no senior indebtedness outstanding, excluding their guarantees of obligations under the replacement credit facility and the notes;
	•	our foreign subsidiaries that are not guaranteeing the notes would have had approximately $8.2 million of indebtedness outstanding; and
	•	we would have been able to incur an additional $46.0 million of indebtedness under the replacement credit facility.
Restrictive Covenants	The terms of the new notes will place certain limitations on our and our subsidiaries' ability to, among other things:
	•	incur additional indebtedness;
	•	pay dividends or make other payments or distributions;

•	repurchase or redeem equity interests or subordinated indebtedness;
•	make investments or acquisitions;
•	create liens;
•	enter into sale and leaseback transactions;
•	sell assets or issue certain types of equity interests;
•	enter into transactions with affiliates;
•	incur restrictions on the ability of our subsidiaries to pay dividends or make other payments or transfers to us; and
•	merge or consolidate with or into any other person or transfer all or substantially all of our assets.
These limitations are subject to a number of exceptions and qualifications described under "Description of the Notes—Certain Covenants."

Summary Financial Data

        We derived the following historical financial information from our audited consolidated financial statements as of and for the years ended June 30, 2001 through June 30, 2003 and our unaudited consolidated financial statements as of and for the quarters ended September 30, 2002 and September 30, 2003, which are included elsewhere in this prospectus, and our audited consolidated financial statements as of and for the years ended June 30, 1999 and June 30, 2000, which are not included in this prospectus. The as adjusted balance sheet data give effect to the offering of the old notes and the related refinancing transactions as if they occurred at September 30, 2003. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 2004. This table should be read in conjunction with the information contained in "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dollar Financial Group, Inc." and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

	Year ended June 30,					Three months ended September 30,
	1999	2000	2001	2002	2003	2002	2003
	(dollars in thousands)					(dollars in thousands) (unaudited)
Statements of Operations Data:
Total revenues	$120,979	$165,753	$195,499	$201,976	$219,388	$52,653	$56,990
Store and regional expenses:
Salaries and benefits	35,329	47,058	57,453	65,295	69,799	17,147	18,777
Occupancy	9,609	12,800	16,881	18,087	18,856	4,799	4,864
Depreciation	2,227	4,683	5,829	6,522	5,859	1,619	1,448
Other	23,764	36,503	45,321	46,238	47,766	12,857	12,965
Total store and regional expenses	70,929	101,044	125,484	136,142	142,280	36,422	38,054
Establishment of reserves for new consumer lending arrangements	—	—	—	2,244	—	—	—
Corporate expenses	13,648	20,864	22,500	24,516	31,241	7,248	7,241
Loss on store closings and sales and other restructuring	103	249	926	1,435	3,987	488	60
Goodwill amortization	4,686	5,564	4,710	—	—	—	—
Other depreciation and amortization	1,020	1,620	1,952	2,709	3,320	843	958
Interest expense, net of interest income	16,401	17,491	20,361	18,694	20,168	4,931	5,247
Recapitalization costs and other non-recurring items	12,575	1,478	—	—	—	—	—
Establishment of reserve for legal matter	—	—	—	—	2,750	—	—
Income before income taxes and extraordinary item	1,617	17,443	19,566	16,236	15,642	2,721	5,430
Income tax provision	3,881	12,043	12,876	10,199	13,511	1,910	4,288
Extraordinary loss on debt extinguishment	85	—	—	—	—	—	—
Net (loss) income	$(2,349)	$5,400	$6,690	$6,037	$2,131	$811	$1,142
Other Data:
Capital expenditures(1)	7,409	13,940	12,129	10,063	7,428	1,092	1,415
Stores in operation at end of period	437	891	978	1,018	1,084	1,057	1,080
Ratio of earnings to fixed charges(2)	1.1x	1.7x	1.7x	1.6x	1.6x	1.4x	1.8x

	As of September 30, 2003
	Actual	As Adjusted(3)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$63,915	$66,233
Total assets	287,603	298,272
Total debt	185,204	228,239
Shareholder's equity(4)	69,278	44,493

(1)
This is referred to as "Additions to property and equipment" in the consolidated statements of cash flows in the financial statements described in the introductory paragraph.

(2)
For purposes of the ratio of earnings to fixed charges, earnings include earnings before income taxes and fixed charges. Fixed charges consist of interest on all debt, amortization of deferred financing costs and that portion of rental expense that we believe to be representative of interest. For fiscal 2003, our ratio of earnings to fixed charges pro forma for the offering of the old notes and the related refinancing transactions was 1.4x and for the three months ended September 30, 2003 this ratio was 1.6x.

(3)
The "as adjusted" balance sheet data are presented as if the offering of the old notes, the application of the proceeds therefrom and the related actions contemplated by the refinancing took place at September 30, 2003.

(4)
The "as adjusted" shareholder's equity reflects an after-tax charge of $4.8 million resulting from the write-off of deferred financing costs, the call premiums paid to redeem our 10.875% senior notes due 2006 and our 10.875% senior subordinated notes due 2006 and a $20.0 million dividend paid to our parent company to redeem an equal amount of its senior discount notes.

RISK FACTORS

        An investment in the notes involves risk. You should carefully consider these risk factors, as well as the other information contained in this prospectus. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could be significantly and negatively impacted, the trading price of the notes could decline and you might lose all or part of your investment.

Risks Related to Our Indebtedness

We have substantial existing debt and may incur substantial additional debt in the future, which could adversely affect our financial health and our ability to obtain financing in the future and react to changes in our business.

        We have, and will continue to have, a significant amount of debt and may incur additional debt in the future. As of September 30, 2003, pro forma for the offering of the old notes and the related refinancing transactions, our total debt would have been approximately $228.2 million and shareholder's equity would have been approximately $44.5 million. For the three months ended September 30, 2003, our ratio of earnings to fixed charges was 1.8x and pro forma for the offering of the old notes and the related refinancing transactions was 1.6x. Our significant amount of debt could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations to the holders of the notes;

  •
  make us vulnerable to interest rate increases, because a significant portion of our borrowings is, and will continue to be, at variable rates of interest;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt obligations, which will reduce our funds available for working capital, capital expenditures and other general corporate expenses;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a disadvantage compared to our competitors that have proportionately less debt;

  •
  restrict our operational flexibility through restrictive covenants that will limit our ability to make acquisitions, explore certain business opportunities, dispose of assets and take other actions; and

  •
  limit our ability to borrow additional funds in the future, if we need them, due to applicable financial and restrictive covenants in our debt instruments.

        The terms of our various debt instruments limit our ability to incur additional debt but do not prohibit us from incurring additional debt. If current debt levels increase, the related risks that we and you now face will also increase.

        If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to seek refinancing of all or a portion of our indebtedness or obtain additional financing in order to meet our obligations with respect to our indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness or obtain additional financing on satisfactory terms or at all, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt.

The agreements and instruments governing our debt, the debt of our subsidiaries and the debt of our parent company, contain restrictions and limitations that could significantly affect our and our subsidiaries' ability to operate our business and could adversely affect the holders of the notes.

        Our and our subsidiaries' debt instruments contain a number of significant covenants that could adversely affect our business and in turn the holders of the notes. The purchase agreements related to our parent company's replacement senior and senior subordinated notes will also impose certain restrictive covenants on us. These covenants restrict our and our subsidiaries' ability to, among other things:

  •
  create liens;

  •
  enter into sale and leaseback transactions;

  •
  enter into transactions with affiliates;

  •
  pay dividends or make other payments;

  •
  effect certain mergers and consolidations;

  •
  make certain investments, acquisitions or dispositions;

  •
  incur additional debt;

  •
  issue equity in our subsidiaries;

  •
  create dividend and other payment restrictions affecting our subsidiaries; and

  •
  repurchase or redeem equity interests and subordinated debt.

        The breach of any covenants or obligations in any of these debt instruments will result in a default under the applicable debt instrument. If there is an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under our other debt instruments, including the notes. We cannot assure you that our assets or cash flow would be sufficient to repay fully borrowings under our outstanding debt instruments, including the notes, if accelerated upon an event of default, or that we would be able to refinance or restructure the payments on any of those debt instruments, including the notes. Further, if we are unable to repay, refinance or restructure our indebtedness under our replacement credit facility, the lenders under that facility could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our replacement credit facility before any proceeds would be available to make payments on the notes. Any default could therefore adversely affect our growth, our financial condition, our results of operation and our ability to make payments to the holders of the notes.

If we do not generate a sufficient amount of cash, which depends on many factors beyond our control, our liquidity and ability to service our indebtedness and fund our operations would be harmed.

        Based on our current level of operations and anticipated revenue growth, we believe our cash flow from operations, available cash and available borrowings under our replacement credit facility will be adequate to meet our future liquidity needs. However, we have substantial contractual commitments and debt service obligations. In addition, on or after May 15, 2009, subject to the limitations in the indenture, we may make distributions or loans to our parent company in order to enable it to meet its debt service obligations with respect to its replacement senior and senior subordinated notes. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized or that future borrowings will be available to us under our replacement credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In addition, if we undertake expansion efforts in the future, our cash requirements may increase significantly.

Risks Related to Our Business

Competition in the financial services industry could cause us to lose market share.

        The industry in which we operate is highly fragmented and very competitive. In addition, we believe that the market will become more competitive as the industry consolidates. In addition to other check cashing stores and consumer lending stores in the United States, Canada and the United Kingdom, we compete with banks and other financial services entities and retail businesses that cash checks, offer consumer loans, sell money orders, provide money transfer services or offer other products and services offered by us. Some of our competitors have larger and more established customer bases and substantially greater financial, marketing and other resources than we have. As a result, we could lose market share and our revenues could decline, thereby affecting our ability to generate sufficient cash flow to service our indebtedness and fund our operations.

We are subject to risks relating to our international operations that could negatively impact our operating results.

        Our operations in Canada and the United Kingdom are significant to our business and present risks which may vary from those we face domestically. At September 30, 2003, assets held by our foreign subsidiaries represented 56.1% of our total assets. Certain aspects inherent in transacting business internationally could negatively impact our operating results, including:

  •
  costs and difficulties in staffing and managing international operations;

  •
  unexpected changes in regulatory requirements;

  •
  local political and economic conditions; and

  •
  tax rates in certain foreign countries that exceed those in the United States and the imposition of withholding requirements on foreign earnings.

Foreign currency fluctuations may adversely affect our results of operations.

        We derive significant revenue, earnings and cash flow from our operations in Canada and the United Kingdom. Our foreign subsidiaries accounted for 49.6% of our total revenues during fiscal 2003 and 54.2% of our total revenues during the fiscal quarter ended September 30, 2003. Our results of operations are vulnerable to currency exchange rate fluctuations in the Canadian dollar and the British pound against the U.S. dollar. We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $3.4 million for fiscal 2003 and $2.3 million for 2002. This impact represents nearly 21.9% of our consolidated pre-tax earnings for fiscal 2003 and 14.0% of our consolidated pre-tax earnings for fiscal 2002. We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $783,000 for the three months ended September 30, 2003 and $1.2 million for the three months ended September 30, 2002. This impact represents nearly 14.4% of our consolidated pre-tax earnings for the three months ended September 30, 2003 and 42.5% of our consolidated pre-tax earnings for the three months ended September 30, 2002.

A significant portion of our consumer lending business is derived from two key banking relationships, and a loss of either of those relationships could adversely affect our liquidity and profits.

        We have alliances with two banks, County Bank of Rehoboth Beach, Delaware and First Bank of Delaware. Under each of these relationships, we provide various services to the bank in connection with our origination and servicing of the bank's short-term consumer loans, in exchange for which we are compensated by the bank through payment of origination and servicing fees. Approximately 19% of our revenues in fiscal 2003 and approximately 20% of our revenues in the quarter ended September 30, 2003 were derived from County Bank and First Bank. Our relationships with these banks have existed for approximately one year. Termination of, or significant adverse change in, our relationships with either or both of these banks could require us to seek replacement relationships with new financial institutions or make additional loans ourselves. We cannot assure you that we would be able to secure new relationships or that the terms of such new relationships would be as favorable to us as those of our existing relationships. The amount of loans we may make ourselves will be limited by the terms of the replacement credit facility. As a result, any changes in our relationship with the banks could disrupt our revenues, cause us to change the way we conduct business in certain states or adversely affect our liquidity and profits.

Demand for our products and services is sensitive to the level of transactions effected by our customers, and accordingly, our revenues could be affected negatively by a general economic slowdown.

        A significant portion of our revenue is derived from cashing checks. Revenues from check cashing accounted for 49.4% of our total revenues during fiscal 2003 and 49.3% of our total revenues during the fiscal quarter ended September 30, 2003. Any changes in economic factors that adversely affect consumer transactions could reduce the volume of transactions that we process and have an adverse effect on our business, financial condition and results of operations.

Changes in applicable laws and regulations governing consumer protection and lending practices may have a significant negative impact on our business, results of operations and financial condition.

        Our business is subject to numerous state and certain federal and foreign laws and regulations which are subject to change and which may impose significant costs or limitations on the way we conduct or expand our business.

        These regulations govern or affect:

  •
  check cashing fees;

  •
  licensing and posting of fees;

  •
  lending practices, such as truth in lending;

  •
  interest rates and usury;

  •
  currency reporting;

  •
  privacy of personal consumer information; and

  •
  prompt remittance of proceeds for the sale of money orders.

        In addition, the banks for which we act as a servicer in connection with our consumer lending activities are subject to federal and state banking regulations. During 2002, criticism of Eagle National Bank's program with us by the U.S. Comptroller of the Currency led to Eagle discontinuing that business, requiring us to find a replacement relationship. The resulting disruption to our business increased expenses and slowed the growth of our consumer lending activities in 2002. The FDIC is the primary regulator of County Bank and First Bank and in July 2003 issued guidance for member banks operating in the payday lending industry. We cannot assure you that regulatory activities affecting the banks with which we do business will not again negatively impact our operations.

        As we develop new products and services, we may become subject to additional federal and state regulations. In addition, future legislation or regulations may restrict our ability to continue our current methods of operation or expand our operations and may have a negative effect on our business, results of operations and financial condition. States may also seek to impose new licensing requirements or interpret or enforce existing requirements in new ways. For example, the Oklahoma Administrator of Consumer Credit sought to revoke the license of our Oklahoma subsidiary during fiscal 2003. Our business may also be subject to litigation and regulatory proceedings, which could generate adverse publicity or cause us to incur substantial expenditures or modify the way we conduct our business.

Our business and results of operations may be adversely affected if we are unable to manage our growth effectively.

        Our expansion strategy, which contemplates the addition of new stores, franchisees and document transmitter locations, is subject to significant risks. Our continued growth is dependent upon a number of factors, including the ability to hire, train and retain an adequate number of experienced management employees, the availability of adequate financing for our expansion activities, the ability to find qualified franchisees and document transmitter locations, the ability to obtain any government permits and licenses that may be required and other factors, some of which are beyond our control. There can be no assurance that we will be able to successfully grow our business or that our current business, results of operations and financial condition will not suffer if we are unable to do so. Expansion beyond the geographic areas where the stores are presently located will increase demands on management and divert their attention.

Our check cashing services may become obsolete because of technological advances.

        We derive the largest component of our revenue from fees associated with cashing payroll, government and personal checks. Recently, there has been increasing penetration of electronic banking services into the check cashing and money transfer industry, including direct deposit of payroll checks and electronic transfer of government benefits. To the extent that checks are replaced with such electronic transfers, demand for our check cashing services could decrease.

Our business is seasonal in nature, which causes our revenues and earnings to fluctuate.

        Our business is seasonal due to the impact of several tax-related services, including cashing tax refund checks, making electronic tax filings and processing applications for refund anticipation loans. Historically, we have generally experienced our highest revenues and earnings during the third fiscal quarter ending March 31 when revenues from these tax-related services peak. This seasonality requires us to manage our cash flows over the course of the year. If our revenues were to fall substantially below what we would normally expect during certain periods, our annual financial results would be adversely impacted and our ability to service our debt, including our ability to make interest payments on the notes, may also be adversely affected.

Because we maintain a significant supply of cash in our stores, we may be subject to cash shortages due to employee error and theft.

        Since our business requires us to maintain a significant supply of cash in each of our stores, we are subject to the risk of cash shortages resulting from employee errors and theft. Although we have implemented various programs to reduce these risks, maintain insurance coverage for theft and provide security for our employees and facilities, we cannot assure you that employee error and theft will not occur. Error and theft could lead to cash shortages and could adversely affect our results of operations.

If we lose key management or are unable to attract and retain the talent required for our business, our operating results could suffer.

        Our future success depends to a significant degree upon the members of our senior management, particularly Jeffrey Weiss, our Chairman and Chief Executive Officer, and Donald Gayhardt, our President and Chief Financial Officer. The loss of the services of one or more members of senior management could harm our business and development. Our continued growth also will depend upon our ability to attract and retain additional skilled management personnel. If we are unable to attract and retain personnel as needed in the future, our operating results and growth could suffer.

The interests of our parent company's majority stockholder may conflict with your interests as a noteholder.

        Currently, Green Equity Investors II, L.P. beneficially owns approximately 65.9% of our parent company's common stock. As a result, Green Equity Investors II, L.P. may be able to control all matters requiring the approval of our parent company's stockholders, including the election of directors and approval of significant corporate transactions. Because we are a wholly-owned subsidiary of our parent company, Green Equity Investors II, L.P. also may have indirect control over us. The interests of Green Equity Investors II, L.P. as a stockholder may conflict with your interests as a noteholder.

Risks Related to the Notes

The notes are effectively subordinated to our credit facility.

        The notes rank senior in right of payment to all of our subordinated indebtedness and rank equally in right of payment with all of our unsubordinated indebtedness, including all borrowings under the replacement credit facility. However, the replacement credit facility is secured by first priority liens on substantially all of our and our domestic subsidiaries' assets and property, including all of our capital stock held by our parent company, all of the capital stock of our domestic subsidiaries and 65% of the capital stock of certain of our foreign subsidiaries.

        Although the notes constitute senior obligations, the holders of secured indebtedness will have a prior claim to the assets securing such indebtedness. If we or a guarantor become insolvent, are subject to bankruptcy, insolvency or similar proceedings, or are liquidated or reorganized, lenders under our replacement credit facility and any other holders of our secured debt will generally be entitled to repayment in full before any payment or distribution may be made under the notes or guarantees of the notes. In any such case, we or any guarantor of the notes may not have sufficient remaining assets to repay the notes fully.

        Until all obligations under the replacement credit facility have been finally and non-avoidably paid in full, any letters of credit outstanding have been cash collateralized and the commitments of all of the lenders have been terminated, the replacement credit facility also prohibits us and our subsidiaries from:

  •
  making any mandatory or voluntary repurchase of the notes (whether upon a change of control or asset sale, following the occurrence of an event of default under the indenture or otherwise);

  •
  making any payment or prepayment of principal on the notes;

  •
  making any payment or prepayment of interest or liquidated damages, if any, on the notes unless both before and after giving effect to such payment no event of default shall exist under the replacement credit facility; or

  •
  defeasing the notes.

The guarantees and the collateral for the guarantees are subordinated to our credit facility.

        The notes are fully and unconditionally guaranteed on a joint and several basis by our parent company, DFG Holdings, Inc., and our existing and future domestic subsidiaries. Guarantees of the notes by guarantors directly owning, now or in the future, capital stock of foreign subsidiaries will be secured by second priority liens on 65% of the capital stock of such foreign subsidiaries. In the event we directly own a foreign subsidiary in the future, the notes will be secured by a second priority lien on 65% of the capital stock of any such foreign subsidiary.

        Pursuant to the subordination provisions in the intercreditor agreement, the trustee has agreed that it will not take any action on behalf of the holders of the notes to enforce the second priority liens on the pledged shares of foreign subsidiaries or the guarantees of the notes (other than, in certain circumstances, under the guarantee by our parent company) until all obligations under the replacement credit facility have been paid in full in cash, any letters of credit outstanding have been collateralized and the commitments of all of the lenders have been terminated. As a result, during such period, neither the trustee nor the holders of the notes will be able to force a sale of the collateral or take remedial actions to collect on the guarantees of the notes (other than, in certain circumstances, under the guarantee by our parent company) without the concurrence of the administrative agent under the replacement credit facility. In addition, if we or any of our subsidiaries that is a guarantor become insolvent or enter into a bankruptcy or similar proceeding, then the administrative agent and the lenders under the replacement credit facility must be paid in full before you are paid.

The guarantee by our parent company will have limited value in the event we cannot make payment on the notes.

        The notes are guaranteed by our parent company. You should not rely on this guarantee because our parent company has no assets other than our capital stock. If we cannot make payments under the notes, our parent company probably cannot make payments either. Our parent company also has substantial indebtedness, including its guarantee of the replacement credit facility and $96.9 million of notes that would be equally-ranked with its guarantee of the notes as of September 30, 2003 after giving effect to the refinancing.

Under certain circumstances, federal and state laws may allow courts to avoid the guarantees and the collateral for the guarantees and require noteholders to return payments they receive from the guarantors.

        Under the federal Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court could avoid the guarantees or collateral for the guarantees, or subordinate claims in respect of the guarantees to all the guarantors' other debts if, among other things, any guarantor, at the time it incurred the indebtedness evidenced by the guarantees:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of indebtedness under its guarantee and either:

  •
  was insolvent or rendered insolvent by reason of the incurrence; or

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they became due.

        Under any of these circumstances, a court could avoid any payment by a guarantor or require a noteholder to return the payment to a guarantor, or to a fund for the benefit of its creditors.

        The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We believe that, after giving effect to the issuance and terms of the guarantees, none of the guarantors will be insolvent, have unreasonably small capital for the businesses in which it is engaged or have incurred debts beyond its ability to pay debts as they mature. However, we cannot assure you that a court making these determinations would agree with these conclusions.

We depend primarily on our subsidiaries' revenues for repayment of the notes, and our subsidiaries' obligations to make funds available to us will be limited.

        We conduct substantially all of our business operation through our subsidiaries. We therefore expect that a substantial portion of the revenues available for payment of debt service on the notes will be generated by our subsidiaries. In addition, the terms of our replacement credit facility restrict our ability to hold certain assets other than at the subsidiary level. Our foreign subsidiaries will not be guarantors of the notes, and those subsidiaries will have no legal obligation to make funds available to us for repayment of the notes, by way of dividends or otherwise. In addition, legal restrictions applicable to our foreign subsidiaries may limit their ability to make distributions to us.

        Our existing and future domestic subsidiaries have guaranteed the notes, but pursuant to the subordination provisions in the intercreditor agreement the subsidiary guarantees rank junior in priority to the subsidiary guarantors' guarantees of the replacement credit facility. In addition, our credit facility prevents the subsidiary guarantors from making any payment or transfer of any money, property or assets in respect of such subsidiary guarantors' guarantees of the notes until all obligations under the replacement credit facility have been paid in full in cash, any letters of credit outstanding have been collateralized and the commitments of all of the lenders have been terminated. Upon any distribution to the creditors of any of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to any of the subsidiary guarantors or their property, the lenders under the replacement credit facility will be entitled to be paid in full before any payment may be made with respect to the subsidiary guarantees. In addition, the laws of most jurisdictions provide suretyship defenses to guarantors, which may under certain circumstances limit our guarantor subsidiaries' legal obligations to make payments under the guarantees.

We may not be able to repurchase the notes upon a change of control or asset sale.

        Upon specified change of control and asset sale events, you have the right to require us to offer to repurchase all or a portion of the notes. The lenders under our replacement credit facility have a similar right upon a change of control or asset sale. In addition, the terms of our replacement credit facility prohibit us from repurchasing the notes until all debt under the replacement credit facility is paid in full and also provide that the occurrence of certain change of control events with respect to us would constitute a default under the facility. Other agreements relating to our future debt may contain similar provisions preventing us from effecting repurchases of the notes. If a change of control or asset sale occurs while we are prohibited from repurchasing the notes, we could seek our lenders' consent to repurchase the notes or could attempt to refinance or repay the borrowings that contain the prohibition. We may not be able to obtain a consent or refinance or repay those borrowings on acceptable terms, or at all. If we do not obtain a consent or refinance or repay the borrowings, we would remain prohibited from repurchasing the notes. It is also possible that even if we were permitted to make such a repurchase, we might not have sufficient resources to satisfy all of our repurchase obligations. In either case, our failure to repurchase any tendered notes would constitute an event of default under the indenture, which would, in turn, constitute a further default under our replacement credit facility.

We cannot assure you that an active trading market will develop for the old notes or the new notes.

        The old notes and new notes are new issues of securities for which there is currently no active trading market. We have been informed by certain of the initial purchasers that they intend to make a market in the notes, as permitted by applicable law. However, the initial purchasers are not obligated to make a market in the old notes or new notes and may cease their market-making activities at any time without notice. The old notes are not registered under the Securities Act and have been offered and sold only to qualified institutional buyers and to non-U.S. persons outside the United States. Consequently, the old notes are subject to restrictions on transfer. The old notes are eligible for trading in The PORTAL Market®. However, we do not intend to apply for listing of the old notes or the new notes on any securities exchange or for quotation through Nasdaq or any other automated interdealer quotation system. The liquidity of the trading markets in the old notes and new notes, and the market prices quoted for the old notes and new notes, may be adversely affected by changes in the overall market for high yield securities generally or the interest of securities dealers in making markets in the old notes and new notes and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that active trading markets will develop for the old notes or the new notes.

If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them.

        The old notes are not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. We will no longer be under an obligation to register the old notes under the Securities Act, except in the limited circumstances provided in the registration rights agreement. In addition, to the extent that old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for the old notes tendered by you and accepted by us in the exchange offer, the same principal amount of new notes. The old notes surrendered in exchange for the new notes will be retired and will not result in any increase in our outstanding debt. Any surrendered but unaccepted notes will be returned to you and will remain outstanding.

CAPITALIZATION

        The following table sets forth as of September 30, 2003:

  •
  our actual capitalization; and

  •
  our capitalization as adjusted to give effect to the offering of the old notes, and the use of the proceeds therefrom for certain related refinancing transactions in which we redeemed all of our outstanding senior notes and all of our outstanding senior subordinated notes, refinanced our prior credit facility, distributed a portion of the proceeds to our parent company to redeem an equal amount of its senior discount notes and paid fees and expenses with respect to these transactions and a related exchange transaction involving our parent company's senior discount notes.

        This table should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dollar Financial Group, Inc." and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2003
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents(1)	$63,915	$66,233
Debt:
Revolving credit facility	$47,775	$—
United Kingdom overdraft facility	173	173
9.75% senior notes due 2011	—	220,000
10.875% senior notes due 2006	109,190	—
10.875% senior subordinated notes due 2006	20,000	—
Other debt	8,066	8,066
Total debt	185,204	228,239
Total shareholder's equity(2)	69,278	44,493
Total capitalization	$254,482	$272,732

(1)
Cash and cash equivalents consists primarily of cash for our daily store operations and checks in transit.

(2)
The as adjusted shareholder's equity reflects an after-tax charge of $4.8 million resulting from the write-off of deferred financing costs, the call premiums paid to redeem our 10.875% senior notes due 2006 and our 10.875% senior subordinated notes due 2006 and a $20.0 million dividend paid to our parent company to redeem an equal amount of its senior discount notes.

SELECTED FINANCIAL DATA

        We derived the following historical financial information from our audited consolidated financial statements as of and for the years ended June 30, 2001 through June 30, 2003 and our unaudited consolidated financial statements as of and for the quarters ended September 30, 2002 and September 30, 2003, which are included elsewhere in this prospectus, and our audited consolidated financial statements as of and for the years ended June 30, 1999 and June 30, 2000, which are not included in this prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 2004. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dollar Financial Group, Inc." and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

	Year ended June 30,										Three months ended September 30,
	1999(1),(2)		2000(3)		2001(4)		2002(5)		2003		2002		2003
	(dollars in thousands)										(dollars in thousands) (unaudited)
Statement of Operations Data:
Revenues:
Revenues from check cashing	$76,304		$97,350		$105,690		$104,792		$108,435		$26,454		$28,123
Revenues from consumer lending, net	18,559		34,787		58,367		69,799		81,514		18,935		21,397
Other revenues	26,116		33,616		31,442		27,385		29,439		7,264		7,470
Total revenues	120,979		165,753		195,499		201,976		219,388		52,653		56,990
Store and regional expenses:
Salaries and benefits	35,329		47,058		57,453		65,295		69,799		17,147		18,777
Occupancy	9,609		12,800		16,881		18,087		18,856		4,799		4,864
Depreciation	2,227		4,683		5,829		6,522		5,859		1,619		1,448
Other	23,764		36,503		45,321		46,238		47,766		12,857		12,965
Total store and regional expenses	70,929		101,044		125,484		136,142		142,280		36,422		38,054
Establishment of reserves for new consumer lending arrangements	—		—		—		2,244		—		—		—
Corporate expenses	13,648		20,864		22,500		24,516		31,241		7,248		7,241
Loss on store closings and sales and other restructuring	103		249		926		1,435		3,987		488		60
Goodwill amortization	4,686		5,564		4,710		—		—		—		—
Other depreciation and amortization	1,020		1,620		1,952		2,709		3,320		843		958
Interest expense, net of interest income	16,401		17,491		20,361		18,694		20,168		4,931		5,247
Recapitalization costs and other non-recurring items	12,575		1,478		—		—		—		—		—
Establishment of reserve for legal matter	—		—		—		—		2,750		—		—
Income before income taxes and extraordinary item	1,617		17,443		19,566		16,236		15,642		2,721		5,430
Income tax provision	3,881		12,043		12,876		10,199		13,511		1,910		4,288
(Loss) income before extraordinary item	(2,264)		5,400		6,690		6,037		2,131		811		1,142
Extraordinary loss on debt extinguishment (net of income tax benefit of $45)	85		—		—		—		—		—		—
Net (loss) income	$(2,349)		$5,400		$6,690		$6,037		$2,131		$811		$1,142
Operating and Other Data:
Net cash provided by (used in):
Operating activities	$15,951		$16,792		$16,442		$14,453		$4,230		$(2,702)		$6,689
Investing activities	(23,471)		(44,526)		(32,365)		(10,108)		(10,679)		(1,092)		(1,415)
Financing activities	18,269		35,306		15,602		9,409		(11,295)		(4,871)		(14,239)
Stores in operation at end of period	437		891		978		1,018		1,084		1,057		1,080
Ratio of earnings to fixed charges(6)	1.1	x	1.7	x	1.7	x	1.6	x	1.6	x	1.4	x	1.8	x
Balance Sheet Data (at end of period):
Cash and cash equivalents	$65,782		$73,288		$72,452		$86,633		$71,805		$77,288		$63,915
Total assets	203,709		259,714		276,172		291,312		296,536		287,054		287,603
Total debt	142,166		179,146		197,136		208,191		198,970		203,665		185,204
Shareholder's equity	36,334		39,595		42,624		53,515		68,397		52,930		69,278

(1)
On November 13, 1998, our parent company, DFG Holdings, Inc., or Holdings, entered into an agreement and plan of merger with DFG Acquisition, Inc., a Delaware corporation, controlled by Green Equity Investors II, L.P., a Delaware limited partnership, and some of the stockholders of Holdings, providing for the merger of DFG Acquisition, Inc. with and into Holdings, with Holdings as the surviving corporation. The merger, which was consummated on December 18, 1998, was accounted for as a Recapitalization of Holdings. In the merger, the senior members of management of Holdings retained substantially all of their stock in Holdings, and the other stockholders received cash in exchange for their shares of Holdings.

(2)
On February 10, 1999, we acquired all of the outstanding shares of Instant Cash Loans Limited, which operated eleven stores in the UK. The initial purchase price for this acquisition was $9.4 million plus initial working capital of approximately $2.0 million and was funded with the issuance of our 10.875% Senior Subordinated Notes Due 2006. The excess of the purchase price over the fair value of identifiable net assets acquired was $8.3 million. On February 17, 1999, National Money Mart Company, one of our subsidiaries, acquired the remaining 86.5% partnership interest in its Calgary Money Mart Partnership. The Calgary Money Mart Partnership operated six stores in Alberta, Canada. The aggregate purchase price for this acquisition was $5.6 million and was funded with the issuance of our 10.875% Senior Subordinated Notes Due 2006. The excess of the purchase price over the fair value of identifiable net assets acquired was $5.2 million.

(3)
On July 7, 1999, we acquired all of the outstanding shares of Cash A Cheque Holdings Great Britain Limited, which operated 44 company-owned stores in the UK. The initial purchase price for this acquisition was $12.5 million and was funded through excess internal cash, our revolving credit facility and our 10.875% Senior Subordinated Notes Due 2006. The excess of the purchase price over the fair value of the identifiable net assets acquired was $8.2 million. Additional consideration of $9.7 million was subsequently paid based under the profit-based earn-out agreement. On November 18, 1999, we acquired all of the outstanding shares of Cheques R Us, Inc. and Courtenay Money Mart Ltd., which operated six stores in British Columbia. The aggregate purchase price for this acquisition was $1.2 million and was funded through excess internal cash. The excess of the purchase price over the fair value of identifiable net assets acquired was $1.1 million. On December 15, 1999, we acquired all of the outstanding shares of Cash Centres Corporation Limited, which operated five company-owned stores and 238 franchises in the UK. The aggregate purchase price for this acquisition was $8.4 million and was funded through our revolving credit facility. The excess of the purchase price over the fair value of identifiable net assets acquired was $7.7 million. Additional consideration of $2.7 million was subsequently paid based under a profit-based earn-out agreement. On February 10, 2000, we acquired substantially all of the assets of CheckStop, Inc., a payday-loan business which operated through 150 independent document transmitters in 17 states. The aggregate purchase price for this acquisition was $2.6 million and was funded through our revolving credit facility. The excess of the purchase price over the fair value of identifiable net assets acquired was $2.4 million. Additional consideration of $250,000 was subsequently paid based upon a future results of operations earn-out agreement.

(4)
On August 1, 2000, we purchased all of the outstanding shares of West Coast Chequing Centres, Ltd, which operated six stores in British Columbia. The aggregate purchase price for this acquisition was $1.5 million and was funded through excess internal cash. The excess price over the fair value of identifiable net assets acquired was $1.4 million. On August 7, 2000, we purchased substantially all of the assets of Fast 'n Friendly Check Cashing, which operated 8 stores in Maryland. The aggregate purchase price for this acquisition was $700,000 and was funded through our revolving credit facility. The excess purchase price over fair value of identifiable net assets acquired was $660,000. Additional consideration of $150,000 was subsequently paid based on a revenue earn-out agreement. On August 28, 2000, we purchased primarily all of the assets of Ram-Dur Enterprises, Inc. d/b/a AAA Check Cashing Centers, which operated five stores in Tucson, Arizona. The aggregate purchase price for this acquisition was $1.3 million and was funded through our revolving credit facility. The excess purchase price over fair value of identifiable net assets acquired was $1.2 million. On December 5, 2000, we purchased all of the outstanding shares of Fastcash Ltd., which operated 13 company owned stores and 27 franchises in the UK. The aggregate purchase price for this acquisition was $3.1 million and was funded through our revolving credit facility. The excess of the purchase price over the fair value of the identifiable assets acquired was $2.7 million. Additional consideration of $2.0 million was subsequently paid during fiscal 2003 based upon a future results of operations earn-out agreement.

(5)
On July 1, 2001, we adopted Financial Accounting Standards Board Opinion No. 142 "Goodwill and Other Intangible Assets." In accordance with the provisions of SFAS No. 142 we ceased amortization of goodwill.

(6)
For purposes of the ratio of earnings to fixed charges, earnings include earnings before income taxes and fixed charges. Fixed charges consist of interest on all debt, amortization of deferred financing costs and that portion of rental expense that we believe to be representative of interest. For fiscal 2003, our ratio of earnings to fixed charges pro forma for the offering of the old notes and the related refinancing transactions was 1.4x and for the three months ended September 30, 2003 this ratio was 1.6x.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DOLLAR FINANCIAL GROUP, INC.

        The following discussion and analysis of our financial condition and results of operations for the fiscal quarters ended September 30, 2002 and 2003 and fiscal 2001, 2002 and 2003 should be read together with our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus. For a discussion and analysis of the financial condition and results of operations of our parent company, DFG Holdings, Inc., see "Management's Discussion and Analysis of Financial Condition and Results of Operations—DFG Holdings, Inc."

Overview

        We have historically derived our revenues primarily from providing check cashing services, consumer lending and other consumer financial products and services, including money orders, money transfers and bill payment. For our check cashing services, we charge our customers fees that are usually equal to a percentage of the amount of the check being cashed and are deducted from the cash provided to the customer. For our consumer loans, we receive origination and servicing fees from the banks providing the loans or, if we fund the loans directly, interest on the loans.

        Our expenses primarily relate to the operations of our store network, including salaries and benefits for our employees, occupancy expense for our leased real estate, depreciation of our assets and corporate and other expenses, including costs related to opening and closing stores. During fiscal 2003, we took actions to reduce costs and make our operations more efficient, including centralizing and consolidating our store support functions for our North American operations. We expect that these actions will result in annual savings of approximately $5.0 million.

        In each foreign country in which we operate, local currency is used for both revenue and expenses. Therefore, we record the impact of foreign currency exchange rate fluctuations related to our foreign net income.

Discussion of Critical Accounting Policies

        In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of our results of operations and financial condition in the preparation of our financial statements in conformity with GAAP. We evaluate these estimates on an ongoing basis, including those related to revenue recognition, loss reserves and intangible assets. We base these estimates on the information currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results could vary from these estimates under different assumptions or conditions.

        We believe that the following critical accounting policies affect the more significant estimates and assumptions used in the preparation of our financial statements:

Revenue Recognition

        Generally, we recognize revenue when services for the customer have been provided which, in the case of check cashing and other retail products, is at the time of sale. For our unsecured short-term loan service, all revenues are recognized ratably over the life of the loan, offset by net write-offs.

Consumer Loan Loss Reserves and Check Cashing Returned Item Policy

        We maintain a loan loss reserve for anticipated losses for loans we make directly as well as for fee adjustments for losses on loans we originate and service for others. To estimate the appropriate level of loan loss reserves, we consider the amount of outstanding loans owed to us, as well as loans owed to banks and serviced by us, historical loans charged off, current collection patterns and current economic trends. As these conditions change, we may need to make additional allowances in future periods.

        A loss on consumer loans is charged against revenues during the period in which the loss occurred. A recovery is credited to revenues during the period in which the recovery is made. These net losses and changes in the loan loss reserve are charged to revenues in the consolidated statements of operations.

        We charge operating expense for losses on returned checks during the period in which such checks are returned. Recoveries on returned checks are credited to operating expense during the period in which recovery is made. These net losses are charged to other store and regional expenses in the consolidated statements of operations.

Goodwill

        We have significant goodwill on our balance sheet. The testing of goodwill for impairment under established accounting guidelines also requires significant use of judgment and assumptions. In accordance with accounting guidelines, we determine the fair value of our goodwill using multiples of earnings of other companies. Goodwill is tested and reviewed for impairment on an ongoing basis under established accounting guidelines. However, changes in business conditions may require future adjustments to asset valuations.

Income Taxes

        As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. An assessment is then made of the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance.

Results of Operations

        The following table sets forth our results of operations as a percentage of revenues for the following periods:

	Year ended June 30,			Three months ended September 30,
	2001	2002	2003	2002	2003
				(unaudited)
Statement of Operations Data:
Revenues:
Revenues from check cashing	54.1%	51.9%	49.4%	50.2%	49.3%
Revenues from consumer lending, net	29.9	34.6	37.2	36.0	37.5
Other revenues	16.0	13.5	13.4	13.8	13.2
Total revenues	100.0	100.0	100.0	100.0	100.0
Store and regional expenses:
Salaries and benefits	29.4	32.3	31.8	32.6	32.9
Occupancy	8.6	9.0	8.6	9.1	8.6
Depreciation	3.0	3.2	2.7	3.1	2.5
Other	23.2	22.9	21.8	24.4	22.8
Total store and regional expenses	64.2	67.4	64.9	69.2	66.8
Establishment of reserves for new consumer lending arrangements	—	1.1	—	—	—
Corporate expenses	11.5	12.1	14.2	13.8	12.7
Loss on store closings and sales and other restructuring	0.5	0.8	1.8	0.9	0.1
Goodwill amortization	2.4	—	—	—	—
Other depreciation and amortization	1.0	1.3	1.5	1.6	1.7
Interest expense, net of interest income	10.4	9.3	9.2	9.4	9.2
Establishment of reserve for legal matter	—	—	1.3	—	—
Income before income taxes	10.0	8.0	7.1	5.1	9.5
Income tax provision	6.6	5.0	6.1	3.6	7.5
Net income	3.4%	3.0%	1.0%	1.5%	2.0%

Quarter Ended September 30, 2003 Compared to the Quarter Ended September 30, 2002

        Revenues.    Total revenues were $57.0 million for the three months ended September 30, 2003, compared to $52.7 million for the three months ended September 30, 2002, an increase of $4.3 million or 8.2%. Comparable retail store, franchised store and document transmitter sales for the entire period increased $4.6 million or 8.9%. New store openings accounted for an increase of $721,000, which was partially offset by a decrease of $952,000 in revenues from closed stores.

        The increase in total revenues resulted primarily from a $2.5 million, or 13.0% increase in consumer lending revenues and a $1.7 million, or 6.3% increase in check cashing revenues. A 31% increase in loans originated in our Canadian locations accounted for approximately $1.3 million of the increase in consumer lending revenues. The balance of the increase was primarily related to lower U.S. net write-offs of company funded originations, partially offset by lower company funded domestic loan revenues. The increase in check cashing fees is primarily related to our Canadian locations as a result of an increase in the face amount of checks cashed.

        Store and Regional Expenses.    Store and regional expenses were $38.1 million for the three months ended September 30, 2003, compared to $36.4 million for the three months ended September 30, 2002, an increase of $1.7 million or 4.5%. New store openings accounted for an increase of $500,000 while closed stores accounted for a decrease of $900,000. Comparable retail store and franchised store expenses for the entire period increased $2.0 million. For the three months ended September 30, 2003 total store and regional expenses decreased to 66.8% of total revenue compared to 69.2% of total revenue for the three months ended September 30, 2002.

        As a percent of revenues, other store and regional expenses were 22.8% for the three months ended September 30, 2003, compared to 24.4% for the three months ended September 30, 2002, a decrease of 1.6%. A decrease in direct costs associated with short-term consumer loans we service through our direct-to-customer operation accounted for 1.0% of the decline. In addition, a continued decline in net security losses accounted for 0.3% of the decrease.

        Corporate Expenses.    Corporate expenses were $7.2 million for each of the three month periods ended September 30, 2003 and September 30, 2002. For the three months ended September 30, 2003, corporate expenses decreased to 12.7% of total revenue compared to 13.8% of total revenue for the three months ended September 30, 2002. The decline reflects the first full quarter of cost reductions related to the recent rationalization of our store support functions for our North American operations.

        Loss on Store Closings and Sales.    Loss on store closings and sales was $60,000 for the three months ended September 30, 2003, compared to $488,000 for the three months ended September 30, 2002. These costs consist primarily of lease obligations and leasehold improvement write-offs.

        Interest Expense.    Interest expense was $5.2 million for the three months ended September 30, 2003, compared to $4.9 million for the three months ended September 30, 2002, an increase of $316,000 or 6.4%. This increase is primarily attributable to the increase in the average borrowing rates of our revolving credit facilities as a result of a November 2002 amendment to our credit facility and the impact of the higher effective interest rate on our collateralized borrowings.

        Income Tax Provision.    The provision for income taxes was $4.3 million for the three months ended September 30, 2003, compared to $1.9 million for the three months ended September 30, 2002, an increase of $2.4 million. Our effective tax rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes and U.S. taxes on foreign earnings primarily resulting from the guarantees of our credit facility and senior notes by our foreign subsidiaries.

Year Ended June 30, 2003 Compared to the Year Ended June 30, 2002

        Revenues.    Total revenues were $219.4 million for fiscal 2003, compared to $202.0 million for fiscal 2002, an increase of $17.4 million, or 8.6%. Comparable retail store, franchised store and document transmitter revenues increased $15.8 million, or 8.1%, which is primarily attributable to our foreign operations as those markets continue to mature as well as the impact of favorable foreign currency rates in fiscal 2003. New store openings accounted for an increase of $4.5 million, which was partially offset by a decline of $2.9 million in revenues from closed stores.

        The increase in total revenues resulted primarily from an increase of $11.7 million, or 16.8%, in consumer lending revenues. The increase in consumer lending revenues was primarily a result of a $7.8 million, or 34.2%, increase in revenues in Canada resulting from higher lending volumes and increased finance charges, and an increase of $3.9 million, or 8.3%, in domestic revenues primarily resulting from a decrease in credit losses (which are netted against revenues). In addition to the increase in consumer lending revenues, our check cashing revenues increased by $3.6 million, or 3.5%. Foreign check cashing revenues accounted for $8.1 million of this increase offset by a $4.5 million decline in domestic check cashing revenues due to an overall decline in service sector employment. The balance of the increase in total revenues, $2.1 million, relates to other ancillary products, primarily revenues from money transfer fees.

        Store and Regional Expenses.    Store and regional expenses were $142.3 million for fiscal 2003, compared to $136.1 million for fiscal 2002, an increase of $6.2 million, or 4.5%. The effect of the new store openings in fiscal 2003 accounted for an increase of $1.5 million. Also, store and regional expenses increased $4.0 million due to increased salaries and benefits attributable to our foreign subsidiaries, commensurate with the growth in those operations. Total store and regional expenses as a percentage of revenues decreased from 67.4% in fiscal 2002 to 64.9% in fiscal 2003. Store and regional expenses as a percentage of revenues of our foreign subsidiaries were 55.7% for fiscal 2002 and 52.5% for fiscal 2003.

  Salaries and Benefits Expense.    Salaries and benefits expense was $69.8 million for fiscal 2003, compared to $65.3 million for fiscal 2002, an increase of $4.5 million, or 6.9%. New store openings accounted for $600,000 of the increase. Our foreign subsidiaries accounted for an increase of $4.0 million in salaries and benefits. Salaries and benefits expense as a percentage of revenues decreased from 32.3% for fiscal 2002 to 31.8% for fiscal 2003.

  Occupancy Expense.    Occupancy expense was $18.9 million for fiscal 2003, compared to $18.1 million for fiscal 2002, an increase of $800,000, or 4.3%. New store openings accounted for $300,000 of the increase. Occupancy expense as a percentage of revenues decreased from 9.0% for fiscal 2002 to 8.6% for fiscal 2003.

  Depreciation Expense.    Depreciation expense was $5.9 million for fiscal 2003, compared to $6.5 million for fiscal 2002, a decrease of $600,000, or 10.2%. Depreciation expense as a percentage of revenues decreased from 3.2% for fiscal 2002 to 2.7% for fiscal 2003.

  Other.    Other store and regional expenses were $47.8 million for fiscal 2003, compared to $46.2 million for fiscal 2002, an increase of $1.6 million, or 3.3%. New store openings accounted for an increase in other store and regional expenses of $600,000. The closing of stores during the fiscal year partially offset these increases. Other store and regional expenses consist of bank charges, armored security costs, net returned third party checks, cash shortages, cost of goods sold, advertising and other costs incurred by the stores.

        Establishment of Reserves for New Consumer Lending Arrangements.    During fiscal 2002 we ceased servicing loans for Eagle National Bank, entered into a new servicing arrangement with County Bank and increased the number of company-funded loans we originated. In connection with these new consumer lending arrangements, we established a reserve of $2.2 million.

        Corporate Expenses.    Corporate expenses were $31.2 million for fiscal 2003, compared to $24.5 million for fiscal 2002, an increase of $6.7 million, or 27.4%. The increase was due to costs associated with the implementation of enhanced transaction processing systems, the establishment of new business development strategies, professional fees associated with our new banking relationships with First Bank and County Bank and increased salaries and benefits associated with the growth of foreign operations. During the fourth quarter of fiscal 2003, we transferred certain operational support functions to our Canadian headquarters from our U.S. headquarters to complete a process of rationalizing our North American corporate office functions that had begun in October 2002. We believe the restructuring efforts undertaken in fiscal 2003 will result in an annual savings of approximately $5.0 million. Corporate expenses as a percentage of revenues increased from 12.1% for fiscal 2002 to 14.2% for fiscal 2003. We expect corporate expenses as a percentage of revenues to decline in fiscal 2004.

        Loss on Store Closings and Sales and Other Restructuring.    Loss on store closings and sales and other restructuring was $4.0 million for fiscal 2003, compared to $1.4 million for fiscal 2002. For fiscal 2003, we provided $1.6 million for the closure costs associated with the shutdown of 27 stores. These costs consist primarily of lease obligations and leasehold improvement write-offs. In addition, we provided $1.7 million, consisting primarily of severance and retention bonus costs, for the consolidation and relocation of certain non-operating functions. We anticipate that loss on store closings and sales and other restructuring will decline significantly in 2004.

        Other Depreciation and Amortization.    Other depreciation and amortization expenses were $3.3 million for fiscal 2003, compared to $2.7 million for fiscal 2002, an increase of $600,000, or 22.6%. This increase is attributable to additional investments in technology and the expansion of our Canadian corporate office as a result of the relocation of certain operational support functions to Canada from the U.S. headquarters. Other depreciation and amortization as a percentage of revenues increased from 1.3% for fiscal 2002 to 1.5% for fiscal 2003.

        Interest Expense.    Interest expense was $20.2 million for fiscal 2003, compared to $18.7 million for fiscal 2002, an increase of $1.5 million, or 7.9%. This increase is attributable to the increase in the average borrowings under our credit facilities and an increase in interest rates as a result of the November 2002 amendment of our credit facility and the impact of the higher effective interest rate on our collateralized borrowing described below.

        Establishment of Reserve for Legal Matter.    We accrued $2.8 million during fiscal 2003 related to a legal matter described in "Business—Legal Proceedings."

        Income Tax Provision.    Provision for income taxes was $13.5 million in 2003 and $10.2 million in 2002. Our effective tax rate for 2003 was 86.4%, compared to 62.8% for 2002. The effective rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes and U.S. taxes on foreign earnings, primarily resulting from the guarantees on our prior credit facility and senior notes by our foreign subsidiaries. As a result of the refinancing, we expect to eliminate substantially all of the U.S. tax on our foreign earnings. The amount of such tax was $5.2 million for fiscal 2003 and $2.4 million for fiscal 2002.

Year Ended June 30, 2002 Compared to the Year Ended June 30, 2001

        Revenues.    Total revenues were $202.0 million for fiscal 2002, compared to $195.5 million for fiscal 2001, an increase of $6.5 million, or 3.3%. Comparable retail store, franchised store and document transmitter revenues increased $2.4 million, or 1.3%. The entities acquired during fiscal 2001 and new store openings accounted for an increase of $10.0 million. The increase in total revenues resulted from an $11.4 million, or 19.5%, increase in consumer lending revenues. The increase in consumer lending revenues was primarily a result of a $7.9 million, or 53%, increase in foreign lending operations, principally due to volume growth in Canada and the introduction of consumer loan products into our acquired stores in the United Kingdom, and a $2.2 million, or 58.7%, revenue increase in our direct-to-consumer lending business. The balance of the increase in consumer lending revenues, $1.3 million, is attributable to other domestic lending operations. Partially offsetting this increase, however, was a decline in revenues of $3.1 million from closed stores and a decline in revenues of $2.8 million from the termination of the State of New York government contract, both occurring during fiscal 2001.

        Store and Regional Expenses.    Store and regional expenses were $136.1 million for fiscal 2002, compared to $125.5 million for fiscal 2001, an increase of $10.6 million, or 8.4%. The effect of the acquisitions in fiscal 2001 resulted in an increase in store and regional expenses of $1.0 million and new store openings accounted for an increase of $6.0 million. Also, store and regional expenses increased $1.3 million due to salaries and benefits attributable to foreign subsidiaries, commensurate with the growth in those operations. In addition, $600,000 of the increase in store and regional expenses resulted from an increase in salaries and benefits due to the continued growth of our direct-to-consumer lending business and $1.9 million of the increase in store and regional expenses resulted from the costs of the further development of our centralized collection division in fiscal 2002. Store and regional expenses as a percentage of revenues increased from 64.2% in fiscal 2001 to 67.4%

in fiscal 2002. Store and regional expenses as a percentage of revenues from our foreign subsidiaries were 57.5% for fiscal 2001 and 55.7% for fiscal 2002.

  Salaries and Benefits Expense.    Salaries and benefits expense was $65.3 million for fiscal 2002, compared to $57.5 million for fiscal 2001, an increase of $7.8 million, or 13.6%. Acquisitions accounted for an increase in salaries and benefits of $500,000 and new store openings accounted for $2.8 million. Our foreign subsidiaries accounted for an increase of $1.3 million in salaries and benefits. In addition, our direct-to-consumer lending business and centralized collection divisions accounted for an increase of $2.5 million due to increased growth. Salaries and benefits expense as a percentage of revenues increased from 29.4% for fiscal 2001 to 32.3% for fiscal 2002.

  Occupancy Expense.    Occupancy expense was $18.1 million for fiscal 2002, compared to $16.9 million for fiscal 2001, an increase of $1.2 million, or 7.1%. New store openings and acquisitions accounted for the increase. Occupancy expense as a percentage of revenues increased from 8.6% for fiscal 2001 to 9.0% for fiscal 2002.

  Depreciation Expense.    Depreciation expense was $6.5 million for fiscal 2002, compared to $5.8 million for fiscal 2001, an increase of $700,000, or 12.1%. New store openings and acquisitions accounted for an increase of $600,000. Depreciation expense as a percentage of revenues increased to 3.2% for fiscal 2002 from 3.0% for fiscal 2001.

  Other.    Other store and regional expenses were $46.2 million for fiscal 2002, compared to $45.3 million for fiscal 2001, an increase of $900,000, or 2.0%. New store openings and acquisitions accounted for an increase in other store and regional expenses of $1.8 million. In addition, costs associated with our direct-to-consumer lending business and centralized collection divisions increased during fiscal 2002 due to the growth in that business. Stores closed during fiscal 2002 partially offset these increases.

        Establishment of Reserves for New Consumer Lending Arrangements.    During fiscal 2002 we ceased servicing loans for Eagle National Bank, entered into a new servicing arrangement with County Bank and increased the number of company-funded loans we originated. In connection with these new consumer lending arrangements, we established a reserve of $2.2 million.

        Corporate Expenses.    Corporate expenses were $24.5 million for fiscal 2002, compared to $22.5 million for fiscal 2001, an increase of $2.0 million, or 8.9%. This increase resulted from additional salaries and benefits associated with the growth of the foreign operations during fiscal 2002. Corporate expenses as a percentage of revenues increased to 12.1% for fiscal 2002 from 11.5% for fiscal 2001.

        Loss on Store Closings and Sales.    During fiscal 2002, we closed 16 stores. Loss on store closings and sales was $1.2 million for fiscal 2002, compared to $900,000 for fiscal 2001.

        Other Depreciation and Amortization.    Other depreciation and amortization expenses were $2.7 million for fiscal 2002, compared to $2.0 million for fiscal 2001, an increase of $700,000, or 35%. This increase is attributable to additional capital expenditures made by the corporate office during fiscal 2002. Other depreciation and amortization as a percentage of revenues increased from 1.0% for fiscal 2001 to 1.3% for fiscal 2002.

        Interest Expense.    Interest expense was $18.7 million for fiscal 2002, compared to $20.4 million for fiscal 2001, a decrease of $1.7 million, or 8.3%. This decrease was primarily attributable to the decrease in the average interest rates of our credit facilities.

        Income Tax Provision.    Provision for income taxes was $10.2 million in 2002 and $12.9 million in 2001. Our effective tax rate for 2002 was 62.8%, compared to 65.8% for 2001. The effective rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes, U.S. taxes on foreign earnings and, for fiscal 2001, nondeductible goodwill amortization resulting from the management buyout of our company on June 30, 1994 and several subsequent acquisitions.

Liquidity and Capital Resources

        Our principal sources of cash are from operations and borrowings under our credit facilities. We anticipate that our primary uses of cash will be to provide working capital, finance capital expenditures, meet debt service requirements, fund company-originated short-term consumer loans and finance store expansion.

        Net cash provided by operating activities was $16.4 million in fiscal 2001, $14.5 million in fiscal 2002 and $4.2 million in fiscal 2003. The decline in net cash provided by operating activities is primarily a result of increased working capital requirements related to the timing of settlements associated with the consumer lending program. Our prior relationship with Eagle National Bank provided for daily settlement of amounts owed to us from consumer loan activity; our relationship with County Bank provides for monthly settlement and our relationship with First Bank provides for semi-monthly settlement. Net cash provided by operating activities was $6.7 million for the three months ended September 30, 2003, compared to a usage of $2.7 million for the three months ended September 30, 2002. The increase in net cash provided by operations was primarily the result of increases in loans and other receivables due to the timing of settlement payments related to our consumer lending product and a decline in company funded unsecured short-term loans in the first quarter of fiscal 2004.

        Net cash used in investing activities was $32.4 million in fiscal 2001, $10.1 million in fiscal 2002 and $10.7 million in fiscal 2003. Our investing activities primarily relate to purchases of property and equipment for our stores, investments in technology and acquisitions. During fiscal 2003, $3.0 million of this amount was attributable to earn-out payments on acquisitions completed during previous years. For the three months ended September 30, 2003, we made capital expenditures of $1.4 million compared to $1.1 million for the three months ended September 30, 2002. We currently expect that our capital expenditures will aggregate approximately $7.0 million during fiscal 2004 for remodeling and relocation of certain existing stores and for opening new stores. The actual amount of capital expenditures for the year will depend in part upon the number of new stores acquired or opened and the number of stores remodeled.

        Net cash provided by (used in) financing activities was $15.6 million in fiscal 2001, $9.4 million in fiscal 2002 and $(11.3) million in fiscal 2003. The decline during fiscal 2003 was primarily the result of a decrease in borrowings under our revolving credit facilities from $78.9 million as of June 30, 2002 to $61.7 million as of June 30, 2003. Net cash provided by (used in) financing activities was $(14.2) million for the three months ended September 30, 2003, compared to $(4.9) million for the three months ended September 30, 2002. The decline in the three months ended September 30, 2003 was primarily the result of a decrease in borrowings under our revolving credit facilities.

        Revolving Credit Facilities.    As of September 30, 2003, we had three revolving credit facilities: our prior credit facility, a Canadian overdraft facility and a United Kingdom overdraft facility.

  Prior Credit Facility.    Our borrowing capacity under our prior credit facility was limited to the total commitment less letters of credit totaling $9.0 million issued by Wells Fargo Bank, which guaranteed the performance of certain of our contractual obligations. At September 30, 2003, the total commitment was $70.5 million and our borrowing capacity was $61.5 million. Borrowings under the prior credit facility as of September 30, 2003 were $47.8 million. All borrowings under the prior credit facility were repaid in full with a portion of the proceeds of the offering of the old notes.

          Concurrently with the offering of the old notes, we entered into a replacement credit facility, which consists of a $55.0 million senior secured reducing revolving credit facility. The commitment will be reduced by $750,000 commencing January 2, 2004 and on the first business day of each calendar quarter thereafter, and is subject to additional reductions based on excess cash flow up to a maximum reduction, including quarterly reductions, of $15,000,000. The commitment may be subject to further reductions in the event we engage in certain issuances of securities or asset dispositions. Under the replacement credit facility, up to $20.0 million may be used in connection with letters of credit.

  Canadian Overdraft Facility.    We have a Canadian overdraft facility to fund peak working capital needs for our Canadian operations. The Canadian overdraft facility provides for a commitment of up to approximately $4.8 million, of which there was no outstanding balance as of September 30, 2003. Amounts outstanding under the Canadian overdraft facility bear interest at a rate of Canadian prime plus 0.50% and are secured by the pledge of a cash collateral account of an equivalent balance.

  United Kingdom Overdraft Facility.    For our U.K. operations, we have a United Kingdom overdraft facility which provides for a commitment of up to approximately $6.2 million, of which $173,000 was outstanding on September 30, 2003. Amounts outstanding under the United Kingdom overdraft facility bear interest at a rate of the bank base rate plus 1.00%. The United Kingdom overdraft facility is secured by a $6.0 million letter of credit issued by Wells Fargo Bank under our prior credit facility which remains outstanding under our replacement credit facility.

        Long-term Debt.    As of September 30, 2003, long-term debt consisted of our senior notes maturing on November 15, 2006, and our senior subordinated notes maturing on December 31, 2006. The senior notes and the senior subordinated notes were repaid in full with a portion of the proceeds of the offering of the old notes.

        Operating Leases.    Operating leases are scheduled payments on existing store and other administrative leases. These leases typically have initial terms of 5 years and may contain provisions for renewal options, additional rental charges based on revenue and payment of real estate taxes and common area charges.

        Other Collateralized Borrowings.    On November 15, 2002, we entered into an agreement with a third party to sell, without recourse subject to certain obligations, a participation interest in a portion of the short-term consumer loans originated by us in the United Kingdom. Pursuant to the agreement, we will retain servicing responsibilities and earn servicing fees, which are subject to reduction if the related loans are not collected. At September 30, 2003, we had $8.0 million of loans receivable pledged under this agreement.

        We entered into the commitments described above and other contractual obligations in the normal course of business as a source of funds for asset growth and asset/liability management and to meet required capital needs. Our principal future obligations and commitments as of September 30, 2003, excluding periodic interest payments, included the following:

	Payments Due by Period (in thousands)
	Total	Less than 1 Year	1 - 3 Years	4 - 5 Years	After 5 Years
Old revolving credit facility(1)	$47,775	$47,775	$—	$—	$—
United Kingdom overdraft facility	173	173	—	—	—
Long-term debt
Senior notes(1)	109,190	—	—	109,190	—
Senior subordinated notes(1)	20,000	—	—	20,000	—
Operating leases	46,314	15,060	18,169	8,027	5,058
Other collateralized borrowings	8,000	8,000	—	—	—
Other	66	66	—	—	—
Total contractual cash obligations	$231,518	$71,074	$18,169	$137,217	$5,058

(1)
We used portions of the proceeds of the offering of the old notes to repay these items.

        We are highly leveraged, and borrowings under the credit facilities will increase our debt service requirements. We believe that, based on current levels of operations and anticipated improvements in operating results, cash flows from operations and borrowings available under our credit facilities will allow us to fund our liquidity and capital expenditure requirements for the foreseeable future, including payment of interest and principal on our indebtedness. This belief is based upon our historical growth rate and the anticipated benefits we expect from operating efficiencies. We expect additional revenue growth to be generated by increased check cashing revenues, growth in the consumer lending business, the maturity of recently opened stores and the continued expansion of new stores. We also expect operating expenses to increase, although the rate of increase is expected to be less than the rate of revenue growth. Furthermore, we do not believe that additional acquisitions or expansion are necessary to cover our fixed expenses, including debt service. However, we cannot assure you that we will generate sufficient cash flow from operations or that future borrowings will be available under our credit facilities in an amount sufficient to meet our debt service requirements or to make anticipated capital expenditures. We may need to refinance all or a portion of our indebtedness on or prior to maturity, under certain circumstances, and we cannot assure you that we will be able to effect such refinancing on commercially reasonable terms or at all.

Impact of New Accounting Pronouncements

        Effective July 1, 2003, we adopted the Financial Accounting Standards Board, or FASB, Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures required by guarantors in their interim and annual financial statements. It also requires a guarantor to recognize a liability at the date of inception for the fair value of the obligation it assumes under the guarantee. The disclosure requirements were effective for periods ending after December 15, 2002. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantees of the new notes by our parent company and our existing and future domestic subsidiaries are not expected to have a material impact on our consolidated financial position, consolidated results of operations or liquidity.

        In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, noncontrolling interests and results of operations of a variable interest entity need to be included in a company's consolidated financial statements. A company that holds a variable interest in an entity will need to consolidate that entity if the company's interest in the variable interest entity is such that it will absorb a majority of the variable interest entity's expected losses and /or receive a majority of the entity's expected residual returns, if they occur. The new accounting provisions of this Interpretation became effective upon issuance for all new variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. We have not entered into any new transactions involving variable interest entities on or after February 1, 2003. This pronouncement also must be applied effective July 1, 2003 to existing variable interest entities acquired by us prior to February 1, 2003. The impact of this pronouncement is not expected to have a material effect on our financial position or results of operation.

Impact of Inflation

        We do not believe that inflation has a material impact on our earnings from operations.

Seasonality

        Our business is seasonal due to the impact of several tax-related services, including cashing tax refund checks, making electronic tax filings and processing applications for refund anticipation loans. Historically, we have generally experienced our highest revenues and earnings during our third fiscal quarter ending March 31, when revenues from these tax-related services peak. Due to the seasonality of our business, results of operations for any fiscal quarter are not necessarily indicative of the results of operations that may be achieved for the full fiscal year. In addition, quarterly results of operations depend significantly upon the timing and amount of revenues and expenses associated with the addition of new stores.

Quantitative and Qualitative Disclosures About Market Risk

Generally

        In the operations of our subsidiaries and the reporting of our consolidated financial results, we are affected by changes in interest rates and currency exchange rates. The principal risks of loss arising from adverse changes in market rates and prices to which we and our subsidiaries are exposed relate to:

  •
  interest rates on debt; and

  •
  foreign exchange rates generating translation gains and losses.

        We and our subsidiaries have no market risk sensitive instruments entered into for trading purposes, as defined by GAAP. Information contained in this section relates only to instruments entered into for purposes other than trading.

Interest Rates

        Our outstanding indebtedness, and related interest rate risk, is managed centrally by our finance department by implementing the financing strategies approved by our board of directors. Our debt consists of fixed-rate senior notes and senior subordinated notes. Our revolving credit facilities carry variable rates of interest. As most of our average outstanding indebtedness carries a fixed rate of interest, a change in interest rates is not expected to have a significant impact on our consolidated financial position, results of operations or cash flows.

Foreign Exchange Rates

        Operations in the United Kingdom and Canada have exposed us to shifts in currency valuations. From time to time we may elect to purchase put options in order to protect earnings in the United Kingdom and Canada against foreign exchange fluctuations. Out of the money put options may be purchased because they cost less than completely averting the risk, and the maximum downside is limited to the difference between the strike price and exchange rate at the date of purchase and the price of the contracts. We did not purchase options of this kind during fiscal 2003. At September 30, 2003 we held put options with an aggregate notional value of £3.0 million to protect the currency exposure in the United Kingdom throughout the remainder of the calendar year. We also held put options with an aggregate notional value of $(CAD)36.0 million to protect the currency exposure in Canada throughout the remainder of the fiscal year. All put options for the quarter ended September 30, 2003 expired out of the money. There was no such hedging activity for the same period in fiscal 2003.

        Canadian operations account for approximately 166.6% of our fiscal 2003 consolidated pre-tax earnings, and U.K. operations account for approximately 52.9% of our fiscal 2003 consolidated pre-tax earnings. Canadian operations accounted for approximately 105.5% of consolidated pre-tax earnings for the three months ended September 30, 2003, and U.K. operations accounted for approximately 38.7% of consolidated pre-tax earnings for the three months ended September 30, 2003. Canadian operations accounted for approximately 360.9% of consolidated pre-tax earnings for the three months ended September 30, 2002, and U.K. operations accounted for approximately 63.6% of consolidated pre-tax earnings for the three months ended September 30, 2002. As currency exchange rates change, translation of the financial results of the Canadian and U.K. operations into U.S. dollars will be impacted. Changes in exchange rates have resulted in cumulative translation adjustments increasing our net assets by $8.1 million. Our U.K. subsidiary has $8.0 million of collateralized borrowings denominated in U.S. dollars that are subject to foreign currency transaction gains and losses. These gains and losses are included in corporate expenses.

        We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $3.4 million for fiscal 2003 and $2.3 million for 2002. This impact represents nearly 21.9% of our consolidated pre-tax earnings for fiscal 2003 and 14.0% of our consolidated pre-tax earnings for fiscal 2002.

        We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $783,000 for the three months ended September 30, 2003 and $1.2 million for the three months ended September 30, 2002. This impact represents nearly 14.4% of our consolidated pre-tax earnings for the three months ended September 30, 2003 and 42.5% of our consolidated pre-tax earnings for the three months ended September 30, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DFG HOLDINGS, INC.

        The following is a discussion and analysis of the financial condition and results of operations for Dollar Financial Group, Inc.'s parent company, DFG Holdings, Inc., for the fiscal quarters ended September 30, 2002 and 2003 and fiscal 2001, 2002 and 2003. References in this section to "we," "our," "ours," or "us" are to DFG Holdings Inc. and its wholly owned subsidiaries, except as the context otherwise requires. This section should be read together with our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus. For a discussion and analysis of the financial condition and results of operations of Dollar Financial Group, Inc., see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dollar Financial Group, Inc."

Overview

        DFG Holdings, Inc. is the parent company of Dollar Financial Group, Inc. and its wholly owned subsidiaries. We have historically derived our revenues primarily from providing check cashing services, consumer lending and other consumer financial products and services, including money orders, money transfers and bill payment. For our check cashing services, we charge our customers fees that are usually equal to a percentage of the amount of the check being cashed and are deducted from the cash provided to the customer. For our consumer loans, we receive origination and servicing fees from the banks providing the loans or, if we fund the loans directly, interest on the loans.

        Our expenses primarily relate to the operations of our store network, including salaries and benefits for our employees, occupancy expense for our leased real estate, depreciation of our assets and corporate and other expenses, including costs related to opening and closing stores. During fiscal 2003, we took actions to reduce costs and make our operations more efficient, including centralizing and consolidating our store support functions for our North American operations. We expect that these actions will result in annual savings of approximately $5.0 million.

        In each foreign country in which we operate, local currency is used for both revenue and expenses. Therefore, we record the impact of foreign currency exchange rate fluctuations related to our foreign net income.

Discussion of Critical Accounting Policies

        In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of our results of operations and financial condition in the preparation of our financial statements in conformity with GAAP. We evaluate these estimates on an ongoing basis, including those related to revenue recognition, loss reserves and intangible assets. We base these estimates on the information currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results could vary from these estimates under different assumptions or conditions.

        We believe that the following critical accounting policies affect the more significant estimates and assumptions used in the preparation of our financial statements:

Revenue Recognition

        Generally, we recognize revenue when services for the customer have been provided which, in the case of check cashing and other retail products, is at the time of sale. For our unsecured short-term loan service, all revenues are recognized ratably over the life of the loan, offset by net write-offs.

Consumer Loan Loss Reserves and Check Cashing Returned Item Policy

        We maintain a loan loss reserve for anticipated losses for loans we make directly as well as for fee adjustments for losses on loans we originate and service for others. To estimate the appropriate level of loan loss reserves, we consider the amount of outstanding loans owed to us, as well as loans owed to banks and serviced by us, historical loans charged off, current collection patterns and current economic trends. As these conditions change, we may need to make additional allowances in future periods.

        A loss on consumer loans is charged against revenues during the period in which the loss occurred. A recovery is credited to revenues during the period in which the recovery is made. These net losses and changes in the loan loss reserve are charged to revenues in the consolidated statements of operations.

        We charge operating expense for losses on returned checks during the period in which such checks are returned. Recoveries on returned checks are credited to operating expense during the period in which recovery is made. These net losses are charged to other store and regional expenses in the consolidated statements of operations.

Goodwill

        We have significant goodwill on our balance sheet. The testing of goodwill for impairment under established accounting guidelines also requires significant use of judgment and assumptions. In accordance with accounting guidelines, we determine the fair value of our goodwill using multiples of earnings of other companies. Goodwill is tested and reviewed for impairment on an ongoing basis under established accounting guidelines. However, changes in business conditions may require future adjustments to asset valuations.

Income Taxes

        As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. An assessment is then made of the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance.

Results of Operations

        The following table sets forth our results of operations as a percentage of revenues for the following periods:

	Year ended June 30,			Three months ended September 30,
	2001	2002	2003	2002	2003
				(unaudited)
Statement of Operations Data:
Revenues:
Revenues from check cashing	54.1%	51.9%	49.4%	50.2%	49.3%
Revenues from consumer lending, net	29.9	34.6	37.2	36.0	37.5
Other revenues	16.0	13.5	13.4	13.8	13.2
Total revenues	100.0	100.0	100.0	100.0	100.0
Store and regional expenses:
Salaries and benefits	29.4	32.3	31.8	32.6	32.9
Occupancy	8.6	9.0	8.6	9.1	8.6
Depreciation	3.0	3.2	2.7	3.1	2.5
Other	23.2	22.9	21.8	24.4	22.8
Total store and regional expenses	64.2	67.4	64.9	69.2	66.8
Establishment of reserves for new consumer lending arrangements	—	1.1	—	—	—
Corporate expenses	11.5	12.1	14.2	13.8	12.7
Management fee	0.4	0.5	0.5	0.5	0.4
Loss on store closings and sales and other restructuring	0.5	0.8	1.8	0.9	0.1
Goodwill amortization	2.4	—	—	—	—
Other depreciation and amortization	1.0	1.3	1.5	1.6	1.7
Interest expense, net of interest income	16.0	15.5	15.7	15.8	16.1
Establishment of reserve for legal matter	—	—	1.3	—	—
Income (loss) before income taxes	4.0	1.3	0.1	-1.8	2.2
Income tax provision	4.7	3.0	4.1	4.3	6.8
Net loss	(0.7)%	(1.7)%	(3.9)%	(6.1)%	(4.6)%

Quarter Ended September 30, 2003 Compared to the Quarter Ended September 30, 2002

        Revenues.    Total revenues were $57.0 million for the three months ended September 30, 2003, compared to $52.7 million for the three months ended September 30, 2002, an increase of $4.3 million or 8.2%. Comparable retail store, franchised store and document transmitter sales for the entire period increased $4.6 million or 8.9%. New store openings accounted for an increase of $721,000, which was partially offset by a decrease of $952,000 in revenues from closed stores.

        The increase in total revenues resulted primarily from a $2.5 million, or 13.0% increase in consumer lending revenues and a $1.7 million, or 6.3% increase in check cashing revenues. A 31% increase in loans originated in our Canadian locations accounted for approximately $1.3 million of the increase in consumer lending revenues. The balance of the increase was primarily related to lower U.S. net write-offs of company funded originations, partially offset by lower company funded domestic loan revenues. The increase in check cashing fees is primarily related to our Canadian locations as a result of an increase in the face amount of checks cashed.

        Store and Regional Expenses.    Store and regional expenses were $38.1 million for the three months ended September 30, 2003, compared to $36.4 million for the three months ended September 30, 2002, an increase of $1.7 million or 4.5%. New store openings accounted for an increase of $500,000 while closed stores accounted for a decrease of $900,000. Comparable retail store and franchised store expenses for the entire period increased $2.0 million. For the three months ended September 30, 2003, total store and regional expenses decreased to 66.8% of total revenue, compared to 69.2% of total revenue for the three months ended September 30, 2002.

        As a percent of revenues, other store and regional expenses were 22.8% for the three months ended September 30, 2003, compared to 24.4% for the three months ended September 30, 2002, a decrease of 1.6%. A decrease in direct costs associated with short-term consumer loans we service through our direct-to-customer operation accounted for 1.0% of the decline. In addition, a continued decline in net security losses accounted for 0.3% of the decrease.

        Corporate Expenses.    Corporate expenses were $7.2 million for each of the three month periods ended September 30, 2003 and September 30, 2002. For the three months ended September 30, 2003, corporate expenses decreased to 12.7% of total revenue, compared to 13.8% of total revenue for the three months ended September 30, 2002. The decline reflects the first full quarter of cost reductions related to the recent rationalization of our store support functions for our North American operations.

        Management Fees.    Management fees were $250,000 for the three months ended September 30, 2003, compared to $261,000 for the three months ended September 30, 2002, an $11,000 decrease. Under an amended and restated management services agreement among Leonard Green & Partners, L.P., Dollar Financial Group, Inc. and us, we have agreed to pay Leonard Green & Partners, L.P. an annual management fee equal to $1.0 million, reasonable and customary fees for financial advisory and investment banking services in connection with major financial transactions that we may undertake in the future and reimbursement of any out-of-pocket expenses incurred.

        Loss on Store Closings and Sales.    Loss on store closings and sales was $60,000 for the three months ended September 30, 2003, compared to $488,000 for the three months ended September 30, 2002. These costs consist primarily of lease obligations and leasehold improvement write-offs.

        Interest Expense.    Interest expense was $9.2 million for the three months ended September 30, 2003, compared to $8.4 million for the three months ended September 30, 2002, an increase of $825,000 or 9.8%. This increase is primarily attributable to the increase in the accretion of interest expense from our 13% senior discount notes, an increase in the average borrowing rates of our revolving credit facilities as a result of a November 2002 amendment to our prior credit facility and the impact of the higher effective interest rate on our collateralized borrowings.

        Income Tax Provision.    The provision for income taxes was $3.8 million for the three months ended September 30, 2003, compared to $2.2 million for the three months ended September 30, 2002, an increase of $1.6 million. Our effective tax rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes, disallowed high yield debt interest, and U.S. taxes on foreign earnings, primarily resulting from the guarantees on our prior credit facility and senior notes by our foreign subsidiaries. As a result of the refinancing, we expect to eliminate substantially all of the U.S. tax on our foreign earnings. The amount of such tax was $1.5 million for the three months ended September 30, 2003 and $1.2 million for the three months ended September 30, 2002.

Year Ended June 30, 2003 Compared to the Year Ended June 30, 2002

        Revenues.    Total revenues were $219.4 million for fiscal 2003, compared to $202.0 million for fiscal 2002, an increase of $17.4 million, or 8.6%. Comparable retail store, franchised store and document transmitter revenues increased $15.8 million, or 8.1%, which is primarily attributable to our foreign operations as those markets continue to mature as well as the impact of favorable foreign currency rates in fiscal 2003. New store openings accounted for an increase of $4.5 million, which was partially offset by a decline of $2.9 million in revenues from closed stores.

        The increase in total revenues resulted primarily from an increase of $11.7 million, or 16.8%, in consumer lending revenues. The increase in consumer lending revenues was primarily a result of a $7.8 million, or 34.2%, increase in revenues in Canada resulting from higher lending volumes and increased finance charges, and an increase of $3.9 million, or 8.3%, in domestic revenues primarily resulting from a decrease in credit losses (which are netted against revenues). In addition to the increase in consumer lending revenues, our check cashing revenues increased by $3.6 million, or 3.5%. Foreign check cashing revenues accounted for $8.1 million of this increase offset by a $4.5 million decline in domestic check cashing revenues due to an overall decline in service sector employment. The balance of the increase in total revenues, $2.1 million, relates to other ancillary products, primarily revenues from money transfer fees.

        Store and Regional Expenses.    Store and regional expenses were $142.3 million for fiscal 2003, compared to $136.1 million for fiscal 2002, an increase of $6.2 million, or 4.5%. The effect of the new store openings in fiscal 2003 accounted for an increase of $1.5 million. Also, store and regional expenses increased $4.0 million due to increased salaries and benefits attributable to our foreign subsidiaries, commensurate with the growth in those operations. Total store and regional expenses as a percentage of revenues decreased from 67.4% in fiscal 2002 to 64.9% in fiscal 2003. Store and regional expenses as a percentage of revenues of our foreign subsidiaries were 55.7% for fiscal 2002 and 52.5% for fiscal 2003.

    Salaries and Benefits Expense.    Salaries and benefits expense was $69.8 million for fiscal 2003, compared to $65.3 million for fiscal 2002, an increase of $4.5 million, or 6.9%. New store openings accounted for $600,000 of the increase. Our foreign subsidiaries accounted for an increase of $4.0 million in salaries and benefits. Salaries and benefits expense as a percentage of revenues decreased from 32.3% for fiscal 2002 to 31.8% for fiscal 2003.

    Occupancy Expense.    Occupancy expense was $18.9 million for fiscal 2003, compared to $18.1 million for fiscal 2002, an increase of $800,000, or 4.3%. New store openings accounted for $300,000 of the increase. Occupancy expense as a percentage of revenues decreased from 9.0% for fiscal 2002 to 8.6% for fiscal 2003.

    Depreciation Expense.    Depreciation expense was $5.9 million for fiscal 2003, compared to $6.5 million for fiscal 2002, a decrease of $600,000, or 10.2%. Depreciation expense as a percentage of revenues decreased from 3.2% for fiscal 2002 to 2.7% for fiscal 2003.

    Other.    Other store and regional expenses were $47.8 million for fiscal 2003, compared to $46.2 million for fiscal 2002, an increase of $1.6 million, or 3.3%. New store openings accounted for an increase in other store and regional expenses of $600,000. The closing of stores during the fiscal year partially offset these increases. Other store and regional expenses consist of bank charges, armored security costs, net returned third party checks, cash shortages, cost of goods sold, advertising and other costs incurred by the stores.

        Establishment of Reserves for New Consumer Lending Arrangements.    During fiscal 2002 we ceased servicing loans for Eagle National Bank, entered into a new servicing arrangement with County Bank and increased the number of company-funded loans we originated. In connection with these new consumer lending arrangements, we established a reserve of $2.2 million.

        Corporate Expenses.    Corporate expenses were $31.2 million for fiscal 2003, compared to $24.5 million for fiscal 2002, an increase of $6.7 million, or 27.4%. The increase was due to costs associated with the implementation of enhanced transaction processing systems, the establishment of new business development strategies, professional fees associated with our new banking relationships with First Bank and County Bank and increased salaries and benefits associated with the growth of foreign operations. During the fourth quarter of fiscal 2003, we transferred certain operational support functions to our Canadian headquarters from our U.S. headquarters to complete a process of rationalizing our North American corporate office functions that had begun in October 2002. We believe the restructuring efforts undertaken in fiscal 2003 will result in an annual savings of approximately $5.0 million. Corporate expenses as a percentage of revenues increased from 12.1% for fiscal 2002 to 14.2% for fiscal 2003. We expect corporate expenses as a percentage of revenues to decline in fiscal 2004.

        Management Fees.    Management fees were $1.0 million for the fiscal years ended June 30, 2003 and 2002. Under an amended and restated management services agreement among Leonard Green & Partners, L.P., Dollar Financial Group, Inc. and us, we have agreed to pay Leonard Green & Partners, L.P. an annual management fee equal to $1.0 million, reasonable and customary fees for financial advisory and investment banking services in connection with major financial transactions that we may undertake in the future and reimbursement of any out-of-pocket expenses incurred.

        Loss on Store Closings and Sales and Other Restructuring.    Loss on store closings and sales and other restructuring was $4.0 million for fiscal 2003, compared to $1.4 million for fiscal 2002. For fiscal 2003, we provided $1.6 million for the closure costs associated with the shutdown of 27 stores. These costs consist primarily of lease obligations and leasehold improvement write-offs. In addition, we provided $1.7 million, consisting primarily of severance and retention bonus costs, for the consolidation and relocation of certain non-operating functions. We anticipate that loss on store closings and sales and other restructuring will decline significantly in 2004.

        Other Depreciation and Amortization.    Other depreciation and amortization expenses were $3.3 million for fiscal 2003, compared to $2.7 million for fiscal 2002, an increase of $600,000, or 22.6%. This increase is attributable to additional investments in technology and the expansion of our Canadian corporate office as a result of the relocation of certain operational support functions to Canada from the U.S. headquarters. Other depreciation and amortization as a percentage of revenues increased from 1.3% for fiscal 2002 to 1.5% for fiscal 2003.

        Interest Expense.    Interest expense was $34.6 million for fiscal 2003, compared to $31.3 million for fiscal 2002, an increase of $3.3 million, or 10.5%. This increase is primarily attributable to the increase in the accretion of interest expense from our 13% senior discount notes, an increase in the average borrowing rates of our revolving credit facilities as a result of a November 2002 amendment to our credit facility and the impact of the higher effective interest rate on our collateralized borrowings.

        Establishment of Reserve for Legal Matter.    We accrued $2.8 million during fiscal 2003 related to a legal matter described in "Business—Legal Proceedings."

        Income Tax Provision.    The provision for income taxes was $8.7 million in fiscal 2003 and $6.0 million in fiscal 2002. Our effective tax rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes, disallowed high yield debt interest and U.S. taxes on foreign earnings, primarily resulting from the guarantees on our prior credit facility and senior notes by our foreign subsidiaries. As a result of the refinancing, we expect to eliminate substantially all of the U.S. tax on our foreign earnings. The amount of such tax was $5.2 million for fiscal 2003 and $2.4 million for fiscal 2002.

Year Ended June 30, 2002 Compared to the Year Ended June 30, 2001

        Revenues.    Total revenues were $202.0 million for fiscal 2002, compared to $195.5 million for fiscal 2001, an increase of $6.5 million, or 3.3%. Comparable retail store, franchised store and document transmitter revenues increased $2.4 million, or 1.3%. The entities acquired during fiscal 2001 and new store openings accounted for an increase of $10.0 million. The increase in total revenues resulted from an $11.4 million, or 19.5%, increase in consumer lending revenues. The increase in consumer lending revenues was primarily a result of a $7.9 million, or 53%, increase in foreign lending operations, principally due to volume growth in Canada and the introduction of consumer loan products into our acquired stores in the United Kingdom, and a $2.2 million, or 58.7%, revenue increase in our direct-to-consumer lending business. The balance of the increase in consumer lending revenues, $1.3 million, is attributable to other domestic lending operations. Partially offsetting this increase, however, was a decline in revenues of $3.1 million from closed stores and a decline in revenues of $2.8 million from the termination of the State of New York government contract, both occurring during fiscal 2001.

        Store and Regional Expenses.    Store and regional expenses were $136.1 million for fiscal 2002, compared to $125.5 million for fiscal 2001, an increase of $10.6 million, or 8.4%. The effect of the acquisitions in fiscal 2001 resulted in an increase in store and regional expenses of $1.0 million and new store openings accounted for an increase of $6.0 million. Also, store and regional expenses increased $1.3 million due to salaries and benefits attributable to foreign subsidiaries, commensurate with the growth in those operations. In addition, $600,000 of the increase in store and regional expenses resulted from an increase in salaries and benefits due to the continued growth of our direct-to-consumer lending business and $1.9 million of the increase in store and regional expenses resulted from the costs of the further development of our centralized collection division in fiscal 2002. Store and regional expenses as a percentage of revenues increased from 64.2% in fiscal 2001 to 67.4% in fiscal 2002. Store and regional expenses as a percentage of revenues from our foreign subsidiaries were 57.5% for fiscal 2001 and 55.7% for fiscal 2002.

    Salaries and Benefits Expense.    Salaries and benefits expense was $65.3 million for fiscal 2002, compared to $57.5 million for fiscal 2001, an increase of $7.8 million, or 13.6%. Acquisitions accounted for an increase in salaries and benefits of $500,000 and new store openings accounted for $2.8 million. Our foreign subsidiaries accounted for an increase of $1.3 million in salaries and benefits. In addition, our direct-to-consumer lending business and centralized collection divisions accounted for an increase of $2.5 million due to increased growth. Salaries and benefits expense as a percentage of revenues increased from 29.4% for fiscal 2001 to 32.3% for fiscal 2002.

    Occupancy Expense.    Occupancy expense was $18.1 million for fiscal 2002, compared to $16.9 million for fiscal 2001, an increase of $1.2 million, or 7.1%. New store openings and acquisitions accounted for the increase. Occupancy expense as a percentage of revenues increased from 8.6% for fiscal 2001 to 9.0% for fiscal 2002.

    Depreciation Expense.    Depreciation expense was $6.5 million for fiscal 2002, compared to $5.8 million for fiscal 2001, an increase of $700,000, or 12.1%. New store openings and acquisitions accounted for an increase of $600,000. Depreciation expense as a percentage of revenues increased to 3.2% for fiscal 2002 from 3.0% for fiscal 2001.

    Other.    Other store and regional expenses were $46.2 million for fiscal 2002, compared to $45.3 million for fiscal 2001, an increase of $900,000, or 2.0%. New store openings and acquisitions accounted for an increase in other store and regional expenses of $1.8 million. In addition, costs associated with our direct-to-consumer lending business and centralized collection divisions increased during fiscal 2002 due to the growth in that business. Stores closed during fiscal 2002 partially offset these increases.

        Establishment of Reserves for New Consumer Lending Arrangements.    During fiscal 2002 we ceased servicing loans for Eagle National Bank, entered into a new servicing arrangement with County Bank and increased the number of company-funded loans we originated. In connection with these new consumer lending arrangements, we established a reserve of $2.2 million.

        Corporate Expenses.    Corporate expenses were $24.5 million for fiscal 2002, compared to $22.5 million for fiscal 2001, an increase of $2.0 million, or 8.9%. This increase resulted from additional salaries and benefits associated with the growth of the foreign operations during fiscal 2002. Corporate expenses as a percentage of revenues increased to 12.1% for fiscal 2002 from 11.5% for fiscal 2001.

        Management Fees.    Management fees were $1.0 million for the fiscal year ended June 30, 2002 and $864,000 for the fiscal year ended 2001 an increase of $136,000. The increase was related to an amendment to the management services agreement.

        Loss on Store Closings and Sales.    During fiscal 2002, we closed 16 stores. Loss on store closings and sales was $1.2 million for fiscal 2002, compared to $900,000 for fiscal 2001.

        Other Depreciation and Amortization.    Other depreciation and amortization expenses were $2.7 million for fiscal 2002, compared to $2.0 million for fiscal 2001, an increase of $700,000, or 35%. This increase is attributable to additional capital expenditures made by the corporate office during fiscal 2002. Other depreciation and amortization as a percentage of revenues increased from 1.0% for fiscal 2001 to 1.3% for fiscal 2002.

        Interest Expense.    Interest expense was $31.3 million for fiscal years ended June 30, 2002 and 2001.

        Income Tax Provision.    The provision for income taxes was $6.0 million in 2002 and $9.2 million in 2001. Our effective tax rate differs from the federal statutory rate of 35% due to state taxes, foreign taxes, disallowed high yield debt interest, and U.S. taxes on foreign earnings and, for fiscal 2001, nondeductible goodwill amortization resulting from the management buyout of our company on June 30, 1994 and several subsequent acquisitions.

Liquidity and Capital Resources

        Our principal sources of cash are from operations and borrowings under our credit facilities. We anticipate that our primary uses of cash will be to provide working capital, finance capital expenditures, meet debt service requirements, fund company-originated short-term consumer loans and finance store expansion.

        Net cash provided by operating activities was $15.6 million in fiscal 2001, $13.4 million in fiscal 2002 and $3.3 million in fiscal 2003. The decline in net cash provided by operating activities is primarily a result of increased working capital requirements related to the timing of settlements associated with the consumer lending program. Our prior relationship with Eagle National Bank provided for daily settlement of amounts owed to us from consumer loan activity; our relationship with County Bank provides for monthly settlement and our relationship with First Bank provides for semi-monthly settlement. Net cash provided by operating activities was $6.4 million for the three months ended September 30, 2003, compared to a usage of $3.0 million for the three months ended September 30, 2002. The increase in net cash provided by operations was primarily the result of increases in loans and other receivables due to the timing of settlement payments related to our consumer lending product and a decline in company funded unsecured short-term loans in the first quarter of fiscal 2004.

        Net cash used in investing activities was $32.4 million in fiscal 2001, $10.1 million in fiscal 2002 and $10.7 million in fiscal 2003. Our investing activities primarily relate to purchases of property and equipment for our stores, investments in technology and acquisitions. During fiscal 2003, $3.0 million of this amount was attributable to earn-out payments on acquisitions completed during previous years. For the three months ended September 30, 2003, we made capital expenditures of $1.4 million, compared to $1.1 million for the three months ended September 30, 2002. We currently expect that our capital expenditures will aggregate approximately $7.0 million during fiscal 2004 for remodeling and relocation of certain existing stores and for opening new stores. The actual amount of capital expenditures for the year will depend in part upon the number of new stores acquired or opened and the number of stores remodeled.

        Net cash provided by (used in) financing activities was $16.4 million in fiscal 2001, $10.4 million in fiscal 2002 and $(10.3) million in fiscal 2003. The decline during fiscal 2003 was primarily the result of a decrease in borrowings under our revolving credit facilities from $78.9 million as of June 30, 2002 to $61.7 million as of June 30, 2003. Net cash provided by (used in) financing activities was $(14.0) million for the three months ended September 30, 2003, compared to $(4.6) million for the three months ended September 30, 2002. The decline in the three months ended September 30, 2003 was primarily the result of a decrease in borrowings under our revolving credit facilities.

        Revolving Credit Facilities.    As of September 30, 2003, we had three revolving credit facilities: our prior credit facility, a Canadian overdraft facility and a United Kingdom overdraft facility.

    Prior Credit Facility.    Our borrowing capacity under our prior credit facility was limited to the total commitment less letters of credit totaling $9.0 million issued by Wells Fargo Bank, which guaranteed the performance of certain of our contractual obligations. At September 30, 2003, the total commitment was $70.5 million and our borrowing capacity was $61.5 million. Borrowings under the prior credit facility as of September 30, 2003 were $47.8 million. All borrowings under the prior credit facility were repaid in full with a portion of the proceeds of the offering of Dollar Financial Group, Inc.'s old notes.

            Concurrently with the offering of Dollar Financial Group, Inc.'s old notes, we entered into a replacement credit facility, which consists of a $55.0 million senior secured reducing revolving credit facility. The commitment will be reduced by $750,000 commencing January 2, 2004 and on the first business day of each calendar quarter thereafter, and is subject to additional reductions based on excess cash flow up to a maximum reduction, including quarterly reductions, of $15,000,000. The commitment may be subject to further reductions in the event we engage in certain issuances of securities or asset dispositions. Under the replacement credit facility, up to $20.0 million may be used in connection with letters of credit.

    Canadian Overdraft Facility.    We have a Canadian overdraft facility to fund peak working capital needs for our Canadian operations. The Canadian overdraft facility provides for a commitment of up to approximately $4.8 million, of which there was no outstanding balance as of September 30, 2003. Amounts outstanding under the Canadian overdraft facility bear interest at a rate of Canadian prime plus 0.50% and are secured by the pledge of a cash collateral account of an equivalent balance.

    United Kingdom Overdraft Facility.    For our U.K. operations, we have a United Kingdom overdraft facility which provides for a commitment of up to approximately $6.2 million, of which $173,000 was outstanding on September 30, 2003. Amounts outstanding under the United Kingdom overdraft facility bear interest at a rate of the bank base rate plus 1.00%. The United Kingdom overdraft facility is secured by a $6.0 million letter of credit issued by Wells Fargo Bank under our prior credit facility which remains outstanding under our replacement credit facility.

        Long-term Debt.    As of September 30, 2003, long-term debt consisted of Dollar Financial Group, Inc.'s senior notes maturing on November 15, 2006, Dollar Financial Group, Inc.'s senior subordinated notes maturing on December 31, 2006 and our senior discount notes due 2006. The senior notes and the senior subordinated notes were repaid in full and $20 million of the senior discount notes were redeemed with a portion of the proceeds of the offering of Dollar Financial Group, Inc.'s old notes. In addition, $49.4 million, or 50% of the accreted value, of the senior discount notes were exchanged for 16% senior notes due 2012 and $49.4 million, or 50% of the accreted value, of the senior discount notes were exchanged for 13.95% senior subordinated notes due 2012.

        Operating Leases.    Operating leases are scheduled payments on existing store and other administrative leases. These leases typically have initial terms of 5 years and may contain provisions for renewal options, additional rental charges based on revenue and payment of real estate taxes and common area charges.

        Other Collateralized Borrowings.    On November 15, 2002, we entered into an agreement with a third party to sell, without recourse subject to certain obligations, a participation interest in a portion of the short-term consumer loans originated by us in the United Kingdom. Pursuant to the agreement, we will retain servicing responsibilities and earn servicing fees, which are subject to reduction if the related loans are not collected. At September 30, 2003, we had $8.0 million of loans receivable pledged under this agreement.

        We entered into the commitments described above and other contractual obligations in the normal course of business as a source of funds for asset growth and asset/liability management and to meet required capital needs. Our principal future obligations and commitments as of September 30, 2003, excluding periodic interest payments, included the following:

	Payments Due by Period (in thousands)
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Old revolving credit facility(1)	$47,775	$47,775	$—	$—	$—
United Kingdom overdraft facility	173	173	—	—	—
Long-term debt
Senior notes(1)	109,190	—	—	109,190	—
Senior subordinated notes(1)	20,000	—	—	20,000	—
Senior discount notes(2)	116,554	—	—	116,554	—
Operating leases	46,314	15,060	18,169	8,027	5,058
Other collateralized borrowings	8,000	8,000	—	—	—
Other	66	66	—	—	—

Total contractual cash obligations	$348,072	$71,074	$18,169	$253,771	$5,058

(1)
We used portions of the proceeds of the offering of Dollar Financial Group, Inc.'s old notes to repay these items.

(2)
We used portions of the proceeds of the offering of Dollar Financial Group, Inc.'s old notes to redeem $20 million of this item.

        We are highly leveraged, and borrowings under the credit facilities will increase our debt service requirements. We believe that, based on current levels of operations and anticipated improvements in operating results, cash flows from operations and borrowings available under our credit facilities will allow us to fund our liquidity and capital expenditure requirements for the foreseeable future, including payment of interest and principal on our indebtedness. This belief is based upon our historical growth rate and the anticipated benefits we expect from operating efficiencies. We expect additional revenue growth to be generated by increased check cashing revenues, growth in the consumer lending business, the maturity of recently opened stores and the continued expansion of new stores. We also expect operating expenses to increase, although the rate of increase is expected to be less than the rate of revenue growth. Furthermore, we do not believe that additional acquisitions or expansion are necessary to cover our fixed expenses, including debt service. However, we cannot assure you that we will generate sufficient cash flow from operations or that future borrowings will be available under our credit facilities in an amount sufficient to meet our debt service requirements or to make anticipated capital expenditures. We may need to refinance all or a portion of our indebtedness on or prior to maturity, under certain circumstances, and we cannot assure you that we will be able to effect such refinancing on commercially reasonable terms or at all.

Impact of New Accounting Pronouncements

        Effective July 1, 2003, we adopted the Financial Accounting Standards Board, or FASB, Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees,

Including Indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures required by guarantors in their interim and annual financial statements. It also requires a guarantor to recognize a liability at the date of inception for the fair value of the obligation it assumes under the guarantee. The disclosure requirements were effective for periods ending after December 15, 2002. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantees of the new notes are not expected to have a material impact on our consolidated financial position, consolidated results of operations or liquidity.

        In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, noncontrolling interests and results of operations of a variable interest entity need to be included in a company's consolidated financial statements. A company that holds a variable interest in an entity will need to consolidate that entity if the company's interest in the variable interest entity is such that it will absorb a majority of the variable interest entity's expected losses and /or receive a majority of the entity's expected residual returns, if they occur. The new accounting provisions of this Interpretation became effective upon issuance for all new variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. We have not entered into any new transactions involving variable interest entities on or after February 1, 2003. This pronouncement also must be applied effective July 1, 2003 to existing variable interest entities acquired by us prior to February 1, 2003. The impact of this pronouncement is not expected to have a material effect on our financial position or results of operation.

Impact of Inflation

        We do not believe that inflation has a material impact on our earnings from operations.

Seasonality

        Our business is seasonal due to the impact of several tax-related services, including cashing tax refund checks, making electronic tax filings and processing applications for refund anticipation loans. Historically, we have generally experienced our highest revenues and earnings during our third fiscal quarter ending March 31, when revenues from these tax-related services peak. Due to the seasonality of our business, results of operations for any fiscal quarter are not necessarily indicative of the results of operations that may be achieved for the full fiscal year. In addition, quarterly results of operations depend significantly upon the timing and amount of revenues and expenses associated with the addition of new stores.

Quantitative and Qualitative Disclosures About Market Risk

Generally

        In the operations of our subsidiaries and the reporting of our consolidated financial results, we are affected by changes in interest rates and currency exchange rates. The principal risks of loss arising from adverse changes in market rates and prices to which we and our subsidiaries are exposed relate to:

  •
  interest rates on debt; and

  •
  foreign exchange rates generating translation gains and losses.

        We and our subsidiaries have no market risk sensitive instruments entered into for trading purposes, as defined by GAAP. Information contained in this section relates only to instruments entered into for purposes other than trading.

Interest Rates

        Our outstanding indebtedness, and related interest rate risk, is managed centrally by our finance department by implementing the financing strategies approved by our board of directors. Our debt consists of fixed-rate senior notes and senior subordinated notes. Our revolving credit facilities carry variable rates of interest. As most of our average outstanding indebtedness carries a fixed rate of interest, a change in interest rates is not expected to have a significant impact on our consolidated financial position, results of operations or cash flows.

Foreign Exchange Rates

        Operations in the United Kingdom and Canada have exposed us to shifts in currency valuations. From time to time we may elect to purchase put options in order to protect earnings in the United Kingdom and Canada against foreign exchange fluctuations. Out of the money put options may be purchased because they cost less than completely averting the risk, and the maximum downside is limited to the difference between the strike price and exchange rate at the date of purchase and the price of the contracts. We did not purchase options of this kind during fiscal 2003. At September 30, 2003, we held put options with an aggregate notional value of £3.0 million to protect the currency exposure in the United Kingdom throughout the remainder of the calendar year. We also held put options with an aggregate notional value of $(CAD)36.0 million to protect the currency exposure in Canada throughout the remainder of the fiscal year. All put options for the quarter ended September 30, 2003 expired out of the money. There was no such hedging activity for the same period in fiscal 2003.

        Canadian operations account for approximately 166.6% of our fiscal 2003 consolidated pre-tax earnings, and U.K. operations account for approximately 52.9% of our fiscal 2003 consolidated pre-tax earnings. Canadian operations accounted for approximately 105.5% of consolidated pre-tax earnings for the three months ended September 30, 2003, and U.K. operations accounted for approximately 38.7% of consolidated pre-tax earnings for the three months ended September 30, 2003. Canadian operations accounted for approximately 360.9% of consolidated pre-tax earnings for the three months ended September 30, 2002, and U.K. operations accounted for approximately 63.6% of consolidated pre-tax earnings for the three months ended September 30, 2002. As currency exchange rates change, translation of the financial results of the Canadian and U.K. operations into U.S. dollars will be impacted. Changes in exchange rates have resulted in cumulative translation adjustments increasing our net assets by $8.1 million. Our U.K. subsidiary has $8.0 million of collateralized borrowings denominated in U.S. dollars that are subject to foreign currency transaction gains and losses. These gains and losses are included in corporate expenses.

        We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $3.4 million for fiscal 2003 and $2.3 million for 2002. This impact represents nearly 21.9% of our consolidated pre-tax earnings for fiscal 2003 and 14.0% of our consolidated pre-tax earnings for fiscal 2002.

        We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $783,000 for the three months ended September 30, 2003 and $1.2 million for the three months ended September 30, 2002. This impact represents nearly 14.4% of our consolidated pre-tax earnings for the three months ended September 30, 2003 and 42.5% of our consolidated pre-tax earnings for the three months ended September 30, 2002.

BUSINESS

General

All references to numerical data are as of September 30, 2003, unless the context indicates otherwise.

        We are a leading international financial services company serving under-banked consumers, formed as a New York corporation on September 25, 1979. Our parent company is a Delaware corporation formed on April 17, 1990. Our customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from us rather than from banks and other financial institutions. To serve this market, we have a network of 1,080 stores, including 625 company-operated stores, in 17 states, the District of Columbia, Canada and the United Kingdom. Our store network represents the second-largest network of its kind in the United States and the largest network of its kind in each of Canada and the United Kingdom. We provide a diverse range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, money orders and money transfers.

        Our network includes the following platforms for delivering our financial services to the consumers in our core markets:

United States

        We operate a total of 320 stores, with 232 operating under the name "Money Mart" and 88 operating under the name "Loan Mart." The Money Mart stores typically offer our full range of products and services, including check cashing and short-term consumer loans. The Loan Mart stores offer short-term consumer loans and other ancillary services depending upon location. By offering short-term lending services, we hope to attract a customer who might not use check cashing services. We also have relationships with 450 document transmitter locations, such as independent mail stores and insurance offices, which assist in completing short-term consumer loans we market through a direct-to-consumer lending operation.

        Our U.S. business had revenues of $110.5 million for fiscal 2003 and $26.1 million for the quarter ended September 30, 2003.

Canada

        There are 293 stores in our Canadian network, of which 183 are operated by us and 110 are operated by franchisees. All stores in Canada are operated under the name "Money Mart" except locations in the Province of Québec. The stores in Canada typically offer check cashing, short-term consumer loans and other ancillary products and services.

        Our Canadian business had revenues of $(USD)67.0 million for fiscal 2003 and $(USD)19.3 million for the quarter ended September 30, 2003.

United Kingdom

        There are 467 stores in our U.K. network, of which 122 are operated by us and 345 are operated by franchisees. All stores in the United Kingdom (with the exception of certain franchises operating under the name "Cash A Cheque") are operated under the name "Money Shop." The stores in the United Kingdom typically offer check cashing, short-term consumer loans and other ancillary products and services.

        Our U.K. business had revenues of $(USD)41.9 million for fiscal 2003 and $(USD)11.6 million for the quarter ended September 30, 2003.

        Our customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to our convenient neighborhood locations, extended operating hours and high-quality customer service. Our products and services, principally our check cashing and short-term consumer loan program, provide immediate access to cash for living expenses or other needs. We principally cash payroll checks, although our stores also cash government benefit, personal and income tax refund checks. During fiscal 2003, we cashed 8.6 million checks with a total face amount of $3.1 billion and an average face amount of $355 per check. In addition, acting both as a servicer and as a direct lender, we originated 2.8 million short-term loans with a total face amount of $798.0 million, an average principal amount of $282 and a weighted average term of approximately 15 days. We also provide our customers with high-value ancillary services, including Western Union money order and money transfer products, electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services.

Industry Overview

Our Industry

        We operate in a sector of the financial services industry that serves the basic need of lower- and middle-income working-class individuals to have convenient access to cash. This need is primarily evidenced by consumer demand for check cashing and short-term loans, and consumers who use these services are often underserved by banks and other financial institutions.

        Lower- and middle-income individuals represent the largest part of the population in each country in which we operate. Many of these individuals work in the service sector, which in the United States is one of the fastest growing segments of the workforce.

        However, many of these individuals, particularly in the United States, do not maintain regular banking relationships. They use services provided by our industry for a variety of reasons, including that they often:

  •
  do not have sufficient assets to meet minimum balance requirements or to achieve the benefits of savings with banks;

  •
  do not write enough checks to make a bank account beneficial;

  •
  need to access financial services outside of normal banking hours;

  •
  desire not to pay fees for banking services that they do not use;

  •
  require immediate access to cash from their paychecks; and

  •
  may have a dislike or distrust of banks.

        In addition to check cashing services, under-banked consumers also require short-term loans that provide cash for living and other expenses. They also may not be able to or want to obtain loans from banks as a result of:

  •
  their immediate need for cash;

  •
  irregular receipt of payments from their employers;

  •
  their desire for convenience and customer service; and

  •
  the unavailability of bank loans in small denominations for short terms.

        Despite the demand for basic financial services, access to banks has become more difficult over time for many consumers. Many banks have chosen to close their less profitable or lower-traffic locations. Typically, these closings have occurred in lower-income neighborhoods where the branches have failed to attract a sufficient base of customer deposits. This trend has resulted in fewer convenient alternatives for basic financial services in many neighborhoods. Many banks have also reduced or eliminated some services that under-banked consumers need.

        As a result of these trends, a significant number of retailers have begun to offer financial services to lower- and middle-income individuals. The providers of these services are fragmented and range from specialty finance offices to retail stores in other industries that offer these as ancillary services.

        We believe that the under-banked consumer market will continue to grow as a result of a diminishing supply of competing banking services as well as underlying demographic trends. These demographic trends include an overall increase in the population and an increase in the number of service sector jobs as a percentage of the total workforce.

        The demographics of the typical customers for non-banking financial services vary slightly in each of the markets in which we operate, but the trends driving the industry are generally the same throughout our markets. The type of store and services that appeal to customers in each market vary based on cultural, social, geographic and other factors. Finally, the composition of providers of these services in each market results in part from the historical development and regulatory environment in that market.

Growth Opportunities

        We believe that significant opportunities for growth exist in our industry as a result of:

  •
  growth of the service sector workforce;

  •
  failure of commercial banks and other traditional financial service providers to address adequately the needs of lower- and middle-income individuals; and

  •
  trends favoring larger operators in the industry.

        We believe that, as the lower- and middle-income population segments increase, and as trends within the retail banking industry make banking less accessible to these consumers, the industry in which we operate will see a significant increase in demand for its products and services. We also believe that the industry will continue to consolidate as a result of a number of factors, including:

  •
  economies of scale available to larger operators;

  •
  use of technology to serve customers better and to control large store networks;

  •
  inability of smaller operators to form the alliances necessary to deliver new products; and

  •
  increased licensing and regulatory burdens.

        This consolidation process should provide us, as operator of one of the largest store networks of its kind, with opportunities for continued growth.

Competitive Strengths

        We believe that the following competitive strengths position us well for continued growth:

        Leading Position in Core Markets.    We have a leading position in core markets, operating 320 stores in the United States, 183 stores in Canada and 122 stores in the United Kingdom as of September 30, 2003. We have 110 franchised locations in Canada and 345 franchised locations in the United Kingdom. Highlights of our competitive position in these core markets include the following:

  •
  Our domestic network is focused in rapidly growing markets in the western United States, where we believe we have held leading market positions for over 10 years.

  •
  We believe that we are the industry leader in Canada, and that we hold a dominant market share with a store in almost every city with a population of over 50,000. Based on a public opinion study of three major metropolitan markets in English-speaking Canada, we have achieved brand awareness of 85%.

  •
  We operate the largest check cashing network in the United Kingdom, comprising nearly 25% of the market measured by number of stores, although we believe that we account for 40% of all check cashing transactions performed at check cashing stores.

        High-quality Customer Service.    We adhere to a strict set of market survey and location guidelines when selecting store sites in order to ensure that our stores are placed in desirable locations near our customers. We believe that our customers appreciate this convenience, as well as the flexible and extended operating hours that we typically offer, which are often more compatible with our customers' work schedules. We provide our customers with a clean, attractive and secure environment in which to transact their business. We believe that our friendly and courteous customer service at both the store level and through our centralized support centers is a competitive advantage.

        Diversified Product and Geographic Mix.    Our stores offer a wide range of consumer financial products and services to meet the demands of their respective locales, including check cashing, short-term consumer loans, money orders and money transfers. We also provide high-value ancillary products and services, including electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services. For fiscal 2003, the revenue contribution by our check cashing operations was 49.4%, our consumer lending operations was 37.2% and our other financial services was 13.4%. In addition to our product diversification, our business is diversified geographically. For fiscal 2003, our U.S. operations generated 50.4% of our total revenue, our Canadian operations generated 30.5% of our total revenue and our U.K. operations generated 19.1% of our total revenue. Our product and geographic mix provides a diverse stream of revenue.

        Diversification and Management of Credit Risk.    Our revenue is generated through a high volume of small dollar financial transactions, and therefore our exposure to loss from a single customer transaction is minimal. In addition, we actively manage our customer risk profile and collection efforts in order to maximize our consumer lending and check cashing revenues while maintaining losses within a targeted range. We have instituted control mechanisms that have been effective in managing risk. As a result, we believe that we are unlikely to sustain a material credit loss from a single transaction or series of transactions. We have experienced relatively low net write-offs as a percentage of the face amount of checks cashed. For fiscal 2003, in our check cashing business, net write-offs as a percentage of face amount of checks cashed were 0.2%. For the same period, with respect to loans funded directly by us, net write-offs as a percentage of originations were 2.3%.

        Management Expertise.    We have a highly experienced and motivated management team at both the corporate and operational levels. Our senior management team has extensive experience in the financial services industry. Our Chairman and Chief Executive Officer, Jeffrey Weiss, and our President and Chief Financial Officer, Donald Gayhardt, have been with us since 1990 and have demonstrated, through their operational leadership and strategic vision, the ability to grow the business, achieving a revenue compound annual growth rate of 24.4% from 1990 through fiscal 2003. In addition to their expertise, the management team is highly motivated to ensure continued business success, as they collectively own approximately 19.2% of our parent company's fully diluted common stock.

Business Strategy

        Our business strategy is designed to capitalize on our competitive strengths and enhance our leading market positions. Key elements of our strategy include:

        Introducing Related Products and Services.    We offer our customers multiple financial products and services. We believe that our check cashing and consumer lending customers enjoy the convenience of other high-value products and services offered by us. These products and services enable our customers to manage their personal finances more effectively. For example, in fiscal 2003, we introduced reloadable debit cards and customer loyalty programs in many of our stores. We also offered new tax-based products to our Canadian customers, providing qualified individuals with cash advances against anticipated tax refunds. We intend to continue to innovate and develop new products and services for our customers.

        Growing Through Disciplined Network Expansion.    We intend to continue to grow our network through the addition of new stores and franchisees, while adhering to a disciplined selection process. In order to optimize our expansion, we carefully assess potential markets by analyzing demographic, competitive and regulatory factors, site selection and availability and growth potential. We seek to add locations that offer check cashing, consumer lending or a combination of both. In addition, we will continue to grow our direct-to-consumer lending services that enable us to access a broader customer base without the capital expense of adding company stores.

        Maintaining our Customer-driven Retail Philosophy.    We strive to maintain our customer-service-oriented approach and meet the basic financial service needs of our working, lower- and middle-income customers. We believe our approach differentiates us from many of our competitors and is a key tenet of our employee training programs. We offer extended operating hours in clean, attractive and secure store locations to enhance appeal and stimulate store traffic. In certain markets, we operate stores that are open 24 hours a day. To ensure customer satisfaction, we periodically send anonymous market researchers posing as shoppers to our U.S. stores to measure customer service performance. We plan to continue to develop ways to improve our performance, including through incentive programs to reward employees for exceptional customer service.

        Enhancing Network and Store-level Profitability.    With our network of 1,080 stores, we are well positioned to capitalize on economies of scale. Our centralized core support functions, including collections, call center, field operations and service, loan processing and tax filing, enable us to generate efficiencies by improving collections and purchasing power with our vendors. Our proprietary systems are used to improve our customer relations and loan servicing activities, as well as to provide a highly efficient means to manage our compliance efforts. We plan to continue to take advantage of these efficiencies to enhance network and store-level profitability.

Customers

        Our core customer group generally lacks sufficient income to accumulate assets or to build savings. These customers rely on their current income to cover immediate living expenses and cannot afford to wait for checks to clear through the commercial banking system. We believe that many of our customers use our check cashing services in order to access cash immediately without having to maintain a minimum balance in a checking account and our short-term lending services to borrow money to fund living expenses and other short-term needs. We believe that consumers value our affordability and attention to customer service, and their choice of financial service provider is influenced by our convenient locations and extended operating hours.

U.S. Customers

        Based on our operating experience and information provided to us by our customers, we believe that our core domestic check cashing customer group is composed of individuals between the ages of 18 and 44. The majority of these individuals rent their homes, are employed and have annual household incomes of between $10,000 and $35,000, with a median income of $22,500. We believe that many of our customers are workers or independent contractors who receive payment on an irregular basis and generally in the form of a check. In addition, we believe that although approximately 49% of our U.S. customers do have bank accounts, these customers use check cashing stores because they find the locations and extended business hours more convenient than those of banks and because they value the ability to receive cash immediately, without waiting for a check to clear.

        Our operating experience and customer data also suggest that short-term consumer loan customers are mainly individuals between the ages of 18 and 49. The majority of these individuals rent their homes and are employed in professional/managerial positions. A survey conducted by the Credit Research Center of Georgetown University found that 51.5% of short-term consumer loan customers reported household incomes between $25,000 and $50,000 with 25.4% greater than $50,000. The survey also found that these customers choose short-term consumer loans because of easy and fast approval and convenient locations. Unlike many of our check cashing customers, short-term consumer loan customers have a bank account but experience temporary shortages in cash from time to time.

Canadian Customers

        Based on recent market research surveys, we believe that the demographics of our Canadian customers are somewhat different from those of our U.S. customers. Our typical Canadian check cashing customer is approximately 30 years old, employed in the trades/labor sector and earning $(USD)28,000 annually. Our typical Canadian short-term loan customer is 25 to 44 years old, employed in the services sector and earning $(USD)35,000 annually. Approximately 60% of our Canadian customers are male and 40% are female. In contrast to the United States, 66% of our Canadian check cashing customers have bank accounts. Our research shows that these customers continue to use our services because of our fast and courteous service, the stores' extended operating hours and convenient locations.

U.K. Customers

        Recent market research conducted on our behalf and our own customer data have shown that 89% of our U.K. customers have annual incomes below $(USD)30,000, and 58% are under the age of 35. According to market research, approximately 85% of our customer base is employed, with equal numbers of males and females. While 80% of our U.K. customers have bank accounts, they report a high level of dissatisfaction with their current bank relationship. Market research indicated customer service satisfaction levels for our U.K. customers above 95% compared with 50% to 65% satisfaction for the major banks. Staff friendliness and face-to-face contact are key drivers of customer satisfaction. Our research indicates that the need for immediate cash is the number one reason for using our services.

Products and Services

        Customers typically use our stores to cash checks (payroll, government and personal), obtain short-term consumer loans and use one or more of the additional financial services available at most locations, including Western Union money order and money transfer products, electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services.

Check Cashing

        Customers may cash all types of checks at our check cashing locations, including payroll checks, government checks and personal checks. In exchange for a verified check, customers receive cash immediately and do not have to wait several days for the check to clear. Before we distribute any cash, we verify both the customer's identification and the validity of the check (occasionally using multiple sources) as required by our standard verification procedures. Customers are charged a fee for this service (typically a small percentage of the face value of the check). The fee varies depending on the size and type of check cashed, the customer's check cashing history at our stores and applicable regulatory limitations. For fiscal 2003, check cashing fees averaged approximately 3.55% of the face value of checks cashed.

        The following chart presents summaries of revenue from our check cashing operations, broken down by consolidated operations, U.S. operations and Canadian and U.K. operations for the periods indicated below:

	Year ended June 30,
	1999	2000	2001	2002	2003
Consolidated operations:
Face amount of checks cashed	$2,319,847,000	$2,743,765,000	$3,046,705,000	$2,969,455,000	$3,051,982,000
Number of checks cashed	7,490,406	8,204,528	9,001,635	8,689,819	8,585,459
Average face amount per check	$309.71	$334.42	$338.46	$341.72	$355.48
Average fee per check	10.14	11.87	11.74	12.06	12.63
Average fee as a % of face amount	3.28%	3.55%	3.47%	3.53%	3.55%
U.S. operations:
Face amount of checks cashed	$1,723,912,000	$1,712,912,000	$1,728,504,000	$1,636,967,000	$1,508,407,000
Number of checks cashed	5,176,483	4,654,747	4,485,393	4,317,534	3,786,363
Average face amount per check	$333.03	$367.99	$385.36	$379.14	$398.38
Average fee per check	10.73	12.17	12.19	12.41	12.98
Average fee as a % of face amount	3.22%	3.31%	3.16%	3.27%	3.26%
Canadian and U.K. operations:
Face amount of checks cashed	$595,935,000	$1,030,853,000	$1,318,201,000	$1,332,488,000	$1,543,575,000
Number of checks cashed	2,313,923	3,549,781	4,516,242	4,372,285	4,799,096
Average face amount per check	$257.54	$290.40	$291.88	$304.76	$321.64
Average fee per check	8.98	11.47	11.30	11.71	12.35
Average fee as a % of face amount	3.49%	3.95%	3.87%	3.84%	3.84%

        If a check cashed by us is not paid for any reason, we record the full face value of the check as a loss in the period when the check was returned unpaid. We then send the check to our internal collections department, or occasionally directly to the store, for collection. Our employees contact the maker and/or payee of each returned check. In certain circumstances, we will take appropriate legal action. Recoveries on returned items are credited in the period when the recovery is received. During fiscal 2003, we collected 74.2% of the face value of returned checks.

        The following chart presents summaries of our returned check experience, broken down by consolidated operations, U.S. operations and Canadian and U.K. operations for the periods indicated below:

	Year ended June 30,
	1999	2000	2001	2002	2003
Consolidated operations:
Face amount of returned checks	$16,607,000	$22,866,000	$27,938,000	$27,874,000	$26,164,000
Collections on returned checks	12,522,000	17,096,000	19,752,000	20,812,000	19,426,000
Net write-offs of returned checks	4,085,000	5,770,000	8,186,000	7,062,000	6,738,000
Collections as a percentage of returned checks	75.4%	74.8%	70.7%	74.7%	74.2%
Net write-offs as a percentage of check cashing revenues	5.4	5.9	7.7	6.7	6.2
Net write-offs as a percentage of face amount of checks cashed	0.18	0.21	0.27	0.24	0.22
U.S. operations:
Face amount of returned checks	$11,247,000	$12,019,000	$14,519,000	$15,411,000	$12,046,000
Collections on returned checks	7,663,000	7,807,000	8,872,000	10,560,000	8,335,000
Net write-offs of returned checks	3,583,000	4,212,000	5,647,000	4,851,000	3,711,000
Collections as a percentage of returned checks	68.0%	65.0%	61.1%	68.5%	69.2%
Net write-offs as a percentage of check cashing revenues	6.5	7.4	10.3	9.1	7.6
Net write-offs as a percentage of face amount of checks cashed	0.21	0.25	0.33	0.30	0.25
Canadian and U.K. operations:
Face amount of returned checks	$5,360,000	$10,847,000	$13,419,000	$12,463,000	$14,118,000
Collections on returned checks	4,859,000	9,289,000	10,880,000	10,252,000	11,091,000
Net write-offs of returned checks	502,000	1,558,000	2,539,000	2,211,000	3,027,000
Collections as a percentage of returned checks	90.6%	85.6%	81.1%	82.3%	78.6%
Net write-offs as a percentage of check cashing revenues	2.4	3.8	5.0	4.3	5.1
Net write-offs as a percentage of face amount of checks cashed	0.08	0.15	0.19	0.17	0.20

Consumer Lending

        We originate short-term loans on behalf of two domestic banks and for our own account.

        The short-term consumer loans we originate are commonly referred to as "payday" or "deferred deposit" loans. In a payday-loan transaction, at the time the funds are advanced to the borrower, the borrower signs a note and provides the lender with a post-dated check or a written authorization to initiate an automated clearinghouse charge to the borrower's checking account for the loan principal plus a finance charge. If the borrower has not paid off the loan in cash on or before the due date (which is generally set at a date on or near the borrower's next payday), the check or automated clearinghouse debit is presented for payment on the due date.

        Since June 13, 2002, we have acted as a servicer for County Bank of Rehoboth Beach, Delaware and since October 18, 2002, for First Bank of Delaware. On behalf of these banks, we market unsecured short-term loans to customers with established bank accounts and verifiable sources of income. Loans are made for amounts up to $500, with terms of 7 to 23 days. Under these programs, we earn servicing fees, which may be reduced if the related loans are not collected. We maintain a reserve for estimated reductions. In addition, we maintain a reserve for anticipated losses for loans we make directly. In order to estimate the appropriate level of these reserves, we consider the amount of outstanding loans owed to us, as well as loans owed to banks and serviced by us, the historical loans charged-off, current collection patterns and current economic trends. As these conditions change, additional allowances might be required in future periods. During fiscal 2003, County Bank originated or extended approximately $277.9 million of loans through our locations and document transmitters. First Bank originated or extended approximately $92.5 million of loans through our locations in Arizona, California and Ohio during fiscal 2003. County Bank originated or extended approximately $14.7 million of loans through us during fiscal 2002.

        We also originate unsecured short-term loans to customers on our own behalf in Canada, the United Kingdom and certain U.S. markets. We bear the entire risk of loss related to these loans. In the United States, these loans are made for amounts up to $500, with terms of 7 to 37 days. In Canada, loans are issued to qualified borrowers based on a percentage of the borrower's income, with terms of 1 to 35 days. We issue loans in the United Kingdom for up to £500 with a term of 28 days. We originated or extended approximately $427.6 million of loans through our locations and document transmitters during fiscal 2003 and approximately $284.7 million through our locations and document transmitters during 2002.

        We had approximately $20.4 million of consumer loans on our balance sheet at June 30, 2003 and approximately $18.2 million on June 30, 2002. These amounts are reflected in loans and other receivables. Loans and other receivables at June 30, 2003 are reported net of a reserve of $2.4 million related to consumer lending. Loans and other receivables at June 30, 2002 are reported net of a reserve of $2.9 million related to consumer lending.

        The following chart presents a summary of our consumer lending originations, which includes loan extensions, and revenues for the following periods:

	Year ended June 30,			Three months ended September 30,
	2001	2002	2003	2003
	(in thousands)
U.S. company funded originations	$11,965	$19,723	$81,085	$14,268
Canadian company funded originations	138,127	188,632	248,149	75,574
U.K. company funded originations	44,679	76,344	98,388	26,508

Total company funded originations	$194,771	$284,699	$427,622	$116,350

Servicing revenues, net	$41,920	$44,765	$41,175	11,413
Company funded domestic loan revenues	1,966	3,545	14,137	2,155
Company funded foreign loan revenues	18,776	27,043	35,918	10,495
Net write-offs on company funded loans	(4,295)	(5,554)	(9,716)	(2,666)

Total consumer lending revenues, net	$58,367	$69,799	$81,514	$21,397

Net write-offs as a percentage of total company funded originations	2.2%	2.0%	2.3%	2.3%

        During 2002, Eagle National Bank discontinued the business of offering short-term consumer loans through our stores and our document transmitter locations. Under this program, we earned marketing and servicing fees. Eagle originated or extended approximately $402.7 million of loans through us during fiscal 2002.

Other Services and Products

        In addition to check cashing and short-term loans, our customers may choose from a variety of products and services when conducting business at our locations. These services include Western Union money order and money transfer products, electronic tax filing, bill payment, foreign currency exchange, photo ID and prepaid local and long-distance phone services. A survey of our customers by an independent third party revealed that over 50% of customers use other services in addition to check cashing. We believe that our check cashing and consumer lending customers enjoy the convenience of other high-value products and services offered by us.

        Among our most significant products and services other than check cashing and short-term loans are the following:

  •
  Money Transfers—Through a strategic alliance with Western Union, customers can transfer funds to any location providing Western Union money transfer services. Western Union currently has 150,000 agents in more than 190 countries throughout the world. We receive a percentage of the commission charged by Western Union for the transfer. For fiscal 2003, we generated total money transfer revenues of $11.7 million, primarily at our check cashing stores.

  •
  Money Orders—Our stores issue money orders for a minimal fee. Customers who do not have checking accounts typically use money orders to pay rent and utility bills. During fiscal 2003, money order transactions had an average face amount of $140 and an average fee of $1.03. For fiscal 2003, our customers purchased 2.4 million money orders, generating total money order revenues of $2.5 million.

Store Operations

Locations

        The following chart sets forth the number of stores in operation as of the dates:

	June 30,
Markets						September 30, 2003
	1999	2000	2001	2002	2003
California
Southern	41	44	47	47	47	47
Northern	79	92	95	93	91	90
Arizona
Phoenix	25	34	40	45	43	43
Tucson	0	7	13	16	16	16
Ohio
Cleveland	22	21	19	19	18	18
Other Ohio cities(1)	5	7	5	4	4	4
Pennsylvania
Philadelphia	10	11	8	8	6	6
Pittsburgh	10	10	11	11	11	11
Other United States
Washington	15	17	21	18	18	18
Virginia	14	15	16	16	16	16
Oklahoma	0	8	13	13	10	10
Nevada	0	1	11	11	8	8
Colorado	0	6	14	15	7	7
Oregon	0	2	5	5	5	5
Louisiana	3	3	4	4	4	4
Texas	3	3	3	4	4	4
Utah	3	7	5	5	4	4
New Mexico	4	4	3	3	3	3
Hawaii	3	3	3	3	3	3
Maryland/D.C.	4	4	11	10	2	2
Wisconsin	1	1	1	1	1	1
Franchised locations	3	0	0	0	0	0
Canada
Company operated	101	139	157	167	181	183
Franchised locations	80	81	86	87	109	110
United Kingdom
Company operated	11	107	126	123	122	122
Franchised locations	0	264	261	290	351	345
Total stores	437	891	978	1,018	1,084	1,080

(1)
These other cities include Akron, Canton, Youngstown and Cincinnati.

        All of our company-operated stores are leased, generally under leases providing for an initial multi-year term and renewal terms from one to five years. We generally assume the responsibility for required leasehold improvements, including signage, customer service representative partitions, alarm systems, computers, time-delayed safes and other office equipment. We adhere to a strict set of market survey and location guidelines when selecting store sites in order to ensure that our stores are placed in desirable locations near our customers.

Facilities and Hours of Operation

        As part of our retail and customer-driven strategy, we present a clean and attractive environment and an appealing format for our stores. Size varies by location, but the stores are generally 1,000 to 1,400 square feet, with approximately half of that space allocated to the teller and back office areas.

        Operating hours vary by location, but are typically extended and designed to cater to those customers who, due to work schedules, cannot make use of "normal" banking hours. A typical store operates from 9:00 A.M. to 9:00 P.M. during weekdays and on Saturdays, and from 10:00 A.M. to 5:00 P.M. on Sundays. In certain locations, we operate stores 24 hours, seven days per week.

Operational Structure

        Our senior management is located at our corporate headquarters in Berwyn, Pennsylvania and is responsible for our overall direction. We also maintain corporate offices in Victoria, British Columbia and Nottingham, England. Management of our North American store operations is located in our Victoria office while the Nottingham office provides support for our U.K. store operations. This support includes centralized functions such as information systems, treasury, accounting, human resources, loss prevention and marketing. Our corporate staff also includes personnel dedicated to compliance functions, including internal audit, risk management, privacy and general counsel functions. We believe that our ongoing investment in and company-wide focus on our compliance practices provides us with a competitive advantage relative to most other companies in our industry.

        Additionally, in each country in which we operate, we have a store management organization that is responsible for the day to day operations of our stores. District managers are directly responsible for the oversight of our store managers and store operations. Typically, each district manager oversees eight to ten stores. Each district manager reports to a market manager who supervises approximately five district managers. The market managers report to the head of operations in their respective corporate office.

        In addition, in fiscal 2001 we opened a centralized facility to support our domestic consumer lending business. This call-center facility, located in Salt Lake City, Utah, currently employs 141 full-time staff. Operating from 8:00 A.M. to midnight, eastern time (including weekends), our staff performs inbound and outbound customer service for current and prospective consumer loan customers as well as collection and loan-servicing functions for all past-due domestic consumer loans. Our management at this facility includes experienced call-center operations, customer service, information technology and collection personnel. We believe that this centralized facility has helped us to improve our loan servicing significantly and has led to reduced credit losses on loans originated by us in the United States and significantly enhances our ability to manage the compliance responsibilities related to our domestic consumer lending operations.

Technology

        We currently have an enterprise-wide transaction processing computer network. We believe that this system has improved customer service by reducing transaction time and has allowed us to manage returned-check losses and loan collection efforts better and to comply with regulatory record keeping and reporting requirements.

        We continue to enhance our point-of-sale transaction processing system composed of a networked hardware and software package with integrated database and reporting capabilities. The point-of-sale system provides our stores with instantaneous customer information, thereby reducing transaction time and improving the efficiency of our credit verification process. Also, we have deployed an enhanced centralized loan management and collections system that provides improved customer service processing and management of loan transactions. The loan-management system and collections system uses integrated automated clearinghouse payment and returns processing, which facilitates faster notification of returns and faster clearing of funds as well as utilizing fax server document-processing technology, which has the effect of reducing both processing and loan closing times. The point-of-sale system, together with the enhanced loan-management and collections systems, has improved our ability to offer new products and services and our customer service.

Security

        The principal security risks to our operations are robbery and defalcation. We have put in place extensive security systems, dedicated security personnel and management information systems to address both areas of potential loss. We believe that our systems are among the most effective in the industry. Net security losses represented less than 0.8% of total revenues for fiscal 2003, a decline from net security losses of 1.1% of total revenues for fiscal 2002.

        To protect against robbery, most store employees work behind bullet-resistant glass and steel partitions, and the back office, safe and computer areas are locked and closed to customers. Each store's security measures include safes, electronic alarm systems monitored by third parties, control over entry to teller areas, detection of entry through perimeter openings, walls and ceilings and the tracking of all employee movement in and out of secured areas. Employees use cellular phones to ensure safety and security whenever they are outside the secure teller area. Additional security measures include identical alarm systems in all stores, remote control over alarm systems, arming/disarming and changing user codes and mechanically and electronically controlled time-delay safes.

        Since we handle high volumes of cash and negotiable instruments at our locations, daily monitoring, unannounced audits and immediate responses to irregularities are critical in combating defalcations. We have an internal auditing department that, among other things, performs periodic unannounced store audits and cash counts at randomly selected locations.

Seasonality

        Our business is seasonal due to the impact of several tax-related services, including cashing tax refund checks, making electronic tax filings and processing applications for refund anticipation loans. Historically, we have generally experienced our highest revenues and earnings during our third fiscal quarter ending March 31, when revenues from these tax-related services peak.

Advertising and Marketing

        We frequently survey and research customer trends and purchasing patterns in order to place the most effective advertising for each market. Our marketing promotions typically include in-store merchandising materials, advertising support and instruction of store personnel in the use of the materials. Drawing on statistical data from our transaction database, we use sophisticated direct marketing strategies to communicate with existing customers and prospects with demographic characteristics similar to those of existing customers. National television advertising promotes our brand in Canada and our franchisees contribute to fund this advertising. We also arrange cooperative advertising for our products and services with strategic partners such as Western Union. We provide our store managers with local marketing training that sets standards for promotions and marketing programs for their stores. Local marketing includes attendance and sponsorship of community events. A national classified telephone directory company is used to place all Yellow Pages advertising as effectively and prominently as possible. We research directory selection to assure effective communication with our target customers.

Competition

        Our store network represents the second-largest network of its kind in the United States and the largest network of its kind in each of Canada and the United Kingdom. The industry in which we operate in the United States is highly fragmented. An independent industry report estimated the number of check cashing outlets at 13,000 in March 2002, an increase from the approximately 2,200 national listings in 1986, according to a similar industry survey. We believe we operate one of only seven U.S. check cashing store networks that have more than 100 locations, the remaining competitors being local chains and single-unit operators. According to an industry survey, the seven largest check cashing chains in the United States control fewer than 22% of the total number of U.S. stores, reflecting the industry's fragmented nature. An independent report estimated the number of stores offering short-term consumer loans as their principal business at approximately 12,000 as of June 2003.

        In Canada, we believe that we are the industry leader and that we hold a dominant market share and exceptional brand awareness. In a recent public opinion study of three major metropolitan markets in English-speaking Canada, we found that we have achieved brand awareness of 85%. We estimate that the number of outlets offering check cashing and/or short-term consumer loans is 1,100. We believe there is only one other network of stores with over 100 locations and only three chains with over 50 locations. While we believe that we enjoy almost 30% market share by outlet in Canada, our research estimates our market share by volume of business to be closer to 50%.

        Based on information from the British Cheque Cashers Association, we believe that we have a U.K. market share of approximately 25% measured by number of stores. In addition, we believe that our 467 company-operated and franchised stores account for 40% of the total check cashing transactions performed at check cashing stores in the United Kingdom. In the consumer lending market, recent research indicates that the market for small, short-term loans is served by approximately 1,500 store locations, which include check cashers, pawn brokers and home-collected credit companies.

        In addition to other check cashing stores and consumer lending stores in the United States, Canada and the United Kingdom, we compete with banks and other financial services entities, as well as with retail businesses, such as grocery and liquor stores, which often cash checks for their customers. Some competitors, primarily grocery stores, do not charge a fee to cash a check. However, these merchants provide this service to a limited number of customers with superior credit ratings and will typically only cash "first party" checks or those written on the customer's account and made payable to the store.

        We also compete with companies that offer automated check cashing machines, and with franchised kiosk units that provide check-cashing and money order services to customers, which can be located in places such as convenience stores, bank lobbies, grocery stores, discount retailers and shopping malls.

        We believe that convenience, hours of operations and other aspects of customer service are the principal factors influencing customers' selection of a financial services company in our industry, and that the pricing of products and services is a secondary consideration.

Regulation

        We are subject to regulation by foreign, federal and state governments that affects the products and services we provide. In general, this regulation is designed to protect consumers who deal with us and not to protect the holders of our securities, including the notes.

Regulation of Check Cashing Fees

        To date, regulation of check cashing fees has occurred on the state level. We are currently subject to fee regulation in seven states, Arizona, California, Hawaii, Louisiana, Maryland, Ohio and

Pennsylvania, and the District of Columbia, where regulations set maximum fees for cashing various types of checks. Our fees comply with all state regulations.

        Certain states, including California, Ohio, Pennsylvania, Utah and Washington, and the District of Columbia, have enacted licensing requirements for check cashing stores. Other states, including Ohio, require the conspicuous posting of the fees charged by each store. A number of states, including Ohio, also have imposed recordkeeping requirements, while others require check cashing stores to file fee schedules with the state.

        In Canada, the federal government does not directly regulate our industry, nor do provincial governments generally impose any regulations specific to the industry. The exception is in the Province of Québec, where check cashing stores are not permitted to charge a fee to cash government checks.

Regulation of Consumer Lending

        In the majority of states where we engage in consumer lending, we act as a servicer for County Bank or First Bank, federally insured financial institutions both chartered under the laws of the state of Delaware. We provide County Bank and First Bank with marketing, servicing and collections services for their unsecured short-term loan products that are offered under our brand name Cash "Til Payday.

        County Bank and First Bank are subject to federal and state banking regulations. Legislation has been introduced in the past at both the state and federal levels that could affect our ability to generate origination fees as a servicer for a bank, as well as our ability to offer consumer loans directly to consumers. While we do not believe that any federal legislation will be passed, if enacted we would not be able to market short-term loans as currently structured. The FDIC, which is the primary federal regulator of County Bank and First Bank, has also proposed increasing the capital requirement for banks involved in this business to as much as 100%. These capital requirements could make it substantially more expensive for such banks to engage in consumer lending.

        We have determined, primarily for regulatory reasons, that we should make consumer loans directly to consumers in seven states where advantageous enabling legislation exists: California, Colorado, Louisiana, Oklahoma, Oregon, Virginia and Wisconsin. We have decided not to participate in the consumer lending business in certain other states where legislation is unfavorable or the service is not likely to be profitable. We currently can participate in the consumer lending business in all states where we have a sizeable presence, although there is no guarantee that this situation will continue.

        Our Canadian consumer lending activities are subject to provincial licensing in Saskatchewan, Nova Scotia and Newfoundland but are subject only to limited substantive regulation. A federal usury ceiling applies to loans we make to Canadian consumers. Such borrowers contract to repay us in cash; if they repay by check, we also collect, in addition to the maximum permissible finance charge, our customary check-cashing fees.

        In the United Kingdom, consumer lending is governed by the Consumer Credit Act of 1974 and related rules and regulations. As required by the act, we have obtained licenses from the Office of Fair Trading, which is responsible for regulating competition policy and consumer protection. The act also contains rules regarding the presentation, form and content of loan agreements, including statutory warnings and the layout of financial information. To comply with these rules, we use model credit agreements provided by the British Cheque Cashers Association.

        Our consumer lending activities are also subject to certain other state, federal and foreign regulations, including, but not limited to, regulations governing lending practices and terms, such as truth in lending and usury laws, and rules regarding advertising content.

Currency Reporting Regulation

        Regulations promulgated by the United States Department of the Treasury under the Bank Secrecy Act require reporting of transactions involving currency in an amount greater than $10,000, or the purchase of monetary instruments for cash in amounts from $3,000 to $10,000. In general, every financial institution must report each deposit, withdrawal, exchange of currency or other payment or transfer that involves currency in an amount greater than $10,000. In addition, multiple currency transactions must be treated as a single transaction if the financial institution has knowledge that the transactions are by, or on behalf of, any one person and result in either cash in or cash out totaling more than $10,000 during any one business day. We believe that our point-of-sale system and employee training programs support our compliance with these regulatory requirements.

        Also, money services businesses are required by the Money Laundering Act of 1994 to register with the United States Department of the Treasury. Money services businesses include check cashers and sellers of money orders. Money services businesses must renew their registrations every two years, maintain a list of their agents, update the agent list annually and make the agent list available for examination. In addition, the Bank Secrecy Act requires money services businesses to file a Suspicious Activity Report for any transaction conducted or attempted involving amounts individually or in total equaling $2,000 or greater, when the money services businesses knows or suspects that the transaction involves funds derived from an illegal activity, the transaction is designed to evade the requirements of the Bank Secrecy Act or the transaction is considered so unusual that there appears to be no reasonable explanation for the transaction. The USA PATRIOT Act includes a number of anti-money-laundering measures designed to assist in the identification and seizure of terrorist funds, including provisions that will directly impact check cashers and other money services businesses. Specifically, the USA PATRIOT Act requires all check cashers to establish certain programs designed to detect and report money laundering activities to law enforcement. We believe we are in compliance with the USA PATRIOT Act.

Privacy Regulation

        We are subject to a variety of state, federal and foreign laws and regulations restricting the use and seeking to protect the confidentiality of identifying and other personal consumer information. We have systems in place intended to safeguard such information as required.

Other Regulation

        We operate a total of 138 stores in California and Maryland. These states have enacted so-called "prompt remittance" statutes. These statutes specify a maximum time for the payment of proceeds from the sale of money orders to the issuer of the money orders. In this way, the statutes limit the number of days, known as the "float," that we have use of the money from the sale of the money order.

        In addition to fee regulations, licensing requirements and prompt remittance statutes, certain jurisdictions have also placed limitations on the commingling of money order proceeds and established minimum bonding or capital requirements.

Proprietary Rights

        We hold the rights to a variety of service marks relating to products or services we provide in our stores. In addition, we maintain service marks relating to the various names under which our stores operate.

Insurance Coverage

        We maintain insurance coverage against losses, including theft, to protect our earnings and properties. We also maintain insurance coverage against criminal acts with a deductible of $50,000 per occurrence.

Employees

        On June 30, 2003, we employed 3,348 persons worldwide, consisting of 274 persons in our accounting, management information systems, legal, human resources, treasury, finance and administrative departments and 3,074 persons in our stores, including customer service representatives, store managers, regional supervisors, operations directors and store administrative personnel.

        None of our employees is represented by a labor union, and we believe that our relations with our employees are good.

Legal Proceedings

        On October 21, 2003, a former customer, Kenneth D. Mortillaro, commenced an action against our Canadian subsidiary on behalf of a purported class of Canadian borrowers (except those residing in British Columbia and Québec) who, Mortillaro claims, were subjected to usurious charges in payday loan transactions. The action, which is pending in the Ontario Superior Court of Justice, alleges violations of a Canadian federal law proscribing usury and seeks restitution and damages in an unspecified amount, including punitive damages. On November 6, 2003, we learned of substantially similar claims asserted on behalf of a purported class of Alberta borrowers by Gareth Young, a former customer of our Canadian subsidiary. The action is pending in the Court of Queens Bench of Alberta and seeks an unspecified amount of damages and other relief. Like the plaintiff in the MacKinnon action referred to below, Mortillaro and Young have agreed to arbitrate all disputes with us. We believe that we have meritorious procedural and substantive defenses to Mortillaro's and Young's claims, and we intend to defend those claims vigorously.

        We are a defendant in four putative class-action lawsuits, all of which were commenced by the same plaintiffs' law firm, alleging violations of California's wage-and-hour laws. The named plaintiffs in these suits, which are pending in the Superior Court of the State of California, are our former employees Vernell Woods (commenced August 22, 2000), Juan Castillo (commenced May 1, 2003), Stanley Chin (commenced May 7, 2003) and Kenneth Williams (commenced June 3, 2003). Each of these suits seeks an unspecified amount of damages and other relief in connection with allegations that we misclassified California store (Woods) and regional (Castillo) managers as "exempt" from a state law requiring the payment of overtime compensation, that we failed to provide employees with meal and rest breaks required under a new state law (Chin) and that we computed bonuses payable to our store managers using an impermissible profit-sharing formula (Williams). In January 2003, without admitting liability, we sought to settle the Woods case, which we believe to be the most significant of these suits, by offering each individual putative class member an amount intended in good faith to settle his or her claim. As of September 30, 2003, 92% of these settlement offers had been accepted. Plaintiffs' counsel is presently disputing through arbitration the validity of the settlements accepted by the individual putative class members. We believe we have meritorious defenses to the challenge and to the claims of the non-settling putative Woods class members and plan to defend them vigorously. We believe we have adequately provided for the costs associated with this matter. We are vigorously defending the Castillo, Chin and Williams lawsuits and believe we have meritorious defenses to the claims asserted in those matters. We believe the outcome of such litigation will not significantly affect our financial results.

        On January 29, 2003, a former customer, Kurt MacKinnon, commenced an action against our Canadian subsidiary and 26 other Canadian lenders on behalf of a purported class of British Columbia residents who, plaintiff claims, were overcharged in payday-loan transactions. The action, which is pending in the Supreme Court of British Columbia, alleges violations of laws proscribing usury and unconscionable trade practices and seeks restitution and damages, including punitive damages, in an unknown amount. On March 25, 2003, we moved to stay the action as against us and to compel arbitration of plaintiff's claims as required by his agreement with us. We are presently awaiting a decision on that motion. We believe we have meritorious defenses to the action and intend to defend it vigorously. We believe the outcome of such litigation will not significantly affect our financial results.

        On October 30, 2002, the Oklahoma Administrator of Consumer Credit issued an administrative order revoking the supervised-lending license of our Oklahoma subsidiary on the ground that certain loans marketed by the subsidiary and made by County Bank did not conform with Oklahoma usury laws. The Administrator's order also required the subsidiary to refund certain purportedly excess finance charges collected by County Bank. We appealed this order to the Oklahoma District Court and also appealed a federal court's abstention from ruling on this matter to the United States Court of Appeals for the Tenth Circuit. Effective November 24, 2003, we consummated a comprehensive settlement of this litigation.

        In addition to the litigation discussed above, we are involved in routine litigation and administrative proceedings arising in the ordinary course of business. In our opinion, the outcome of such litigation and proceedings will not significantly affect our financial results.

MANAGEMENT

Directors and Officers

        Our directors and officers and their respective ages and positions are set forth below:

Name	Age	Position with Dollar Financial Group, Inc.
Jeffrey Weiss	60	Chairman of the Board of Directors and Chief Executive Officer
Donald Gayhardt	39	President, Chief Financial Officer and Director
Sydney Franchuk	51	Senior Vice President and President—Canadian Operations
Cameron Hetherington	39	Senior Vice President and President—U.K. Operations
Peter Sokolowski	42	Vice President, Chief Credit Officer
Cyril Means	36	Vice President, General Counsel
Melissa Soper	37	Vice President, Human Resources
William Athas	42	Director of Finance

        The directors and officers of our parent company, DFG Holdings, Inc., and their respective ages and positions are set forth below:

Name	Age	Position with DFG Holdings, Inc.
Jeffrey Weiss	60	Chairman of the Board of Directors and Chief Executive Officer
Donald Gayhardt	39	President, Chief Financial Officer and Director
Michael Koester	31	Director
Muneer Satter	42	Director
Jonathan Seiffer	32	Director
Jonathan Sokoloff	46	Director
Michael Solomon	28	Director

        Jeffrey Weiss has served as our and our parent company's Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc. acquired us in May 1990. Until June 1992, Mr. Weiss was also a Managing Director at Bear Stearns with primary responsibility for the firm's investments in small to mid-sized companies, in addition to serving as Chairman and Chief Executive Officer for several of these companies. Mr. Weiss is the author of several popular financial guides.

        Donald Gayhardt has served as President of our company and our parent company since December 1998 and Chief Financial Officer of both companies since April 2001. He also served as Executive Vice President and Chief Financial Officer of both companies from 1993 to 1997. In addition, he joined our board as a director in 1990. Prior to joining us, Mr. Gayhardt was employed by Bear Stearns from 1988 to 1993, most recently as an Associate Director in the Principal Activities Group, where he had oversight responsibility for the financial and accounting functions at a number of manufacturing, distribution and retailing firms, including our company. Prior to joining Bear Stearns, Mr. Gayhardt held positions in the mergers and acquisitions advisory and accounting fields.

        Sydney Franchuk, our Senior Vice President and President—Canadian Operations, has served as President of our Canadian operations since November 1997. Previously, Mr. Franchuk held the position of Vice President of Finance and Administration for National Money Mart Co. and Check Mart, an affiliated company in the United States. Prior to joining us in 1985, Mr. Franchuk was a public accountant with Woods & Company (now Ernst & Young LLP) Chartered Accountants and is a Certified Management Accountant.

        Cameron Hetherington, our Senior Vice President and President—U.K. Operations, has also served as Managing Director of Dollar Financial UK Limited since March 1999. From July 1993 to September 1998, Mr. Hetherington was employed at our Canadian operations in a variety of senior management positions, including National Operations Manager. From June 1983 to November 1992, Mr. Hetherington served as a commissioned officer within the Australian Defence Force in a variety of operational, training and administrative roles both domestically and overseas.

        Peter Sokolowski has been our Vice President—Chief Credit Officer since October 2002 and has overall responsibility for the oversight of underwriting, analysis and performance monitoring for our credit products. He also served as our Vice President—Finance from 1991 to 2002. Prior to joining us, Mr. Sokolowski worked in various financial positions in the commercial banking industry.

        Cyril Means has served as our Vice President and General Counsel since May 1999. Prior to joining us, Mr. Means served as Vice President and Corporate Counsel to The Aegis Consumer Funding Group, Inc. from 1995 to 1997, and as Executive Vice President and General Counsel of Aegis from 1997 to 1999, where he was primarily responsible for the company's securitization facility and credit lines. Prior to joining Aegis, Mr. Means held in-house legal positions in the insurance, commercial real estate and entertainment fields.

        Melissa Soper has been our Vice President—Human Resources since October 1996 and has overall responsibility for our human resources compliance to state and federal labor laws. Prior to joining us, Ms. Soper served as a Director of Human Resources for a national hotel chain.

        William Athas has been our Director of Finance since January 2000 and has overall responsibility for the accounting oversight at the holding company level. Prior to joining us, he was the divisional controller of Timet, a titanium metals company, from December 1998 to January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from August 1987 to December 1998, where he became the assistant corporate controller in 1997. He attained his CPA certification in 1989.

        Michael Koester has been a director of our parent company since November 2003. He has been a vice president of Goldman Sachs & Co.'s Principal Investment Area since December 2002. From August 1999 to December 2002, he was an associate of Goldman Sachs. Prior to joining Goldman Sachs, he attended business school from September 1997 to June 1999.

        Muneer Satter has been a director of our parent company since December 1998. He is a Managing Director in Goldman Sachs' Principal Investment Area in New York. Prior to this assignment, he was head of Goldman Sachs' Principal Investment Area in Europe and was based in London. He joined the firm in 1988 and became a managing director in 1996.

        Jonathan Seiffer has been a director of our parent company since October 2001. He has been a partner of Leonard Green & Partners, L.P. since January 1999. From December 1997 to January 1999 he was a vice president of Leonard Green & Partners, L.P. From October 1994 until December 1997, Mr. Seiffer was an associate of Leonard Green & Partners, L.P. Prior to October 1994, Mr. Seiffer was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. He is also a director of Diamond Triumph Auto Glass, Inc., Liberty Group Publishing, Inc. and several private companies.

        Jonathan Sokoloff has been a director of our parent company since December 1998. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff was previously a Managing Director at Drexel Burnham Lambert Incorporated. Mr. Sokoloff is also a director of The Sports Authority, Rite Aid Corporation, Diamond Triumph Auto Glass, Inc. and several private companies.

        Michael Solomon has been a director of our parent company since October 2002. He has been a vice president of Leonard Green & Partners, L.P. since April 2002. From May 2000 to April 2002, he was an associate with Leonard Green & Partners, L.P. From June 1996 to May 2000, Mr. Solomon was an associate with the Financial Sponsors Group of Deutsche Banc Alex Brown.

Executive Compensation

Summary Compensation Table

        The following table sets forth information with respect to the compensation of our Chief Executive Officer and each of our named executive officers whose annual total salary and bonus in fiscal 2003 exceeded $100,000:

Name and Principal Position	Year	Salary ($)	Annual Compensation Bonus ($)	Other Annual Compensation ($)		All Other Compensation ($)
Jeffrey Weiss Chairman and Chief Executive Officer	2003 2002 2001	650,000 650,000 600,000	— — 100,000	60,290 122,417 162,873	(1) (1) (1)	8,414 5,625 6,000	(3)
Donald Gayhardt President and Chief Financial Officer	2003 2002 2001	350,000 350,000 300,000	— — 50,000	— — —		3,264 3,990 6,187	(3)
Sydney Franchuk Senior Vice President and President—Canadian Operations	2003 2002 2001	132,840 127,560 121,146	84,353 79,725 100,077	— — —		— — —
Cameron Hetherington Senior Vice President and President—U.K. Operations	2003 2002 2001	186,695 161,443 116,044	56,008 46,985 37,766	64,458 53,907 53,811	(2) (2) (2)	13,067 2,971 —	(3)

(1)
Amounts include $30,635 paid in fiscal 2003, $62,314 paid in fiscal 2002 and $70,581 paid in fiscal 2001 for life insurance premiums on policies where we were not the named beneficiary. Perquisites and other personal benefits provided to each other named executive officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the officer.

(2)
Amounts represent housing and other living costs.

(3)
Amounts represent payments relating to retirement plans.

Option/SAR Grants in Last Fiscal Year

        No options or SARs were granted in the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year End(1) (Exercisable/Unexercisable)
Jeffrey Weiss	0	$0	0/0	$0/$0
Donald Gayhardt	0	0	362/37	$1,458,761/$147,214
Sydney Franchuk	0	0	80/20	$322,000/$80,500
Cameron Hetherington	0	0	80/20	$322,000/$80,500

(1)
An assumed fair market value of $7,250 per share was used to calculate the value of the options. As the shares are not traded in an established public market, the value assigned is based on the last strike price at which options were granted.

Employment Agreements

        There are no employment agreements with members of senior management at this time.

Compensation Committee Interlocks and Insider Participation

        Our board of directors does not have a compensation committee. All of the members of the board of directors participated in deliberations concerning executive compensation, including Jeffrey Weiss, our Chairman and Chief Executive Officer, and Donald Gayhardt, our President and Chief Financial Officer. As of June 30, 2003, no interlocking relationship existed between our board of directors and the board of directors or compensation committee of any other company.

OWNERSHIP

        All of our issued and outstanding shares of capital stock are owned by our parent company, DFG Holdings, Inc.

        The following table sets forth the number of shares of our parent company's common stock owned beneficially on September 30, 2003 by:

  •
  each person that is the beneficial owner of more than 5% of our parent company's common stock;

  •
  all directors and nominees;

  •
  the named executive officers; and

  •
  all directors and executive officers as a group.

        The address of each officer and director is c/o Dollar Financial Group, Inc., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312, unless otherwise indicated. On June 30, 2003, there were a total of 19,864.87 shares of our parent company's common stock issued (106.71 were held in treasury).

Name and Address of Beneficial Owner of DFG Holdings, Inc. Shares	Amount of Beneficial Ownership		Percent of Class
Green Equity Investors II, L.P. 11111 Santa Monica Boulevard Los Angeles, California 90025	13,014.94		65.87%
Jeffrey Weiss	3,058.99		15.48
GS Mezzanine Partners, L.P. and GS Mezzanine Partners Offshore, L.P. and associates 85 Broad Street New York, New York 10004	2,150.46		10.88
Donald Gayhardt	526.99	(1)	2.62
Sydney Franchuk	121.24	(2)	0.61
Cameron Hetherington	80.00	(3)	0.40
All directors and officers as a group (8 persons)	3,899.04	(4)	19.20

(1)
Includes options to purchase 362.43 shares of our parent company's common stock which are currently exercisable.

(2)
Includes options to purchase 80.00 shares of our parent company's common stock which are currently exercisable.

(3)
Includes options to purchase 80.00 shares of our parent company's common stock which are currently exercisable.

(4)
Includes options to purchase 554.43 shares of our parent company's common stock which are currently exercisable. Excludes directors affiliated with Green Equity Investors II, L.P., GS Mezzanine Partners, L.P. and GS Mezzanine Partners Offshore, L.P.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

        Our parent company is a party to an amended and restated stockholders agreement with certain stockholders, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P. (collectively, "GS"), Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. (together "Ares"), Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. The stockholders agreement will terminate on November 13, 2013, though certain provisions may terminate before then if there is a public offering of our parent company's common stock.

Transfer Restrictions

        The stockholders agreement provides, among other things, for certain restrictions on the disposition of our parent company's common stock. Common stock of our parent company that is subject to the agreement may only be transferred in accordance with the terms and conditions of the agreement. Any other transfers of our parent company's common stock will be void and of no force or effect. Any shares of our parent company's common stock that are subsequently transferred to a third party will remain subject to the terms and conditions of the stockholders agreement.

Tag-Along and First Option Rights

        If, at any time, Green Equity Investors II, L.P. proposes to enter into an agreement to sell or otherwise dispose of for value more than twenty percent (20%) of the outstanding shares of our parent company's common stock owned by it as of the date of the stockholders agreement, then the other stockholders party to the stockholders agreement will be given the opportunity to participate proportionately in (in other words, "tag along" with) the sale. These tag-along provisions do not apply to certain transactions specified in the stockholders agreement.

        If, at any time, an executive who is party to the stockholders agreement desires to sell for cash all or any part of his or her shares, he or she must provide notice to Green Equity Investors II, L.P., GS, Ares and our parent company. Upon receiving notice, such parties will have the option to purchase all, but not less than all, of such shares on the same terms and conditions. If more than one of such parties exercises their option, our parent company will have first priority with Green Equity Investors II, L.P., GS and Ares having the right to purchase on a pro rata basis any remaining shares. Similar first option rights in favor of Green Equity Investors II, L.P. exist with respect to proposed sales by GS and Ares. Each of those parties and certain of our executives also have preemptive rights if our parent company issues or grants additional shares of its common stock or other equity interests.

Repurchase of Shares

        If the employment of an executive who is party to the stockholders agreement is terminated, including by reason of his or her death or permanent disability, our parent company, Green Equity Investors II, L.P., GS and Ares (with priority to our parent company and then to Green Equity Investors II, L.P., GS and Ares on a pro rata basis) will have the right and option to repurchase all of the shares then owned by the executive. The price will be the fair market value of the shares at the time the executive's employment is terminated as determined under the stockholders agreement.

Registration Rights

        The stockholders agreement also gives Green Equity Investors II, L.P. and GS the right to require our parent company to register all or part of their (and, in the case of GS, Ares') common stock under the Securities Act. Each of GS, Ares and Green Equity Investors II, L.P, to the extent they did not make such demand, may then elect to include such shares in the demand registration, or "piggyback" on the registration. Green Equity Investors II, L.P. is entitled to three demand registrations. GS is entitled to two demand registrations.

        If our parent company proposes to register any equity securities under the Securities Act, it must include in the registration all shares of its common stock that the other stockholders party to the stockholders agreement request to have registered, subject to reduction in the case of an underwritten offering.

Drag-Along Rights

        If Green Equity Investors II, L.P. agrees to sell all or substantially all of its shares to a third party, then it may demand that the other stockholders who are party to the stockholders agreement sell all, but not less than all, of their shares at the same price and on the same terms and conditions.

Grant of Proxy

        Each stockholder who is party to the stockholders agreement (other than GS) has agreed to vote its shares so that (1) so long as Jeffrey Weiss is the Chief Executive Officer of our parent company, he will be elected to the board of directors of our parent company and (2) so long as Green Equity Investors II, L.P. owns, directly or indirectly, twenty percent (20%) or more of the then outstanding stock of our parent company, it will be entitled to elect the remaining members of the board of directors. GS Mezzanine Partners, L.P. is entitled to nominate two members of our parent company's board of directors so long as GS owns any of our parent company's notes or shares of common stock.

Investor Put/Sale Rights

        Beginning September 30, 2008, each of GS and Ares, during a prescribed time period, will have the right to require our parent company to repurchase all or a portion of the shares of common stock then owned by them for an amount calculated in accordance with the stockholders agreement. In the event our parent company is unable to purchase such shares, then any party holding a majority of the shares of common stock included in such notice will have the right to require our parent company to seek to sell itself. If such right is exercised, our parent company and such holders will mutually select an investment banking firm to seek a sale transaction, and will mutually agree upon a sale process. If, upon the conclusion of such sale process, such holders wish to sell, then the other stockholder parties to the stockholders agreement have agreed to cause our parent company to complete the sale. Alternatively, if such holders do not wish to sell or the sale process otherwise does not result in the sale of our parent company, then, beginning September 30, 2010, each of GS and Ares will again have a right to require the repurchase of their shares, on substantially identical terms and conditions; and, similarly, their repurchase rights will be reinstated, on substantially identical terms and conditions, on each two-year anniversary thereafter. The sole right of GS and Ares, in the event that our parent company is unable to repurchase their shares following a repurchase election by them, is to seek a sale of our parent company as described in this paragraph.

Indebtedness of Management

        During fiscal 1999, we issued loans to certain members of management. The funds were used to pay personal income tax expense associated with the exercise of certain options and grants of certain stock in connection with the purchase of our company by Green Equity Investors II, L.P. The loans are secured by shares of our parent company's stock. As of September 30, 2003, the following members of management owed outstanding principal on these loans in excess of $60,000:

Name	Rate	Maturity Date	Outstanding Principal Amount
Jeffrey Weiss	6.00%	12/18/2004	$2,000,000
Donald Gayhardt	6.00%	12/18/2004	$96,525
Sydney Franchuk	0.00%	4/1/2005	$69,258
Peter Sokolowski	6.00%	12/18/2004	$70,695

        In addition, as part of his prior employment agreement, Jeffrey Weiss was issued a loan in the amount of $4.3 million to purchase additional shares of our parent company's stock. The loan accrues interest at a rate of 6% per year and is due and payable in full on December 18, 2004. The loan is secured by a pledge of shares in our parent company's stock.

Management Agreement

        Under an amended and restated management services agreement among Leonard Green & Partners, L.P., our parent company and us, we and our parent company have agreed to pay Leonard Green & Partners, L.P. an annual management fee equal to $1.0 million and reimbursement of any out-of-pocket expenses incurred. Under our parent company's new senior and senior subordinated notes, management fees may not be paid to Leonard Green & Partners, L.P. until the first cash interest payments are made on our parent company's new notes. During this period, no interest will accrue on unpaid management fees. In addition, our replacement credit facility and our notes will restrict us from making distributions to our parent company to allow it to pay interest on its new notes on or prior to the fifth anniversary of their issuance. As a result of these restrictions, our parent company will likely exercise its option under its new notes to capitalize interest due on or prior to the fifth anniversary of their issuance. Consequently, management fees payable to Leonard Green & Partners, L.P. will likely be accrued, without interest, and not paid until after the fifth anniversary of the issuance of our parent company's new notes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        This summary highlights the principal terms of our and our parent company's outstanding indebtedness, giving effect to the refinancing.

Replacement Credit Facility

        Prior to November 13, 2003, we had a $70.5 million credit facility, dated as of May 31, 2002, with the lenders party thereto, Wachovia Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., as administrative agent, and U.S. Bank N.A., as documentation agent. On November 13, 2003, we entered into a replacement credit facility that took effect upon the application of the proceeds from the offering of the old notes. All borrowings under the prior credit facility were repaid in full with a portion of the proceeds from the offering of the old notes. All letters of credit that were outstanding under the prior credit facility at the time of the refinancing are now outstanding under the replacement credit facility.

        Structure.    Our replacement credit facility consists of a $55.0 million senior secured reducing revolving credit facility. The commitment will be reduced by $750,000 commencing January 2, 2004 and on the first business day of each calendar quarter thereafter, and is subject to additional reductions based on excess cash flow up to a maximum reduction, including quarterly reductions, of $15,000,000. The commitment may be subject to further reductions in the event we engage in certain issuances of securities or asset dispositions. Under the replacement credit facility, up to $20.0 million may be used in connection with letters of credit.

        Guarantees and Security.    Our obligations under the replacement credit facility are guaranteed by our parent company and each of our existing and future direct and indirect domestic subsidiaries. The borrowings under the replacement credit facility and the domestic subsidiary guarantees are secured by substantially all of our assets and the assets of the subsidiary guarantors. These borrowings are not secured by the assets of our foreign subsidiaries. In addition, borrowings under the replacement credit facility are secured by a pledge of substantially all of our capital stock and the capital stock, or similar equity interests, of the domestic subsidiary guarantors. Certain guarantees of our domestic subsidiary guarantors are secured by not more than 65% of the capital stock, or similar equity interests, of certain foreign subsidiaries.

        Interest Rate.    In general, borrowings under the replacement credit facility bear interest based, at our option, on:

  •
  the base rate (as defined below) plus a margin of 4.50% per annum until we deliver a pricing certificate as of December 31, 2003 setting forth our ratio of funded debt to EBITDA (as defined in the agreement) and a margin ranging from 1.75% to 3.50% per annum thereafter depending on our ratio of funded debt to EBITDA;

  •
  the applicable eurodollar rate (as defined below) plus a margin of 4.50% per annum until we deliver a pricing certificate as of December 31, 2003 setting forth our ratio of funded debt to EBITDA and a margin ranging from 3.00% to 4.75% per annum thereafter depending on our ratio of funded debt to EBITDA; or

  •
  LIBOR (as defined below) plus a margin of 4.50% per annum until we deliver a pricing certificate as of December 31, 2003 setting forth our ratio of funded debt to EBITDA and a margin ranging from 3.00% to 4.75% per annum thereafter depending on our ratio of funded debt to EBITDA.

        The base rate is the higher of Wells Fargo's prime rate or the sum of the federal funds rate plus 0.5%. The applicable euro dollar rate is defined as the daily average LIBO Rate (as defined below) as adjusted for reserve requirements. LIBO Rate is defined as the LIBO Rate shown on Dow Jones

Telerate Page 3750 (for deposits approximately equal to the amount of the requested loan for the same term of the interest period), or, if such rate is not quoted, interest at which deposits (approximately equal to the amount of the requested loan and for the same term as the interest period) are offered to four reference banks selected by the administrative agent in the London interbank market for delivery on the first day of the interest period.

        Borrowing Limit.    The total principal amount outstanding under the replacement credit facility at any time will be limited to an amount equal to 85% of certain of our and our subsidiaries' liquid assets.

        Maturity.    The replacement credit facility matures November 12, 2008.

        Commitment Fee.    We are obligated to pay Wells Fargo a commitment fee on a quarterly basis. Until we deliver a pricing certificate as of December 31, 2003, the commitment fee is equal to 0.75% of the unused portion of the replacement credit facility, and will range from 0.50% to 0.75% thereafter based on the level of borrowing under the replacement credit facility and our ratio of funded debt to EBITDA.

        Borrowing Availability.    The maximum aggregate amount available for borrowing under the replacement credit facility is subject to mandatory permanent reduction on the first business day of each subsequent full calendar quarter in an amount equal to $750,000 and after each fiscal year, under certain circumstances, in an amount equal to 75% of excess cash flow (as defined in the agreement), until such time as availability under the replacement credit facility is reduced by an aggregate of $15.0 million. The maximum aggregate amount available for borrowing under the replacement credit facility is also subject to mandatory permanent reduction under specific circumstances, including when significant amounts of assets are sold by us or our parent company and the proceeds are not reinvested in assets useful in our or our parent company's business within an applicable time period or when we or our parent company issue debt or equity securities. We may, upon five business days' advance notice, permanently reduce the unused portion of the replacement credit facility in whole or in part without premium or penalty, provided that any partial reduction is for at least $1.0 million.

        Covenants.    The replacement credit facility contains financial conditions that require us to satisfy, on a consolidated basis, specified quarterly financial tests, including:

  •
  a maximum leverage ratio;

  •
  a minimum fixed charge coverage ratio; and

  •
  a minimum EBITDA (as defined in the agreement).

        Our replacement credit facility also contains a number of other limitations that, among other things, restrict our ability and, in certain cases, that of our subsidiaries to:

  •
  sell assets;

  •
  incur additional debt;

  •
  refinance certain debt;

  •
  pay dividends;

  •
  create liens;

  •
  make investments, loans or advances;

  •
  make acquisitions;

  •
  engage in mergers or consolidations;

  •
  purchase shares of our outstanding capital stock;

  •
  change any material line of business;

  •
  make capital expenditures or engage in transactions with affiliates;

  •
  maintain cash deposits in any account in which the lenders do not have a security interest; and

  •
  otherwise undertake various corporate activities.

        Until all obligations under the replacement credit facility have been finally and non-avoidably paid in full, any letters of credit outstanding have been cash collateralized and the commitments of all of the lenders have been terminated, the replacement credit facility also prohibits us and our subsidiaries from:

  •
  making any mandatory or voluntary repurchase of the notes (whether upon a change of control or asset sale, following the occurrence of an event of default under the indenture or otherwise);

  •
  making any payment or prepayment of principal on the notes;

  •
  making any payment or prepayment of interest or liquidated damages, if any, on the notes unless both before and after giving effect to such payment no event of default shall exist under the replacement credit facility; or

  •
  defeasing the notes.

        Payments on the Notes.    The replacement credit facility requires us to place any amount we propose to pay to the holders of the notes in a restricted account and to provide the administrative agent with a statement of the purpose of such payment and a certification of certain of our officers stating that such payment will not violate the restrictions described in the foregoing paragraph. The administrative agent is not obligated to release the payment until it is satisfied that the certification is true and correct.

        Events of Default.    Our replacement credit facility also contains customary events of default, including defaults based on:

  •
  nonpayment of principal, interest or fees when due, subject to specified grace periods;

  •
  breach of specified covenants;

  •
  material inaccuracy of representations and warranties;

  •
  certain other defaults under other credit documents;

  •
  events of bankruptcy and insolvency;

  •
  material judgments;

  •
  certain events respecting our pension plans;

  •
  dissolution and liquidation;

  •
  change in control; and

  •
  breach of any guarantee or security interest.

        Change of Control.    The change of control provision makes it an event of default, and permits the acceleration of the replacement credit facility debt, in the event:

  •
  our parent company and its subsidiaries sell or dispose of all or substantially all of their properties and assets, other than to Green Equity Investors II, L.P. or certain of its affiliates;

  •
  we adopt a plan relating to our liquidation or dissolution;

  •
  we consummate any transaction or other event the result of which is that any party, other than Green Equity Investors II, L.P. or certain of its affiliates, becomes the beneficial owner of more than 35% of the voting stock or economic value of the capital stock of us or our parent company;

  •
  of the consummation of any transaction the result of which is that our parent company ceases to own one hundred percent of our outstanding equity interests; or

  •
  a majority of the members of our parent company's board of directors are not continuing directors. A continuing director is a director who was a member of the board of directors immediately after consummation of our recapitalization in 1998 or was nominated, approved, recommended or endorsed for election by a majority of the continuing directors.

Canadian Overdraft Credit Facility

        We have a Canadian dollar overdraft credit facility with The Bank of Montreal to fund peak working capital needs for our Canadian operations. The overdraft credit facility, which has no stated maturity date, provides for a commitment of up to approximately $4.8 million of which there was no outstanding balance as of September 30, 2003. Amounts outstanding under the facility bear interest at Canadian prime plus 0.5% and are secured by the pledge of a cash collateral account of an equivalent balance.

United Kingdom Overdraft Facility

        Our U.K. operations have a British pound overdraft facility with National Westminster Bank Plc that bears interest at 1.0% over the bank base rate for the year ended June 30, 2003 and which provides for a commitment of approximately $6.2 million, of which $173,000 was outstanding as of September 30, 2003. The overdraft facility is secured by a $6.0 million letter of credit issued by Wells Fargo Bank under the prior credit facility which has been rolled over into the replacement credit facility.

Other Collateralized Borrowings

        On November 15, 2002, we entered into an agreement with a third party to sell, without recourse subject to certain obligations, a participation interest in a portion of the short-term consumer loans originated by us in the United Kingdom. Pursuant to the agreement, we will retain servicing responsibilities and earn servicing fees, which are subject to reduction if the related loans are not collected. At September 30, 2003, we had $8.0 million of loans receivable pledged under this agreement.

DFG Holdings, Inc. Senior Discount Notes

        On December 18, 1998, our parent company issued $120.6 million aggregate principal amount at maturity of 13.0% senior discount notes due 2006 pursuant to a purchase agreement of the same date with certain lenders. At September 30, 2003, the book value of the notes was $116.6 million. The parties to the purchase agreement negotiated exchange agreements that took effect upon the application of the proceeds from the offering of the old notes. We distributed a portion of the proceeds of the offering of the old notes to our parent company to redeem an equal amount of the senior discount notes. Pursuant to the exchange agreements, each existing senior discount note was exchanged for both a replacement senior note and a replacement senior subordinated note, both issued by our parent company concurrently with the consummation of the offering of the old notes. Fifty percent of the accreted value of the existing notes was exchanged for senior notes and 50% was exchanged for senior subordinated notes. The replacement senior subordinated notes are subordinated in right of payment to the replacement senior notes. However, both the replacement senior notes and the replacement senior subordinated notes rank equally with the guarantees provided by our parent company of the obligations under the replacement credit facility and the old notes, as well as the notes offered in this prospectus.

        Both the replacement senior notes and the replacement senior subordinated notes will mature on May 15, 2012.

        Interest.    Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Interest on the replacement senior notes accrues at the rate of 16% per annum. Interest on the replacement senior subordinated notes accrues at the rate of 13.95% per annum.

        Interest is payable semi-annually in arrears. On any semi-annual interest payment date on or prior to November 15, 2008, our parent company has the option to pay all or any portion of the interest payable on the relevant interest payment date by increasing the principal amount of the replacement senior notes or replacement senior subordinated notes, as applicable, in a principal amount equal to the interest that our parent company chooses not to pay in cash. On any semi-annual payment date on or after May 15, 2009, all interest due on the replacement senior notes and the replacement senior subordinated notes is payable in cash semi-annually, in arrears.

        Guarantees and Security.    The replacement senior notes and the replacement senior subordinated notes are general unsecured obligations and are not guaranteed by us or any of our subsidiaries. Our parent company does not have any sinking fund obligations with respect to the replacement senior notes or the replacement senior subordinated notes.

        Redemption.    The replacement senior notes and the replacement senior subordinated notes are redeemable, in whole or in part, at our parent company's option, at any time.

        The replacement senior notes are redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2004), expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2004 or prior	112.5%
2005	110.0%
2006	107.5%
2007	105.0%
2008	102.5%
2009 and thereafter	100.0%

        The replacement senior subordinated notes are redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2005), expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2005 or prior	100.0%
2006	112.5%
2007	110.0%
2008	107.5%
2009	105.0%
2010	102.5%
2011 and thereafter	100.0%

        Covenants.    The agreements governing the replacement senior notes and the replacement senior subordinated notes contain a number of limitations that, among other things, restrict our ability and the ability of our parent company and our subsidiaries to:

  •
  pay dividends or make other distributions;

  •
  incur additional indebtedness;

  •
  issue preferred stock;

  •
  issue or sell equity interests;

  •
  sell certain assets outside the ordinary course of business;

  •
  enter into certain transactions with affiliates;

  •
  pay management fees to Leonard Green & Partners, L.P.;

  •
  create certain liens on assets;

  •
  enter into sale and leaseback transactions; and

  •
  effect certain mergers and consolidations.

        These covenants are more restrictive in some respects than the covenants in the notes.

        In addition, GS Mezzanine Partners, L.P. has the right to appoint two directors to the board of directors of our parent company so long as they or any of their affiliates own any replacement notes or shares of our parent company's common stock. In addition, both GS Mezzanine Partners, L.P. and Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., together, have the right to appoint one non-voting observer to the board of directors of our parent company and the board of directors of each of its subsidiaries, including us, so long as they or their respective affiliates own any replacement notes or shares of our parent company's common stock. The replacement senior notes and the replacement senior subordinated notes also limit each board of directors to a maximum of seven directors.

        Events of Default.    The agreements governing the replacement senior notes and the replacement senior subordinated notes also contain customary events of default, including defaults based on:

  •
  nonpayment of principal, premium, if any, or interest when due, subject to specified grace periods;

  •
  breach of specified covenants;

  •
  material inaccuracy of representations and warranties;

  •
  cross-payment default and cross-acceleration to all other indebtedness of our parent company and its subsidiaries;

  •
  final judgments for payment of money; and

  •
  events of bankruptcy and insolvency.

        Change of Control.    The agreements governing the replacement senior notes and the replacement senior subordinated notes provide that, upon specified change of control events, the holders of the replacement senior notes and the replacement senior subordinated notes have the right to sell their notes to our parent company at 101% of their accreted value, plus accrued and unpaid interest, if any, to the date of purchase.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General

        We issued the old notes on November 13, 2003 in an offering made pursuant to Rule 144A and Regulation S under the Securities Act. We sold the old notes to the initial purchasers pursuant to a purchase agreement, dated November 7, 2003, among us, the guarantors of the notes and the initial purchasers. Under the purchase agreement, each holder of the old notes was entitled to the benefits of the registration rights agreement, dated November 13, 2003, between us, the guarantors and the initial purchasers.

        Pursuant to the registration rights agreement, we agreed to file an exchange offer registration statement with the SEC on the appropriate form under the Securities Act within 60 days of the closing date of the offering of the old notes, which was November 13, 2003, to use our reasonable best efforts to have it declared effective within 135 days of the closing date of the offering and to consummate the exchange offer within 30 business days after the registration statement is declared effective by the SEC. If we consummate this exchange offer within the requisite time period, holders of the old notes will not have any further registration rights, except as provided below, and the old notes will continue to be subject to certain restrictions on transfer. This prospectus, together with the letter of transmittal, is first being sent on or about [            ], 2004 to all beneficial holders of the old notes known to us.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which, together, constitute the exchange offer), we will accept for exchange old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. Holders may tender some or all of their old notes pursuant to the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. The term "expiration date" means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

        Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for old notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the new notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer that acquired old notes directly from us cannot exchange the old notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" for additional information.

        We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes from us and delivering the new notes to such holders.

        If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "—Conditions" without waiver by us, certificates for any such unaccepted old notes will be returned without expense, to the tendering holder of any such old notes as promptly as practicable after the expiration date.

        Holders of old notes who tender in the exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "—Fees and Expenses."

Shelf Registration Statement

        If:

          (1)   because of any change in law or in applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer;

          (2)   the exchange offer is not consummated within 180 days of November 13, 2003;

          (3)   any initial purchaser so requests with respect to notes not eligible to be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer; or

          (4)   any holder (other than certain broker-dealers and the initial purchasers) is not eligible to participate in the exchange offer or, in the case of any holder (other than certain broker-dealers and the initial purchasers) that participates in the exchange offer, such holder does not receive freely tradable new notes on the date of the exchange and any such holder so requests, we will, at our cost:

          (1)   file with the SEC a shelf registration statement to register for public resale the old notes held by any such holder who provides us with certain information for inclusion in such shelf registration statement;

          (2)   use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act;

          (3)   use our reasonable best efforts to keep the shelf registration statement continuously effective until the earlier of two years from the date of its effectiveness or the time when all of the applicable old notes have been sold pursuant to the shelf registration statement or are no longer restricted securities (as defined in Rule 144 under the Securities Act).

        A holder that sells old notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus, must deliver a prospectus to purchasers and will be subject to the civil liability provisions under the Securities Act in connection with these sales. A seller of old notes will also be bound by the applicable provisions of the registration rights agreement, including indemnification obligations.

Increase in Interest Rate

        The registration rights agreement provides that:

          (1)   if the registration statement, of which this prospectus is a part, is not declared effective by the SEC on or prior to the 135th day (or if the 135th day is not a business day, the first business day thereafter) after November 13, 2003;

          (2)   if the exchange offer is not consummated on or before the 30th business day after the registration statement is declared effective;

          (3)   if we are obligated to file a shelf registration statement and we fail to file any such shelf registration statement with the SEC on or prior to the 30th day after such filing obligation arises;

          (4)   if we are obligated to file a shelf registration statement and any such shelf registration statement is not declared effective on or prior to the 60th day after the obligation to file a shelf registration statement arises; or

          (5)   if the registration statement or any shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or it or its related prospectus ceases to be useable (in certain circumstances) in connection with resales of the new notes or the old notes, as the case may be, for such time of non-effectiveness or non-usability, then we will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of such event in an amount equal to 0.25% per annum of the principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional 0.25% per annum of the principal amount of notes with respect to each subsequent 90-day period until all such registration defaults have been cured, up to a maximum amount of liquidated damages of 1.0% per annum of the principal amount of notes.

        All accrued liquidated damages will be paid by us on each interest payment date to the holder of any global note by wire transfer of immediately available funds and to holders of certificated notes in the manner set forth above under the caption "Description of Notes—Principal, Maturity and Interest." Following the cure of all such registration defaults, the accrual of liquidated damages will cease.

        The sole remedy available to the holders of the old notes will be the immediate increase in the interest rate on the old notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the old notes.

Expiration Date; Extensions; Amendment

        We will use our reasonable best efforts to cause the registration statement to be effective continuously and to cause the exchange offer to be consummated no later than the 30 business days after it is declared effective by the SEC. We will keep the exchange offer open for not less than 30 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the old notes.

        We reserve the right

        (a)   to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer and not accept old notes not previously accepted if any of the conditions set forth under "—Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

        (b)   to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If such delay in acceptance, extension, termination or amendment constitutes a material change to the exchange offer, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders, and we will extend the exchange offer as required by applicable law. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during such extension period. In the event that we decide to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, no later than 9:00 a.m., New York City time, on or prior to the next business day after the previously scheduled expiration date.

        Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile or an agent's message in lieu of a letter of transmittal in connection with a book entry transfer, together with the old notes or a book-entry confirmation of the transfer thereof and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the old notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

        The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all document must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or old notes should be sent to us.

        Only a holder of old notes may tender old notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose old notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities

Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "eligible institution," unless the old notes are tendered:

          (a)   by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

          (b)   for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the old notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the old notes.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with the letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of us or them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion to:

          (a)   purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as set forth under "—Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

          (b)   to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering, each holder will represent to us that, among other things:

          (a)   the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person designated by the holder;

          (b)   neither such holder nor such other person designated by the holder is engaged in or intends to engage in a distribution of the new notes;

          (c)   neither such holder nor such other person designated by the holder has any arrangement or understanding with any person to participate in the distribution of such new notes; and

          (d)   such holder or other person is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with The Depository Trust Company's procedures for such transfer. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent's message in lieu of the letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" for additional information.

Guaranteed Delivery Procedures

        Holders who wish to tender their old notes and

        (a)   whose old notes are not immediately available or

        (b)   who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

          (1)   the tender is made through an eligible institution;

          (2)   prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes, the certificate number or numbers of such old notes and the principal amount of old notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof or agent's message in lieu of the letter of transmittal, together with the certificate(s) representing the old notes to be tendered in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          (3)   such properly completed and executed letter of transmittal (or facsimile thereof) or agent's message in lieu of the letter of transmittal together with the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal Rights

        Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. However, where the expiration date has been extended, tenders of old notes previously accepted for exchange as of the original expiration date may not be withdrawn.

        To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent as its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

          (a)   specify the name of the depositor, who is the person having deposited the old notes to be withdrawn,

          (b)   identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited,

          (c)   be signed by the depositor and include any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the depositor withdrawing the tender and

          (d)   specify the name in which any such old notes are to be registered, if different from that of the depositor. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the old notes withdrawn unless the old notes so withdrawn are validly retendered. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, which determination will be final and binding on all parties. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

        Notwithstanding any other terms of the exchange offer, and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or exchange, any new notes for any old notes, and may terminate or amend the exchange offer before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

        If we determine in our reasonable discretion that the foregoing condition exists, we may

        (1)   refuse to accept any old notes and return all tendered old notes to the tendering holders,

        (2)   extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such old notes to withdraw their tendered old notes, or

        (3)   waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to U.S. Bank National Association addressed as follows:

By Telephone: (800) 934-6802
By Facsimile: (651) 495-8156 Attn: Specialized Finance Confirm by Telephone: (800) 934-6802	By Overnight Courier and by Hand before 4:30 p.m. on the Expiration Date: U.S. Bank Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Registered or Certified Mail: U.S. Bank Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

        U.S. Bank National Association is also the trustee under the indenture.

Fees and Expenses

        We have agreed to bear the expenses of the exchange offer pursuant to the registration rights agreement. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing such services.

        The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of U.S. Bank National Association as exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the new notes will be amortized over the term of the notes.

Consequences of Failure to Exchange

        Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

          (1)   to us, upon redemption of these notes or otherwise,

          (2)   so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

          (3)   in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

          (4)   outside the United States in an offshore transaction meeting the requirements of Rule 904 under the Securities Act or

          (5)   under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

        We do not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the exchange offer, other than the effectiveness of the registration statement of which this prospectus is a part.

Other

        Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the exchange offer.

DESCRIPTION OF THE NOTES

        Dollar Financial Group, Inc issued the old notes, and will issue the new notes, under an indenture among itself, its parent, DFG Holdings, Inc., its existing and future domestic Subsidiaries and U.S. Bank National Association, as Trustee. The terms of the old notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The pledge agreement and intercreditor agreement referred to below under the captions "—Security" and "—Intercreditor Agreement" define the terms of the security interest that secures the old notes. Any reference to "notes" in this section refers to both the old notes and the new notes unless the context requires otherwise.

        The form and terms of the new notes are the same in all material respects as to the form and terms of the old notes, except that the new notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not provide for registration rights or liquidated damages. The old notes have not been registered under the Securities Act and are subject to certain transfer restrictions.

        Certain terms used in this description are defined under the caption "—Certain Definitions." In this description, the word "Company" refers only to Dollar Financial Group, Inc. and not to any of its Subsidiaries.

        The following description is a summary of the material provisions of the indenture, the pledge agreement and the intercreditor agreement. It does not restate those agreements in their entirety and we urge you to read them because they, not this description, define your rights as holders of the notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

General

        The notes:

  •
  are senior obligations of the Company;

  •
  rank equal in right of payment with all existing and future unsubordinated Indebtedness of the Company;

  •
  rank senior in right of payment to all existing and future subordinated Indebtedness of the Company; and

  •
  are effectively junior to any Indebtedness of the Company, including Indebtedness under the Replacement Credit Facility, which is secured by assets of the Company to the extent of the value of the assets securing such Indebtedness.

        The notes are fully and unconditionally Guaranteed on a joint and several basis by Holdings and the Company's existing and future domestic Subsidiaries. The Guarantees of the notes:

  •
  are subject to the subordination provisions set forth in the intercreditor agreement described below under the caption "—Intercreditor Agreement";

  •
  rank equal in right of payment with all existing and future unsubordinated Indebtedness of the Guarantors;

  •
  rank senior in right of payment to all existing and future subordinated Indebtedness of the Guarantors; and

  •
  are effectively junior to any Indebtedness of the Guarantors, including Indebtedness under the Replacement Credit Facility, that is either (1) secured by a lien on the Collateral that is senior or prior to the second priority liens securing the Guarantees of the notes or (2) secured by assets that are not part of the Collateral to the extent of the value of the assets securing such Indebtedness.

        Guarantees of the notes by Guarantors directly owning, whether now or in the future, Capital Stock of foreign Subsidiaries will be secured by second priority liens on 65% of the Capital Stock of such foreign Subsidiaries. In addition, in the event the Company directly owns a foreign Subsidiary in the future, the notes will be secured by a second priority lien on 65% of the Capital Stock of any such foreign Subsidiary (such Capital Stock of foreign Subsidiaries referenced in this paragraph collectively, the "Collateral"). The lenders under the Replacement Credit Facility have the benefit of first priority liens on the Collateral.

        The Company's foreign Subsidiaries have not Guaranteed and will not Guarantee the Company's obligations under the notes or the Guarantors' obligations under the Guarantees of the notes. Therefore, the notes are effectively subordinated to the existing and future liabilities of the Company's foreign Subsidiaries, including trade creditors, secured creditors and other creditors holding debt and Guarantees issued by such foreign Subsidiaries, as well as claims of preferred and minority stockholders (if any) of such foreign Subsidiaries.

        The indenture permits the Company and its domestic and foreign Subsidiaries to Incur additional Indebtedness, including secured Indebtedness, in the future. As of September 30, 2003, after giving effect to the refinancing:

  •
  the Company (excluding its Subsidiaries) would have had approximately $220.0 million of Indebtedness outstanding, including $220.0 million of Indebtedness represented by the notes and no Indebtedness outstanding under the Replacement Credit Facility;

  •
  the Guarantor that is our parent company would have had approximately $96.9 million of indebtedness outstanding ranking equally to its guarantee of the notes, excluding its guarantees of obligations under the Replacement Credit Facility and the notes;

  •
  the Guarantors would have had no Indebtedness outstanding, excluding the Guarantors' Guarantees of obligations under the Replacement Credit Facility and the notes;

  •
  the Company's foreign Subsidiaries would have had approximately $8.2 million of Indebtedness outstanding; and

  •
  the Company would have been able to Incur an additional $46.0 million of Indebtedness under the Replacement Credit Facility.

Principal, Maturity and Interest

  •
  The Company issued $220,000,000 in aggregate principal amount of old notes.

  •
  The notes will mature on November 15, 2011.

  •
  The old notes were issued, and the new notes will be issued, in denominations of $1,000 and integral multiples thereof.

  •
  The notes will bear interest at the rate of 9.75% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from November 13, 2003. The Company will pay interest on the notes semi-annually, in arrears, every May 15 and November 15, commencing on May 15, 2004 to holders of record on the immediately preceding May 1 and November 1. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

  •
  The Company will also pay liquidated damages under certain circumstances pursuant to the registration rights agreement.

        The Company will pay principal of, premium, if any, and interest (including any liquidated damages) on the notes:

  •
  at the office or agency maintained for that purpose;

  •
  at its option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of the notes; or

  •
  with respect to notes represented by global notes the holders of which have provided the Company with wire transfer instructions, by wire transfer of immediately available funds to the account or accounts specified.

        Until the Company designates another office or agency, its office or agency for the payment of principal of, premium, if any, and interest (including any liquidated damages) on the notes will be the corporate trust office of the Trustee.

        Subject to the covenants described below, the Company may, without the consent of the holders of the notes, issue additional notes under the indenture having the same terms in all respects as the notes, or similar in all respects to the notes except for the payment of interest on the notes (1) scheduled and paid prior to the date of issuance of those additional notes or (2) payable on the first interest payment date following that date of issuance. The old notes, the new notes offered in this exchange offer and any additional notes issued under the indenture would be treated as a single class for all purposes under the indenture, including with respect to the Guarantees and the Collateral.

Guarantees

        The notes are fully and unconditionally Guaranteed on a joint and several basis by the Guarantors. The Guarantees of the notes are subject to the subordination provisions set forth in the intercreditor agreement described below under the caption "—Intercreditor Agreement." The indenture limits Indebtedness and other Guarantees that may be Incurred by the Guarantors.

        The obligations of each Guarantor under its Guarantee of the notes is limited in a manner intended to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks Related to the Notes—Under certain circumstances, federal and state laws may allow courts to avoid the guarantees and the collateral for the guarantees and require noteholders to return payments they receive from the guarantors."

        Except as provided in agreements governing the Company's other Indebtedness and in "—Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any Equity Interests of any Guarantor.

        No Guarantor may consolidate with or merge with or into another Person, whether or not the Guarantor is the surviving Person, unless:

          (1)   subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than the Company or the Guarantor, unconditionally assumes all the obligations of the Guarantor under the indenture and the Guarantee of the notes pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

          (2)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3)   the Company would be permitted (immediately after giving effect to such transaction, but without giving effect to the costs and expenses of such transaction) to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        The foregoing restrictions do not apply to the consolidation or merger of a Guarantor with or into another Guarantor or the Company.

        In the event of:

          (1)   the defeasance or discharge of the notes in accordance with the terms of the indenture;

          (2)   a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Net Proceeds are applied in accordance with the "Asset Sale" provisions of the indenture; or

          (3)   a sale or other disposition of all of the Capital Stock of a Guarantor, if the Net Proceeds are applied in accordance with the "Asset Sale" provisions of the indenture,

that Guarantor (and any of its Subsidiaries that are Guarantors) will be released and relieved of any obligations under its Guarantee of the notes.

Security

        Guarantees of the notes by Guarantors directly owning, whether now or in the future, Capital Stock of foreign Subsidiaries will be secured by second priority liens on 65% of the Capital Stock of such foreign Subsidiaries. In addition, in the event the Company directly owns a foreign Subsidiary in the future, the notes will be secured by a second priority lien on 65% of the Capital Stock of any such foreign Subsidiary.

        Pursuant to pledge agreements entered into by such Guarantors or the Company, as the case may be (the "Pledge Agreements"), the Collateral will be pledged to the Trustee, as collateral agent (together with any successor, the "Collateral Agent"), on a second priority basis, for the benefit of the Trustee and the holders of the notes. The second priority liens will constitute claims separate and apart from (and of a different class from) the first priority liens on the Collateral securing obligations under the Replacement Credit Facility and will be subject to such first priority liens.

        In the event of:

          (1)   the defeasance or discharge of the notes in accordance with the terms of the indenture;

          (2)   a sale or other disposition of all or substantially all of the assets of a foreign Subsidiary the Capital Stock of which is pledged by the Company or the Guarantor directly holding its Capital Stock, by way of merger, consolidation or otherwise, if the Net Proceeds are applied in accordance with the "Asset Sale" provisions of the indenture; or

          (3)   a sale or other disposition of all of the Capital Stock of a foreign Subsidiary the Capital Stock of which is pledged by a Guarantor or the Guarantor directly holding its Capital Stock, if the Net Proceeds are applied in accordance with the "Asset Sale" provisions of the indenture, the second priority lien on 65% of the Capital Stock of such foreign Subsidiary will be released.

        No appraisals of the Collateral have been prepared by or on behalf of the Company in connection with the issuance of the notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction in full in cash of all obligations under the Replacement Credit Facility or, in the case of any letters of credit outstanding thereunder, the collateralization thereof would be sufficient to satisfy the obligations owed to the holders of the notes. By its nature, the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or at all.

Intercreditor Agreement

        The Trustee, the Administrative Agent, the Company and the Guarantors have entered into an intercreditor agreement which, among other things:

  •
  appointed Wells Fargo Bank, National Association (the administrative agent under the Replacement Credit Facility) as bailee (the "Bailee") for purposes of holding the certificates representing the Collateral until:

            (1)   all obligations under the Replacement Credit Facility have been paid in full in cash;

            (2)   any letters of credit outstanding under the Replacement Credit Facility have been cash collateralized or otherwise supported by back-up letters of credit satisfactory to the Administrative Agent; and

            (3)   the commitments of all of the lenders under the Replacement Credit Facility have been terminated (such period, the "Standstill Period" and, the date such period terminates, the "Standstill Termination Date"); and

  •
  such time as the Bailee, in its reasonable discretion, determines that the obligations under the Replacement Credit Facility have been finally and indefeasibly paid, and any payments or distributions applied in respect of such obligations are not subject to being rescinded or recovered from the Administrative Agent or any lender by the Company or any Guarantor or trustee in any bankruptcy or other insolvency proceeding (the "Final Standstill Termination Date"); provided, however, that the Trustee shall be able to direct the sale of the Collateral to any third party after the Standstill Termination Date but prior to the Final Standstill Termination Date and in no event shall the Final Standstill Termination Date be more than 100 days after the Standstill Termination Date;

  •
  established the second priority status of the second priority liens on the Collateral;

  •
  prevents the Trustee or any holder of the notes from exercising any remedy (including, among other things, demanding or collecting payment, instituting bankruptcy or other insolvency proceedings, foreclosing or otherwise collecting on any property subject to a lien or obtaining a judgment lien) during the Standstill Period to collect all or any part of any obligations outstanding under the notes with respect to:

            (1)   any Guarantee of the notes by a Subsidiary of the Company that is a Guarantor or otherwise against any such Subsidiary;

            (2)   any of the Pledge Agreements or the Collateral;

            (3)   any action to obtain a non-consensual lien on the property of Holdings to the extent that such action results in the holders of the notes having greater rights against Holdings than the holders of the New Holdings Notes; or

            (4)   any action to obtain a non-consensual lien on property of the Company unless an Event of Default under the Indenture, which results in all outstanding notes becoming due and payable prior to their stated maturity, has occurred and is continuing;

  •
  prevents the Trustee or any holder of the notes from receiving during the Standstill Period:

            (1)   any payment or transfer of any money, property or assets from any Subsidiary of the Company that is a Guarantor;

            (2)   any liens on any property of any Subsidiary of the Company that is a Guarantor (other than the Collateral);

            (3)   any liens on any property of Holdings (other than in respect of its Guarantee of the notes or to the extent that such lien does not result in the holders of the notes having greater rights against Holdings than the holders of the New Holdings Notes);

            (4)   any consensual liens on any property of the Company (other than the Collateral or as permitted by the Administrative Agent in its sole discretion);

            (5)   any grant or transfer of any interest in the Collateral of equal or senior interest to that of the Administrative Agent and the lenders under the Replacement Credit Facility; or

            (6)   any additional Guarantees of the notes from any Person (other than from any future domestic Subsidiary of Holdings).

        As a result, during the Standstill Period, none of the Collateral Agent, the Trustee or the holders of the notes will be able to force a sale of the Collateral or take remedial actions to collect on the Guarantees of the notes (other than, to the extent it does not result in the holders of the notes having greater rights against Holdings than the holders of the New Holdings Notes, Holdings' Guarantee of the notes).

        Any payment or distribution from any Guarantor, whether in cash or other property, or Lien to which the Trustee or any holder of the notes would be entitled but for the existence of the intercreditor agreement, will instead be paid over to the Administrative Agent for the benefit of the lenders under the Replacement Credit Facility or, if received with knowledge that its receipt is prohibited by the Trustee or any holder of the notes, will be held in trust for such lenders and be promptly turned over to the Administrative Agent for application against any obligations outstanding under the Replacement Credit Facility or, in the case of a lien, released.

        In addition, to the extent that the Trustee or any holder of the notes would be entitled to, but for the existence of the intercreditor agreement, (1) any consensual lien on property of the Company, (2) any interest in Collateral owned by the Company that is of equal priority to or senior to the security interest of the Administrative Agent and the lenders under the Replacement Credit Facility, (3) any nonconsensual lien on property of the Company prior to an Event of Default under the Indenture which results in all outstanding notes becoming due and payable prior to their stated maturity or (4) take any remedial action in respect of the Pledge Agreement or the Collateral owned by the Company, any payment or distribution received in respect thereof will instead be paid over to the Administrative Agent for the benefit of the lenders under the Replacement Credit Facility or, if received with knowledge that its receipt is prohibited by the Trustee or any holder of the notes, will be held in trust for such lenders and be promptly turned over to the Administrative Agent for application against any obligations outstanding under the Replacement Credit Facility or, in the case of any lien, released.

        If, after the Standstill Termination Date, any payment made in respect of obligations under the Replacement Credit Facility is rescinded or must otherwise be restored by the Administrative Agent or any lender in connection with any bankruptcy or other insolvency proceeding involving any Person,

  •
  the Standstill Period will be immediately reinstated upon such rescission or restoration and will remain in effect until the next Standstill Termination Date;

  •
  any payments or distributions by any Subsidiary of the Company that is a Guarantor on account of such Subsidiary's Guarantee of the notes received prior to the reinstatement of the Standstill Period that would have been turned over to the Administrative Agent during the Standstill Period, will be promptly turned over to the Administrative Agent for application against the obligations under the Replacement Credit Facility; and

  •
  thereafter, until the next Standstill Termination Date, any payments or distributions by any Subsidiary of the Company that is a Guarantor on account of such Subsidiary's Guarantee of the notes received or receivable will be held in trust and turned over to the Administrative Agent for application against the obligations under the Replacement Credit Facility as though the earlier Standstill Termination Date had not occurred.

        The Administrative Agent and the lenders under the Replacement Credit Facility may from time to time, without the consent of, or notice to, the Trustee or the holders of the notes:

  •
  waive, amend, supplement, restate or replace (including to increase or decrease the amount of the obligations under the Replacement Credit Facility) the documents relating to the Replacement Credit Facility (other than the intercreditor agreement);

  •
  release liens on any collateral securing obligations under the Replacement Credit Facility (including the Collateral) and accept additional collateral to secure obligations under the Replacement Credit Facility;

  •
  dispose of collateral securing obligations under the Replacement Credit Facility (including the Collateral) in any manner permitted by law; and

  •
  exercise or fail to exercise any right or settle or compromise any obligations under the Replacement Credit Facility and apply payments in respect of such obligations in any order.

        The Administrative Agent will furnish to the Trustee promptly after execution a copy of any amendment to the documents relating to the Replacement Credit Facility.

        Without the prior written consent of the Administrative Agent during the Standstill Period, no action will be taken, directly or indirectly, to create or otherwise suffer to exist or become effective any modification to any document relating to the notes that is, taken as a whole, more restrictive than the terms of such documents in effect on the date of the intercreditor agreement or which would otherwise violate the provisions of the intercreditor agreement. The Trustee will furnish to the Administrative Agent promptly after execution a copy of any amendment to the documents relating to the notes.

Optional Redemption

        Except as set forth below, the Company will not be entitled to redeem the notes at its option prior to November 15, 2007.

        On and after November 15, 2007, the Company may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on November 15 of each of the years set forth below.

Year	Percentage
2007	104.875%
2008	102.438%
2009 and thereafter	100.000%

        Prior to November 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price of 109.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date if:

  •
  the Company receives net cash proceeds from contributions to its equity capital by Holdings (other than contributions in exchange for Disqualified Stock or Indebtedness) from, or the issue or sale of its Capital Stock (other than Capital Stock sold to a Subsidiary of the Company and other than Disqualified Stock) in, one or more Public Equity Offerings prior to November 15, 2006;

  •
  at least 65% of the aggregate principal amount of the notes issued under the indenture remain outstanding immediately after the redemption; and

  •
  the redemption occurs within 60 days of such Public Equity Offering.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Except as described below under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales," the Company is not required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the notes. The Company may at any time and from time to time purchase notes in the open market or otherwise.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select the notes for redemption as follows:

  •
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  •
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and liquidated damages, if any, will cease to accrue on the principal amount of the notes or portions of notes called for redemption and for which funds have been set aside for payment.

Repurchase at the Option of Holders

Change of Control

        Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (the "Change of Control Payment"). Within 25 days following any Change of Control, the Company will mail a notice to each holder with a copy to the Trustee (the "Change of Control Offer") stating:

  •
  that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

  •
  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

  •
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  •
  the instructions, as determined by the Company, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date"), the Company will, to the extent lawful:

  •
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

        The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and thus the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described below under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," "—Liens" and "—Sale and Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a phrase relating to the sale, conveyance, transfer, lease or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person may be uncertain.

Asset Sales

        The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless:

  •
  the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  •
  at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents;

provided that the amount of:

  •
  any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability; and

  •
  any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion), will be deemed to be cash for purposes of this provision.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

  •
  to permanently reduce secured or equally-ranked Indebtedness (and to correspondingly reduce commitments with respect thereto); or

  •
  to the making of a capital expenditure or the acquisition of a controlling interest in another business or other long-term assets, in each case, in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of the indenture.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Replacement Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is equally-ranked with the notes, and containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other equally-ranked Indebtedness that may be purchased out of the Excess Proceeds. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, in accordance with the procedures set forth in the indenture and the instrument or instruments governing such other equally-ranked Indebtedness, respectively. To the extent that the aggregate amount of notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes surrendered by holders thereof exceeds the amount of the Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

General

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the notes as a result of a Change of Control or Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the indenture by virtue of its compliance with such securities laws or regulations.

        The Replacement Credit Facility prohibits us from purchasing any notes upon a Change of Control or an Asset Sale, and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control or Asset Sale occurs at a time when we are prohibited from purchasing the notes, we may seek the consent of our lenders under the Replacement Credit Facility to the purchase of the notes or may attempt to refinance or repay the borrowings that contain such prohibition. If we do not obtain such consent or refinance or repay such borrowings, we will remain prohibited from purchasing the notes. In such case, our failure to offer to purchase the notes would constitute a Default under the indenture, which would, in turn, constitute a default under the Replacement Credit Facility.

        Future Indebtedness that we Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or an Asset Sale or require the repurchase of such Indebtedness upon a Change of Control or Asset Sale. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of the notes following the occurrence of a Change of Control or an Asset Sale may be limited by our then existing financial resources. See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control or asset sale." There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Certain Covenants

Restricted Payments

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

          (1)   declare or pay any dividend on, or make any other payment or distribution in respect of, its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) or dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company);

          (2)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than Equity Interests of a Subsidiary of the Company);

          (3)   make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or any Guarantee thereof, except at final maturity thereof; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b)   the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

            (c)   such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (6) of the next succeeding paragraph), is, at the time of determination, less than the sum of:

              (A)  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing January 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less100% of such deficit), plus

              (B)  100% of the aggregate net cash proceeds received by the Company from contributions to its equity capital by Holdings (other than contributions in exchange for Disqualified Stock or Indebtedness) or the issue or sale since the date of the indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

              (C)  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                (x)   the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); and

                (y)   the initial amount of such Restricted Investment, plus

              (D)  $20.0 million.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

          (2)   the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or with the net cash proceeds from, the substantially concurrent sale

  (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(B) of the preceding paragraph;

          (3)   the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(B) of the preceding paragraph;

          (4)   the payment of any distribution or dividend to Holdings to enable Holdings to redeem, repurchase, retire or otherwise acquire for value any Equity Interests of Holdings, the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such redeemed, repurchased, retired or otherwise acquired Equity Interests shall not exceed $750,000 in any twelve-month period and $3.0 million in the aggregate (in each case plus the amount of net cash proceeds received by the Company from any issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment); and provided, further, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (5)   for any interest payment date on or after May 15, 2009, the payment of cash dividends or the making of loans to Holdings in an amount sufficient to enable Holdings to make payments of interest required to be made in respect of the New Holdings Notes in accordance with the terms thereof in effect on the date of the New Holdings Notes Purchase Agreements; provided that the conditions set forth in (4)(a) and (b) of the first paragraph above are satisfied and such payments of interest are made no earlier than the third business day prior to the due date and with the proceeds of such dividends or loans; and

          (6)   the payment of a distribution or dividend or the making of a loan (A) not to exceed $20.0 million to Holdings to redeem Existing Holdings Notes and (B) not to exceed $5.0 million to Holdings to pay fees and expenses in connection with the exchange of the Existing Holdings Notes for the New Holdings Notes and the financing payment required to be paid upon the issuance of the New Holdings Notes and the registration of the New Holdings Notes in accordance with the terms of the New Holdings Notes Purchase Agreements.

        The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment in excess of $750,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant entitled "—Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any of its Subsidiaries that is a Guarantor may Incur Indebtedness (including

Acquired Debt) and the Company may issue shares of Disqualified Stock and any Subsidiary of the Company that is a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including, without limitation, the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The foregoing provisions will not apply to:

          (1)   the Incurrence by the Company (and Guarantees thereof by the Guarantors) of Indebtedness for working capital purposes and letters of credit pursuant to the Replacement Credit Facility (with letters of credit to the extent not supporting Indebtedness otherwise Incurred under this covenant being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) in an aggregate principal amount not to exceed as of any date of Incurrence the greater of (A) $55.0 million, minus the amount of any permanent reduction in the amount of borrowings permitted thereunder in accordance with the terms thereof, and (B) the amount of the Borrowing Base;

          (2)   the Incurrence by the Company and the Guarantors of the Indebtedness represented by the notes and the Guarantees thereof;

          (3)   the Incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (4)   the Incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the indenture to be Incurred;

          (5)   the Incurrence of intercompany Indebtedness (A) between or among the Company and any of its Wholly Owned Subsidiaries or (B) by any Subsidiary that is not a Wholly Owned Subsidiary of the Company to the Company or a Wholly Owned Subsidiary thereof; provided, however, that (1) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the payment in full of all obligations with respect to the notes, in the case of the Company, or the Guarantees of the notes, in the case of a Guarantor, and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (6)   the Incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;

          (7)   the Incurrence by the Company or any of its Subsidiaries of Earn-out Obligations in an aggregate amount not to exceed $10.0 million at any time outstanding;

          (8)   the Incurrence of Existing Indebtedness;

           (9)  the Incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of its Incurrence;

         (10)  the Incurrence by a Receivables Subsidiary of Indebtedness in connection with a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or any of its other Subsidiaries or any of their respective assets and that is not Guaranteed by the Company or any of its other Subsidiaries; and

         (11)  the Incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; provided, however, that the aggregate principal amount (or accreted value, as applicable) of Indebtedness that may be Incurred by any of the foreign Subsidiaries of the Company pursuant to this clause at any time outstanding may not exceed $10.0 million.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (11) of the immediately preceding paragraph or under the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to the first paragraph of this covenant, and may re-classify any such item of Indebtedness from time to time among such clauses or the first paragraph of this covenant, so long as such item meets the applicable criteria for such category. For avoidance of doubt, Indebtedness may be Incurred in part pursuant to one of the clauses (1) through (11) above, and in part under one or more other clauses or under the first paragraph of this covenant. Accrual of interest, accretion of accreted value and issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Liens

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Permitted Liens, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or assignment or conveyance.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

           (1)  pay dividends or make any other distributions to the Company or any of its Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

           (2)  pay any Indebtedness owed to the Company or any of its Subsidiaries;

           (3)  make loans or advances to the Company or any of its Subsidiaries; or

           (4)  transfer any of its properties or assets to the Company or any of its Subsidiaries.

        However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

           (1)  Existing Indebtedness as in effect on the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the date of the indenture;

           (2)  the Replacement Credit Facility as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Replacement Credit Facility as in effect on the date of the indenture;

           (3)  the indenture and the notes;

           (4)  applicable law;

           (5)  customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

           (6)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) of the preceding sentence on the property so acquired;

           (7)  an agreement for the sale or other disposition of all or substantially all of the Equity Interests or assets of a Subsidiary of the Company that restricts distributions or dispositions of assets by such Subsidiary pending the sale or disposition;

           (8)  Liens securing Indebtedness otherwise permitted to be Incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit the right of Company or any of its Subsidiaries to dispose of the asset or assets subject to such Lien;

           (9)  provisions with respect to the disposition or distribution of funds or other property in partnership, joint venture and other similar agreements entered into in the ordinary course of business; or

         (10)  Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Assets

        The Company may not, in any transaction or series of related transactions:

  •
  merge or consolidate with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person; or

  •
  permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment,

    conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, unless:

            (1)   either:

              (A)  if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation; or

              (B)  the Person formed by any consolidation with or merger with or into the Company, or to which all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the notes and the indenture and, in each case, the indenture, as so supplemented, shall remain in full force and effect; and

            (2)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

            (3)   the Company or the successor entity to the Company will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any other Subsidiary, or the merger or consolidation of any Subsidiary with or into any other Subsidiary or the Company.

        In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of the indenture and an Opinion of Counsel. Each such Officers' Certificate shall set forth the manner of determination of the Company's compliance with clause (3) of the preceding paragraph.

        The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the predecessor company under the indenture, and the predecessor company shall be released from all its obligations and covenants under the indenture and the notes.

Transactions with Affiliates

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

           (1)  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

           (2)  if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate; and

           (3)  if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view is issued by an accounting, appraisal or investment banking firm of national standing;

provided that:

          (a)   any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary;

          (b)   transactions between or among the Company and/or its Subsidiaries;

          (c)   the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Company or such Subsidiary;

          (d)   the payment of fees to LGP in an amount not to exceed $1.0 million per fiscal year, plus any amounts available for such payments, but not paid, in prior fiscal years, from and after the date of the indenture;

          (e)   any agreement existing on the date of the indenture, as in effect on the date of the indenture, or as modified, amended or amended and restated by any modification, amendment or amendment and restatement made in compliance with the applicable provisions of clauses (1), (2) and (3) above;

          (f)    customary compensation of, and indemnity arrangements in favor of, directors of Holdings, the Company and its Subsidiaries; and

          (g)   Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments" and Permitted Investments;

in each case, shall not be deemed Affiliate Transactions.

Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:

           (1)  the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (B) Incur a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described above under the caption "—Liens;"

           (2)  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction; and

           (3)  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The foregoing provisions will not apply to transactions among the Company and any of the Guarantors, among Guarantors or among Subsidiaries of the Company that are not Guarantors.

Additional Subsidiary Guarantees

        The indenture provides that if the Company or any of its Subsidiaries shall acquire or create another domestic Subsidiary after the date of the indenture, then such newly acquired or created Subsidiary shall execute a Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the indenture; provided that the foregoing provision shall not apply to any Subsidiary to the extent that the Company delivers an Opinion of Counsel stating that such Subsidiary is unable to execute a Guarantee of the notes by reason of any legal or regulatory prohibition or restriction and that such Subsidiary is not, directly or indirectly, an obligor under the Replacement Credit Facility or any other bank facility.

Limitations on Layering Indebtedness

        The indenture provides that the Guarantors will not, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment to the Guarantors' Guarantees of obligations under the Replacement Credit Facility and senior in any respect in right of payment to the Guarantors' Guarantees of the notes.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and the holders of the notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such annual reports and such information, documents and other reports to be so filed and provided at the times specified for the filing thereof under such Sections.

        In addition, the Company will furnish to the holders of the notes and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Impairment of Security Interest

        The Company will not, and will not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the notes; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of the indenture or the pledge agreements will not be deemed to impair such security interest.

Events of Default and Remedies

        Each of the following is an Event of Default:

           (1)  default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the notes;

           (2)  default in payment when due of the principal of, or premium, if any, on, the notes;

           (3)  failure by the Company to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Asset Sales," "—Certain Covenants—Restricted Payments," "—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Merger, Consolidation or Sale of Assets;"

           (4)  failure to perform any other covenant or agreement of the Company under the indenture or the notes continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

           (5)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

           (6)  failure by the Company or any of its Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

           (7)  except as permitted by the indenture, any Guarantee of the notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the notes; and

           (8)  certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

        If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of at least a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or liquidated damages, if any) if it determines that withholding notice is in their interest.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to November 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to November 15, 2007, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration).

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the indenture and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the notes, the Guarantees of the notes, the indenture, the registration rights agreement, the pledge agreements or the intercreditor agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture, the Guarantees of the notes, the registration rights agreement and the notes provide that they are governed by, and are to be construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof. The intercreditor agreement and the pledge agreements provide that they are governed by, and are to be construed in accordance with, the laws of the State of California without regard to the conflict of laws principles thereof.

Satisfaction and Discharge

        If:

          (a)   (1) the Company will have paid or caused to be paid the principal of, premium, if any, interest and liquidated damages, if any, as and when the same will have become due and payable, (2) all outstanding notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (3) an irrevocable notice of redemption has been delivered in accordance with the terms of the indenture with respect to all outstanding notes and the Company has made an irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and liquidated damages, if any, on the outstanding notes on the applicable redemption date;

          (b)   the Company has paid all other sums payable by it under the indenture; and

          (c)   the Company has delivered an Officers' Certificate and an Opinion of Counsel stating that all conditions have been met,

the indenture will cease to be of further effect as to all outstanding notes except as to:

           (1)  rights of registration of transfer and exchange and the Company's right of optional redemption;

           (2)  substitution of apparently mutilated, defaced, destroyed, lost or stolen notes;

           (3)  rights of holders to receive payment of principal of, premium, if any, interest and liquidated damages, if any, on the notes;

           (4)  rights, obligations and immunities of the Trustee under the indenture; and

           (5)  rights of the holders of the notes as beneficiaries of the indenture with respect to any property deposited with the Trustee payable to all or any of them.

Defeasance

        The indenture provides that, at the Company's option:

           (1)  if applicable, the Company will be discharged from any and all obligations in respect of the outstanding notes; or

           (2)  if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be a Default or an Event of Default under the indenture and the notes;

in either case (1) or (2) upon irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and liquidated damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date. With respect to clause (2), the obligations under the indenture (other than with respect to such covenants) and the Events of Default (other than the Events of Default relating to such covenants) shall remain in full force and effect.

        Such trust may only be established if, among other things:

          (a)   with respect to clause (1), the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (2), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (b)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (c)   such deposit, defeasance and discharge or deposit and defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (d)   the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be avoidable as a preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (e)   the Company must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (f)    the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the indenture relating to the deposit, defeasance and discharge or the deposit and defeasance have been complied with.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar of the notes and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

        Except as provided below, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including consents obtained in connection with purchase of, or tender offer or exchange offer for, the notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

           (1)  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

           (2)  reduce the principal of, premium, if any, or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

           (3)  reduce the rate of or change the time for payment of interest or liquidated damages, if any, on any note;

           (4)  waive a Default or Event of Default in the payment of principal of, premium, if any, interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

           (5)  make any note payable in money other than that stated in the notes;

           (6)  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, interest or liquidated damages, if any, on the notes;

           (7)  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

           (8)  make any change in the foregoing amendment and waiver provisions.

        Without the consent of at least 75% in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), no amendment, supplement or waiver to the indenture may make any change in the provisions described above under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales" that adversely affect the rights of any holder of the notes.

        Notwithstanding the foregoing, without the consent of any holder of notes, the Company and the Trustee may amend or supplement the indenture or the notes to:

           (1)  cure any ambiguity, defect or inconsistency;

           (2)  provide for uncertificated notes in addition to or in place of certificated notes;

           (3)  provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation;

           (4)  make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

           (5)  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust indenture Act; or

           (6)  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture.

Concerning the Trustee

        The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. U.S. Bank National Association is syndication agent and a lender under the Replacement Credit Facility and has in the past engaged, and may in the future engage, in other commercial banking transactions with us. Pursuant to the Trust Indenture Act of 1939, upon the occurrence of a default with respect to the notes, U.S. Bank National Association may be deemed to have a conflicting interest by virtue of its lending and other business relationships with us. In that event, U.S. Bank National Association would be required to resign or eliminate the conflicting interest.

        The holders of at least a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Book-Entry, Delivery and Form

        Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        The new notes initially will be issued in the form of global securities in book-entry form. The new notes will be deposited upon issuance with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, and DTC or its nominee will initially be the sole registered holder of the new notes for all purposes under the indenture. Unless it is exchanged in whole or in part for debt securities in definitive form as described below, a global security may not be transferred. However, transfers of the whole security between DTC and its nominee or their respective successors are permitted.

        Upon the issuance of a global security, DTC or its nominee will credit on its internal system the principal amount of the individual beneficial interest represented by the global security acquired by the persons in sale of the notes. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or persons that hold interests through participants. Ownership of beneficial interests will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediate available funds to DTC's nominee as the registered owner of the global securities. The Company and the Trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the Company, the Trustee, any paying agent and the initial purchasers will have no direct responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to these beneficial interests. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the Company, the Trustee or the initial purchasers.

        So long as DTC or its nominee is the registered owner or holder of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for the purposes of:

           (1)  receiving payment on the notes;

           (2)  receiving notices; and

           (3)  for all other purposes under the indenture and the notes.

        Beneficial interests in the new notes will be evidenced only by, and transfers of the new notes will be effected only through, records maintained by DTC and its participants.

        Except as described above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated notes in definitive form and will not be considered the holders of the global security for any purposes under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC. In addition, if that person is not a participant, the person must rely on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in a global security desires to take any action under the indenture, DTC would authorize the participants holding the relevant beneficial interest to take that action. The participants then would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC interests in the global security are credited. Further, DTC will take action only as to the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given the direction.

        DTC has provided the following information to us. DTC is a:

           (1)  limited-purpose trust company organized under the New York Banking Law;

           (2)  a banking organization within the meaning of the New York Banking Law;

           (3)  a member of the United States Federal Reserve System;

           (4)  a clearing corporation within the meaning of the New York Uniform Commercial Code; and

           (5)  a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

        DTC has further advised us that:

           (1)  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

           (2)  direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

           (3)  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

           (4)  access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

           (5)  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform these procedures, and the procedures may be discontinued at any time. None of the Company, the Trustee, any agent of the Company or the initial purchasers will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, payments made on account of, or beneficial ownership interests in, global notes.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. DTC's operations and procedures are solely within DTC's control and are subject to change by DTC from time to time. Neither we, the initial purchasers nor the Trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means with respect to any specified Person:

           (1)  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

           (2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

        "Administrative Agent" means Wells Fargo Bank, National Association, or any successor thereto, as administrative agent under the Replacement Credit Facility.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; providedthat beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Asset Sale" means:

           (1)  the sale, lease, transfer, conveyance or other disposition of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions described under the caption "—Repurchase at the Option of Holders—Asset Sales"); and

           (2)  the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries,

  in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

          (A)  that have a fair market value in excess of $1.0 million; or

          (B)  for Net Proceeds in excess of $1.0 million.

        Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

           (1)  a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company that is a Guarantor or by a Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company;

           (2)  an issuance of Equity Interests by a Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company;

           (3)  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

           (4)  the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

           (5)  the sale of accounts receivable pursuant to a Qualified Receivables Transaction; and

           (6)  any disposition of cash or Cash Equivalents.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Borrowing Base" means the sum of the following for each of the Company and its Subsidiaries:

           (1)  100% of cash held overnight in store safes;

           (2)  100% of balances held in store accounts;

           (3)  100% of checks held in store safes;

           (4)  100% of clearing house transfers initiated on the previous day and transfers of same-day funds to be credited to store accounts;

           (5)  100% of cash held overnight by armored car carriers;

           (6)  100% of eligible government receivables in respect of government contracts; and

           (7)  100% of cash balances held in demand deposit accounts and/or investment accounts.

        The Borrowing Base shall not include any items that have been sold or that have been pledged or deposited in respect of Indebtedness, and shall be determined by the Company upon each Incurrence of Indebtedness, and such determination shall be conclusive so long as it is made in good faith.

        "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty.

        "Capital Stock" means:

           (1)  in the case of a corporation, corporate stock;

           (2)  in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

           (3)  in the case of a partnership, partnership interests (whether general or limited); and

           (4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

           (1)  U.S. Government Obligations having maturities of not more than twelve months from the date of acquisition;

           (2)  certificates of deposit and eurodollar time deposits with maturities of twelve month or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Replacement Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

           (3)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

           (4)  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group; and

           (5)  money market funds registered with the SEC and meeting the requirements of Section 2(a)(7) of the Investment Company Act of 1940, as amended, and, in each case, maturing within six months after the date of acquisition.

        "Change of Control" means the occurrence of any of the following:

           (1)  the sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than LGP;

           (2)  the adoption of a plan relating to the liquidation or dissolution of the Company;

           (3)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than LGP, becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting stock of Holdings or the Company; or

           (4)  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

           (1)  an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

           (2)  an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any

  Indebtedness by such Person or its Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

           (3)  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

           (4)  consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

           (5)  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; minus

           (6)  all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period.

        Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

           (1)  the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

           (2)  the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

           (3)  the cumulative effect of a change in accounting principles shall be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the indenture or (2) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of

Directors on the date of the indenture or whose nomination or election to the Board of Directors was previously so approved.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.

        "Earn-out Obligations" means contingent payment obligations of the Company or any of its Subsidiaries Incurred in connection with the acquisition of assets or businesses, which obligations are payable based on the performance of the assets or businesses so acquired; provided that the amount of such obligations outstanding at any time shall be measured by the maximum amount potentially payable thereunder without regard to performance criteria, the passage of time or other conditions.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Existing Holdings Notes" means the 13.0% Senior Discount Notes due 2006 of Holdings.

        "Existing Indebtedness" means (1) Indebtedness of National Money Mart Company in an amount not to exceed the amount committed as of the date of the indenture under that certain First Bank Overdraft Lending Agreement, dated as of March 1, 2001, between National Money Mart Company and the Bank of Montreal; (2) Indebtedness of Dollar Financial U.K. Limited in an amount not to exceed the amount committed as of the date of the indenture under that certain Multi Line Facility Agreement, dated as of January 20, 2003, between Dollar Financial U.K. Limited and National Westminster Bank Plc, as amended by that certain Letter Agreement, dated October 10, 2003, by and between Dollar Financial U.K. Limited and the Royal Bank of Scotland Plc, acting as agent for National Westminster Bank Plc; (3) Indebtedness of the Company and Instant Cash Loans Limited in an amount not to exceed the amount committed as of the date of the indenture under that certain Participation and Servicing Agreement, dated as of November 15, 2002, among Archbrook Holdings International, LLC, Instant Cash Loans Limited and the Company; and (4) any other Indebtedness of the Company or any of its Subsidiaries outstanding on the date of the indenture until such Indebtedness is repaid.

        "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

           (1)  acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the

  Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company);

           (2)  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

           (3)  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication:

           (1)  the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if, any) pursuant to Hedging Obligations); and

           (2)  the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and

           (3)  any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on the assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and

           (4)  the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of the indenture, including those set forth in:

           (1)  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

           (2)  the statements and pronouncements of the Financial Accounting Standards Board;

           (3)  such other statements by such other entity as have been approved by a significant segment of the accounting profession; and

           (4)  the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person to:

  •
  purchase or pay (or advance or supply funds for the purchase or payment) of such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

  •
  purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

  •
  maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means each of: (1) Holdings, DFG International, Inc., DFG World, Inc., Any Kind Check Cashing Centers, Inc., Cash Unlimited of Arizona, Inc., Check Mart of Louisiana, Inc., Check Mart of New Mexico, Inc., Check Mart of Pennsylvania, Inc., Check Mart of Texas, Inc., Check Mart of Wisconsin, Inc., Dollar Financial Insurance Corp., Financial Exchange Company of Ohio, Inc., Financial Exchange Company of Pennsylvania, Inc., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc., Loan Mart of Oklahoma, Inc., Monetary Management Corporation of Pennsylvania, Monetary Management of California, Inc., Monetary Management of Maryland, Inc., Monetary Management of New York, Inc., Money Mart Express, Inc., Moneymart, Inc., Pacific Ring Enterprises, Inc. and QTV Holdings, Inc., and (2) any other domestic Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.

        "Holdings" means DFG Holdings, Inc., a Delaware corporation and the 100% owner of the Company.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that the accretion of original issue discount on Indebtedness shall not be deemed to be an Incurrence of Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

        "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

           (1)  every obligation of such Person for money borrowed, including, without limitation, in each case, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees and expenses related thereto;

           (2)  every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

           (3)  every reimbursement obligation of such Person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of such Person;

           (4)  every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue or which are being contested in good faith);

           (5)  every Capital Lease Obligation of such Person;

           (6)  the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;

           (7)  every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, "Hedging Obligations"); and

           (8)  every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, Guarantor or otherwise, to the extent of such Guarantee or other liability.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

        "LGP" means Leonard Green & Partners, L.P. and any affiliated investment fund managed by it.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "New Holdings Notes" means the 16.0% Senior Notes due 2012 and the 13.95% Senior Subordinated Notes due 2012 of Holdings.

        "New Holdings Notes Purchase Agreements" means the Purchase Agreements, each dated as of the date of the indenture, with respect to the New Holdings Notes.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Director of Finance, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Investments" means:

           (1)  any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of the indenture;

           (2)  any Investment in cash or Cash Equivalents or the notes;

           (3)  any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of the indenture or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of the indenture;

           (4)  any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

           (5)  advances to employees of the Company and its Subsidiaries in the ordinary course of business;

           (6)  Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings; and

           (7)  other Investments in any Person (other than Holdings or an Affiliate of Holdings that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not to exceed $5.0 million.

        "Permitted Liens" means:

           (1)  Liens securing Indebtedness under the Replacement Credit Facility that was permitted by the terms of the indenture to be Incurred;

           (2)  Liens in favor of the Company;

           (3)  Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

           (4)  Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

           (5)  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

           (6)  Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

           (7)  Liens existing on the date of the indenture and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;

           (8)  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

           (9)  Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

         (10)  Liens securing Permitted Refinancing Debt, provided that the Company was permitted to Incur Liens with respect to the Indebtedness so refinanced;

         (11)  statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (12)  Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

         (13)  Liens securing compensation, reimbursement and indemnification obligations of the Company or any of its Subsidiaries in favor of the Trustee under the indenture, and in favor of trustees or comparable representatives under other indentures, agreements or instruments governing Indebtedness permitted to be Incurred by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

         (14)  Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

        "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; providedthat:

           (1)  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith);

           (2)  such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

           (3)  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

           (4)  such Indebtedness is Incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Public Equity Offering" means any underwritten public offering of common equity securities or units including or representing common equity securities of the Company or Holdings for cash, provided that at the time of or upon consummation of such offering, such common equity securities or units of the Company or Holdings are listed on a national securities exchange or quoted on the National Market System of The Nasdaq Stock Market, Inc.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any related assets, including all collateral securing such accounts receivable, all contracts and Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

           (1)  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

            (a)   is Guaranteed by the Company or any of its other Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

            (b)   is recourse to or obligates the Company or any of its other Subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or

            (c)   subjects any property or asset of the Company or any of its other Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

           (2)  with which neither the Company nor any of its other Subsidiaries has any material contract, agreement or understanding other than (a) sales of accounts receivable and related assets to such Subsidiary and other transactions within the customary parameters of asset securitization transactions involving accounts receivable, (b) transactions on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) customary transaction costs, fees and expenses Incurred in connection with asset securitization transactions involving accounts receivable and fees payable in the ordinary course of business in connection with servicing accounts receivable; and

           (3)  with which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Replacement Credit Facility" means that certain Second Amended and Restated Credit Agreement, dated as of the date of the indenture, by and among the Company, Holdings and the lenders from time to time party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time (with the same or different lenders and agents).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Sale and Leaseback Transaction" means an arrangement relating to property owned by the Company or one of its Subsidiaries on the date of the indenture or thereafter acquired by the Company or one of its Subsidiaries whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

        "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary," as defined under Rule 1-02 of Regulation S-X promulgated by the SEC as such regulation is in effect on the date of the indenture.

        "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "U.S. Government Obligation" means:

           (1)  any security which is: a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

           (2)  any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

           (1)  the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

           (2)  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).

CERTAIN TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by an investor who acquires the new notes pursuant to this exchange.

        This summary assumes that investors will hold their notes as "capital assets" under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and does not discuss special situations, such as those of financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities, tax-exempt organizations, certain former citizens or former long term residents of the United States or persons holding notes as part of a hedging or conversion transaction, straddle, constructive sale or synthetic security transaction or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this summary is based upon provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state or local tax laws or estate or gift tax considerations.

        This summary addresses tax consequences relevant to a holder of notes that is either a U.S. Holder or a Non-U.S. Holder. A "U.S. Holder" is a beneficial owner of a note who is for U.S. federal income tax purposes an individual who is a citizen or resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created in, or organized under the laws of, the United States or any state or political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or that was in existence on August 20, 1996, was treated as a U.S. person under the Code on that date and has made a valid election to be treated as a U.S. person under the Code. A "Non-U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, not a U.S. Holder. If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

        EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Exchange Offer

        Pursuant to the exchange offer holders are entitled to exchange the old notes for the new notes that will be substantially identical in all material respects to the old notes, except that the new notes will be registered and therefore will not be subject to transfer restrictions and will not provide for registration rights or liquidated damages. The exchange pursuant to the exchange offer as described above will not result in a taxable exchange to us or any U.S. Holder of a note. Accordingly:

  (1)
  no gain or loss will be realized by a U.S. Holder upon receipt of a new note;

  (2)
  the holding period of the new note will include the holding period of the old note exchanged thereof;

  (3)
  the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the old notes exchanged at the time of the exchange; and

  (4)
  a U.S. Holder will continue to take into account income in respect of a new note in the same manner as before the exchange.

United States Federal Income Tax Considerations for U.S. Holders

Payments of Interest

        Interest on the notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

        Unless a non-recognition event applies, upon the sale, redemption, retirement or other taxable disposition of a note, the U.S. Holder will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of other property received in exchange therefor and (2) the holder's adjusted tax basis in such note. Amounts attributable to accrued but unpaid interest on the notes will be treated as ordinary interest income. A U.S. Holder's adjusted tax basis in a note will equal the purchase price paid by such U.S. Holder for the note increased by the amount of any market discount, if any, that the U.S. Holder elected to include in income and decreased by the amount of any amortizable bond premium applied to reduce interest on the notes.

        Gain or loss realized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, the note has been held by the U.S. Holder for more than 12 months. The deductibility of capital losses is subject to certain limitations.

Payments of Liquidated Damages

        If, within the applicable period after the original issuance of the old notes, we have not filed an exchange offer registration statement or a shelf registration statement with respect to the new notes or such registration statement has not become effective within the time period required by the registration rights agreement, or if we otherwise default with respect to our obligations under the registration rights agreement, liquidated damages shall become payable in cash with respect to the old notes. See "Description of the Notes—Registration Rights; Liquidated Damages." Although the characterization of liquidated damages is uncertain, because the possibility of the payment of liquidated damages is remote, the company intends to take the position that such liquidated damages are generally not includible in income before they are fixed or paid. Based on such position, if the obligation to pay liquidated damages becomes fixed or paid, it should be included in the U.S. Holder's gross income in accordance with such holder's regular method of accounting for federal income tax purposes.

Market Discount

        Subject to a de minimus exception, a U.S. Holder purchases a note with a "market discount" when he or she purchases a note for an amount below the issue price. Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. In addition, the U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such notes.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue such discount on a constant interest rate method. A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest rate method. If this election is made, the holder's basis in the note will be increased to reflect the amount of income recognized and the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

Amortizable Bond Premium

        A U.S. Holder that purchases a note for an amount in excess of the stated redemption price at maturity (which is in this case, the face amount of the note) will be considered to have purchased such note with "amortizable bond premium." A U.S. Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method. However, because the notes could be redeemed for an amount in excess of their principal amount, the amortization of a portion of potential bond premium (equal to the excess of the amount payable on the earlier call date over the amount payable at maturity) could be deferred until later in the term of the note. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the note. Amortizable bond premium on a note held by a U.S. Holder that does not elect annual amortization will decrease the gain or increase the loss otherwise recognized upon disposition of the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on a note, and to the proceeds of the sale or redemption of a note. We or our paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding tax at a rate of 28 percent if a U.S. Holder fails to furnish his U.S. taxpayer identification number ("TIN"), certify that such TIN is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable backup withholding rules. Unless extended by new legislation, however, the reduction in backup withholding rate to 28 percent will expire and the 31 percent backup withholding rate will be reinstated for payments made after December 31, 2010.

United States Federal Income Tax Considerations for Non-U.S. Holders

Payments of Interest

        This discussion assumes, based upon the description of DTC's book-entry procedures discussed in the section entitled "Description of the Notes—Book-Entry, Delivery and Form," that upon issuance and throughout the term, all the notes will be in registered form within the meaning of the Code and applicable regulations. The payment of interest to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax pursuant to the "portfolio interest exception," provided:

  (i)
  that the interest is not effectively connected with the conduct of a trade or business in the United States;

  (ii)
  the Non-U.S. Holder (A) does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our capital stock entitled to vote and (B) is neither a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code, nor a bank that received the notes on an extension of credit in the ordinary course of its trade or business; and

  (iii)
  either (A) the beneficial owner of the notes certifies to us or our paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on Internal Revenue Service Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds the notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business (a "financial institution") certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30 percent withholding tax, unless the beneficial owner of the note provides us or our paying agent with a properly executed (i) Form W-8BEN (or a suitable substitute form) providing a correct TIN and claiming an exemption from or reduction in the rate of withholding under an income tax treaty or (ii) Form W-8ECI (or a suitable substitute form) providing a TIN and stating that interest paid on the note is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

        Notwithstanding the foregoing, if a Non-U.S. Holder of a note is engaged in the conduct of a trade or business in the United States and has filed Form W-8ECI (or suitable substitute form), interest on the note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a U.S. permanent establishment, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected interest received by a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable treaty rate.

Payments of Liquidated Damages

        Liquidated damages, if any, paid to a Non-U.S. Holder as a result of a delay or failure in registering the notes, should be subject to the rules described above with respect to the interest payments on the notes. See "—Payments of Interest" above.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other taxable disposition of a note unless:

  (i)
  the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and, where an income tax treaty applies, attributable to a U.S. permanent establishment or, in case of an individual, a fixed base in the United States; or

  (ii)
  in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 or more days during the taxable year of disposition and certain other conditions are met.

        If a Non-U.S. Holder of a note is engaged in the conduct of a trade or business in the United States, gain on the disposition of the note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a U.S. permanent establishment or, in the case of an individual, a fixed base in the United States, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected gain of a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable treaty rate.

Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each Non-U.S. Holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

        Certain Non-U.S. Holders may, under applicable rules, be presumed to be U.S. persons. Unless such persons certify their non-U.S. status and furnish the payor necessary identifying information, interest paid to such holders of notes generally will be subject to backup withholding at a rate of 28 percent. Unless extended by new legislation, however, the reduction in backup withholding rate to 28 percent will expire and the 31 percent backup withholding rate will be reinstated for payments made after December 31, 2010. Backup withholding will not apply to interest that was subject to the 30 percent withholding tax (or applicable treaty rate) applicable to certain Non-U.S. Holders, as described above.

        The payment of proceeds from the disposition of a note effected by or through a U.S. office of a broker is also subject to both backup withholding and information reporting unless a Non-U.S. Holder provides the payor with such Non-U.S. Holder's name and address and either certifies non-U.S. status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of a note by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is from a U.S. trade or business for a specified three-year period, or, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50 percent of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the exemption is otherwise established. Back up withholding will not apply to amounts paid that were subject to the 30 percent withholding tax (or applicable treaty rate) described above.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder's U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

        Investors are urged to consult their tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of the notes, including the application to their particular situations of the U.S. federal income tax considerations discussed in this prospectus and the application of state, local, foreign or other tax laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of any such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any profit on any such resale and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933, as amended. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

        For a period of 180 days after the expiration date of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

        The validity of the notes offered in this prospectus will be passed upon for us by Irell & Manella LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements of Dollar Financial Group, Inc. and DFG Holdings, Inc. at June 30, 2003 and 2002, and for each of the three years in the period ended June 30, 2003, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Dollar Financial Group, Inc. and Subsidiaries
Audited Consolidated Financial Statements
Report of Independent Auditors	F-2
Consolidated Balance Sheets as of June 30, 2003 and 2002	F-3
Consolidated Statements of Operations for the Years Ended June 30, 2003, 2002 and 2001	F-4
Consolidated Statements of Shareholder's Equity for the Years ended June 30, 2003, 2002 and 2001	F-5
Consolidated Statements of Cash Flows for the Years ended June 30, 2003, 2002 and 2001	F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Consolidated Financial Statements
Interim Consolidated Balance Sheets as of June 30, 2003 and September 30, 2003	F-28
Interim Consolidated Statements of Operations for the Three Months Ended September 30, 2003 and 2002	F-29
Interim Consolidated Statements of Cash Flows for the Three months ended September 30, 2003 and 2002	F-30
Notes to Interim Unaudited Consolidated Financial Statements	F-31
DFG Holdings, Inc. and Subsidiaries
Audited Consolidated Financial Statements
Report of Independent Auditors	F-40
Consolidated Balance Sheets as of June 30, 2003 and 2002	F-41
Consolidated Statements of Operations for the Years Ended June 30, 2003, 2002 and 2001	F-42
Consolidated Statements of Shareholders' Deficit for the Years ended June 30, 2003, 2002 and 2001	F-43
Consolidated Statements of Cash Flows for the Years ended June 30, 2003, 2002 and 2001	F-44
Notes to Consolidated Financial Statements	F-45
Unaudited Consolidated Financial Statements
Interim Consolidated Balance Sheets as of June 30, 2003 and September 30, 2003	F-68
Interim Consolidated Statements of Operations for the Three Months Ended September 30, 2003 and 2002	F-69
Interim Consolidated Statements of Cash Flows for the Three months ended September 30, 2003 and 2002	F-70
Notes to Interim Unaudited Consolidated Financial Statements	F-71

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DFG Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of Dollar Financial Group, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dollar Financial Group, Inc. at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 9 to the financial statements, in fiscal 2002 Dollar Financial Group, Inc. changed its method of accounting for its goodwill.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 29, 2003

DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

	June 30,
	2002	2003
Assets
Cash and cash equivalents	$86,633	$71,805
Loans and other receivables, net of reserve of $2,862 and $2,437	20,542	22,677
Loans receivable pledged	—	8,000
Prepaid expenses	6,745	6,358
Notes receivable—officers	2,756	2,756
Due from parent	3,606	4,573
Property and equipment, net of accumulated depreciation of $30,119 and $39,309	30,510	29,209
Goodwill and other intangibles, net of accumulated amortization of $21,070 and $21,308	132,264	144,125
Debt issuance costs, net of accumulated amortization of $6,153 and $7,945	6,292	5,200
Other	1,964	1,833
	$291,312	$296,536
Liabilities and shareholder's equity
Accounts payable	$18,249	$17,245
Income taxes payable	1,831	11
Accrued expenses	7,932	9,419
Accrued interest payable	1,539	1,656
Deferred tax liability	55	838
Other collateralized borrowings	—	8,000
Revolving credit facilities	78,936	61,699
10 7/8% Senior Notes due 2006	109,190	109,190
Subordinated notes payable and other	20,065	20,081
Shareholder's equity:
Common stock, $1 par value: 20,000 shares authorized; 100 shares issued and outstanding at June 30, 2002 and 2003	—	—
Additional paid-in capital	50,957	50,957
Retained earnings	6,903	9,034
Accumulated other comprehensive (loss) income	(4,345)	8,406
Total shareholder's equity	53,515	68,397
	$291,312	$296,536

See accompanying notes.

DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year ended June 30,
	2001	2002	2003
Revenues	$195,499	$201,976	$219,388
Store and regional expenses:
Salaries and benefits	57,453	65,295	69,799
Occupancy	16,881	18,087	18,856
Depreciation	5,829	6,522	5,859
Other	45,321	46,238	47,766
Total store and regional expenses	125,484	136,142	142,280
Establishment of reserves for new consumer lending arrangements	—	2,244	—
Corporate expenses	22,500	24,516	31,241
Loss on store closings and sales and other restructuring	926	1,435	3,987
Goodwill amortization	4,710	—	—
Other depreciation and amortization	1,952	2,709	3,320
Interest expense, net of interest income of $470, $254 and $173	20,361	18,694	20,168
Establishment of reserve for legal matter	—	—	2,750
Income before income taxes	19,566	16,236	15,642
Income tax provision	12,876	10,199	13,511
Net income	$6,690	$6,037	$2,131

See accompanying notes.

DOLLAR FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

(In thousands, except share data)

	Common Stock			(Accumulated Deficit) Retained Earnings
			Additional Paid-in Capital		Accumulated Other Comprehensive (Loss) Income	Total Shareholder's Equity
	Shares	Amount
Balance, June 30, 2000	100	$—	$50,957	$(5,824)	$(5,538)	$39,595
Comprehensive income
Translation adjustment for the year ended June 30, 2001					(3,661)	(3,661)
Net income for the year ended June 30, 2001				6,690		6,690
Total comprehensive income						3,029
Balance, June 30, 2001	100	—	50,957	866	(9,199)	42,624
Comprehensive income
Translation adjustment for the year ended June 30, 2002					4,854	4,854
Net income for the year ended June 30, 2002				6,037		6,037
Total comprehensive income						10,891
Balance, June 30, 2002	100	—	50,957	6,903	(4,345)	53,515
Comprehensive income
Translation adjustment for the year ended June 30, 2003					12,751	12,751
Net income for the year ended June 30, 2003				2,131		2,131
Total comprehensive income						14,882
Balance, June 30, 2003	100	$—	$50,957	$9,034	$8,406	$68,397

See accompanying notes.

DOLLAR FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended June 30,
	2001	2002	2003
Cash flows from operating activities:
Net income	$6,690	$6,037	$2,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,948	10,740	10,971
Loss on store closings and sales	926	1,154	3,987
Establishment of reserves for new consumer lending arrangements	—	2,244	—
Deferred tax (benefit) provision	1,687	(873)	783
Change in assets and liabilities (net of effect of acquisitions):
(Increase) decrease in loans and other receivables	(10,665)	1,587	(9,118)
(Increase) decrease in prepaid expenses and other	(338)	260	891
Increase (decrease) in accounts payable, income taxes payable, accrued expenses and accrued interest payable	4,194	(6,696)	(5,415)
Net cash provided by operating activities	16,442	14,453	4,230
Cash flows from investing activities:
Acquisitions, net of cash acquired	(20,346)	(45)	(3,251)
Gross proceeds from sales of property and equipment	110	—	—
Additions to property and equipment	(12,129)	(10,063)	(7,428)
Net cash used in investing activities	(32,365)	(10,108)	(10,679)
Cash flows from financing activities:
Other debt payments	(284)	(64)	(401)
Other collateralized borrowings	—	—	8,000
Repayment of advance from money transfer agent	(1,000)	—	—
Net increase (decrease) in revolving credit facilities	18,246	11,112	(17,237)
Payments of debt issuance costs	(244)	(571)	(690)
Net increase in due from parent	(1,116)	(1,068)	(967)
Net cash provided by (used in) financing activities	15,602	9,409	(11,295)
Effect of exchange rate changes on cash and cash equivalents	(515)	427	2,916
Net (decrease) increase in cash and cash equivalents	(836)	14,181	(14,828)
Cash and cash equivalents at beginning of year	73,288	72,452	86,633
Cash and cash equivalents at end of year	$72,452	$86,633	$71,805
Supplemental disclosures of cash flow information
Interest paid	$19,410	$17,472	$18,432
Income taxes paid	$4,800	$16,035	$14,548

See accompanying notes.

DOLLAR FINANCIAL GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003

1.    Organization and Business

        The accompanying consolidated financial statements are those of Dollar Financial Group, Inc. (the "Company") and its wholly-owned subsidiaries. The Company is a wholly-owned subsidiary of DFG Holdings, Inc. ("Holdings"). The activities of Holdings consist primarily of its investment in the Company. Holdings has no employees or operating activities.

        The Company, through its subsidiaries, provides retail financial services through a network of 1,084 locations (of which 624 are Company-operated) operating as Money Mart®, The Money Shop, Loan Mart® and Insta-Cheques in seventeen states, the District of Columbia, Canada and the United Kingdom. The services provided at the Company's retail locations include check cashing, short-term consumer loans, sale of money orders, money transfer services and various other related services. Also, the Company's subsidiary Money Mart Express® (formerly known as moneymart.com™) services and originates short-term consumer loans through 443 independent document transmitter locations in 16 states.

2.    Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue recognition

        Generally, revenue is recognized when services for the customer have been provided which, in the case of check cashing and other retail products, is at the point of sale. For the unsecured short-term loan service, all revenues are recognized ratably over the life of the loan, offset by net write-offs.

Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using either the straight-line or double declining balance method over the estimated useful lives of the assets, which vary from three to fifteen years.

Cash and Cash Equivalents

        Cash includes cash in stores and demand deposits with financial institutions. Cash equivalents are defined as short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

Intangible Assets

        The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" effective July 1, 2001 and as a result has not amortized goodwill for the fiscal years ended June 30, 2002 and 2003. SFAS 142 changes the accounting for certain intangibles, including goodwill, from an amortization method to an impairment-only approach. Under the provisions of SFAS 142, intangible assets, including goodwill, that are not subject to amortization will be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired, using a two-step impairment assessment. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not necessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss if any (see Note 9). The Company has completed the required impairment tests in fiscal 2002 and 2003 and determined that goodwill was not impaired.

Debt Issuance Costs

        Debt issuance costs are amortized using the straight-line method over the remaining term of the related debt (see Note 6).

Store and Regional Expenses

        The direct costs incurred in operating the Company's stores have been classified as store expenses. Store expenses include salaries and benefits of store and regional employees, rent and other occupancy costs, depreciation of property and equipment, bank charges, armored security costs, net returned checks, cash shortages, cost of goods sold and other costs incurred by the stores. Excluded from store operations are the corporate expenses of the Company, which include salaries and benefits of corporate employees, professional fees and travel costs.

Consumer Loan Loss Reserves and Check Cashing Returned Item Policy

        The Company maintains a loan loss reserve for anticipated losses for loans the Company makes directly as well as for fee adjustments for losses on loans the Company originates and services for others. To estimate the appropriate level of loan loss reserves, the Company considers the amount of outstanding loans owed to the Company, as well as loans owed to banks and serviced by the Company, historical loans charged off, current collection patterns and current economic trends. As these conditions change, the Company may need to make additional allowances in future periods.

        A loss on consumer loans is charged against revenues during the period in which the loss occurred. A recovery is credited to revenues during the period in which the recovery is made. These net losses and changes in the loan loss reserve are charged to revenues in the consolidated statements of operations.

        The Company charges operating expense for losses on returned checks during the period in which such checks are returned. Recoveries on returned checks are credited to operating expense in the period during which recovery occurs. The net expense for bad checks included in other store expenses in the accompanying consolidated statements of operations was $8,186,000, $7,063,000 and $6,738,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Income Taxes

        The Company uses the liability method to account for income taxes. Accordingly, deferred income taxes have been determined by applying current tax rates to temporary differences between the amount of assets and liabilities determined for income tax and financial reporting purposes.

        The Company and its subsidiaries file a consolidated federal income tax return with Holdings but the Company calculates its tax provision as if it were on a stand-alone basis.

Employees' Retirement Plan

        Retirement benefits are provided to substantially all full-time employees who have completed 1,000 hours of service through a defined contribution retirement plan. The Company will match 50% of each employee's contribution, up to 8% of the employee's compensation. In addition, a discretionary contribution may be made if the Company meets its financial objectives. The amount of contributions charged to expense was $545,000, $614,000 and $775,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Advertising Costs

        The Company expenses advertising costs as incurred. Advertising costs charged to expense were $6,061,000, $5,844,000 and $6,922,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Fair Value of Financial Instruments

        The carrying values of the revolving credit facilities approximate fair values, as these obligations carry a variable interest rate. The fair value of the Company's Senior Notes is based on quoted market prices and the fair value of the Senior Subordinated Notes is based on the value of the Senior Notes (see Note 6). The Company's other financial instruments consist of cash and cash equivalents, loan and other receivables which are short-term in nature and their fair value approximates their carrying value. Because these are short term in nature, their fair value approximates their carrying value.

Foreign Currency Translation and Transactions

        The Company operates check cashing and financial services outlets in Canada and the United Kingdom. The financial statements of these foreign businesses have been translated into U.S. dollars in accordance with accounting principles generally accepted in the United States. All balance sheet accounts are translated at the current exchange rate and income statement items are translated at the average exchange rate for the period; resulting translation adjustments are made directly to a separate component of shareholder's equity. Gains or losses resulting from foreign currency transactions are included in corporate expenses.

Franchise Fees and Royalties

        The Company recognizes initial franchise fees upon fulfillment of all significant obligations to the franchisee. Royalties from franchisees are accrued as earned. The standard franchise agreements grant to the franchisee the right to develop and operate a store and use the associated trade names, trademarks, and service marks within the standards and guidelines established by the Company. Initial franchise fees included in revenues were $216,000, $59,000 and $283,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Pending Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." This interpretation provides guidance on how to identify a variable interest entity ("VIE") and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds a variable interest in an entity will need to consolidate the entity if the company's interest in the VIE is such that it will absorb a majority of the VIE's expected losses and/or receive a majority of the entity's expected residual returns, if they occur. The new accounting provisions of this interpretation became effective upon issuance for all new VIE's created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The company has not entered into any new transactions involving VIE's on or after February 1, 2003. This pronouncement also must be applied effective July 1, 2003, to existing VIE's acquired by the Company prior to February 1, 2003. The impact of this pronouncement is not expected to have a material effect on the Company's financial position or results of operation.

3.    DFG Holdings, Inc.

        As discussed in Note 1, the Company is a wholly-owned subsidiary of Holdings. The activities of Holdings consist primarily of its investment in the Company and the issuance of $120.6 million aggregate principal amount of 13% Senior Discount Notes.

Common Stock

        Holdings has 100,000 shares authorized; of which 19,864.87 shares were issued and outstanding (106.71 are held in treasury) at June 30, 2003.

Dividends

        Under the terms of the Company's Revolving Credit Facility discussed in Note 6, the Company is permitted to declare, pay, or make cash dividends to Holdings under certain circumstances. The Revolving Credit Facility permits the Company to remit cash to Holdings for the payment of certain of Holdings' expenses. At June 30, 2002 and 2003 Holdings owed the Company $3.6 million and $4.6 million, respectively for such advances.

Stock Options

        Holdings' Stock Incentive Plan (the "Plan") states that 1,413.32 shares of Holdings' common stock may be awarded to employees or consultants of the Company. The awards, at the discretion of Holdings' Board of Directors, may be issued as nonqualified stock options or incentive stock options. Stock appreciation rights ("SAR") may also be granted in tandem with the nonqualified stock options or the incentive stock options. Exercise of the SARs cancels the option for an equal number of shares and exercise of the nonqualified stock options or incentive stock options cancels the SARs for an equal number of shares. The number of shares issued under the Plan is subject to adjustment as specified in the Plan provisions. No options may be granted after February 15, 2009. The options are exercisable in 20% increments annually on the first, second, third, fourth and fifth anniversary of the grant date and have a term of ten years from the date of issuance.

        The following table presents information on stock options:

	Shares	Price Per Share
Options outstanding at June 30, 2000
(293.03 shares exercisable)	979	$3,225
Granted	218	7,250
Exercised	—	—
Forfeited	(45)	3,225
Options outstanding at June 30, 2001
(416.83 shares exercisable)	1,152	$3,225/$7,250
Granted	—	—
Exercised	—	—
Forfeited	(46)	3,225
Options outstanding at June 30, 2002
(652.03 shares exercisable)	1,106	$3,225/$7,250
Granted	—	—
Exercised	—	—
Forfeited	(134)	3,225/7,250
Options outstanding at June 30, 2003
(784.03 shares exercisable)	972	$3,225/$7,250

        The following table presents information on stock options by exercise price:

	Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding at June 30, 2003	Weighted Average Remaining Contractual Life (Years)	Number Exercisable at June 30, 2003
$3,225	868	0.7	742.43
$7,250	104	3.0	41.60
	972	1.0	784.03

        Holdings has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the estimated market price of the underlying stock on the date of grant, no compensation expense is recognized.

        Pro forma information regarding net income and earnings per share is required by Statement No. 123; however, the effect of applying Statement No. 123 to Holdings' stock-based awards results in net income that is not materially different from amounts reported.

4.    Acquisitions

        The acquired entities described below ("Acquisitions") were accounted for by the purchase method of accounting. The results of operations of the acquired companies are included in the Company's statements of operations for the periods in which they were owned by the Company. The total purchase price for each acquisition has been allocated to assets acquired and liabilities assumed based on estimated fair values.

        On August 1, 2000, the Company purchased all of the outstanding shares of West Coast Chequing Centres, LTD which operated six stores in British Columbia. The aggregate purchase price for this acquisition was $1.5 million and was funded through excess internal cash. The excess of the purchase price over the fair value of identifiable net assets acquired was $1.4 million.

        On August 7, 2000, the Company purchased substantially all of the assets of Fast"n Friendly Check Cashing, which operated 8 stores in Maryland. The aggregate purchase price for this acquisition was $700,000 and was funded through the Company's revolving credit facility. The excess of the purchase price over fair value of identifiable net assets acquired was $660,000. Additional consideration of $150,000 was subsequently paid in fiscal year 2001 based on a revenue based earn-out agreement.

        On August 28, 2000, the Company purchased substantially all of the assets of Ram-Dur Enterprises, Inc. d/b/a AAA Check Cashing Centers, which operated five stores in Tucson, Arizona. The aggregate purchase price for this acquisition was $1.3 million and was funded through the Company's revolving credit facility. The excess purchase price over fair value of identifiable net assets acquired was $1.2 million.

        On December 5, 2000, the Company purchased all of the outstanding shares of Fastcash Ltd., which operated 13 company owned stores and 27 franchises in the United Kingdom. The aggregate purchase price for this acquisition was $3.1 million and was funded through the Company's revolving credit facility. The excess of the purchase price over the fair value of the identifiable assets acquired was $2.7 million. Additional consideration of $2.0 million was subsequently paid during fiscal 2003 based upon a future results of operations earn-out agreement.

        The following unaudited pro forma information for the year ended 2001 presents the results of operations as if the Acquisitions had occurred on July 1, 2000. The pro forma operating results include the results of operations for these acquisitions for the indicated periods and reflect the amortization of intangible assets arising from the acquisitions and increased interest expense on acquisition debt. Pro forma results of operations are not necessarily indicative of the results of operations that would have occurred had the purchase been made on the date above or the results which may occur in the future.

Year ended June 30, 2001
(Unaudited) (dollars in thousands)
Total revenue	$197,084
Net income	$6,874

5.    Property and Equipment

        Property and equipment at June 30, 2002 and 2003 consist of (in thousands):

	June 30,
	2002	2003
Land and buildings	$146	$157
Leasehold improvements	17,874	20,871
Equipment and furniture	42,609	47,490
	60,629	68,518
Less accumulated depreciation	30,119	39,309
Total property and equipment	$30,510	$29,209

        Depreciation expense amounted to $7,497,000, $8,835,000 and $9,006,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

6.    Debt

        The Company has debt obligations at June 30, 2002 and 2003 as follows (in thousands):

	June 30,
	2002	2003
Revolving credit facility; interest at one-day Eurodollar, as defined, plus 3.50% and 4.00% at June 30, 2002 and 2003, respectively (5.31% and 5.12% at June 30, 2002 and 2003, respectively) of the outstanding daily balances payable monthly; principal due in full on June 30, 2004; weighted average interest rate of 5.14% and 5.36% for the years ended June 30, 2002 and 2003, respectively	$68,600	$60,764
Canadian overdraft credit facility; interest at Canadian prime, as defined, plus 0.50% (4.25% and 5.00% at June 30, 2002 and 2003, respectively) of the outstanding daily balances payable monthly; weighted average interest rate of 4.56% and 4.62% for the years ended June 30, 2002 and 2003, respectively	4,791	—
United Kingdom overdraft facility; interest at the Bank Base Rate, as defined, plus 1.00% at June 30, 2002 and 2003, (5.00% and 4.75% at June 30, 2002 and 2003 respectively) of the outstanding daily balances payable quarterly; weighted average interest rate of 5.32% and 4.90% for the years ended June 30, 2002 and 2003, respectively	5,545	935
Other collateralized borrowings; interest rate of 15.6% subject to loss rates on the related UK loans pledged and can increase to a maximum of 32.4% per annum.	—	8,000
10 7/8% Senior Notes due November 15, 2006; interest payable semiannually on May 15 and November 15	109,190	109,190
10 7/8% Senior Subordinated Notes due December 31, 2006; interest payable semiannually on June 30 and December 30	20,000	20,000
Other	65	81
	$208,191	$198,970

        The Company has $109.2 million of 10 7/8% senior notes due 2006 (the "Notes"), which are registered under the Securities Act of 1933, as amended. The payment obligations under the Notes are jointly and severally guaranteed, on a full and unconditional basis, by each of the Company's existing subsidiaries (the "Guarantors"). There are no restrictions on the Company's and the guarantor subsidiaries' ability to obtain funds from their subsidiaries by dividend or by loan. Separate financial statements of each guarantor subsidiary have not been presented because management has determined that they would not be material to investors.

        Subject to restrictions under the Company's credit facility ("Revolving Credit Facility") discussed below, the Notes are redeemable at the option of the Company, in whole or in part at the following redemption prices (plus accrued and unpaid interest thereon, if any, to the date of redemption): during the twelve-month period beginning November 2002—103.625%; 2003—101.813%; and 2004—100.000%. Upon the occurrence of a change of control, as defined, each holder of Notes has the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        On November 15, 2002, the Company negotiated an amendment to the Revolving Credit Facility. This amendment modified one of its financial covenants and modified the pricing of the credit facility. The modified pricing structure increased the Company's interest rate under the facility from the one-day Eurodollar rate, as defined, plus 3.50%, to interest at the one-day Eurodollar rate plus 4.00%. Amounts outstanding under the Revolving Credit Facility bear interest at either (i) the higher of (a) the federal funds rate plus 0.50% per annum and (b) the rate publicly announced by Wells Fargo, San Francisco, as its "prime rate," plus 2.75% at June 30, 2003, (ii) the LIBOR Rate (as defined therein) plus 4.00% at June 30, 2003, or (iii) the one day Eurodollar Rate (as defined therein) plus 4.00% at June 30, 2003, determined at the Company's option. Amounts outstanding under the Revolving Credit Facility are secured by a first priority lien on substantially all properties and assets of the Company and its current and future subsidiaries. The Company's obligations under the Revolving Credit Facility are guaranteed by each of the Company's direct and indirect subsidiaries.

        The Company's borrowing capacity under the Revolving Credit Facility is limited to the total commitment less letters of credit totaling $9.0 million issued by Wells Fargo Bank, which secures certain of the Company's contractual obligations. At June 30, 2003, the total commitment was $72.0 million. However, the Revolving Credit Facility contains provisions for an additional reduction in the facility of $5.0 million during the period April 1 to December 14 of any calendar year following November 15, 2002 and for temporary increases of $5.0 million, which had been exercised at June 30, 2003. At June 30, 2003 the Company's borrowing capacity was $63.0 million. The Revolving Credit Facility also contains a provision for a reduction of $1.5 million by September 30, 2003 and an additional $1.5 million by December 31, 2003. The borrowings under the Revolving Credit Facility as of June 30, 2003 were $60.8 million.

        On November 15, 2002, the Company entered into an agreement with a third party to sell, without recourse subject to certain obligations, a participation interest in a portion of short-term consumer loans originated by the Company in the United Kingdom. Pursuant to the agreement, the Company will retain servicing responsibilities and earn servicing fees which are subject to reduction if the related loans are not collected. The transfer of assets is treated as a financing under FAS 140 and the proceeds are included in "Other collateralized borrowings" on the balance sheet. The agreement gives the third party a first priority lien, charge and security interest in the assets pledged. At June 30, 2003 the Company had $8.0 million of loans receivable pledged under this agreement. The agreement provides for collateralized borrowings up to $10 million. Under the agreement, the third party retains the right to reduce the amount of borrowings to no less than $4.0 million. The Company pays an annual interest rate of 15.6% on the amount borrowed which varies subject to loss rates on the related loans. The agreement expires on September 30, 2004; however the term of the agreement is automatically renewed each year for a term of twelve months, unless either party terminates it.

        Also, the Company has $20 million aggregate principal amount of its 10 7/8% Senior Subordinated Notes Due 2006 (the "Senior Subordinated Notes") outstanding.

        The Notes, the Revolving Credit Facility and the Senior Subordinated Notes contain certain financial and other restrictive covenants, which, among other things, require the Company to achieve certain financial ratios, limit capital expenditures, restrict payment of dividends and require certain approvals in the event the Company wants to increase the borrowings. At June 30, 2003, the Company believes it is in compliance with all covenants.

        In connection with the Company's Canadian subsidiary, the Company established a Canadian dollar overdraft credit facility to fund peak working capital needs for its Canadian operations. The overdraft credit facility, which has no stated maturity date, provides for a commitment of up to approximately $4.8 million of which $4.8 million and $0.0 million were outstanding as of June 30, 2002 and 2003, respectively. Amounts outstanding under the facility bear interest at Canadian prime plus 0.50% and are secured by the pledge of a cash collateral account of an equivalent balance. The Company's United Kingdom operations also have a British pound overdraft facility that bears interest at 1.00% for the years ended June 30, 2002 and 2003 over the Bank Base Rate and which provides for a commitment of approximately $6.2 million of which $5.5 million and $935,000 was outstanding as of June 30, 2002 and 2003, respectively. The overdraft facility is secured by a $6.0 million letter of credit issued by Wells Fargo Bank under the Revolving Credit Facility.

        The fair market value of the Company's 10 7/8% Senior Notes and the Company's 10 7/8% Senior Subordinated Notes due 2006 at June 30, 2002 and 2003 was approximately $113,687,200 and $122,730,500 based on quoted market prices.

        Interest of $19,410,000, $17,472,000 and $18,432,000 was paid for the years ended June 30, 2001, 2002 and 2003, respectively.

7.    Income Taxes

        The provision for income taxes for the years ended June 30, 2001, 2002 and 2003 consists of the following (in thousands):

	Year ended June 30,
	2001	2002	2003
Federal:
Current	$2,911	$1,136	$(603)
Deferred	1,834	(872)	705
	4,745	264	102
Foreign taxes:
Current	7,557	9,550	13,088
Deferred	(192)	(74)	—
	7,365	9,476	13,088
State:
Current	721	386	243
Deferred	45	73	78
	766	459	321
	$12,876	$10,199	$13,511

        The significant components of the Company's deferred tax assets and liabilities at June 30, 2002 and 2003 are as follows (in thousands):

	June 30,
	2002	2003
Deferred tax assets:
Loss reserves	$995	$834
Foreign withholding taxes	94	21
Depreciation	1,914	2,547
Accrued compensation	328	573
Reserve for store closings	122	560
Foreign tax credits	230	230
Other accrued expenses	535	405
Other	36	14
	4,254	5,184
Deferred tax liabilities:
Amortization and other temporary differences	4,309	6,022
Net deferred tax liability	$(55)	$(838)

        The Company did not record any valuation allowances against deferred tax assets at June 30, 2002 or 2003. Although realization is not assured, management has determined, based on the Company's history of earnings and its expectation for the future, that taxable income of the Company will more likely than not be sufficient to fully utilize its deferred tax assets.

        A reconciliation of the provision for income taxes with amounts determined by applying the federal statutory tax rate to income before income taxes is as follows (in thousands):

	Year ended June 30,
	2001	2002	2003
Tax provision at federal statutory rate	$6,848	$5,682	$5,475
Add (deduct):
State tax provision, net of federal tax benefit	498	299	199
Foreign taxes	2,323	1,673	2,419
US tax on foreign earnings	3,189	2,370	5,162
Amortization of nondeductible intangible assets	93	—	—
Other permanent differences	(75)	175	256
Tax provision at effective tax rate	$12,876	$10,199	$13,511

        Foreign, federal and state income taxes of approximately $4,800,000, $16,035,000 and $14,548,000 were paid during the years ended June 30, 2001, 2002 and 2003, respectively.

8.    Loss on Store Closings and Sales and Other Restructuring

        During the fiscal year ended June 30, 2003, the Company closed 27 underperforming stores and consolidated and relocated certain non-operating functions to reduce costs and increase efficiencies.

Costs incurred with the restructuring are comprised of severance and other retention benefits to employees who were involuntarily terminated and store closure costs related to the locations the Company will no longer utilize. During the fiscal year ended June 30, 2003, the Company recorded costs for severance and other retention benefits of $1.7 million and store closure costs of $1.6 million consisting primarily of lease obligations and leasehold improvement write-offs. These charges were expensed within "Loss on store closings and sales and other restructuring" on the Consolidated Statements of Operations. The restructuring was completed by the fiscal year end. All of the locations that were closed and for which the workforce was reduced are included in the United States geographic segment. The Company, as required, adopted Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Disposal or Exit Activities, on January 1, 2003.

        Following is a reconciliation of the beginning and ending balances of the restructuring liability (in millions):

	Severance and Other Retention Benefits	Store Closure Costs	Total
Balance at June 30, 2002	$—	$—	$—
Charge recorded in earnings	1.7	1.6	3.3
Amounts paid	(0.5)	(0.8)	(1.3)
Non-cash charges	—	(0.6)	(0.6)
Balance at June 30, 2003	$1.2	$0.2	$1.4

        The Company also expenses costs related to the closure of stores in the normal course of its business. Costs directly expensed for the years ended June 2003, 2002 and 2001 was $722,000, $1,435,000 and $926,000, respectively.

9.    Goodwill and Other Intangibles

        In accordance with the adoption provisions of SFAS No. 142, the Company is required to perform goodwill impairment tests on at least an annual basis. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings. During fiscal 2003 the Company paid $2.0 million in additional consideration based upon a future results of operations earn-out agreement related to one of its United Kingdom acquisitions. This amount has been included as goodwill on the Consolidated Balance Sheet. The Company has covenants not to compete, which are deemed to have a definite life and will continue to be amortized. Amortization for these intangibles for the years ended June 30, 2003, 2002 and 2001 was $173,000, $225,000 and $284,000, respectively. The estimated aggregate amortization expense for each of the five succeeding fiscal years ending June 30, is:

Year	Amount
2004	$95,000
2005	20,000
2006	—
2007	—
2008	—

        The following table reflects the components of intangible assets (in thousands):

	June 30, 2002		June 30, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-amortized intangible assets:
Cost in excess of net assets acquired	$150,954	$18,977	$162,987	$18,977
Amortized intangible assets:
Covenants not to compete	2,380	2,093	2,446	2,331

        The following table reflects the results of operations as if SFAS No. 142 had been adopted as of July 1, 2000 (in thousands):

Year Ended June 30, 2001
Reported net income	$6,690
Goodwill amortization, net of tax	3,947
Adjusted net income	$10,637

        The changes in the carrying amount of goodwill by reportable segment for the fiscal years ended June 30, 2002 and 2003 are as follows:

	United States	Canada	United Kingdom	Total
Balance at June 30, 2001	$56,655	$34,103	$38,797	$129,555
Amortization of other intangibles	(354)	(39)	(3)	(396)
Acquisitions	59	—	(14)	45
Foreign currency translation adjustments	—	(76)	3,141	3,065
Reclassification	184	(2)	(187)	(5)
Balance at June 30, 2002	56,544	33,986	41,734	132,264
Amortization of other intangibles	(238)	—	—	(238)
Acquisitions	—	—	3,251	3,251
Foreign currency translation adjustments	—	4,662	3,578	8,240
Reclassification	303	305	—	608
Balance at June 30, 2003	$56,609	$38,953	$48,563	$144,125

10.    Commitments

        The Company occupies office and retail space and uses certain equipment under operating lease agreements. Rent expense amounted to $14,320,000, $15,265,000 and $16,067,000 for the years ended June 30, 2001, 2002 and 2003, respectively. Most leases contain standard renewal clauses.

        Minimum obligations under noncancelable operating leases for the year ended June 30 are as follows (in thousands):

Year	Amount
2004	$15,717
2005	12,397
2006	8,015
2007	5,444
2008	3,704
Thereafter	5,004
$50,281

11.    Contingent Liabilities

        The Company is a defendant in four putative class-action lawsuits, all of which were commenced by the same plaintiffs' law firm, alleging violations of California's wage-and-hour laws. The named plaintiffs in these suits, which are pending in the Superior Court of the State of California, are our former employees Vernell Woods (commenced August 22, 2000), Juan Castillo (commenced May 1, 2003), Stanley Chin (commenced May 7, 2003) and Kenneth Williams (commenced June 3, 2003). Each of these suits seeks an unspecified amount of damages and other relief in connection with allegations that the Company misclassified California store (Woods) and regional (Castillo) managers as "exempt" from a state law requiring the payment of overtime compensation, that the Company failed to provide employees with meal and rest breaks required under a new state law (Chin) and that the Company computed bonuses payable to store managers using an impermissible profit-sharing formula (Williams). In January 2003, without admitting liability, the Company sought to settle the Woods case, which the Company believes to be the most significant of these suits, by offering each individual putative class member an amount intended in good faith to settle his or her claim. As of June 30, 2003, 92% of these settlement offers had been accepted. Plaintiffs' counsel is presently disputing through arbitration the validity of the settlements accepted by the individual putative class members. The Company believes that it has meritorious defenses to the challenge and to the claims of the non-settling putative Woods class members and plan to defend them vigorously. The Company believes that it has adequately provided for the costs associated with this matter. The Company is vigorously defending the Castillo, Chin and Williams lawsuits and believes it has meritorious defenses to the claims asserted in those matters. The Company believes the outcome of such litigation will not significantly affect its financial results.

        On January 29, 2003, a former customer, Kurt MacKinnon, commenced an action against the Company's Canadian subsidiary and 26 other Canadian lenders on behalf of a purported class of British Columbia residents who, plaintiff claims, were overcharged in payday-loan transactions. The action, which is pending in the Supreme Court of British Columbia, alleges violations of laws proscribing usury and unconscionable trade practices and seeks restitution and damages, including punitive damages, in an unknown amount. On March 25, 2003, the Company moved to stay the action as against it and to compel arbitration of plaintiff's claims as required by his agreement with the Company. The Company is presently awaiting a decision on that motion. The Company believes it has meritorious defenses to the action and intend to defend it vigorously. The Company believes the outcome of such litigation will not significantly affect its financial results.

        On October 30, 2002, the Oklahoma Administrator of Consumer Credit issued an administrative order revoking the supervised-lending license of the Company's Oklahoma subsidiary on the ground that certain loans marketed by the subsidiary and made by County Bank did not conform with Oklahoma usury laws. The Administrator's order also requires the subsidiary to refund certain purportedly excess finance charges collected by County Bank. The Administrator's order is presently on appeal to the Oklahoma District Court. On August 20, 2003, that court denied the Administrator's motion to require the subsidiary to desist from further loan-origination activities pending appeal. The subsidiary is also appealing a federal court's abstention from ruling on this matter to the United States Court of Appeals for the Tenth Circuit. The Company is presently unable to evaluate the likelihood of any particular outcome of this matter but, in the Company's opinion, the outcome of such litigation will not significantly affect the Company's financial results.

        In addition to the litigation discussed above, the Company is involved in routine litigation and administrative proceedings arising in the ordinary course of business. In the opinion of management, the outcome of such litigation and proceedings will not significantly affect the Company's Consolidated Financial Statements.

12.    Contractual Agreements

        The Company has contracts with various governmental agencies for benefits distribution and retail merchant services which contributed 2%, 1% and 1% of consolidated gross revenues for the years ended June 30, 2001, 2002 and 2003, respectively. During the year ended June 30, 2001, the State of New York completed a statewide implementation of an electronic benefit transfer system. As a result, the Company's contract to perform such services was terminated. The Company's contracts for governmental benefits distribution and merchant services distribution with state and local governments generally have initial terms of five years and currently expire on various dates through December 31, 2004. The contracts provide the governmental agencies the opportunity to extend the contract for additional periods and contain clauses which allow the governmental agencies to cancel the contract at any time, subject to 30 to 60 days' written advance notice.

13.    Credit Risk

        At June 30, 2002 and 2003, the Company had 22 and 19, respectively, bank accounts in major U.S. financial institutions in the aggregate amount of $5,652,000 and $10,873,000, respectively, which exceeded Federal Deposit Insurance Corporation deposit protection limits. The Canadian Federal Banking system provides customers with similar deposit insurance through the Canadian Deposit Insurance Corporation ("CDIC"). At June 30, 2002 and 2003, the Company's Canadian subsidiary had 13 bank accounts totaling $22,545,000 and $15,039,000, respectively, which exceeded CDIC limits. At June 30, 2002 and 2003 the Company's United Kingdom operations had thirty six and thirty bank accounts, respectively, totaling $6,251,000 and $6,085,000. These financial institutions have strong credit ratings, and management believes credit risk relating to these deposits is minimal.

        Since June 13, 2002, the Company has acted as a servicer for County Bank and, effective October 18, 2002, for First Bank, marketing unsecured short-term loans to customers with established bank accounts and verifiable sources of income. Loans are made for amounts up to $500, with terms of 7 to 23 days. Under these programs, the Company earns servicing fees, which are subject to reduction if the related loans are not collected. The Company maintains a reserve for these estimated reductions. In addition, the Company maintains a reserve for anticipated losses for loans it makes directly. In order to estimate the appropriate level of these reserves, the Company analyzes the amount of outstanding loans owed to the Company, as well as loans owed to banks and serviced by the Company, the historical loans charged off, current collection patterns and current economic trends. As these conditions change, additional allowances might be required in future periods.

        During the year ended June 30, 2002 Eagle National Bank ("Eagle") discontinued the business of offering short-term consumer loans through the Company's locations and document transmitters. The Company had previously acted for Eagle marketing unsecured short-term loans. Under this program, the Company earned origination and servicing fees. Eagle originated or extended approximately $399 million of loans through the Company's locations and document transmitters during the fiscal year ended June 30, 2002.

        The Company also originates unsecured short-term loans to customers on its own behalf in Canada, the United Kingdom and certain U.S. markets. In the United States, these loans are made for amounts up to $500, with terms of 7 to 37 days. The Company bears the entire risk of loss related to these loans. In Canada, loans are issued to qualified borrowers based on a percentage of the borrowers' income with terms of 1 to 35 days. The Company issues loans in the United Kingdom for up to £500, with a term of 28 days. The Company originated or extended approximately $428 million and $285 million of the loans through the Company's locations and document transmitters during fiscal years ended June 30, 2003 and 2002, respectively. On November 15, 2002, the Company entered into an agreement with a third party to sell, without recourse, subject to certain obligations, a participation interest in a portion of short-term consumer loans originated by the Company in the United Kingdom. The transfer of assets is treated as a financing under FAS 140 and the proceeds are included in Other collateralized borrowings on the balance sheet. The Agreement gives the third party a first priority lien, charge, and security interest in the assets pledged. The Agreement provides for collateralized borrowings up to $10.0 million against which $8.0 million of the loans receivable had been pledged at June 30, 2003. Under the Agreement, the third party retains the right to reduce the amount of borrowings to no less than $4.0 million. The Company pays an annual interest rate of 15.6% on the amount borrowed, which is subject to loss rates on the related loans. The Agreement expires on September 30, 2004; however the term of the Agreement is automatically renewed each year for a term of twelve months, unless either party terminates it.

        The Company had approximately $20.4 million and $18.2 million of loans on its balance sheet at June 30, 2003 and 2002, respectively, which is reflected in loans and other receivables. Loans and other receivables at June 30, 2003 and 2002 are reported net of a reserve of $2.4 million and $2.9 million, respectively, related to consumer lending. Net write-offs for Company originated loans which are netted against revenues on the Statements of Operations for the fiscal years ended June 30, 2003, 2002 and 2001 were $9.7 million, $5.6 million and $4.3 million, respectively. For the years ended June 30, 2003, 2002 and 2001 total consumer lending revenue, net earned by the Company was $81.5 million, $69.8 million and $58.4 million, respectively.

        Activity in the reserves for consumer loan losses during the fiscal years ended June 30, 2003, 2002 and 2001 was as follows:

	Year ended June 30,
	2001	2002	2003
	(in thousands)
Balance at beginning of year	$—	$600	$2,862
Provision charged to expense	—	2,244	—
Provision charged to loan revenues	4,895	5,554	9,216
Foreign currency translation	—	18	75
Charge-offs	(4,295)	(5,554)	(9,716)
Balance at end of year	$600	$2,862	$2,437

14.    Geographic Segment Information

        All operations for which geographic data are presented below are in one principal industry (check cashing and ancillary services) (in thousands):

	United States	Canada	United Kingdom	Total
2001
Identifiable assets	$140,024	$74,054	$62,094	$276,172
Goodwill and other intangibles, net	56,655	34,103	38,797	129,555
Sales to unaffiliated customers	116,504	49,635	29,360	195,499
Interest revenue	398	69	3	470
Interest expense	13,994	3,922	2,915	20,831
Depreciation and amortization	6,707	2,867	2,917	12,491
Income before income taxes	5,636	12,927	1,003	19,566
Income tax provision	6,016	6,258	602	12,876
2002
Identifiable assets	140,813	82,860	67,639	291,312
Goodwill and other intangibles, net	56,544	33,986	41,734	132,264
Sales to unaffiliated customers	112,934	55,469	33,573	201,976
Establishment of reserves for new consumer lending arrangements	2,244	—	—	2,244
Interest revenue	168	83	3	254
Interest expense	13,808	2,552	2,588	18,948
Depreciation and amortization	5,330	1,874	2,027	9,231
(Loss) income before income taxes	(6,537)	17,672	5,101	16,236
Loss on store closings and sales and other restructuring	281	—	—	281
Income tax provision	353	8,105	1,741	10,199
2003
Identifiable assets	131,446	89,365	75,725	296,536
Goodwill and other intangibles, net	56,609	38,953	48,563	144,125
Sales to unaffiliated customers	110,472	67,023	41,893	219,388
Interest revenue	155	18	—	173
Interest expense	17,770	(899)	3,470	20,341
Depreciation and amortization	5,377	1,837	1,965	9,179
Loss on store closing and sales and other restructuring	3,987	—	—	3,987
Establishment of reserve for legal matter	2,750	—	—	2,750
(Loss) income before income taxes	(18,688)	26,058	8,272	15,642
Income tax provision (benefit)	(1,262)	12,069	2,704	13,511

15.    Related Party Transactions

        During fiscal 1999, certain members of management received loans aggregating $2.9 million, of which $200,000 was repaid during the fiscal year ended June 30, 2001, which are secured by shares of Holdings stock. The loans accrue interest at a rate of 6% per year and are due and payable in full on December 18, 2004 and April 1, 2005. In addition, as part of an employment agreement, the chief executive officer was issued a loan in the amount of $4.3 million to purchase additional shares of

Holdings stock. The loan accrues interest at a rate of 6% per year and is due and payable in full on December 18, 2004. The loan is secured by a pledge of a portion of his shares of Holdings stock.

16.    Subsidiary Guarantor Financial Information

        As discussed in Note 6, the Company's payment obligations under the Senior Notes are jointly and severally guaranteed on a full and unconditional basis by all of the Company's existing and future subsidiaries (the "Guarantors"). The subsidiaries' guarantees rank pari passu in right of payment with all existing and future senior indebtedness of the Guarantors, including the obligations of the Guarantors under the Revolving Credit Facility and any successor credit facility. Pursuant to the Senior Notes or Senior Subordinated Notes, every direct and indirect subsidiary of the Company, each of which is wholly owned, serves as a guarantor of the Senior Notes.

        There are no restrictions on the Company's and the Guarantors' ability to obtain funds from their subsidiaries by dividend or by loan. Separate financial statements of each Guarantor have not been presented because management has determined that they would not be material to investors. The accompanying tables set forth the condensed consolidating balance sheet at June 30, 2003, and the consolidating statements of operations and cash flows for the fiscal year ended June 30, 2003 of the Company (on a parent-company basis), combined domestic Guarantors, combined foreign subsidiaries and the consolidated Company.

Consolidating Balance Sheets

June 30, 2003

(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$7,981	$26,213	$37,611	$—	$71,805
Loans and other receivables, net	10,847	1,111	11,043	(324)	22,677
Loans receivable pledged	—	—	8,000	—	8,000
Income taxes receivable	19,417	—	—	(19,417)	—
Prepaid expenses	804	1,111	4,443	—	6,358
Deferred income taxes	1,064	—	—	(1,064)	—
Notes receivable—officers	2,756	—	—	—	2,756
Due from affiliates	—	83,738	—	(83,738)	—
Due from parent	4,573	—	—	—	4,573
Property and equipment, net	5,884	8,260	15,065	—	29,209
Goodwill and other intangibles, net	58	56,551	87,516	—	144,125
Debt issuance costs, net	4,990	—	210	—	5,200
Investment in subsidiaries	212,757	9,801	6,705	(229,263)	—
Other	58	599	1,176	—	1,833
	$271,189	$187,384	$171,769	$(333,806)	$296,536
Liabilities and shareholder's equity
Accounts payable	$148	$7,225	$9,872	$—	$17,245
Income taxes payable	—	18,329	1,099	(19,417)	11
Accrued expenses	2,886	2,161	4,372	—	9,419
Accrued interest payable	1,491	57	432	(324)	1,656
Deferred tax liability	—	1,902	—	(1,064)	838
Due to affiliates	17,215	—	66,523	(83,738)	—
Other collateralized borrowings	—	—	8,000	—	8,000
Revolving credit facilities	60,764	—	935	—	61,699
10 7/8% Senior Notes due 2006	109,190	—	—	—	109,190
Subordinated notes payable and other	20,000	—	81	—	20,081
	211,694	29,674	91,314	(104,543)	228,139
Shareholder's equity:
Common stock	—	—	—	—	—
Additional paid-in capital	50,957	88,380	27,304	(115,684)	50,957
Retained earnings	9,034	68,059	45,520	(113,579)	9,034
Accumulated other comprehensive (loss) income	(496)	1,271	7,631	—	8,406
Total shareholder's equity	59,495	157,710	80,455	(229,263)	68,397
	$271,189	$187,384	$171,769	$(333,806)	$296,536

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

Consolidating Statements of Operations

Year ended June 30, 2003

(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Revenues	$—	$110,472	$108,916	$—	$219,388
Store and regional expenses:
Salaries and benefits	—	41,520	28,279	—	69,799
Occupancy	—	11,130	7,726	—	18,856
Depreciation	—	3,255	2,604	—	5,859
Other	—	29,198	18,568	—	47,766
Total store and regional expenses	—	85,103	57,177	—	142,280
Corporate expenses	19,036	23	12,182	—	31,241
Management fee	(9,159)	7,779	1,380	—	—
Loss on store closings and sales and other restructuring	3,485	407	95	—	3,987
Other depreciation and amortization	2,062	60	1,198	—	3,320
Interest expense, net	16,648	966	2,554	—	20,168
Establishment of reserve for legal matter	—	2,750	—	—	2,750
(Loss) income before income taxes	(32,072)	13,384	34,330	—	15,642
Income tax (benefit) provision	(11,100)	9,838	14,773	—	13,511
(Loss) income before equity in net (loss) income of subsidiaries	(20,972)	3,546	19,557	—	2,131
Equity in net (loss) income of subsidiaries:
Domestic subsidiary guarantors	3,546	—	—	(3,546)	—
Foreign subsidiary guarantors	19,557	—	—	(19,557)	—
Net income	$2,131	$3,546	$19,557	$(23,103)	$2,131

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

Consolidating Statements of Cash Flows

Year ended June 30, 2003

(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Cash flows from operating activities:
Net income	$2,131	$3,546	$19,557	$(23,103)	$2,131
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Undistributed income of subsidiaries	(23,103)	—	—	23,103	—
Depreciation and amortization	3,853	3,316	3,802	—	10,971
Loss on store closings and sales	3,485	407	95	—	3,987
Deferred tax provision	102	681	—	—	783
Changes in assets and liabilities (net of effect of acquisitions):
(Increase) decrease in loans and other receivables	(7,106)	6,060	(3,823)	(4,249)	(9,118)
(Increase) decrease in income taxes receivable	(10,961)	1	—	10,960	—
Decrease (increase) in prepaid expenses and other	96	800	(5)	—	891
(Decrease) increase in accounts payable, income taxes payable, accrued expenses and accrued interest payable	(5,469)	10,798	(4,033)	(6,711)	(5,415)
Net cash (used in) provided by operating activities activities	(36,972)	25,609	15,593	—	4,230
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	(3,251)	—	(3,251)
Additions to property and equipment	(874)	(1,074)	(5,480)	—	(7,428)
Net increase in due from affiliates	—	(39,727)	—	39,727	—
Net cash used in investing activities activities	(874)	(40,801)	(8,731)	39,727	(10,679)
Cash flows from financing activities:
Other debt payments	—	—	(401)	—	(401)
Other collateralized borrowings	—	—	8,000	—	8,000
Net decrease in revolving credit facilities	(7,836)	—	(9,401)	—	(17,237)
Payment of debt issuance costs	(490)	—	(200)	—	(690)
Net increase in due from parent	(967)	—	—	—	(967)
Net increase (decrease) in due to affiliates	53,374	—	(13,647)	(39,727)	—
Net cash provided by (used in) financing activities	44,081	—	(15,649)	(39,727)	(11,295)
Effect of exchange rate changes on cash and cash equivalents	—	—	2,916	—	2,916
Net increase (decrease) in cash and cash equivalents	6,235	(15,192)	(5,871)	—	(14,828)
Cash and cash equivalents at beginning of year	1,746	41,405	43,482	—	86,633
Cash and cash equivalents at end of year	$7,981	$26,213	$37,611	$—	$71,805

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

DOLLAR FINANCIAL GROUP, INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

	June 30, 2003	September 30, 2003
		(unaudited)
ASSETS
Cash and cash equivalents	$71,805	$63,915
Loans and other receivables, net of reserve of $2,437 and $2,564	22,677	22,838
Loans receivable pledged	8,000	8,000
Prepaid expenses	6,358	6,340
Notes receivable—officers	2,756	2,756
Due from parent	4,573	4,823
Property and equipment, net of accumulated depreciation of $39,309 and $41,784	29,209	28,319
Goodwill and other intangibles, net of accumulated amortization of $21,308 and $22,094	144,125	143,789
Debt issuance costs, net of accumulated amortization of $7,945 and $8,396	5,200	4,925
Other	1,833	1,898
	$296,536	$287,603
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable	$17,245	$15,657
Income taxes payable	11	90
Accrued expenses	9,419	10,793
Accrued interest payable	1,656	5,322
Deferred tax liability	838	1,259
Other collateralized borrowings	8,000	8,000
Revolving credit facilities	61,699	47,948
10 7/8% Senior Notes due 2006	109,190	109,190
Subordinated notes payable and other	20,081	20,066
Shareholder's equity:
Common stock, $1 par value: 20,000 shares authorized; 100 shares issued and outstanding at June 30, 2003 and September 30, 2003	—	—
Additional paid-in capital	50,957	50,957
Retained earnings	9,034	10,176
Accumulated other comprehensive income	8,406	8,145
Total shareholder's equity	68,397	69,278
	$296,536	$287,603

See notes to interim unaudited consolidated financial statements.

DOLLAR FINANCIAL GROUP, INC.

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended September 30,
	2002	2003
Revenues	$52,653	$56,990
Store and regional expenses:
Salaries and benefits	17,147	18,777
Occupancy	4,799	4,864
Depreciation	1,619	1,448
Other	12,857	12,965
Total store and regional expenses	36,422	38,054
Corporate expenses	7,248	7,241
Loss on store closings and sales	488	60
Other depreciation and amortization	843	958
Interest expense (net of interest income of $42 and $39)	4,931	5,247
Income before income taxes	2,721	5,430
Income tax provision	1,910	4,288
Net income	$811	$1,142

See notes to interim unaudited consolidated financial statements.

DOLLAR FINANCIAL GROUP, INC.

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,
	2002	2003
Cash flows from operating activities:
Net income	$811	$1,142
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,902	2,856
Loss on store closings and sales	488	60
Deferred tax provision	408	421
Change in assets and liabilities:
Increase in loans and other receivables and income taxes receivable	(8,298)	(672)
Decrease (Increase) in prepaid expenses and other	411	(13)
Increase in accounts payable, income taxes payable, accrued expenses and accrued interest payable	576	2,895
Net cash (used in) provided by operating activities	(2,702)	6,689
Cash flows from investing activities:
Additions to property and equipment	(1,092)	(1,415)
Net cash used in investing activities	(1,092)	(1,415)
Cash flows from financing activities:
Other debt payments	(45)	(63)
Net decrease in revolving credit facilities	(4,482)	(13,751)
Payment of debt issuance costs	(64)	(175)
Net increase in due from parent	(280)	(250)
Net cash used in financing activities	(4,871)	(14,239)
Effect of exchange rate changes on cash and cash equivalents	(680)	1,075
Net decrease in cash and cash equivalents	(9,345)	(7,890)
Cash and cash equivalents at beginning of period	86,633	71,805
Cash and cash equivalents at end of period	$77,288	$63,915

See notes to interim unaudited consolidated financial statements.

DOLLAR FINANCIAL GROUP, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Information pertaining to the three months ended
September 30, 2003 and 2002 is unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited interim consolidated financial statements of Dollar Financial Group, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Company's audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission. In the opinion of management, all adjustments, (consisting of normal recurring adjustments), considered necessary for a fair presentation have been included. Operating results of interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Operations

        Dollar Financial Group, Inc., organized in 1979 under the laws of the State of New York, is a wholly owned subsidiary of DFG Holdings, Inc. ("Holdings"). The activities of Holdings consist primarily of its investment in the Company and additional third party debt. Holdings has no employees or operating activities as of September 30, 2003. The Company, through its subsidiaries, provides retail financial services to the general public through a network of 1,080 locations (of which 625 are Company owned) operating as Money Mart®, The Money Shop, Loan Mart® and Insta-Cheques in seventeen states, the District of Columbia, Canada and the United Kingdom. The services provided at the Company's retail locations include check cashing, short-term consumer loans, sale of money orders, money transfer services and various other related services. Also, the Company's subsidiary, Money Mart® Express (formerly known as moneymart.com™), services and originates short-term consumer loans through 450 independent document transmitters in 16 states.

2. Subsidiary Guarantor Unaudited Financial Information

        The Company's payment obligations under the 10 7/8% Senior Notes due November 2006 ("Senior Notes") and Senior Subordinated Notes due 2006 ("Senior Subordinated Notes") are jointly and severally guaranteed on a full and unconditional basis by all of the Company's existing and future subsidiaries (the "Guarantors"). The subsidiaries' guarantees of the Senior Notes rank pari passu in right of payment with all existing and future indebtedness of the Guarantors, including the obligations of the Guarantors under the Company's Revolving Credit Facility and any successor credit facilities. The subsidiaries' guarantees of the Senior Subordinated Notes are subordinated in right of payment to the senior indebtedness of the Guarantors. Pursuant to the Senior Notes or Senior Subordinated Notes, every direct and indirect wholly owned subsidiary of the Company, each of which is wholly-owned, serves as a guarantor of the Senior Notes and Senior Subordinated Notes.

        Separate financial statements of each Guarantor have not been presented because management has determined that they would not be material to investors. The accompanying tables set forth the condensed consolidating balance sheet at September 30, 2003, and the condensed consolidating statements of operations and cash flows for the three month period ended September 30, 2003 of the Company (on a parent-company basis), combined domestic Guarantors, combined foreign subsidiaries and the consolidated Company.

CONSOLIDATING BALANCE SHEETS
September 30, 2003
(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$9,639	$21,936	$32,340	$—	$63,915
Loans and other receivables, net	8,991	1,959	12,206	(318)	22,838
Loans receivable pledged	—	—	8,000	—	8,000
Income taxes receivable	22,036	—	—	(22,036)	—
Prepaid expenses	755	977	4,608	—	6,340
Deferred income taxes	1,064	—	—	(1,064)	—
Notes receivable—officers	2,756	—	—	—	2,756
Due from affiliates	—	93,195	—	(93,195)	—
Due from parent	4,823	—	—	—	4,823
Property and equipment, net	5,429	7,838	15,052	—	28,319
Goodwill and other intangibles, net	29	56,537	87,223	—	143,789
Debt issuance costs, net	4,714	—	211	—	4,925
Investment in subsidiaries	219,165	9,801	6,705	(235,671)	—
Other	93	600	1,205	—	1,898
	$279,494	$192,843	$167,550	$(352,284)	$287,603
Liabilities and shareholder's equity
Accounts payable	$1,503	$5,849	$8,305	$—	$15,657
Income taxes payable	—	20,542	1,584	(22,036)	90
Accrued expenses	2,554	3,401	4,838	—	10,793
Accrued interest payable	4,984	88	568	(318)	5,322
Deferred tax liability	—	2,323	—	(1,064)	1,259
Due to affiliates	32,831	—	60,364	(93,195)	—
Other collateralized borrowings	—	—	8,000	—	8,000
Revolving credit facilities	47,775	—	173	—	47,948
10 7/8% Senior Notes due 2006	109,190	—	—	—	109,190
Subordinated notes payable and other	20,000	—	66	—	20,066
	218,837	32,203	83,898	(116,613)	218,325
Shareholder's equity:
Common stock	—	—	—	—	—
Additional paid-in capital	50,957	85,524	27,304	(112,828)	50,957
Retained earnings	10,176	73,460	49,383	(122,843)	10,176
Accumulated other comprehensive (loss) income	(476)	1,656	6,965	—	8,145
Total shareholder's equity	60,657	160,640	83,652	(235,671)	69,278
	$279,494	$192,843	$167,550	$(352,284)	$287,603

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

CONSOLIDATING STATEMENTS OF OPERATIONS
Three Months Ended September 30, 2003
(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Revenues	$—	$26,091	$30,899	$—	$56,990
Store and regional expenses:
Salaries and benefits	—	10,623	8,154	—	18,777
Occupancy	—	2,840	2,024	—	4,864
Depreciation	—	794	654	—	1,448
Other	—	7,069	5,896	—	12,965
Total store and regional expenses	—	21,326	16,728	—	38,054
Corporate expenses	3,626	—	3,615	—	7,241
Management fee	(542)	—	542	—	—
Loss on store closings and sales and other restructuring	60	—	—	—	60
Other depreciation and amortization	542	15	401	—	958
Interest expense, net	4,053	(591)	1,785	—	5,247
(Loss) income before income taxes	(7,739)	5,341	7,828	—	5,430
Income tax (benefit) provision	(2,474)	2,798	3,964	—	4,288
(Loss) income before equity in net income of subsidiaries	(5,265)	2,543	3,864	—	1,142
Equity in net income of subsidiaries:
Domestic subsidiary guarantors	2,543	—	—	(2,543)	—
Foreign subsidiary guarantors	3,864	—	—	(3,864)	—
Net income	$1,142	$2,543	$3,864	$(6,407)	$1,142

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

CONSOLIDATING STATEMENTS OF CASH FLOWS
Three Months Ended September 30, 2003
(In thousands)

	Dollar Financial Group, Inc.	Domestic Subsidiary Guarantors(1)	Foreign Subsidiary Guarantors(1)	Eliminations	Consolidated
Cash flows from operating activities:
Net income	$1,142	$2,543	$3,864	$(6,407)	$1,142
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Undistributed income of subsidiaries	(6,407)	—	—	6,407	—
Depreciation and amortization	993	807	1,056	—	2,856
Loss on store closings and sales	60	—	—	—	60
Deferred tax provision	—	421	—	—	421
Changes in assets and liabilities (net of effect of acquisitions):
Decrease (increase) in loans and other receivables	1,856	(848)	(1,998)	318	(672)
(Increase) decrease in income taxes receivable	(2,619)	—	—	2,619	—
Decrease (increase) in prepaid expenses and other	13	135	(161)	—	(13)
Increase (decrease) in accounts payable, income taxes payable, accrued income taxes payable, accrued expenses and accrued interest payable	4,456	2,092	(716)	(2,937)	2,895
Net cash (used in) provided by operating activities activities	(506)	5,150	2,045	—	6,689
Cash flows from investing activities:
Additions to property and equipment	(58)	(371)	(986)	—	(1,415)
Net increase in due from affiliates	—	(9,056)	—	9,056	—
Net cash used in investing activities activities	(58)	(9,427)	(986)	9,056	(1,415)
Cash flows from financing activities:
Other debt payments	—	—	(63)	—	(63)
Net decrease in revolving credit facilities	(12,989)	—	(762)	—	(13,751)
Payment of debt issuance costs	(175)	—	—	—	(175)
Net increase in due from parent	(250)	—	—	—	(250)
Net increase (decrease) in due to affiliates	15,636	—	(6,580)	(9,056)	—
Net cash provided by (used in) financing activities	2,222	—	(7,405)	(9,056)	(14,239)
Effect of exchange rate changes on cash and cash equivalents	—	—	1,075	—	1,075
Net decrease (increase) in cash and cash equivalents	1,658	(4,277)	(5,271)	—	(7,890)
Cash and cash equivalents at beginning of period	7,981	26,213	37,611	—	71,805
Cash and cash equivalents at end of period	$9,639	$21,936	$32,340	$—	$63,915

3. Goodwill and Other Intangibles

        In accordance with the adoption provisions of SFAS No. 142, the Company is required to perform goodwill impairment tests on at least an annual basis. The Company performs its annual impairment test as of June 30. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings. The Company has covenants not to compete, which are deemed to have a definite life and will continue to be amortized. Amortization for these intangibles for the three months ended September 30, 2003 was $43,000. The estimated aggregate amortization expense for each of the five succeeding fiscal years ending June 30, is:

Year	Amount
2004	$95,000
2005	20,000
2006	—
2007	—
2008	—

        The following table reflects the components of intangible assets (in thousands):

	June 30, 2003		September 30, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-amortized intangible assets:
Cost in excess of net assets acquired	$162,987	$18,977	$163,434	$19,717
Amortized intangible assets:
Covenants not to compete	2,446	2,331	2,445	2,377

4. Comprehensive (Loss) Income

        Comprehensive (loss) income is the change in equity from transactions and other events and circumstances from non-owner sources, which includes foreign currency translation. The following shows the comprehensive (loss) income for the periods stated:

	Three Months Ended September 30,
	2002	2003
Net income	$811	$1,142
Foreign currency translation adjustment	(1,396)	(261)
Total comprehensive (loss) income	$(585)	$881

5. Loss on Store Closings and Sales and Other Restructuring

        During the fiscal year ended June 30, 2003, the Company closed 27 stores and consolidated and relocated certain non-operating functions to reduce costs and increase efficiencies. Costs incurred with that restructuring comprised severance and other retention benefits to employees who were involuntarily terminated and closure costs related to the locations the Company will no longer utilize. The restructuring was completed by June 30, 2003. All of the locations that were closed and for which the workforce was reduced are included in the United States geographic segment. The Company, as required, adopted Financial Accounting Standards Board Statement No. 146, Accounting for Costs

Associated with Disposal or Exit Activities, on January 1, 2003. During the first quarter of fiscal 2004, charges previously accrued for severance and other retention benefits were reclassed to store closure costs.

        Following is a reconciliation of the beginning and ending balances of the restructuring liability (in millions):

	Severance and Other Retention Benefits	Store Closure Costs	Total
Balance at June 30, 2003	$1.2	$0.2	$1.4
Charge recorded in earnings	—	—	—
Reclassification	(0.7)	0.7	—
Amounts paid	(0.3)	(0.3)	(0.6)
Non-cash charges	—	—	—
Balance at September 30, 2003	$0.2	$0.6	$0.8

        The Company also expenses costs related to the closure of stores in the normal course of its business. Costs directly expensed for the three months ended September 30, 2003 and 2002 were $60,000 and $488,000, respectively.

6. Geographic Segment Information

        All operations for which geographic data is presented below are in one principal industry (check cashing and ancillary services) (in thousands):

	United States	Canada	United Kingdom	Total
As of and for the three months ended September 30, 2002
Identifiable assets	$143,340	$69,093	$74,621	$287,054
Goodwill and other intangibles, net	56,500	32,287	42,780	131,567
Sales to unaffiliated customers	26,080	16,374	10,199	52,653
(Loss) income before income taxes	(8,831)	9,821	1,731	2,721
Income tax (benefit) provision	(2,494)	3,882	522	1,910
Net (loss) income	(6,337)	5,939	1,209	811
As of and for the three months ended September 30, 2003
Identifiable assets	$126,238	$84,082	$77,283	$287,603
Goodwill and other intangibles, net	56,566	38,535	48,688	143,789
Sales to unaffiliated customers	26,091	19,340	11,559	56,990
(Loss) income before income taxes	(2,398)	5,729	2,099	5,430
Income tax (benefit) provision	324	2,827	1,137	4,288
Net (loss) income	(2,722)	2,902	962	1,142

7. Derivative Instruments and Hedging Activities

        Operations in the United Kingdom and Canada have exposed the Company to shifts in currency valuations. From time to time, the Company may elect to purchase put options in order to protect earnings in the United Kingdom and Canada against foreign currency fluctuations. Out of the money put options may be purchased because they cost less than completely averting risk, and the maximum downside is limited to the difference between the strike price and exchange rate at the date of purchase and the price of the contracts. At September 30, 2003, the Company held put options with an aggregate notional value of £3.0 million to protect the currency exposure in the United Kingdom throughout the remainder of the calendar year. The Company also held put options with an aggregate notional value of $(CAD)36.0 million to protect the currency exposure in Canada throughout the remainder of the fiscal year. All put options for the quarter ended September 30, 2003 expired out of the money. There was no such hedging activity for the same period in fiscal 2003.

        The Company's revolving credit facility and overdraft credit facilities carry a variable rate of interest. As most of the Company's average outstanding indebtedness carries a fixed rate of interest, a change in interest rates is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

8. Contingent Liabilities

        On October 21, 2003, a former customer, Kenneth D. Mortillaro, commenced an action against the Company's Canadian subsidiary on behalf of a purported class of Canadian borrowers (except those residing in British Columbia and Québec) who, Mortillaro claims, were subjected to usurious charges in payday-loan transactions. The action, which is pending in the Ontario Superior Court of Justice, alleges violations of a Canadian federal law proscribing usury and seeks restitution and damages in an unspecified amount, including punitive damages. Like the plaintiff in the MacKinnon action referred to below, Mortillaro has agreed to arbitrate all disputes with the Company; and, assuming the Company is served, it will seek to enforce the arbitration agreement. The Company believes that it has meritorious procedural and substantive defenses to Mortillaro's claims, and it intends to defend those claims vigorously.

        The Company is a defendant in four putative class-action lawsuits, all of which were commenced by the same plaintiffs' law firm, alleging violations of California's wage-and-hour laws. The named plaintiffs in these suits, which are pending in the Superior Court of the State of California, are the Company's former employees Vernell Woods (commenced August 22, 2000), Juan Castillo (commenced May 1, 2003), Stanley Chin (commenced May 7, 2003) and Kenneth Williams (commenced June 3, 2003). Each of these suits seeks an unspecified amount of damages and other relief in connection with allegations that the Company misclassified California store (Woods) and regional (Castillo) managers as "exempt" from a state law requiring the payment of overtime compensation, that the Company failed to provide employees with meal and rest breaks required under a new state law (Chin) and that the Company computed bonuses payable to store managers using an impermissible profit-sharing formula (Williams). In January 2003, without admitting liability, the Company sought to settle the Woods case, which the Company believes to be the most significant of these suits, by offering each individual putative class member an amount intended in good faith to settle his or her claim. As of September 30, 2003, 92% of these settlement offers had been accepted. Plaintiffs' counsel is presently disputing through arbitration the validity of the settlements accepted by the individual putative class members. The Company believes that it has meritorious defenses to the challenge and to the claims of the non-settling putative Woods class members and plan to defend them vigorously. The Company believes that it has adequately provided for the costs associated with this matter. The Company is vigorously defending the Castillo, Chin and Williams lawsuits and believes it has meritorious defenses to the claims asserted in those matters. The Company believes the outcome of such litigation will not significantly affect its financial results.

        On January 29, 2003, a former customer, Kurt MacKinnon, commenced an action against the Company's Canadian subsidiary and 26 other Canadian lenders on behalf of a purported class of British Columbia residents who, plaintiff claims, were overcharged in payday-loan transactions. The action, which is pending in the Supreme Court of British Columbia, alleges violations of laws proscribing usury and unconscionable trade practices and seeks restitution and damages, including punitive damages, in an unknown amount. On March 25, 2003, the Company moved to stay the action as against it and to compel arbitration of plaintiff's claims as required by his agreement with the Company. The Company is presently awaiting a decision on that motion. The Company believes it has meritorious defenses to the action and intends to defend it vigorously. The Company believes the outcome of such litigation will not significantly affect its financial results.

        On October 30, 2002, the Oklahoma Administrator of Consumer Credit issued an administrative order revoking the supervised-lending license of the Company's Oklahoma subsidiary on the ground that certain loans marketed by the subsidiary and made by County Bank did not conform with Oklahoma usury laws. The Administrator's order also requires the subsidiary to refund certain purportedly excess finance charges collected by County Bank. The Administrator's order is presently on appeal to the Oklahoma District Court. On August 20, 2003, that court denied the Administrator's motion to require the subsidiary to desist from further loan-origination activities pending appeal. The subsidiary is also appealing a federal court's abstention from ruling on this matter to the United States Court of Appeals for the Tenth Circuit. The Company is presently unable to evaluate the likelihood of any particular outcome of this matter but, in the Company's opinion, the outcome of such litigation will not significantly affect the Company's financial results.

        In addition to the litigation discussed above, the Company is involved in routine litigation and administrative proceedings arising in the ordinary course of business. In the opinion of management, the outcome of such litigation and proceedings will not significantly affect the Company's consolidated financial statements.

9. Subsequent Events

        On November 13, 2003, the Company issued $220.0 million principal amount of 9.75% Senior Notes due 2011 under Rule 144A and Regulation S of the Securities Act of 1933 and entered into a new $55.0 million Senior Secured Reducing Revolving Credit Facility. The proceeds from these transactions were used to repay, in full, all borrowings outstanding under the Company's existing credit facility, redeem the entire $109.2 million principal amount of the Company's 10.875% Senior Notes due 2006, redeem the entire $20.0 million principal amount of the Company's 10.875% Senior Subordinated Noted due 2006, distribute to Holdings $20.0 million to redeem an equal amount of Holdings' 13.0% Senior Discount Notes due 2006, and pay all related fees, expenses and redemption premiums with respect to these transactions. In addition, $49.4 million, or 50% of the accreted value, of Holdings' Senior Discount Notes were exchanged for 16% Senior Notes due 2012 and $49.4 million, or 50% of the accreted value, of Holdings' Senior Discount Notes were exchanged for 13.95% Senior Subordinated Notes due 2012. All of the unamortized debt issuance costs were charged to expense.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DFG Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of DFG Holdings, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DFG Holdings, Inc. at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States.

        As discussed in Note 9 to the financial statements, in fiscal 2002 DFG Holdings, Inc. changed its method of accounting for its goodwill.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 29, 2003, except for Note 17
as to which the date is November 13, 2003

DFG HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

	June 30,
	2002	2003
Assets
Cash and cash equivalents	$86,637	$71,809
Loans and other receivables, net of reserve of $2,862 and $2,437	21,458	23,851
Loans receivable pledged	—	8,000
Income taxes receivable	56	1,559
Prepaid expenses	6,745	6,358
Deferred income taxes	11,300	15,610
Notes receivable—officers	2,756	2,756
Property and equipment, net of accumulated depreciation of $30,119 and $39,309	30,510	29,209
Goodwill and other intangibles, net of accumulated amortization of $21,070 and $22,017	132,264	143,416
Debt issuance costs, net of accumulated amortization of $7,071 and $9,201	8,167	6,737
Other	1,964	1,833

	$301,857	$311,138

Liabilities and shareholders' deficit
Accounts payable	$18,249	$17,245
Accrued expenses	8,025	9,593
Accrued interest payable	1,539	1,656
Other collateralized borrowings	—	8,000
Revolving credit facilities	78,936	61,699
10 7/8% Senior Notes due 2006	109,190	109,190
Subordinated notes payable and other	20,065	20,081
13% Senior Discount Notes due 2006	98,271	112,644
Shareholders' deficit:
Common stock, $.001 par value: 100,000 shares authorized; 19,865 shares issued at June 30, 2002 and 2003	—	—
Additional paid-in capital	61,481	61,481
Accumulated deficit	(84,289)	(92,883)
Accumulated other comprehensive (loss) income	(4,345)	7,697
Treasury stock at cost; 107 shares at June 30, 2002 and 2003	(956)	(956)
Management equity loan	(4,309)	(4,309)

Total shareholders' deficit	(32,418)	(28,970)

	$301,857	$311,138

See accompanying notes.

DFG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year ended June 30,
	2001	2002	2003
Revenues	$195,499	$201,976	$219,388
Store and regional expenses:
Salaries and benefits	57,453	65,295	69,799
Occupancy	16,881	18,087	18,856
Depreciation	5,829	6,522	5,859
Other	45,321	46,238	47,766

Total store and regional expenses	125,484	136,142	142,280
Establishment of reserves for new consumer lending arrangements	—	2,244	—
Corporate expenses	22,500	24,516	31,241
Management fee	864	1,049	1,049
Loss on store closings and sales and other restructuring	926	1,435	3,987
Other depreciation and amortization	1,952	2,709	3,320
Interest expense, net of interest income in 2001, 2002 and 2003 of $731, $513 and $431, respectively	31,307	31,274	34,620
Establishment of reserve for legal matter	—	—	2,750

Income before income taxes	7,756	2,607	141
Income tax provision	9,199	5,999	8,735

Net loss	$(1,443)	$(3,392)	$(8,594)

See accompanying notes.

DFG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

(In thousands, except share data)

	Common Stock				Accumulated Other Comprehensive (Loss) Income
			Additional Paid-in Capital	Accumulated Deficit		Treasury Stock	Management Equity Loan	Total Shareholders' Deficit
	Shares	Amount
Balance, June 30, 2000	19,865	$—	$61,481	$(79,454)	$(5,538)	$—	$(4,309)	$(27,820)
Comprehensive loss
Translation adjustment for the year ended June 30, 2001					(3,661)			(3,661)
Net loss for the year ended June 30, 2001				(1,443)				(1,443)

Total comprehensive loss								(5,104)
Purchase of treasury stock	(107)					(956)		(956)

Balance, June 30, 2001	19,758	—	61,481	$(80,897)	(9,199)	(956)	(4,309)	(33,880)

Comprehensive loss
Translation adjustment for the year ended June 30, 2002					4,854			4,854
Net loss for the year ended June 30, 2002				(3,392)				(3,392)

Total comprehensive loss								1,462

Balance, June 30, 2002	19,758	—	61,481	(84,289)	(4,345)	(956)	(4,309)	(32,418)

Comprehensive income
Translation adjustment for the year ended June 30, 2003					12,042			12,042
Net loss for the year ended June 30, 2003				(8,594)				(8,594)

Total comprehensive income								3,448

Balance, June 30, 2003	19,758	$—	$61,481	$(92,883)	$7,697	$(956)	$(4,309)	$(28,970)

See accompanying notes.

DFG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended June 30
	2001	2002	2003
Cash flows from operating activities:
Net loss	$(1,443)	$(3,392)	$(8,594)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of interest expense from 13% Senior Discount Notes	10,939	12,539	14,373
Depreciation and amortization	14,213	11,040	11,309
Loss on store closings and sales and other restructuring	926	1,154	3,987
Establishment of reserves for new consumer lending arrangements	—	2,244	—
Deferred tax benefit	(1,611)	(4,184)	(4,310)
Change in assets and liabilities (net of effect of acquisitions):
(Increase) decrease in loans and other receivables	(5,609)	1,328	(9,376)
(Increase) decrease in income taxes receivable	458	(56)	317
(Increase) decrease in prepaid expenses and other	(338)	260	891
Decrease in accounts payable, income taxes payable, accrued expenses and accrued interest payable	(1,957)	(7,491)	(5,334)

Net cash provided by operating activities	15,578	13,442	3,263
Cash flows from investing activities:
Acquisitions, net of cash acquired	(20,346)	(45)	(3,251)
Gross proceeds from sale of property and equipment	110	—	—
Additions to property and equipment	(12,129)	(10,063)	(7,428)

Net cash used in investing activities	(32,365)	(10,108)	(10,679)
Cash flows from financing activities:
Other debt payments	(284)	(64)	(401)
Payments of advance from money transfer agent	(1,000)	—	—
Other collateralized borrowings	—	—	8,000
Net increase (decrease) in revolving credit facilities	18,246	11,112	(17,237)
Payments of debt issuance costs	(244)	(571)	(690)
Purchase of treasury stock	(354)	(57)	—

Net cash (used in) provided by financing activities	16,364	10,420	(10,328)
Effect of exchange rate changes on cash and cash equivalents	(515)	427	2,916

Net (decrease) increase in cash and cash equivalents	(938)	14,181	(14,828)
Cash and cash equivalents at beginning of year	73,394	72,456	86,637

Cash and cash equivalents at end of year	$72,456	$86,637	$71,809

Supplemental disclosures of cash flow information:
Interest paid	$19,410	$17,472	$18,432
Income taxes paid	$4,800	$16,035	$14,548

See accompanying notes.

DFG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003

1. Organization and Business

        The accompanying consolidated financial statements are those of DFG Holdings, Inc. (the "Company") and its wholly-owned subsidiaries. The Company is the parent company of Dollar Financial Group, Inc. and its wholly owned subsidiaries ("OPCO"). The activities of the Company consist primarily of its investment in OPCO.

        OPCO, through its subsidiaries, provides retail financial services through a network of 1,084 locations (of which 624 are Company-operated) operating as Money Mart®, The Money Shop, Loan Mart® and Insta-Cheques in seventeen states, the District of Columbia, Canada and the United Kingdom. The services provided at the Company's retail locations include check cashing, short-term consumer loans, sale of money orders, money transfer services and various other related services. Also, OPCO's subsidiary Money Mart Express® (formerly known as moneymart.com™) services and originates short-term consumer loans through 443 independent document transmitter locations in 16 states.

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassification

        Certain prior year amounts have been reclassified to conform to current year presentation.

Revenue recognition

        Generally, revenue is recognized when services for the customer have been provided which, in the case of check cashing and other retail products, is at the point of sale. For the unsecured short-term loan service, all revenues are recognized ratably over the life of the loan, offset by net write-offs.

Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using either the straight-line or double declining balance method over the estimated useful lives of the assets, which vary from three to fifteen years.

Cash and Cash Equivalents

        Cash includes cash in stores and demand deposits with financial institutions. Cash equivalents are defined as short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rates.

Intangible Assets

        The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" effective July 1, 2001 and as a result has not amortized goodwill for the fiscal years ended June 30, 2002 and 2003. SFAS 142 changes the accounting for certain intangibles, including goodwill, from an amortization method to an impairment-only approach. Under the provisions of SFAS 142, intangible assets, including goodwill, that are not subject to amortization will be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired, using a two-step impairment assessment. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not necessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss if any (see Note 8). The Company has completed the required impairment tests and determined that goodwill was not impaired.

Debt Issuance Costs

        Debt issuance costs are amortized using the straight-line method over the remaining term of the related debt (see Note 5).

Store and Regional Expenses

        The direct costs incurred in operating OPCO's stores have been classified as store expenses. Store expenses include salaries and benefits of store and regional employees, rent and other occupancy costs, depreciation of property and equipment, bank charges, armored security costs, net returned checks, cash shortages, cost of goods sold and other costs incurred by the stores. Excluded from store operations are the corporate expenses of OPCO, which include salaries and benefits of corporate employees, professional fees and travel costs.

Consumer Loan Loss Reserves and Check Cashing Returned Item Policy

        OPCO maintains a loan loss reserve for anticipated losses for loans OPCO makes directly as well as for fee adjustments for losses on loans OPCO originates and services for others. To estimate the appropriate level of loan loss reserves, the Company considers the amount of outstanding loans owed to the Company, as well as loans owed to banks and serviced by OPCO, historical loans charged off, current collection patterns and current economic trends. As these conditions change, the Company may need to make additional allowances in future periods.

        A loss on consumer loans is charged against revenues during the period in which the loss occurred. A recovery is credited to revenues during the period in which the recovery is made. These net losses and changes in the loan loss reserve are charged to revenues in the consolidated statements of operations.

        OPCO charges operating expense for losses on returned checks during the period in which such checks are returned. Recoveries on returned checks are credited to operating expense in the period during which recovery occurs. The net expense for bad checks included in other store expenses in the accompanying consolidated statements of operations was $8,186,000, $7,063,000 and $6,738,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Income Taxes

        The Company uses the liability method to account for income taxes. Accordingly, deferred income taxes have been determined by applying current tax rates to temporary differences between the amount of assets and liabilities determined for income tax and financial reporting purposes.

Employees' Retirement Plan

        Retirement benefits are provided to substantially all full-time employees who have completed 1,000 hours of service through a defined contribution retirement plan. OPCO will match 50% of each employee's contribution, up to 8% of the employee's compensation. In addition, a discretionary contribution may be made if OPCO meets its financial objectives. The amount of contributions charged to expense was $545,000, $614,000 and $775,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Advertising Costs

        OPCO expenses advertising costs as incurred. Advertising costs charged to expense were $6,061,000, $5,844,000 and $6,922,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Fair Value of Financial Instruments

        The carrying values of the revolving credit facilities approximate fair values, as these obligations carry a variable interest rate. The fair value of OPCO's Senior Notes is based on quoted market prices and the fair value of the Senior Subordinated Notes is based on the value of the Senior Notes (see Note 5). OPCO's other financial instruments consist of cash and cash equivalents, loan and other receivables, which are short-term in nature and their fair value approximates their carrying value.

Foreign Currency Translation and Transactions

        OPCO operates check cashing and financial services outlets in Canada and the United Kingdom. The financial statements of these foreign businesses have been translated into U.S. dollars in accordance with accounting principles generally accepted in the United States. All balance sheet accounts are translated at the current exchange rate and income statement items are translated at the average exchange rate for the period; resulting translation adjustments are made directly to a separate component of shareholders' equity. Gains or losses resulting from foreign currency transactions are included in corporate expenses.

Franchise Fees and Royalties

        OPCO recognizes initial franchise fees upon fulfillment of all significant obligations to the franchisee. Royalties from franchisees are accrued as earned. The standard franchise agreements grant to the franchisee the right to develop and operate a store and use the associated trade names, trademarks, and service marks within the standards and guidelines established by OPCO. Initial franchise fees included in revenues were $216,000, $59,000 and $283,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

Pending Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." This interpretation provides guidance on how to identify a variable interest entity ("VIE") and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds a variable interest in an entity will need to consolidate the entity if the company's interest in the VIE is such that it will absorb a majority of the VIE's expected losses and/or receive a majority of the entity's expected residual returns, if they occur. The new accounting provisions of this interpretation become effective on December 31, 2003. The Company has not entered into any new transactions involving VIE's on or after February 1, 2003. The impact of this pronouncement is not expected to have a material effect on the Company's financial position or results of operations.

3. Stock Option Plan

        The Company's Stock Incentive Plan (the "Plan") states that 1,413.32 shares of the common stock may be awarded to employees or consultants of OPCO. The awards, at the discretion of the Board of Directors, may be issued as nonqualified stock options or incentive stock options. Stock appreciation rights ("SAR") may also be granted in tandem with the nonqualified stock options or the incentive stock options. Exercise of the SARs cancels the option for an equal number of shares and exercise of the nonqualified stock options or incentive stock options cancels the SARs for an equal number of shares. The number of shares issued under the Plan is subject to adjustment as specified in the Plan provisions. No options may be granted after February 15, 2009. The options are exercisable in 20% increments annually on the first, second, third, fourth and fifth anniversary of the grant date and have a term of ten years from the date of issuance.

        The following table presents information on stock options:

	Shares	Price Per Share
Options outstanding at June 30, 2000 (293.03 shares exercisable)	979	$3,225
Granted	218	7,250
Exercised	—	—
Forfeited	(45)	3,225

Options outstanding at June 30, 2001 (416.83 shares exercisable)	1,152	3,225/7,250
Granted	—	—
Exercised	—	—
Forfeited	(46)	3,225

Options outstanding at June 30, 2002 (652.03 shares exercisable)	1,106	3,225/7,250
Granted	—	—
Exercised	—	—
Forfeited	(134)	3,225/7,250

Options outstanding at June 30, 2003 (784.03 shares exercisable)	972	3,225/7,250

        The following table presents information on stock options by exercise price:

	Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding at June 30, 2003	Weighted Average Remaining Contractual Life (Years)	Number Exercisable at June 30, 2003
$3,225	868	0.7	742.43
$7,250	104	3.0	41.60

	972	1.0	784.03

        The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the estimated market price of the underlying stock on the date of grant, no compensation expense is recognized.

        Pro forma information regarding net income and earnings per share is required by Statement No. 123; however, the effect of applying Statement No. 123 to Holdings' stock-based awards results in a net loss that is not materially different from amounts reported.

4. Property and Equipment

        Property and equipment at June 30, 2002 and 2003 consist of (in thousands):

	June 30,
	2002	2003
Land and buildings	$146	$157
Leasehold improvements	17,874	20,871
Equipment and furniture	42,609	47,490

	60,629	68,518
Less accumulated depreciation	30,119	39,309

Total property and equipment	$30,510	$29,209

        Depreciation expense amounted to $7,497,000, $8,835,000 and $9,006,000 for the years ended June 30, 2001, 2002 and 2003, respectively.

5.    Debt

        The Company has debt obligations at June 30, 2002 and 2003 as follows (in thousands):

	June 30,
	2002	2003
Revolving credit facility; interest at one-day Eurodollar, as defined, plus 3.50% and 4.00% at June 30, 2002 and 2003, respectively (5.31% and 5.125% at June 30, 2002 and 2003, respectively) of the outstanding daily balances payable monthly; principal due in full on June 30, 2004; weighted average interest rate of 5.14% and 5.36% for the years ended June 30, 2002 and 2003, respectively	$68,600	$60,764
Canadian overdraft credit facility; interest at Canadian prime, as defined, plus 0.50% (4.25% and 5.00% at June 30, 2002 and 2003, respectively) of the outstanding daily balances payable monthly; weighted average interest rate of 4.56% and 4.62% for the years ended June 30, 2002 and 2003, respectively	4,791	—
United Kingdom overdraft facility; interest at the LIBOR Rate, as defined, plus 1.00% at June 30, 2002 and 2003, (5.00% and 4.75% at June 30, 2002 and 2003 respectively) of the outstanding daily balances payable quarterly; weighted average interest rate of 5.32% and 4.90% for the years ended June 30, 2002 and 2003, respectively	5,545	935
13% Senior Discount Notes due December 18, 2006; interest payable semi-annually in arrears June 30 and December 30, commencing June 30, 2004	98,271	112,644
Other collateralized borrowings; interest rate of 15.6% subject to loss rates on the related UK loans pledged and can increase to a maximum of 32.4% per annum	—	8,000
10 7/8% Senior Notes due November 15, 2006; interest payable semiannually on May 15 and November 15	109,190	109,190
10 7/8% Senior Subordinated Notes due December 31, 2006; interest payable semiannually on June 30 and December 30	20,000	20,000
Other	65	81

	$306,462	$311,614

        OPCO has $109.2 million of 10 7/8% senior notes due 2006 (the "Notes"), which are registered under the Securities Act of 1933, as amended. The payment obligations under the Notes are jointly and severally guaranteed, on a full and unconditional basis, by each of OPCO's existing subsidiaries (the "Guarantors"). There are no restrictions on OPCO's and the guarantor subsidiaries' ability to obtain funds from their subsidiaries by dividend or by loan. Separate financial statements of each guarantor subsidiary have not been presented because management has determined that they would not be material to investors.

        Subject to restrictions under OPCO's credit facility ("Revolving Credit Facility") discussed below, the Notes are redeemable at the option of OPCO, in whole or in part at the following redemption prices (plus accrued and unpaid interest thereon, if any, to the date of redemption): during the twelve-month period beginning November 2002 - 103.625%; 2003 - 101.813%; and 2004 - 100.000%. Upon the occurrence of a change of control, as defined, each holder of Notes has the right to require OPCO to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        On November 15, 2002, OPCO negotiated an amendment to the Revolving Credit Facility. This amendment modified one of its financial covenants and modified the pricing of the credit facility. The modified pricing structure increased OPCO's interest rate under the facility from the one-day Eurodollar rate, as defined, plus 3.50%, to interest at the one-day Eurodollar rate plus 4.00%. Amounts outstanding under the Revolving Credit Facility bear interest at either (i) the higher of (a) the federal funds rate plus 0.50% per annum and (b) the rate publicly announced by Wells Fargo, San Francisco, as its "prime rate," plus 2.75% at June 30, 2003, (ii) the LIBOR Rate (as defined therein) plus 4.00% at June 30, 2003, or (iii) the one day Eurodollar Rate (as defined therein) plus 4.00% at June 30, 2003, determined at the Company's option. Amounts outstanding under the Revolving Credit Facility are secured by a first priority lien on substantially all properties and assets of the Company and its current and future subsidiaries. OPCO's obligations under the Revolving Credit Facility are guaranteed by each of the Company's direct and indirect subsidiaries.

        OPCO's borrowing capacity under the Revolving Credit Facility is limited to the total commitment less letters of credit totaling $9.0 million issued by Wells Fargo Bank, which secures certain of OPCO's contractual obligations. At June 30, 2003, the total commitment was $72 million. However, the Revolving Credit Facility contains provisions for an additional reduction in the facility of $5.0 million during the period April 1 to December 14 of any calendar year following November 15, 2002 and for temporary increases of $5.0 million, which had been exercised at June 30, 2003. At June 30, 2003, OPCO's borrowing capacity was $63 million. The Revolving Credit Facility also contains a provision for a reduction of $1.5 million by September 30, 2003 and an additional $1.5 million by December 31, 2003. The borrowings under the Revolving Credit Facility as of June 30, 2003 were $60.8 million.

        On November 15, 2002, OPCO entered into an agreement with a third party to sell, without recourse subject to certain obligations, a participation interest in a portion of short-term consumer loans originated by the Company in the United Kingdom. Pursuant to the agreement, OPCO will retain servicing responsibilities and earn servicing fees which are subject to reduction if the related loans are not collected. The transfer of assets is treated as a financing under FAS 140 and is included in "Other collateralized borrowings" on the balance sheet. The agreement gives the third party a first priority lien, charge and security interest in the assets pledged. At June 30, 2003 the Company had $8.0 million of loans receivable pledged under this agreement. The agreement provides for collateralized borrowings up to $10 million. Under the agreement, the third party retains the right to reduce the amount of borrowings to no less than $4.0 million. OPCO pays an annual interest rate of 15.6% on the amount borrowed which varies subject to loss rates on the related loans. The agreement expires on September 30, 2004; however the term of the agreement is automatically renewed each year for a term of twelve months, unless either party terminates it.

        Also, OPCO has $20 million aggregate principal amount of its 10 7/8% Senior Subordinated Notes Due 2006 (the "Senior Subordinated Notes") outstanding.

        The Company entered into an agreement dated December 18, 1998 pursuant to which the Company issued $120.6 million aggregate principal amount of 13% Senior Discount Notes ("Senior Discount Notes") from which the Company received $64.0 million in gross cash proceeds. The $56.6 million discount is accreted by the effective interest method through the period ending December 18, 2003. The fully accreted Senior Discount Notes accrue interest payable semi-annually in arrears. The parties to the agreement have negotiated an exchange agreement that took effect on November 13, 2003. See note 16.

        The Notes, the Revolving Credit Facility, the Senior Discount Notes and the Senior Subordinated Notes contain certain financial and other restrictive covenants, which, among other things, require OPCO to achieve certain financial ratios, limit capital expenditures, restrict payment of dividends and require certain approvals in the event OPCO wants to increase the borrowings. At June 30, 2003, the Company believes it is in compliance with all covenants.

        In connection with OPCO's Canadian subsidiary, OPCO established a Canadian dollar overdraft credit facility to fund peak working capital needs for its Canadian operations. The overdraft credit facility, which has no stated maturity date, provides for a commitment of up to approximately $4.8 million of which $4.8 million and $0.0 million were outstanding as of June 30, 2002 and 2003, respectively. Amounts outstanding under the facility bear interest at Canadian prime plus 0.50% and are secured by the pledge of a cash collateral account of an equivalent balance. OPCO's United Kingdom operations also have a British pound overdraft facility that bears interest at 1.00% for the years ended June 30, 2002 and 2003 over the LIBOR Rate and which provides for a commitment of approximately $6.2 million of which $5.5 million and $900,000 was outstanding as of June 30, 2002 and 2003, respectively. The overdraft facility is secured by a $6.0 million letter of credit issued by Wells Fargo Bank under the Revolving Credit Facility.

        The total fair market value of OPCO's 10 7/8% Senior Notes and OPCO's 10 7/8% Senior Subordinated Notes due 2006 at June 30, 2002 and 2003 was approximately $113,687,200 and $122,730,500, respectively, based on quoted market prices.

        Interest of $19,410,000, $17,472,000 and $18,432,000 was paid for the years ended June 30, 2001, 2002 and 2003, respectively.

6.    Income Taxes

        The provision for income taxes for the years ended June 30, 2001, 2002 and 2003 consists of the following (in thousands):

	Year
	2001	2002	2003
Federal:
Current	$3,283	$260	$(224)
Deferred	(1,825)	(3,788)	(3,938)

	1,458	(3,528)	(4,162)
Foreign taxes:
Current	7,557	9,550	13,088
Deferred	(192)	(74)	—

	7,365	9,476	13,088
State:
Current	680	373	181
Deferred	(304)	(322)	(372)

	376	51	(191)

	$9,199	$5,999	$8,735

        The significant components of the Company's deferred tax assets and liabilities at June 30, 2002 and 2003 are as follows (in thousands):

	June 30,
	2002	2003
Deferred tax assets:
Loss reserves	$995	$834
Foreign withholding taxes	94	21
Depreciation	1,914	2,547
Accrued compensation	328	573
Reserve for store closings	122	560
Foreign tax credits	230	230
Other accrued expenses	535	405
Accrued interest	11,355	16,448
Other	36	14

	15,609	21,632
Deferred tax liabilities:
Amortization and other temporary differences	4,309	6,022

Net deferred tax asset	$11,300	$15,610

        The Company did not record any valuation allowances against deferred tax assets at June 30, 2002 or 2003. Although realization is not assured, management has determined, based on the Company's history of earnings and its expectation for the future, that taxable income of the Company will more likely than not be sufficient to fully utilize its deferred tax assets.

        A reconciliation of the provision for income taxes with amounts determined by applying the federal statutory tax rate to income (loss) before income taxes is as follows (in thousands):

	Year ended June 30,
	2001	2002	2003
Tax provision at federal statutory rate	$2,715	$912	$49
Add (deduct):
State tax provision, net of federal tax benefit	278	34	(134)
Foreign taxes	2,323	1,673	2,419
US tax on foreign earnings	3,189	2,370	5,162
Amortization of nondeductible intangible assets	93	—	—
High Yield Debt Interest	734	835	950
Other permanent differences	(133)	175	289

Tax provision at effective tax rate	$9,199	$5,999	$8,735

        Foreign, federal and state income taxes of approximately $4,800,000, $16,035,000 and $14,548,000 were paid during the years ended June 30, 2001, 2002 and 2003, respectively.

7.    Loss on Store Closings and Sales and Other Restructuring

        For the fiscal year ended June 30, 2003, OPCO closed 27 underperforming stores and consolidated and relocated certain non-operating functions to reduce costs and increase efficiencies. Costs incurred with the restructuring are comprised of severance and other retention benefits to employees who were involuntarily terminated and store closure costs related to the locations OPCO will no longer utilize. During the fiscal year ended June 30, 2003, the Company recorded costs for severance and other retention benefits of $1.7 million and store closure costs of $1.6 million consisting primarily of lease obligations and leasehold improvement write-offs. These charges were expensed within "Loss on store closings and sales and other restructuring" on the Consolidated Statements of Operations. The restructuring was completed by the fiscal year end. All of the locations that were closed and for which the workforce was reduced are included in the United States geographic segment. The Company, as required, adopted Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Disposal or Exit Activities, on January 1, 2003.

        Following is a reconciliation of the beginning and ending balances of the restructuring liability (in millions):

	Severance and Other Retention Benefits	Store Closure Costs	Total
Balance at June 30, 2002	$—	$—	$—
Charge recorded in earnings	1.7	1.6	3.3
Amounts paid	(0.5)	(0.8)	(1.3)
Non-cash charges	—	(0.6)	(0.6)

Balance at June 30, 2003	$1.2	$0.2	$1.4

        OPCO also expenses costs related to the closure of stores in the normal course of its business. Costs directly expensed for the years ended June 30, 2003 and 2002 were $722,000 and $1,435,000, respectively.

8.    Acquisitions

        The acquired entities described below ("Acquisitions") were accounted for by the purchase method of accounting. The results of operations of the acquired companies are included in the Company's statements of operations for the periods in which they were owned by the Company. The total purchase price for each acquisition has been allocated to assets acquired and liabilities assumed based on estimated fair values.

        On August 1, 2000, the Company purchased all of the outstanding shares of West Coast Chequing Centres, LTD which operated six stores in British Columbia. The aggregate purchase price for this acquisition was $1.5 million and was funded through excess internal cash. The excess of the purchase price over the fair value of identifiable net assets acquired was $1.4 million.

        On August 7, 2000, the Company purchased substantially all of the assets of Fast "n Friendly Check Cashing, which operated 8 stores in Maryland. The aggregate purchase price for this acquisition was $700,000 and was funded through the Company's revolving credit facility. The excess of the purchase price over fair value of identifiable net assets acquired was $660,000. Additional consideration of $150,000 was subsequently paid in fiscal year 2001 based on a revenue based earn-out agreement.

        On August 28, 2000, the Company purchased substantially all of the assets of Ram-Dur Enterprises, Inc. d/b/a AAA Check Cashing Centers, which operated five stores in Tucson, Arizona. The aggregate purchase price for this acquisition was $1.3 million and was funded through the Company's revolving credit facility. The excess purchase price over fair value of identifiable net assets acquired was $1.2 million.

        On December 5, 2000, the Company purchased all of the outstanding shares of Fastcash Ltd., which operated 13 company owned stores and 27 franchises in the United Kingdom. The aggregate purchase price for this acquisition was $3.1 million and was funded through the Company's revolving credit facility. The excess of the purchase price over the fair value of the identifiable assets acquired was $2.7 million. Additional consideration of $2.0 million was subsequently paid during fiscal 2003 based upon a future results of operations earn-out agreement.

        The following unaudited pro forma information for the year ended 2001 presents the results of operations as if the Acquisitions had occurred on July 1, 2000. The pro forma operating results include the results of operations for these acquisitions for the indicated periods and reflect the amortization of intangible assets arising from the acquisitions and increased interest expense on acquisition debt. Pro forma results of operations are not necessarily indicative of the results of operations that would have occurred had the purchase been made on the date above or the results which may occur in the future.

Year ended June 30, 2001
(Unaudited) (dollars in thousands)
Total revenue	$197,084
Net income	$6,874

9.    Goodwill and Other Intangibles

        In accordance with the adoption provisions of SFAS No. 142, OPCO is required to perform goodwill impairment tests on at least an annual basis. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings. During fiscal 2003 OPCO paid $2.0 million in additional consideration based upon a future results of operations earn-out agreement related to one of its United Kingdom acquisitions. This amount has been included as goodwill on the Consolidated Balance Sheet. OPCO has covenants not to compete, which are deemed to have a definite life and will continue to be amortized. Amortization for these intangibles for the years ended June 30, 2003, 2002 and 2001 was $173,000, $225,000 and $284,000 respectively. The estimated aggregate amortization expense for each of the five succeeding fiscal years ending June 30, is:

Year	Amount
2004	$95,000
2005	20,000
2006	—
2007	—
2008	—

        The following table reflects the components of intangible assets (in thousands):

	June 30, 2002		June 30, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-amortized intangible assets:
Cost in excess of net assets acquired	$150,954	$18,977	$162,987	$19,686
Amortized intangible assets:
Covenants not to compete	2,380	2,093	2,446	2,331

        The changes in the carrying amount of goodwill and other intangibles by reportable segment for the fiscal years ended June 30, 2002 and 2003 are as follows:

	United States	Canada	United Kingdom	Total
Balance at June 30, 2001	$56,655	$34,103	$38,797	$129,555
Amortization of other intangibles	(354)	(39)	(3)	(396)
Acquisitions	59	—	(14)	45
Foreign currency translation adjustments	—	(76)	3,141	3,065
Reclassification	184	(2)	(187)	(5)

Balance at June 30, 2002	56,544	33,986	41,734	132,264
Amortization of other intangibles	(238)	—	—	(238)
Acquisitions	—	—	3,251	3,251
Foreign currency translation adjustments	—	4,103	3,428	7,531
Reclassification	303	305	—	608

Balance at June 30, 2003	$56,609	$38,394	$48,413	$143,416

10.    Commitments

        OPCO occupies office and retail space and uses certain equipment under operating lease agreements. Rent expense amounted to $14,320,000, $15,265,000 and $16,067,000 for the years ended June 30, 2001, 2002 and 2003, respectively. Most leases contain standard renewal clauses.

        Minimum obligations under noncancelable operating leases for the year ended June 30 are as follows (in thousands):

Year	Amount
2004	$15,717
2005	12,397
2006	8,015
2007	5,444
2008	3,704
Thereafter	5,004

$50,281

11.    Contingent Liabilities

        OPCO is a defendant in four putative class-action lawsuits, all of which were commenced by the same plaintiffs' law firm, alleging violations of California's wage-and-hour laws. The named plaintiffs in these suits, which are pending in the Superior Court of the State of California, are our former employees Vernell Woods (commenced August 22, 2000), Juan Castillo (commenced May 1, 2003), Stanley Chin (commenced May 7, 2003) and Kenneth Williams (commenced June 3, 2003). Each of these suits seeks an unspecified amount of damages and other relief in connection with allegations that OPCO misclassified California store (Woods) and regional (Castillo) managers as "exempt" from a state law requiring the payment of overtime compensation, that OPCO failed to provide employees with meal and rest breaks required under a new state law (Chin) and that OPCO computed bonuses payable to store managers using an impermissible profit-sharing formula (Williams). In January 2003, without admitting liability, OPCO sought to settle the Woods case, which OPCO believes to be the most significant of these suits, by offering each individual putative class member an amount intended in good faith to settle his or her claim. As of June 30, 2003, 92% of these settlement offers had been accepted. Plaintiffs' counsel is presently disputing through arbitration the validity of the settlements accepted by the individual putative class members. OPCO believes that it has meritorious defenses to the challenge and to the claims of the non-settling putative Woods class members and plans to defend them vigorously. OPCO believes that it has adequately provided for the costs associated with this matter. OPCO is vigorously defending the Castillo, Chin and Williams lawsuits and believes it has meritorious defenses to the claims asserted in those matters. OPCO believes the outcome of such litigation will not significantly affect its financial results.

        On January 29, 2003, a former customer, Kurt MacKinnon, commenced an action against the Company's Canadian subsidiary and 26 other Canadian lenders on behalf of a purported class of British Columbia residents who, plaintiff claims, were overcharged in payday-loan transactions. The action, which is pending in the Supreme Court of British Columbia, alleges violations of laws proscribing usury and unconscionable trade practices and seeks restitution and damages, including punitive damages, in an unknown amount. On March 25, 2003, OPCO moved to stay the action against it and to compel arbitration of plaintiff's claims as required by his agreement with OPCO. OPCO is presently awaiting a decision on that motion. OPCO believes it has meritorious defenses to the action and intends to defend it vigorously. OPCO believes the outcome of such litigation will not significantly affect its financial results.

        On October 30, 2002, the Oklahoma Administrator of Consumer Credit issued an administrative order revoking the supervised-lending license of OPCO's Oklahoma subsidiary on the ground that certain loans marketed by the subsidiary and made by County Bank did not conform with Oklahoma usury laws. The Administrator's order also requires the subsidiary to refund certain purportedly excess finance charges collected by County Bank. The Administrator's order is presently on appeal to the Oklahoma District Court. On August 20, 2003, that court denied the Administrator's motion to require the subsidiary to desist from further loan-origination activities pending appeal. The subsidiary is also appealing a federal court's abstention from ruling on this matter to the United States Court of Appeals for the Tenth Circuit. OPCO is presently unable to evaluate the likelihood of any particular outcome of this matter but, in OPCO's opinion, the outcome of such litigation will not significantly affect OPCO's financial results.

        In addition to the litigation discussed above, OPCO is involved in routine litigation and administrative proceedings arising in the ordinary course of business. In the opinion of management, the outcome of such litigation and proceedings will not significantly affect the Company's Consolidated Financial Statements.

12.    Contractual Agreements

        OPCO has contracts with various governmental agencies for benefits distribution and retail merchant services which contributed 2%, 1% and 1% of consolidated gross revenues for the years ended June 30, 2001, 2002 and 2003, respectively. During the year ended June 30, 2001, the State of New York completed a statewide implementation of an electronic benefit transfer system. As a result, OPCO's contract to perform such services was terminated. OPCO's contracts for governmental benefits distribution and merchant services distribution with state and local governments generally have initial terms of five years and currently expire on various dates through December 31, 2004. The contracts provide the governmental agencies the opportunity to extend the contract for additional periods and contain clauses which allow the governmental agencies to cancel the contract at any time, subject to 30 to 60 days' written advance notice.

13.    Credit Risk

        At June 30, 2002 and 2003, OPCO had 22 and 19, respectively, bank accounts in major U.S. financial institutions in the aggregate amount of $5,652,000 and $10,873,000, respectively, which exceeded Federal Deposit Insurance Corporation deposit protection limits. The Canadian Federal Banking system provides customers with similar deposit insurance through the Canadian Deposit Insurance Corporation ("CDIC"). At June 30, 2002 and 2003, OPCO's Canadian subsidiary had 13 bank accounts totaling $22,545,000 and $15,039,000, respectively, which exceeded CDIC limits. At June 30, 2002 and 2003 OPCO's United Kingdom operations had thirty six and thirty bank accounts, respectively, totaling $6,251,000 and $6,085,000. These financial institutions have strong credit ratings, and management believes credit risk relating to these deposits is minimal.

        Since June 13, 2002, OPCO has acted as a servicer for County Bank and, effective October 18, 2002, for First Bank, marketing unsecured short-term loans to customers with established bank accounts and verifiable sources of income. Loans are made for amounts up to $500, with terms of 7 to 23 days. Under these programs, OPCO earns servicing fees, which are subject to reduction if the related loans are not collected. OPCO maintains a reserve for these estimated reductions. In addition, OPCO maintains a reserve for anticipated losses for loans it makes directly. In order to estimate the appropriate level of these reserves, OPCO analyzes the amount of outstanding loans owed to OPCO, as well as loans owed to banks and serviced by OPCO, the historical loans charged off, current collection patterns and current economic trends. As these conditions change, additional allowances might be required in future periods.

        During the year ended June 30, 2002 Eagle National Bank ("Eagle") discontinued the business of offering short-term consumer loans through OPCO's locations and document transmitters. OPCO had previously acted for Eagle marketing unsecured short-term loans. Under this program, OPCO earned origination and servicing fees. Eagle originated or extended approximately $399 million of loans through OPCO's locations and document transmitters during the fiscal year ended June 30, 2002.

        OPCO also originates unsecured short-term loans to customers on its own behalf in Canada, the United Kingdom and certain U.S. markets. In the United States, these loans are made for amounts up to $500, with terms of 7 to 37 days. OPCO bears the entire risk of loss related to these loans. In Canada, loans are issued to qualified borrowers based on a percentage of the borrowers' income with terms of 1 to 35 days. OPCO issues loans in the United Kingdom for up to £500, with a term of 28 days. OPCO originated or extended approximately $428 million and $285 million of the loans through OPCO's locations and document transmitters during fiscal years ended June 30, 2003 and 2002, respectively. On November 15, 2002, OPCO entered into an agreement with a third party to sell, without recourse, subject to certain obligations, a participation interest in a portion of short-term consumer loans originated by OPCO in the United Kingdom. The transfer of assets is treated as a financing under FAS 140 and is included in Other Collateralized Borrowings on the balance sheet. The Agreement gives the third party a first priority lien, charge, and security interest in the assets pledged. The Agreement provides for collateralized borrowings up to $10.0 million against which $8.0 million of the loans receivable had been pledged at June 30, 2003. Under the Agreement, the third party retains the right to reduce the amount of borrowings to no less than $4.0 million. OPCO pays an annual interest rate of 15.6% on the amount borrowed, which is subject to loss rates on the related loans. The Agreement expires on September 30, 2004; however the term of the Agreement is automatically renewed each year for a term of twelve months, unless either party terminates it.

        OPCO had approximately $20.4 million and $18.2 million of loans on its balance sheet at June 30, 2003 and 2002, respectively, which is reflected in loans and other receivables. Loans and other receivables at June 30, 2003 and 2002 are reported net of a reserve of $2.4 million and $2.9 million, respectively, related to consumer lending. Net write-offs for OPCO originated loans, which are netted against revenues on the Statements of Operations for the fiscal years ended June 30, 2003, 2002 and 2001 were $9.7 million, $5.6 million and $4.3 million, respectively. For the years ended June 30, 2003, 2002 and 2001, total consumer lending revenue, net earned by OPCO was $81.5 million, $69.8 million and $58.4 million, respectively.

        Activity in the reserves for consumer loan losses during the fiscal years ended June 30, 2003, 2002 and 2001 was as follows:

	Year ended June 30,
Consumer Loan Loss Reserves
	2001	2002	2003
Balance at beginning of year	—	$600	$2,862
Provision charged to expense	—	2,244	—
Provision charged to loan revenues	4,895	5,554	9,216
Foreign currency translation	—	18	75
Charge-offs	(4,295)	(5,554)	(9,716)

Balance at end of year	$600	$2,862	$2,437

14.    Geographic Segment Information

        All operations for which geographic data is presented below are in one principal industry (check cashing and ancillary services) (in thousands):

	United States	Canada	United Kingdom	Total
2001
Identifiable assets	$146,938	$74,054	$62,094	$283,086
Goodwill and other intangibles, net	56,655	34,103	38,797	129,555
Sales to unaffiliated customers	116,504	49,635	29,360	195,499
Interest revenue	659	69	3	731
Interest expense	24,470	3,922	2,915	31,307
Depreciation and amortization	6,707	2,867	2,917	12,491
Income before income taxes	(6,174)	12,927	1,003	7,756
Income tax provision	2,339	6,258	602	9,199
2002
Identifiable assets	151,358	82,860	67,639	301,857
Goodwill and other intangibles, net	56,544	33,986	41,734	132,264
Sales to unaffiliated customers	112,934	55,469	33,573	201,976
Establishment of reserves for new consumer lending arrangements	2,244	—	—	2,244
Interest revenue	427	83	3	513
Interest expense	26,647	2,552	2,588	31,787
Depreciation and amortization	5,330	1,874	2,027	9,231
Loss on store closings and sales and other restructuring	281	—	—	281
(Loss) income before income taxes	(20,166)	17,672	5,101	2,607
Income tax (benefit) provision	(3,847)	8,105	1,741	5,999
2003
Identifiable assets	146,757	89,365	75,725	311,847
Goodwill and other intangibles, net	56,609	38,394	48,413	143,416
Sales to unaffiliated customers	110,472	67,023	41,893	219,388
Interest revenue	413	18	—	431
Interest expense	32,480	(899)	3,470	35,051
Depreciation and amortization	5,377	1,837	1,965	9,179
Loss on store closing and sales and other restructuring	3,987	—	—	3,987
Establishment of reserve for legal matter	2,750	—	—	2,750
(Loss) income before income taxes	(34,189)	26,058	8,272	141
Income tax (benefit) provision	(4,913)	10,944	2,704	8,735

15.    Related Party Transactions

        During fiscal 1999, certain members of management received loans aggregating $2.9 million, of which $200,000 was repaid during the fiscal year ended June 30, 2001, which are secured by shares of the Company's stock. The loans accrue interest at a rate of 6% per year and are due and payable in full on December 18, 2004 and April 1, 2005. In addition, as part of an employment agreement, the

Chief Executive Officer was issued a loan in the amount of $4.3 million to purchase additional shares of the Company's stock. The loan accrues interest at a rate of 6% per year and is due and payable in full on December 18, 2004. The loan is secured by a pledge of a portion of his shares of the Company's stock.

        Pursuant to the terms of a Management Services Agreement among Green Equity Investors II, L.P. (the "Purchaser"), the Company and OPCO, the Company has agreed to pay the Purchaser an annual management fee equal to 2.4% of the total sum invested by the Purchaser in the Company and reimbursement of any out-of-pocket expenses incurred. The management fee paid to the Purchaser for fiscal years 2003, 2002 and 2001 was $1.0 million, $1.0 million and $900,000, respectively.

16.    Consolidating Financial Statements

        The accompanying tables set forth the consolidating balance sheets at June 30, 2003, and the consolidating statements of operations and cash flows for the fiscal year ended June 30, 2003 of the Company, OPCO and the consolidated Company.

Consolidating Balance Sheets

June 30, 2003

(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$4	$71,805	$—	$71,809
Loans and other receivables, net	1,174	22,677	—	23,851
Loans receivable pledged	—	8,000	—	8,000
Income taxes receivable	1,570	—	(11)	1,559
Prepaid expenses	—	6,358	—	6,358
Deferred income taxes	16,448	—	(838)	15,610
Notes receivable—officers	—	2,756	—	2,756
Due from parent	—	4,573	(4,573)	—
Property and equipment, net	—	29,209	—	29,209
Goodwill and other intangibles, net	—	143,416	—	143,416
Debt issuance costs, net	1,537	5,200	—	6,737
Investment in subsidiaries	67,688	—	(67,688)	—
Other	—	1,833	—	1,833

	$88,421	$295,827	$(73,110)	$311,138

Liabilities and shareholders' (deficit) equity
Accounts payable	$—	$17,245	$—	$17,245
Income taxes payable	—	11	(11)	—
Accrued expenses	174	9,419	—	9,593
Accrued interest payable	—	1,656	—	1,656
Deferred tax liability	—	838	(838)	—
Due to affiliates	4,573	—	(4,573)	—
Other collateralized borrowing	—	8,000	—	8,000
Revolving credit facilities	—	61,699	—	61,699
10 7/8% Senior Notes due 2006	—	109,190	—	109,190
Subordinated notes payable and other	—	20,081	—	20,081
13% Senior Discount Notes due 2006	112,644	—	—	112,644

	117,391	228,139	(5,422)	340,108
Shareholders' (deficit) equity:
Common stock	—	—	—	—
Additional paid-in capital	50,384	50,957	(39,860)	61,481
(Accumulated deficit) retained earnings	(81,786)	9,034	(20,131)	(92,883)
Accumulated other comprehensive income	7,697	7,697	(7,697)	7,697
Treasury stock	(956)	—	—	(956)
Management equity loan	(4,309)	—	—	(4,309)

Total shareholders' (deficit) equity	(28,970)	67,688	(67,688)	(28,970)

	$88,421	$295,827	$(73,110)	$311,138

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

Consolidating Statements of Operations

Year ended June 30, 2003

(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Revenues	$—	$219,388	$—	$219,388
Store and regional expenses:
Salaries and benefits	—	69,799	—	69,799
Occupancy	—	18,856	—	18,856
Depreciation	—	5,859	—	5,859
Other	—	47,766	—	47,766

Total store and regional expenses	—	142,280	—	142,280
Corporate expenses	—	31,241	—	31,241
Management fees	1,049	—	—	1,049
Loss on store closings and sales	—	3,987	—	3,987
Other depreciation and amortization	—	3,320	—	3,320
Interest expense, net	14,452	20,168	—	34,620
Establishment of reserve for legal matter	—	2,750	—	2,750
Equity in subsidiary	(2,131)	—	2,131	—

(Loss) income before income taxes	(13,370)	15,642	(2,131)	141
Income taxes (benefit) provision	(4,776)	13,511	—	8,735

Net (loss) income	$(8,594)	$2,131	$(2,131)	$(8,594)

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

Consolidating Statements of Cash Flows

Year ended June 30, 2003

(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(8,594)	$2,131	$(2,131)	$(8,594)
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Undistributed income of subsidiary	(2,131)	—	2,131	—
Accretion of interest expense from 13% Senior Discount Notes	14,373	—	—	14,373
Depreciation and amortization	338	10,971	—	11,309
Loss on store closings and sales and other restructuring	—	3,987	—	3,987
Deferred tax (benefit) provision	(5,093)	783	—	(4,310)
Changes in assets and liabilities (net of effect of acquisitions):
Increase in loans and other receivables	(258)	(9,118)	—	(9,376)
Decrease in income taxes receivable	317	—	—	317
Decrease in prepaid expenses and other	—	891	—	891
Increase (decrease) in accounts payable, income taxes payable, accrued expenses and accrued interest payable	81	(5,415)	—	(5,334)

Net cash (used in) provided by operating activities	(967)	4,230	—	3,263
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(3,251)	—	(3,251)
Additions to property and equipment	—	(7,428)	—	(7,428)

Net cash used in investing activities	—	(10,679)	—	(10,679)
Cash flows from financing activities
Other debt payments	—	(401)	—	(401)
Other collateralized borrowings	—	8,000	—	8,000
Net decrease in revolving credit facilities	—	(17,237)	—	(17,237)
Payment of debt issuance costs	—	(690)	—	(690)
Net increase in due to affiliates and due from parent	967	(967)	—	—

Net cash provided by (used in) financing activities	967	(11,295)	—	(10,328)
Effect of exchange rate changes on cash and cash equivalents	—	2,916	—	2,916

Net decrease in cash and cash equivalents	—	(14,828)	—	(14,828)
Cash and cash equivalents at beginning of year	4	86,633	—	86,637

Cash and cash equivalents at end of year	$4	$71,805	$—	$71,809

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

17.    Subsequent Events

        On November 13, 2003, OPCO issued $220.0 million principal amount of 9.75% Senior Notes due 2011 under Rule 144A and Regulation S of the Securities Act of 1933 and entered into a new $55.0 million Senior Secured Reducing Revolving Credit Facility. The proceeds from these transactions were used to repay, in full, all borrowings outstanding under OPCO's existing credit facility, redeem the entire $109.2 million principal amount of OPCO's 10.875% Senior Notes due 2006, redeem the entire $20.0 million principal amount of OPCO's 10.875% Senior Subordinated Noted due 2006, distribute to the Company $20.0 million to redeem an equal amount of its 13.0% Senior Discount Notes due 2006 ("Existing Notes"), and pay all related fees, expenses and redemption premiums with respect to these transactions. In addition, $49.4 million, or 50% of the accreted value, of the Existing Notes were exchanged for 16% Senior Notes due 2012 ("Replacement Senior Notes") and $49.4 million, or 50% of the accreted value, of the Existing Notes were exchanged for 13.95% Senior Subordinated Notes due 2012 ("Replacement Senior Subordinated Notes").

        Interest on the Replacement Senior Notes and Replacement Senior Subordinated Notes will be payable semi-annually in arrears. On any semi-annual interest payment date on or prior to the November 15, 2008, the Company has the option to pay all or any portion of the interest payable on the relevant interest payment date by increasing the principal amount of the Replacement Senior Notes or Replacement Senior Subordinated Notes, as applicable, in a principal amount equal to the interest that the Company chooses not to pay in cash. On any semi-annual payment date on or after May 15, 2009, all interest due on the Replacement Senior Notes and the Replacement Senior Subordinated Notes is payable in cash semi-annually, in arrears.

        The Replacement Senior Notes and the Replacement Senior Subordinated Notes are redeemable, in whole or in part, at the Company's option, at any time.

        The Replacement Senior Notes will be redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2004), expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2004 or prior	112.5%
2005	110.0%
2006	107.5%
2007	105.0%
2008	102.5%
2009 and thereafter	100.0%

        The Replacement Senior Subordinated Notes will be redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2005),

expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2005 or prior	100.0%
2006	112.5%
2007	110.0%
2008	107.5%
2009	105.0%
2010	102.5%
2011 and thereafter	100.0%

        All of the unamortized debt issuance costs were charged to expense.

DFG HOLDINGS, INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

	June 30, 2003	September 30, 2003
		(unaudited)
Assets
Cash and cash equivalents	$71,809	$63,919
Loans and other receivables, net of reserve of $2,437 and $2,564	23,851	24,077
Loans receivable pledged	8,000	8,000
Income taxes receivable	1,559	1,306
Prepaid expenses	6,358	6,340
Deferred income taxes	15,610	15,807
Notes receivable—officers	2,756	2,756
Property and equipment, net of accumulated depreciation of $39,309 and $41,784	29,209	28,319
Goodwill and other intangibles, net of accumulated amortization of $22,017 and $22,094	143,416	143,789
Debt issuance costs, net of accumulated amortization of $9,201 and $9,743	6,737	6,371
Other	1,833	1,898

	$311,138	$302,582

Liabilities and shareholders' deficit
Accounts payable	$17,245	$15,657
Accrued expenses	9,593	10,968
Accrued interest payable	1,656	5,322
Other collateralized borrowings	8,000	8,000
Revolving credit facilities	61,699	47,948
10 7/8% Senior Notes due 2006	109,190	109,190
Subordinated notes payable and other	20,081	20,066
13% Senior Discount Notes due 2006	112,644	116,554
Shareholders' deficit:
Common stock, $.001 par value: 100,000 shares authorized; 19,865 shares issued at June 30, 2003 and September 30, 2003	—	—
Additional paid-in capital	61,481	61,481
Accumulated deficit	(92,883)	(95,484)
Accumulated other comprehensive (loss) income	7,697	8,145
Treasury stock at cost; 107 shares at June 30, 2003 and September 30, 2003	(956)	(956)
Management equity loan	(4,309)	(4,309)

Total shareholders' deficit	(28,970)	31,123

	$311,138	$302,582

See accompanying notes.

DFG HOLDINGS, INC.

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended September 30,
	2002	2003
Revenues	$52,653	$56,990
Store and regional expenses:
Salaries and benefits	17,147	18,777
Occupancy	4,799	4,864
Depreciation	1,619	1,448
Other	12,857	12,965

Total store and regional expenses	36,422	38,054
Corporate expenses	7,248	7,241
Management fee	261	250
Loss on store closings and sales and other restructuring	488	60
Other depreciation and amortization	843	958
Interest expense, net of interest income of $104 and $104, respectively	8,359	9,184

(Loss) Income before income taxes	(968)	1,243
Income tax provision	2,234	3,844

Net loss	$(3,202)	$(2,601)

See accompanying notes.

DFG HOLDINGS, INC.

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,
	2002	2003
Cash flows from operating activities:
Net loss	$(3,202)	$(2,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of interest expense from 13% Senior Discount Notes	3,411	3,910
Depreciation and amortization	2,983	2,947
Loss on store closings and sales and other restructuring	488	60
Deferred tax benefit	(660)	(197)
Change in assets and liabilities (net of effect of acquisitions):
Increase in loans and other receivables	(8,357)	(737)
(Increase) decrease in income taxes receivable	(722)	174
Decrease (increase) in prepaid expenses and other	411	(13)
Increase in accounts payable, income taxes payable, accrued expenses and accrued interest payable	2,666	2,896

Net cash (used in) provided by operating activities	(2,982)	6,439
Cash flows from investing activities:
Additions to property and equipment	(1,092)	(1,415)

Net cash used in investing activities	(1,092)	(1,415)
Cash flows from financing activities:
Other debt payments	(45)	(63)
Net decrease in revolving credit facilities	(4,482)	(13,751)
Payments of debt issuance costs	(64)	(175)

Net cash used in financing activities	(4,591)	(13,989)
Effect of exchange rate changes on cash and cash equivalents	(680)	1,075

Net decrease in cash and cash equivalents	(9,345)	(7,890)
Cash and cash equivalents at beginning of period	86,637	71,809

Cash and cash equivalents at end of period	$77,292	$63,919

See accompanying notes.

DFG HOLDINGS, INC.
NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Information pertaining to the three months ended
September 30, 2003 and 2002 is unaudited)

1.    Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited interim consolidated financial statements are those of DFG Holdings, Inc. (the "Company") and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Company's audited consolidated financial statements in its Annual Report for the fiscal year ended June 30, 2003. In the opinion of management, all adjustments, (consisting of normal recurring adjustments), considered necessary for a fair presentation have been included. Operating results of interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Operations

        The Company is the parent company of Dollar Financial Group, Inc. and its wholly owned subsidiaries ("OPCO"). The activities of the Company consist primarily of its investment in OPCO.

        OPCO, through its subsidiaries, provides retail financial services through a network of 1,080 locations (of which 625 are Company-operated) operating as Money Mart®, The Money Shop, Loan Mart® and Insta-Cheques in seventeen states, the District of Columbia, Canada and the United Kingdom. The services provided at the Company's retail locations include check cashing, short-term consumer loans, sale of money orders, money transfer services and various other related services. Also, OPCO's subsidiary Money Mart Express® (formerly known as moneymart.com™) services and originates short-term consumer loans through 450 independent document transmitter locations in 16 states.

2.    Subsidiary Guarantor Unaudited Financial Information

        OPCO's payment obligations under the 10 7/8% Senior Notes due November 2006 ("Senior Notes") and Senior Subordinated Notes due 2006 ("Senior Subordinated Notes") are jointly and severally guaranteed on a full and unconditional basis by all of OPCO's existing and future subsidiaries (the "Guarantors"). The subsidiaries' guarantees of the Senior Notes rank pari passu in right of payment with all existing and future indebtedness of the Guarantors, including the obligations of the Guarantors under OPCO's Revolving Credit Facility and any successor credit facilities. The subsidiaries' guarantees of the Senior Subordinated Notes are subordinated in right of payment to the senior indebtedness of the Guarantors. Pursuant to the Senior Notes or Senior Subordinated Notes, every direct and indirect wholly owned subsidiary of OPCO, each of which is wholly-owned, serves as a guarantor of the Senior Notes and Senior Subordinated Notes.

        Separate financial statements of each Guarantor have not been presented because management has determined that they would not be material to investors. The accompanying tables set forth the condensed consolidating balance sheet at September 30, 2003, and the condensed consolidating statements of operations and cash flows for the three month period ended September 30, 2003 of the Company (on a parent-company basis), combined domestic Guarantors, combined foreign subsidiaries and the consolidated Company.

CONSOLIDATED BALANCE SHEETS
September 30, 2003
(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Assets
Cash and cash equivalents	$4	$63,915	$—	$63,919
Loans and other receivables, net	1,239	22,838	—	24,077
Loans receivable pledged	—	8,000	—	8,000
Income taxes receivable	1,396	—	(90)	1,306
Prepaid expenses	—	6,340	—	6,340
Deferred income taxes	17,066	—	(1,259)	15,807
Notes receivable—officers	—	2,756	—	2,756
Due from parent	—	4,823	(4,823)	—
Property and equipment, net	—	28,319	—	28,319
Goodwill and other intangibles, net	—	143,789	—	143,789
Debt issuance costs, net	1,446	4,925	—	6,371
Investment in subsidiaries	69,278	—	(69,278)	—
Other	—	1,898	—	1,898

	$90,429	$287,603	$(75,450)	$302,582

Liabilities and shareholders' (deficit) equity
Accounts payable	$—	$15,657	$—	$15,657
Income taxes payable	—	90	(90)	—
Accrued expenses	175	10,793	—	10,968
Accrued interest payable	—	5,322	—	5,322
Deferred tax liability	—	1,259	(1,259)	—
Due to affiliates	4,823	—	(4,823)	—
Other collateralized borrowing	—	8,000	—	8,000
Revolving credit facilities	—	47,948	—	47,948
10 7/8% Senior Notes due 2006	—	109,190	—	109,190
Subordinated notes payable and other	—	20,066	—	20,066
13% Senior Discount Notes due 2006	116,554	—	—	116,554

	121,552	218,325	(6,172)	333,705
Shareholders' (deficit) equity:
Common stock	—	—	—	—
Additional paid-in capital	50,384	50,957	(39,860)	61,481
(Accumulated deficit) retained earnings	(84,387)	10,176	(21,273)	(95,484)
Accumulated other comprehensive income	8,145	8,145	(8,145)	8,145
Treasury stock	(956)	—	—	(956)
Management equity loan	(4,309)	—	—	(4,309)

Total shareholders' (deficit) equity	(31,123)	69,278	(69,278)	(31,123)

	$90,429	$287,603	$(75,450)	$302,582

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

CONSOLIDATING STATEMENTS OF OPERATIONS
Three Months Ended September 30, 2003
(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Revenues	$—	$56,990	$—	$56,990
Store and regional expenses:
Salaries and benefits	—	18,777	—	18,777
Occupancy	—	4,864	—	4,864
Depreciation	—	1,448	—	1,448
Other	—	12,965	—	12,965

Total store and regional expenses	—	38,054	—	38,054
Corporate expenses	—	7,241	—	7,241
Management fees	250	—	—	250
Loss on store closings and sales	—	60	—	60
Other depreciation and amortization	—	958	—	958
Interest expense, net	3,937	5,247	—	9,184
Equity in subsidiary	(1,142)	—	1,142	—

(Loss) income before income taxes	(3,045)	5,430	(1,142)	1,243
Income taxes (benefit) provision	(444)	4,288	—	3,844

Net (loss) income	$(2,601)	$1,142	$(1,142)	$(2,601)

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

CONSOLIDATING STATEMENTS OF CASH FLOWS
Three Months Ended September 30, 2003
(In thousands)

	DFG Holdings, Inc.(1)	Dollar Financial Group, Inc. and Subsidiaries(1)	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(2,601)	$1,142	$(1,142)	$(2,601)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Undistributed income of subsidiary	(1,142)	—	1,142	—
Accretion of interest expense from 13% Senior
Discount Notes	3,910	—	—	3,910
Depreciation and amortization	91	2,856	—	2,947
Loss on store closings and sales and other restructuring	—	60	—	60
Deferred tax (benefit) provision	(618)	421	—	(197)
Changes in assets and liabilities (net of effect of acquisitions):
Increase in loans and other receivables	(65)	(672)	—	(737)
Decrease in income taxes receivable	174	—	—	174
Increase in prepaid expenses and other	—	(13)	—	(13)
Increase in accounts payable, income taxes payable, accrued expenses taxes payable, accrued expenses and accrued interest payable	1	2,895	—	2,896

Net cash (used in) provided by operating activities	(250)	6,689	—	6,439
Cash flows from investing activities:
Additions to property and equipment	—	(1,415)	—	(1,415)

Net cash used in investing activities	—	(1,415)	—	(1,415)
Cash flows from financing activities
Other debt payments	—	(63)	—	(63)
Net decrease in revolving credit facilities	—	(13,751)	—	(13,751)
Payment of debt issuance costs	—	(175)	—	(175)
Net increase in due to affiliates and due from parent	250	(250)	—	—

Net cash provided by (used in) financing activities	250	(14,239)	—	(13,989)
Effect of exchange rate changes on cash and cash equivalents	—	1,075	—	1,075

Net decrease in cash and cash equivalents	—	(7,890)	—	(7,890)
Cash and cash equivalents at beginning of year	4	71,805	—	71,809

Cash and cash equivalents at end of year	$4	$63,915	$—	$63,919

(1)
Does not include an adjustment, if any, for the value of the guarantees provided under the 9.75% Senior Notes due 2011.

3. Goodwill and Other Intangibles

        In accordance with the adoption provisions of SFAS No. 142, the Company is required to perform goodwill impairment tests on at least an annual basis. The Company performs its annual impairment test as of June 30. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings. The Company has covenants not to compete, which are deemed to have a definite life and will continue to be amortized. Amortization for these intangibles for the three months ended September 30, 2003 was $43,000. The estimated aggregate amortization expense for each of the five succeeding fiscal years ending June 30, is:

Year	Amount
2004	$95,000
2005	20,000
2006	—
2007	—
2008	—

        The following table reflects the components of intangible assets (in thousands):

	June 30, 2003		September 30, 2003
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Non-amortized intangible assets:
Cost in excess of net assets acquired	$162,987	$18,977	$163,434	$19,717
Amortized intangible assets:
Covenants not to compete	2,446	2,331	2,445	2,377

4. Comprehensive Loss

        Comprehensive loss is the change in equity from transactions and other events and circumstances from non-owner sources, which includes foreign currency translation. The following shows the comprehensive loss for the periods stated:

	Three Months Ended September 30,
	2002	2003
Net loss	$(3,202)	$(2,601)
Foreign currency translation adjustment	(1,396)	(261)

Total comprehensive loss	$(4,598)	$(2,862)

5. Loss on Store Closings and Sales and Other Restructuring

        During the fiscal year ended June 30, 2003, OPCO closed 27 stores and consolidated and relocated certain non-operating functions to reduce costs and increase efficiencies. Costs incurred with that restructuring comprised severance and other retention benefits to employees who were involuntarily terminated and closure costs related to the locations OPCO will no longer utilize. The restructuring was completed by June 30, 2003. All of the locations that were closed and for which the workforce was reduced are included in the United States geographic segment. The Company, as required, adopted Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Disposal or Exit Activities, on January 1, 2003. During the first quarter of fiscal 2004, charges previously accrued for severance and other retention benefits were reclassed to store closure costs.

        Following is a reconciliation of the beginning and ending balances of the restructuring liability (in millions):

	Severance and Other Retention Benefits	Store Closure Costs	Total
Balance at June 30, 2003	$1.2	$0.2	$1.4
Charge recorded in earnings	—	—	—
Reclassification	(0.7)	0.7	—
Amounts paid	(0.3)	(0.3)	(0.6)
Non-cash charges	—	—	—

Balance at September 30, 2003	$0.2	$0.6	$0.8

        OPCO also expenses costs related to the closure of stores in the normal course of its business. Costs directly expensed for the three months ended September 30, 2003 and 2002 were $60,000 and $488,000, respectively.

6. Geographic Segment Information

        All operations for which geographic data is presented below are in one principal industry (check cashing and ancillary services) (in thousands):

	United States	Canada	United Kingdom	Total
As of and for the three months ended September 30, 2002
Identifiable assets	$154,689	$69,093	$74,621	$298,403
Goodwill and other intangibles, net	56,500	32,287	42,780	131,567
Sales to unaffiliated customers	26,080	16,374	10,199	52,653
(Loss) income before income taxes	(12,520)	9,821	1,731	(968)
Income tax (benefit) provision	(2,170)	3,882	522	2,234
Net (loss) income	(10,350)	5,939	1,209	(3,202)
As of and for the three months ended September 30, 2003
Identifiable assets	$141,217	$84,082	$77,283	$302,582
Goodwill and other intangibles, net	56,566	38,535	48,688	143,789
Sales to unaffiliated customers	26,091	19,340	11,559	56,990
(Loss) income before income taxes	(6,585)	5,729	2,099	1,243
Income tax (benefit) provision	(120)	2,827	1,137	3,844
Net (loss) income	(6,465)	2,902	962	(2,601)

7. Derivative Instruments and Hedging Activities

        Operations in the United Kingdom and Canada have exposed the Company to shifts in currency valuations. From time to time, the Company may elect to purchase put options in order to protect earnings in the United Kingdom and Canada against foreign currency fluctuations. Out of the money put options may be purchased because they cost less than completely averting risk, and the maximum downside is limited to the difference between the strike price and exchange rate at the date of purchase and the price of the contracts. At September 30, 2003, the Company held put options with an aggregate notional value of £3.0 million to protect the currency exposure in the United Kingdom throughout the remainder of the calendar year. The Company also held put options with an aggregate notional value of $(CAN) 36.0 million to protect the currency exposure in Canada throughout the remainder of the fiscal year. All put options for the quarter ended September 30, 2003 expired out of the money at a cost of $13,000 which is included in corporate expenses in the consolidated statement of earnings. There was no such hedging activity for the same period in fiscal 2003.

        OPCO's revolving credit facility and overdraft credit facilities carry a variable rate of interest. As most of OPCO's average outstanding indebtedness carries a fixed rate of interest, a change in interest rates is not expected to have a material impact on the consolidated financial position, results of operations or cash flows of the Company.

8. Contingent Liabilities

        On October 21, 2003, a former customer, Kenneth D. Mortillaro, commenced an action against OPCO's Canadian subsidiary on behalf of a purported class of Canadian borrowers (except those residing in British Columbia and Québec) who, Mortillaro claims, were subjected to usurious charges in payday-loan transactions. The action, which is pending in the Ontario Superior Court of Justice, alleges violations of a Canadian federal law proscribing usury and seeks restitution and damages in an unspecified amount, including punitive damages. Like the plaintiff in the MacKinnon action referred to below, Mortillaro has agreed to arbitrate all disputes with OPCO; and, assuming OPCO is served, it will seek to enforce the arbitration agreement. OPCO believes that it has meritorious procedural and substantive defenses to Mortillaro's claims, and it intends to defend those claims vigorously.

        OPCO is a defendant in four putative class-action lawsuits, all of which were commenced by the same plaintiffs' law firm, alleging violations of California's wage-and-hour laws. The named plaintiffs in these suits, which are pending in the Superior Court of the State of California, are OPCO's former employees Vernell Woods (commenced August 22, 2000), Juan Castillo (commenced May 1, 2003), Stanley Chin (commenced May 7, 2003) and Kenneth Williams (commenced June 3, 2003). Each of these suits seeks an unspecified amount of damages and other relief in connection with allegations that OPCO misclassified California store (Woods) and regional (Castillo) managers as "exempt" from a state law requiring the payment of overtime compensation, that OPCO failed to provide employees with meal and rest breaks required under a new state law (Chin) and that OPCO computed bonuses payable to store managers using an impermissible profit-sharing formula (Williams). In January 2003, without admitting liability, OPCO sought to settle the Woods case, which OPCO believes to be the most significant of these suits, by offering each individual putative class member an amount intended in good faith to settle his or her claim. As of September 30, 2003, 92% of these settlement offers had been accepted. Plaintiffs' counsel is presently disputing through arbitration the validity of the settlements accepted by the individual putative class members. OPCO believes that it has meritorious defenses to the challenge and to the claims of the non-settling putative Woods class members and plan to defend them vigorously. OPCO believes that it has adequately provided for the costs associated with this matter. OPCO is vigorously defending the Castillo, Chin and Williams lawsuits and believes it has meritorious defenses to the claims asserted in those matters. OPCO believes the outcome of such litigation will not significantly affect its financial results.

        On January 29, 2003, a former customer, Kurt MacKinnon, commenced an action against OPCO's Canadian subsidiary and 26 other Canadian lenders on behalf of a purported class of British Columbia residents who, plaintiff claims, were overcharged in payday-loan transactions. The action, which is pending in the Supreme Court of British Columbia, alleges violations of laws proscribing usury and unconscionable trade practices and seeks restitution and damages, including punitive damages, in an unknown amount. On March 25, 2003, OPCO moved to stay the action as against it and to compel arbitration of plaintiff's claims as required by his agreement with the Company. OPCO is presently awaiting a decision on that motion. OPCO believes it has meritorious defenses to the action and intends to defend it vigorously. OPCO believes the outcome of such litigation will not significantly affect its financial results.

        In addition to the litigation discussed above, OPCO is involved in routine litigation and administrative proceedings arising in the ordinary course of business. In the opinion of management, the outcome of such litigation and proceedings will not significantly affect OPCO's consolidated financial statements.

9. Subsequent Events

        On November 13, 2003, OPCO issued $220.0 million principal amount of 9.75% Senior Notes due 2011 under Rule 144A and Regulation S of the Securities Act of 1933 and entered into a new $55.0 million Senior Secured Reducing Revolving Credit Facility. The proceeds from these transactions were used to repay, in full, all borrowings outstanding under OPCO's existing credit facility, redeem the entire $109.2 million principal amount of OPCO's 10.875% Senior Notes due 2006, redeem the entire $20.0 million principal amount of OPCO's 10.875% Senior Subordinated Noted due 2006, distribute to the Company $20.0 million to redeem an equal amount of its 13.0% Senior Discount Notes due 2006 ("Existing Notes"), and pay all related fees, expenses and redemption premiums with respect to these transactions. In addition, $49.4 million, or 50% of the accreted value, of the Existing Notes were exchanged for 16% Senior Notes due 2012 ("Replacement Senior Notes") and $49.4 million, or 50% of the accreted value, of the Existing Notes were exchanged for 13.95% Senior Subordinated Notes due 2012 ("Replacement Senior Subordinated Notes").

        Interest on the Replacement Senior Notes and Replacement Senior Subordinated Notes will be payable semi-annually in arrears. On any semi-annual interest payment date on or prior to the November 15, 2008, the Company has the option to pay all or any portion of the interest payable on the relevant interest payment date by increasing the principal amount of the Replacement Senior Notes or Replacement Senior Subordinated Notes, as applicable, in a principal amount equal to the interest that the Company chooses not to pay in cash. On any semi-annual payment date on or after May 15, 2009, all interest due on the Replacement Senior Notes and the Replacement Senior Subordinated Notes is payable in cash semi-annually, in arrears.

        The Replacement Senior Notes and the Replacement Senior Subordinated Notes are redeemable, in whole or in part, at the Company's option, at any time.

        The Replacement Senior Notes will be redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2004), expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2004 or prior	112.5%
2005	110.0%
2006	107.5%
2007	105.0%
2008	102.5%
2009 and thereafter	100.0%

        The Replacement Senior Subordinated Notes will be redeemable at the following redemption prices if redeemed during the indicated calendar year (or on any earlier date, in the case of 2005),

expressed as percentages of the principal amount, plus accrued interest, if any, to the date of redemption:

Year	Percentage
2005 or prior	100.0%
2006	112.5%
2007	110.0%
2008	107.5%
2009	105.0%
2010	102.5%
2011 and thereafter	100.0%

        All of the unamortized debt issuance costs were charged to expense.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Dollar Financial Group, Inc. (the "Company") is a New York corporation. Section 722 of the New York Business Corporation Law, as amended, empowers a corporation, within certain limitations, to indemnify any person who served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. There are no provisions for the indemnification of directors or officers in the Certificate of Incorporation or Bylaws of the Company.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description of Document
1.1	Purchase Agreement dated November 7, 2003 among Dollar Financial Group, Inc., the Guarantors (as defined therein) and Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the Several Purchasers named on Schedule A thereto(6)
3.1(a)	Certificate of Incorporation of Dollar Financial Group, Inc.(1)
3.1(b)	Certificate of Amendment of the Certificate of Incorporation of Dollar Financial Group, Inc.(1)
3.2	Amended and Restated Bylaws of Dollar Financial Group, Inc.(6)
3.3	Amended and Restated Certificate of Incorporation of DFG Holdings, Inc.(6)
3.4	Bylaws of DFG Holdings, Inc.(6)
3.5(a)	Articles of Incorporation of Any Kind Check Cashing Centers, Inc.(1)
3.5(b)	Articles of Amendment to the Articles of Incorporation of Any Kind Check Cashing Centers, Inc.(1)
3.6	Bylaws of Any Kind Check Cashing Centers, Inc.(1)
3.7(a)	Articles of Incorporation of Cash Unlimited of Arizona, Inc.(6)
3.8	Bylaws of Cash Unlimited of Arizona, Inc.(6)
3.9	Articles of Incorporation of Check Mark of Louisiana, Inc.(1)
3.10	Bylaws of Check Mart of Louisiana, Inc.(1)
3.11(a)	Articles of Incorporation of Check Mart of New Mexico, Inc.(1)
3.11(b)	Articles of Amendment to the Articles of Incorporation of Check Mart of New Mexico, Inc.(1)
3.12	Bylaws of Check Mart of New Mexico, Inc.(1)
3.13	Articles of Incorporation of Check Mart of Pennsylvania, Inc.(1)
3.14	Bylaws of Check Mart of Pennsylvania, Inc.(1)

3.15	Articles of Incorporation of Check Mart of Texas, Inc.(1)
3.16	Bylaws of Check Mart of Texas, Inc.(1)
3.17	Articles of Incorporation of Check Mart of Wisconsin, Inc.(1)
3.18	Bylaws of Check Mart of Wisconsin, Inc.(1)
3.19	Certificate of Incorporation of DFG International, Inc.(6)
3.20	Bylaws of DFG International, Inc.(6)
3.21	Certificate of Incorporation of DFG World, Inc.(6)
3.22	Bylaws of DFG World, Inc.(6)
3.23	Articles of Incorporation of Dollar Financial Insurance Corp.(1)
3.24	Bylaws of Dollar Financial Insurance Corp.(1)
3.25(a)	Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)
3.25(b)	Certificate of Amendment by Incorporator to the Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)
3.25(c)	Certificate of Amendment (by Shareholders) to the Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)
3.26	Code of Regulations of Financial Exchange Company of Ohio, Inc.(1)
3.27(a)	Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.27(b)	Certificate of Amendment to the Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.27(c)	Certificate of Amendment to the Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.28	Bylaws of Financial Exchange Company of Pennsylvania, Inc.(1)
3.29	Certificate of Incorporation of Financial Exchange Company of Pittsburgh, Inc.(1)
3.30	Bylaws of Financial Exchange Company of Pittsburgh, Inc.(1)
3.31	Certificate of Incorporation of Financial Exchange Company of Virginia, Inc.(1)
3.32	Bylaws of Financial Exchange Company of Virginia, Inc.(1)
3.33	Certificate of Incorporation of Loan Mart of Oklahoma, Inc.(6)
3.34	Bylaws of Loan Mart of Oklahoma, Inc.(6)
3.35	Certificate of Incorporation of Monetary Management Corporation of Pennsylvania(1)
3.36	Bylaws of Monetary Management Corporation of Pennsylvania(1)
3.37(a)	Certificate of Incorporation of Monetary Management of California, Inc.(1)
3.37(b)	Certificate of Ownership and Merger of Monetary Management of California, Inc.(6)
3.38	Bylaws of Monetary Management of California, Inc.(1)
3.39	Articles of Incorporation of Monetary Management of Maryland, Inc.(1)
3.40	Amended and Restated Bylaws of Monetary Management of Maryland, Inc.(1)
3.41(a)	Certificate of Incorporation of Monetary Management of New York, Inc.(1)
3.41(b)	Certificate of Change of Monetary Management of New York, Inc.(6)
3.42	Bylaws of Monetary Management of New York, Inc.(1)

3.43(a)	Articles of Incorporation of Money Mart Express, Inc.(6)
3.43(b)	Articles of Amendment of Money Mart Express, Inc.(6)
3.44	Bylaws of Money Mart Express, Inc.(6)
3.45(a)	Certificate of Incorporation of Moneymart, Inc.(6)
3.45(b)	Certificate of Ownership and Merger of Moneymart, Inc.(6)
3.46	Bylaws of Moneymart, Inc.(6)
3.47	Articles of Incorporation of Pacific Ring Enterprises, Inc.(1)
3.48	Amended and Restated Bylaws of Pacific Ring Enterprises, Inc.(6)
3.49	Articles of Incorporation of QTV Holdings, Inc.(1)
3.50	Bylaws of QTV Holdings, Inc.(1)
4.1	Indenture, dated as of November 13, 2003, among the Company, the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (the "Indenture")(6)
4.2	Form of 9.75% Senior Notes due 2011 with Guarantees endorsed thereon (included in Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of November 13, 2003, by and among the Company, the Guarantors (as defined therein), and the Initial Purchasers (as defined therein)(6)
5.1	Opinion of Irell & Manella LLP as to the validity of the notes(6)
10.1	Employment Agreement, dated as of November 13, 1998, between the Company, DFG Holdings, Inc., and Jeffrey Weiss(3)
10.2	DFG Holdings, Inc. Stock Incentive Plan(2)
10.3
Second Amended and Restated Credit Agreement, dated as of the November 13, 2003, by and among Dollar Financial Group, Inc., DFG Holdings, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and Citicorp North America, Inc., as documentation agent (the "Second Amended and Restated Credit Agreement")(6)
10.4
Form of Pledge and Security Agreement, dated as of November 13, 2003, by and between the Guarantor (as defined therein) and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.5
Pledge and Security Agreement, dated as of November 13, 2003, by and between Dollar Financial Group, Inc, and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.6
Form of Guarantor Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and the Creditor (as defined therein)(6)
10.7
Form of Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and the Creditor (as defined therein)(6)

10.8
Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and National Money Mart Company(6)
10.9
Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and Dollar Financial UK Limited(6)
10.10
Supplemental Security Agreement (Trademarks), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.11
Supplemental Security Agreement (Copyrights), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.12
Supplemental Security Agreement (Patents), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.13	First Bank Overdraft Lending Agreement, dated as of March 1, 2001, between National Money Mart Company and Bank of Montreal(6)
10.14	Multi Line Facility Agreement, dated January 20, 2003, by and between Dollar Financial U.K. Limited and National Westminster Bank Plc(6)
10.15
Form of Letter Agreement, dated October 10, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc, extending Multi Line Facility Agreement(6)
10.16
Form of Letter Agreement, dated October 24, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc, extending Multi Line Facility Agreement(6)
10.17	Form of Letter Agreement, dated November 21, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc(6)
10.18	Participation and Servicing Agreement, dated November 15, 2002, among Archbrook Holdings International, LLC, Instant Cash Loans Limited and the Dollar Financial Group, Inc.(6)
10.19
Intercreditor Agreement, dated as of November 13, 2003, by and between Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association, a national banking association, as trustee for the holders of the Notes under the Indenture(7)
10.20
Exchange Agreement, dated as of November 13, 2003, among DFG Holdings, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 16% Senior Notes Due 2012(6)

10.21
Exchange Agreement, dated as of November 13, 2003, among DFG Holdings, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes Due 2012(6)
10.22
Exchange and Registration Rights Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc. and GS Mezzanine Partners, L.P. GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., as the purchasers of DFG Holdings, Inc.'s 16% Senior Notes Due 2012(6)
10.23
Exchange and Registration Rights Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc. and GS Mezzanine Partners, L.P. GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., as the purchasers of DFG Holdings Inc.'s 13.95% Senior Subordinated Notes Due 2012(6)
10.24	Amended and Restated Management Services Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc., Dollar Financial Group, Inc. and Leonard Green & Partners, L.P.(6)
10.25
Second Amended and Restated Stockholders Agreement, dated as of November 13, 2003, by and among Green Equity Investors II, L.P., Stone Street Fund 1998, L.P, Bridge Street Fund 1998, L.P., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Ares Leveraged Investment Fund, L.P., a Delaware limited partnership, Ares Leveraged Investment Fund II, L.P., a Delaware limited partnership, C.L. Jeffrey, Sheila Jeffrey, certain stockholders signatories thereto and DFG Holdings, Inc.(6)
10.26	Secured Note, dated December 18, 1998, made by Jeffrey Weiss in favor of the Company(3)
10.27	Pledge Agreement, dated December 18, 1998, between the Company and Jeffrey Weiss(3)
10.28	Amended and Restated Nonexclusive Servicing and Indemnification Agreement, dated June 14, 2002, between County Bank and Dollar Financial Group, Inc.(5)
10.29	Marketing and Servicing Agreement, dated October 18, 2002, between First Bank of Delaware and Dollar Financial Group, Inc.(4)
10.30	Indenture, dated as of November 13, 2003, by and between DFG Holdings, Inc. and U.S. Bank National Association, as Trustee, with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012.(7)
10.31
Indenture, dated as of November 13, 2003, by and between DFG Holdings, Inc. and U.S. Bank National Association, as Trustee, with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012.(7)
10.32
Amendment, dated as of November 13, 2003, to the Exchange Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012(7)

10.33
Amendment, dated as of November 13, 2003, to the Exchange Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012(7)
10.34
Acknowledgement, dated as of November 13, 2003, to the Exchange and Registration Rights Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012(7)
10.35
Acknowledgement, dated as of November 13, 2003, to the Exchange and Registration Rights Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012(7)
12.1	Computation of Ratio of Earnings to Fixed Charges(6)
21.1	Subsidiaries of the Registrant(6)
23.1	Consent of Ernst & Young LLP(6)
23.2	Consent of Irell & Manella LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture(6)
99.1	Form of Letter of Transmittal(7)
99.2	Form of Notice of Guaranteed Delivery(6)
99.3	Form of Letter to Brokers(7)
99.4	Form of Letter to Holders and DTC Participants(7)

(1)
Incorporated by reference to the Registration Statement on Form S-4 filed by Dollar Financial Group, Inc. on December 19, 1996 (File No. 333-18221).

(2)
Incorporated by reference to the Annual Report on Form 10-K filed by Dollar Financial Group, Inc. on September 29, 1997 (File No. 333-18221).

(3)
Incorporated by reference to the Quarterly Report on Form 10-Q filed by Dollar Financial Group, Inc. on February 16, 1999 (File No. 333-18221).

(4)
Incorporated by reference to the Quarterly Report on Form 10-Q filed by Dollar Financial Group, Inc. on February 14, 2002 (File No. 333-18221).

(5)
Incorporated by reference to the Annual Report on Form 10-K filed by Dollar Financial Group, Inc. on October 1, 2002 (File No. 333-18221).

(6)
Filed herewith.

(7)
To be filed by amendment.

Item 22. Undertakings

        The undersigned registrants hereby undertake:

        (a)

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on the 23rd day of December 2003.

DOLLAR FINANCIAL GROUP, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
DFG HOLDINGS, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
ANY KIND CHECK CASHING CENTERS, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
CASH UNLIMITED OF ARIZONA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
CHECK MART OF LOUISIANA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
CHECK MART OF NEW MEXICO, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer

CHECK MART OF PENNSYLVANIA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
CHECK MART OF TEXAS, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
CHECK MART OF WISCONSIN, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
DFG INTERNATIONAL, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
DFG WORLD, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
DOLLAR FINANCIAL INSURANCE CORP.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
LOAN MART OF OKLAHOMA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
MONETARY MANAGEMENT OF CALIFORNIA, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
MONETARY MANAGEMENT OF MARYLAND, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer

MONETARY MANAGEMENT OF NEW YORK, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
MONEY MART EXPRESS, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
MONEYMART, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
PACIFIC RING ENTERPRISES, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer
QTV HOLDINGS, INC.
By:	/s/ DONALD F. GAYHARDT
Name: Donald F. Gayhardt Title: President & Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald F. Gayhardt and Cyril Means, and each of them, either one of whom may act without joinder of the other, his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

DOLLAR FINANCIAL GROUP, INC.

Signature	Title	Date

/s/ JEFFREY WEISS Jeffrey Weiss	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 23, 2003
/s/ DONALD F. GAYHARDT Donald F. Gayhardt	President, Chief Financial Officer and Director (principal financial and accounting officer)	December 23, 2003

DFG HOLDINGS, INC.
Signature	Title	Date

/s/ JEFFREY WEISS Jeffrey Weiss	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 23, 2003
/s/ DONALD F. GAYHARDT Donald F. Gayhardt	President, Chief Financial Officer and Director (principal financial and accounting officer)	December 23, 2003
/s/ MUNEER SATTER Muneer Satter	Director	December 15, 2003
/s/ JONATHAN SEIFFER Jonathan Seiffer	Director	December 23, 2003
/s/ MICHAEL KOESTER Michael Koester	Director	December 15, 2003
/s/ JONATHAN SOKOLOFF Jonathan Sokoloff	Director	December 23, 2003
/s/ MICHAEL SOLOMON Michael Solomon	Director	December 15, 2003

ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEY MART EXPRESS, INC.
MONEYMART, INC.
PACIFIC RING ENTERPRISES, INC.
QTV HOLDINGS, INC.
Signature	Title	Date

/s/ JEFFREY WEISS Jeffrey Weiss	Chief Executive Officer and Director (principal executive officer)	December 23, 2003
/s/ DONALD F. GAYHARDT Donald F. Gayhardt	President, Chief Financial Officer and Director (principal financial and accounting officer)	December 23, 2003

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Purchase Agreement dated November 7, 2003 among Dollar Financial Group, Inc., the Guarantors (as defined therein) and Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the Several Purchasers named on Schedule A thereto(6)
3.1(a)	Certificate of Incorporation of Dollar Financial Group, Inc.(1)
3.1(b)	Certificate of Amendment of the Certificate of Incorporation of Dollar Financial Group, Inc.(1)
3.2	Amended and Restated Bylaws of Dollar Financial Group, Inc.(6)
3.3	Amended and Restated Certificate of Incorporation of DFG Holdings, Inc.(6)
3.4	Bylaws of DFG Holdings, Inc.(6)
3.5(a)	Articles of Incorporation of Any Kind Check Cashing Centers, Inc.(1)
3.5(b)	Articles of Amendment to the Articles of Incorporation of Any Kind Check Cashing Centers, Inc.(1)
3.6	Bylaws of Any Kind Check Cashing Centers, Inc.(1)
3.7(a)	Articles of Incorporation of Cash Unlimited of Arizona, Inc.(6)
3.8	Bylaws of Cash Unlimited of Arizona, Inc.(6)
3.9	Articles of Incorporation of Check Mark of Louisiana, Inc.(1)
3.10	Bylaws of Check Mart of Louisiana, Inc.(1)
3.11(a)	Articles of Incorporation of Check Mart of New Mexico, Inc.(1)
3.11(b)	Articles of Amendment to the Articles of Incorporation of Check Mart of New Mexico, Inc.(1)
3.12	Bylaws of Check Mart of New Mexico, Inc.(1)
3.13	Articles of Incorporation of Check Mart of Pennsylvania, Inc.(1)
3.14	Bylaws of Check Mart of Pennsylvania, Inc.(1)
3.15	Articles of Incorporation of Check Mart of Texas, Inc.(1)
3.16	Bylaws of Check Mart of Texas, Inc.(1)
3.17	Articles of Incorporation of Check Mart of Wisconsin, Inc.(1)
3.18	Bylaws of Check Mart of Wisconsin, Inc.(1)
3.19	Certificate of Incorporation of DFG International, Inc.(6)
3.20	Bylaws of DFG International, Inc.(6)
3.21	Certificate of Incorporation of DFG World, Inc.(6)
3.22	Bylaws of DFG World, Inc.(6)
3.23	Articles of Incorporation of Dollar Financial Insurance Corp.(1)
3.24	Bylaws of Dollar Financial Insurance Corp.(1)
3.25(a)	Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)
3.25(b)	Certificate of Amendment by Incorporator to the Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)
3.25(c)	Certificate of Amendment (by Shareholders) to the Articles of Incorporation of Financial Exchange Company of Ohio, Inc.(1)

3.26	Code of Regulations of Financial Exchange Company of Ohio, Inc.(1)
3.27(a)	Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.27(b)	Certificate of Amendment to the Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.27(c)	Certificate of Amendment to the Articles of Incorporation of Financial Exchange Company of Pennsylvania, Inc.(1)
3.28	Bylaws of Financial Exchange Company of Pennsylvania, Inc.(1)
3.29	Certificate of Incorporation of Financial Exchange Company of Pittsburgh, Inc.(1)
3.30	Bylaws of Financial Exchange Company of Pittsburgh, Inc.(1)
3.31	Certificate of Incorporation of Financial Exchange Company of Virginia, Inc.(1)
3.32	Bylaws of Financial Exchange Company of Virginia, Inc.(1)
3.33	Certificate of Incorporation of Loan Mart of Oklahoma, Inc.(6)
3.34	Bylaws of Loan Mart of Oklahoma, Inc.(6)
3.35	Certificate of Incorporation of Monetary Management Corporation of Pennsylvania(1)
3.36	Bylaws of Monetary Management Corporation of Pennsylvania(1)
3.37(a)	Certificate of Incorporation of Monetary Management of California, Inc.(1)
3.37(b)	Certificate of Ownership and Merger of Monetary Management of California, Inc.(6)
3.38	Bylaws of Monetary Management of California, Inc.(1)
3.39	Articles of Incorporation of Monetary Management of Maryland, Inc.(1)
3.40	Amended and Restated Bylaws of Monetary Management of Maryland, Inc.(1)
3.41(a)	Certificate of Incorporation of Monetary Management of New York, Inc.(1)
3.41(b)	Certificate of Change of Monetary Management of New York, Inc.(6)
3.42	Bylaws of Monetary Management of New York, Inc.(1)
3.43(a)	Articles of Incorporation of Money Mart Express, Inc.(6)
3.43(b)	Articles of Amendment of Money Mart Express, Inc.(6)
3.44	Bylaws of Money Mart Express, Inc.(6)
3.45(a)	Certificate of Incorporation of Moneymart, Inc.(6)
3.45(b)	Certificate of Ownership and Merger of Moneymart, Inc.(6)
3.46	Bylaws of Moneymart, Inc.(6)
3.47	Articles of Incorporation of Pacific Ring Enterprises, Inc.(1)
3.48	Amended and Restated Bylaws of Pacific Ring Enterprises, Inc.(6)
3.49	Articles of Incorporation of QTV Holdings, Inc.(1)
3.50	Bylaws of QTV Holdings, Inc.(1)
4.1	Indenture, dated as of November 13, 2003, among the Company, the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (the "Indenture")(6)
4.2	Form of 9.75% Senior Notes due 2011 with Guarantees endorsed thereon (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of November 13, 2003, by and among the Company, the Guarantors (as defined therein), and the Initial Purchasers (as defined therein)(6)
5.1	Opinion of Irell & Manella LLP as to the validity of the notes(6)
10.1	Employment Agreement, dated as of November 13, 1998, between the Company, DFG Holdings, Inc., and Jeffrey Weiss(3)
10.2	DFG Holdings, Inc. Stock Incentive Plan(2)
10.3
Second Amended and Restated Credit Agreement, dated as of the November 13, 2003, by and among Dollar Financial Group, Inc., DFG Holdings, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and Citicorp North America, Inc., as documentation agent (the "Second Amended and Restated Credit Agreement")(6)
10.4
Form of Pledge and Security Agreement, dated as of November 13, 2003, by and between the Guarantor (as defined therein) and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.5
Pledge and Security Agreement, dated as of November 13, 2003, by and between Dollar Financial Group, Inc, and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.6
Form of Guarantor Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and the Creditor (as defined therein)(6)
10.7
Form of Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and the Creditor (as defined therein)(6)
10.8
Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and National Money Mart Company(6)
10.9
Foreign Subsidiary Subordination Agreement, dated as of November 13, 2003 by and among Dollar Financial Group, Inc., Wells Fargo Bank, National Association, as administrative agent for the Lenders under the Second Amended and Restated Credit Agreement, and Dollar Financial UK Limited(6)
10.10
Supplemental Security Agreement (Trademarks), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.11
Supplemental Security Agreement (Copyrights), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)

10.12
Supplemental Security Agreement (Patents), dated November 13, 2003 by and between Dollar Financial Group, Inc and Wells Fargo Bank, National Association, as administrative agent for itself and the lenders under the Second Amended and Restated Credit Agreement(6)
10.13	First Bank Overdraft Lending Agreement, dated as of March 1, 2001, between National Money Mart Company and Bank of Montreal(6)
10.14	Multi Line Facility Agreement, dated January 20, 2003, by and between Dollar Financial U.K. Limited and National Westminster Bank Plc(6)
10.15
Form of Letter Agreement, dated October 10, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc, extending Multi Line Facility Agreement(6)
10.16
Form of Letter Agreement, dated October 24, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc, extending Multi Line Facility Agreement(6)
10.17	Form of Letter Agreement, dated November 21, 2003, by and between Dollar Financial U.K. Limited and The Royal Bank of Scotland Plc, as agent for National Westminster Bank Plc(6)
10.18	Participation and Servicing Agreement, dated November 15, 2002, among Archbrook Holdings International, LLC, Instant Cash Loans Limited and the Dollar Financial Group, Inc.(6)
10.19
Intercreditor Agreement, dated as of November 13, 2003, by and between Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association, a national banking association, as trustee for the holders of the Notes under the Indenture(7)
10.20
Exchange Agreement, dated as of November 13, 2003, among DFG Holdings, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 16% Senior Notes Due 2012(6)
10.21
Exchange Agreement, dated as of November 13, 2003, among DFG Holdings, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes Due 2012(6)
10.22
Exchange and Registration Rights Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc. and GS Mezzanine Partners, L.P. GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., as the purchasers of DFG Holdings, Inc.'s 16% Senior Notes Due 2012(6)
10.23
Exchange and Registration Rights Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc. and GS Mezzanine Partners, L.P. GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P., as the purchasers of DFG Holdings Inc.'s 13.95% Senior Subordinated Notes Due 2012(6)
10.24	Amended and Restated Management Services Agreement, dated as of November 13, 2003, by and among DFG Holdings, Inc., Dollar Financial Group, Inc. and Leonard Green & Partners, L.P.(6)

10.25
Second Amended and Restated Stockholders Agreement, dated as of November 13, 2003, by and among Green Equity Investors II, L.P., Stone Street Fund 1998, L.P, Bridge Street Fund 1998, L.P., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Ares Leveraged Investment Fund, L.P., a Delaware limited partnership, Ares Leveraged Investment Fund II, L.P., a Delaware limited partnership, C.L. Jeffrey, Sheila Jeffrey, certain stockholders signatories thereto and DFG Holdings, Inc.(6)
10.26	Secured Note, dated December 18, 1998, made by Jeffrey Weiss in favor of the Company(3)
10.27	Pledge Agreement, dated December 18, 1998, between the Company and Jeffrey Weiss(3)
10.28	Amended and Restated Nonexclusive Servicing and Indemnification Agreement, dated June 14, 2002, between County Bank and Dollar Financial Group, Inc.(5)
10.29	Marketing and Servicing Agreement, dated October 18, 2002, between First Bank of Delaware and Dollar Financial Group, Inc.(4)
10.30	Indenture, dated as of November 13, 2003, by and between DFG Holdings, Inc. and U.S. Bank National Association, as Trustee, with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012.(7)
10.31
Indenture, dated as of November 13, 2003, by and between DFG Holdings, Inc. and U.S. Bank National Association, as Trustee, with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012.(7)
10.32
Amendment, dated as of November 13, 2003, to the Exchange Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012(7)
10.33
Amendment, dated as of November 13, 2003, to the Exchange Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012(7)
10.34
Acknowledgement, dated as of November 13, 2003, to the Exchange and Registration Rights Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. with respect to DFG Holdings, Inc.'s 16% Senior Notes due 2012(7)
10.35
Acknowledgement, dated as of November 13, 2003, to the Exchange and Registration Rights Agreement by and among DFG Holdings, Inc. GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. with respect to DFG Holdings, Inc.'s 13.95% Senior Subordinated Notes due 2012(7)
12.1	Computation of Ratio of Earnings to Fixed Charges(6)
21.1	Subsidiaries of the Registrant(6)
23.1	Consent of Ernst & Young LLP(6)
23.2	Consent of Irell & Manella LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture(6)
99.1	Form of Letter of Transmittal(7)
99.2	Form of Notice of Guaranteed Delivery(6)
99.3	Form of Letter to Brokers(7)
99.4	Form of Letter to Holders and DTC Participants(7)

(1)
Incorporated by reference to the Registration Statement on Form S-4 filed by Dollar Financial Group, Inc. on December 19, 1996 (File No. 333-18221).

(2)
Incorporated by reference to the Annual Report on Form 10-K filed by Dollar Financial Group, Inc. on September 29, 1997 (File No. 333-18221).

(3)
Incorporated by reference to the Quarterly Report on Form 10-Q filed by Dollar Financial Group, Inc. on February 16, 1999 (File No. 333-18221).

(4)
Incorporated by reference to the Quarterly Report on Form 10-Q filed by Dollar Financial Group, Inc. on February 14, 2002 (File No. 333-18221).

(5)
Incorporated by reference to the Annual Report on Form 10-K filed by Dollar Financial Group, Inc. on October 1, 2002 (File No. 333-18221).

(6)
Filed herewith.

(7)
To be filed by amendment.

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TABLE OF GUARANTORS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUMMARY
Summary Financial Data
RISK FACTORS
Risks Related to Our Business
Risks Related to the Notes
USE OF PROCEEDS
CAPITALIZATION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS DOLLAR FINANCIAL GROUP, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS DFG HOLDINGS, INC.
BUSINESS
MANAGEMENT
OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
CERTAIN TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED BALANCE SHEETS (In thousands except share amounts)
DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (In thousands, except share data)
DOLLAR FINANCIAL GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
DOLLAR FINANCIAL GROUP, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS June 30, 2003
DOLLAR FINANCIAL GROUP, INC. INTERIM CONSOLIDATED BALANCE SHEETS (In thousands except share amounts)
DOLLAR FINANCIAL GROUP, INC. INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
DOLLAR FINANCIAL GROUP, INC. INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
DOLLAR FINANCIAL GROUP, INC. NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Information pertaining to the three months ended September 30, 2003 and 2002 is unaudited)
REPORT OF INDEPENDENT AUDITORS
DFG HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except share amounts)
DFG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
DFG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT (In thousands, except share data)
DFG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
DFG HOLDINGS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS June 30, 2003
Consolidating Balance Sheets June 30, 2003 (In thousands)
Consolidating Statements of Operations Year ended June 30, 2003 (In thousands)
Consolidating Statements of Cash Flows Year ended June 30, 2003 (In thousands)
DFG HOLDINGS, INC. INTERIM CONSOLIDATED BALANCE SHEETS (In thousands except share amounts)
DFG HOLDINGS, INC. INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
DFG HOLDINGS, INC. INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
DFG HOLDINGS, INC. NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Information pertaining to the three months ended September 30, 2003 and 2002 is unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX